Exhibit 99.3

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD

ULI (SOUTH CHINA) LIMITED

ULI INTERNATIONAL CO., LTD.

Shenzhen Unique Logistics International Limited

TGF Unique Limited

Directors’ report	229
Statement of directors’ responsibilities in respect of the Directors’ Report and the financial statements	231
Independent auditor’s report to the members of TGF Unique Limited	232
Profit and Loss Account and Other Comprehensive Income	236
Balance Sheet	237
Statement of Changes in Equity	238
Notes	239-249

TGF Unique Limited

ULI (NORTH & EAST CHINA) COMPANY LIMITED

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
DIRECTORS’ REPORT

DIRECTORS’ REPORT

The directors present their annual report together with the audited financial statements for the year ended 31 December 2022.

1.      PRINCIPAL ACTIVITIES

The principal activities of Unique Logistics International (H.K.) Limited (the “Company”) are investment holding and the provision of air and ocean freight forwarding services.

2.      RESULTS AND APPROPRIATIONS

The results of the Company for the year ended 31 December 2022 are set out in the statement of profit or loss and other comprehensive income on page 11.

The directors have declared the interim dividends of HKD6 and HKD2.15 per ordinary share totalling HKD6,000,000 and HKD2,150,000 on 23 August 2022 and 30 September 2023 respectively. The directors do not recommend the payment of final dividend.

3.      DIRECTORS

The directors of the Company during the year and up to the date of this report were:

Mr. Lee Man Bun, Patrick
Mr. Sunandan Ray	(appointed on 29 March 2023)
Ms. Migdalia Diaz	(appointed on 29 March 2023)
Mr. Lee Chi Tak, Richard	(resigned on 29 March 2023)
Mr. Wong Hon Man	(resigned on 29 March 2023)

In accordance with Articles 7 of the Company’s Articles of Association, all remaining directors retire at the forthcoming annual general meeting and, being eligible, will offer themselves for re-election.

4.      DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATION TO THE COMPANY’S BUSINESS

Saved as disclosed in notes 9(b) and 24(b) to the financial statements, no other transactions, arrangements and contracts of significance to which the Company, its holding company, any of its subsidiaries or fellow subsidiaries was a party and in which a director of the Company had a material interest whether directly or indirectly, subsisted at the end of the year or at any time during the year.

5.      DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company, its holding company, any of its subsidiaries or fellow subsidiaries a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short positions in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.      MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company or its subsidiaries were entered into or existed during the year.

7.      PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

8.      AUDITOR

The financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Mr. [ILLEGIBLE], Patrick Hong Kong, 14 June 2023

RSM Hong Kong	[ILLEGIBLE]
29th Floor, Lee Garden Two, 28 Yun Ping Road,	[ILLEGIBLE]
Causeway Bay, Hong Kong	[ILLEGIBLE]
T +852 2598 5123	+852 2598 5123
F +852 2598 7230	11 +852 2598 7230
www.rsmhk.com	www.rsmhk.com

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBER OF
UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Unique Logistics International (H.K.) Limited (the “Company”) set out on pages 11 to 44, which comprise the statement of financial position as at 31 December 2022, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2022, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are fu1iher described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our rep01i. We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

THE POWER OF BEING UNDERSTOOD
AUDIT IT AX I CONSULTING

RSM Hong Kong is a member of the RSM network and trades as RSM. RSM Is the trading name used by the members of the RSM network. Each member of the RSM network Is an independent accounting and consulting firm which practices in Its own right. The RSM network is not itself a separate legal entity in any jurisdiction.

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBER OF
UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
(Incorporated in Hong Kong with limited liability)

Material Uncertainty Related to Going Concern

We draw attention to note 2(b) in the financial statements which indicates that as at 31 December 2022, the Company’s current liabilities exceeded its current assets by HKD22,249,520. As stated in note 2(b), this condition indicates that a material unce1iainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the annual report other than the financial statements and our auditor’s report thereon.

Our opinion on the financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs issued by the IASB , HKFRSs issued by the HKICPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBER OF
UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the :financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•        Identify and assess the risks of material misstatement of the :financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

•        Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s rep01i. However, future events or conditions may cause the Company to cease to continue as a going concern.

•        Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

____________

Certified Public Accountants

14 June 2023

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021 HKD
		HKD	HKD
Revenue	4	188,018,294	250,918,725
Freight costs		(162,818,229)	(191,433,301)
Gross profit		25,200,065	59,485,424
Other income	5	20,260,376	18,483,983
Other gains and losses	6	(754,153)	(406,676)
Administrative expenses		(26,633,456)	(28,831,814)
Other operating expenses		(6,037,582)	(8,117,249)
Profit from operations		12,035,250	40,613,668
Finance costs	7(a)	(837,519)	(3,133,041)
Profit before taxation	7	11,197,731	37,480,627
Income tax expenses	8(a)	(691,000)	(665,000)
Profit for the year		10,506,731	36,815,627
Other comprehensive income for the year, net of tax
Total comprehensive income for the year		10,506,731	36,815,627

The notes on pages 15 to 44 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
STATEMENT OF FINANCIAL POSITION
AT 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
Non-current assets
Property and equipment	10	1,476,653	2,146,767
Right-of-use assets	11	3,176,414	6,858,276
Investment in a subsidiary	12	18,556,978	18,556,978
Investment in an associate	13	500,000	500,000
Deferred tax assets	21		576,000
		23,710,045	28,638,021
Current assets
Trade receivables	15	15,614,391	76,358,998
Other receivables, deposits and prepayments	14	1,838,677	2,262,334
Amounts due from related parties	16	437,093	170,103
Current tax assets		115,763
Pledged bank deposits	17	19,013,393	19,337,321
Cash at bank and on hand	17	16,425,616	35,804,549
		53,444,933	133,933,305
Current liabilities
Trade payables	18	66,050,436	81,680,669
Other payables and accrued expenses		4,144,099	6,082,913
Amounts due to related parties	16	3,123,805	21,139,479
Bank loans and overdrafts	19	55,111	47,302,817
Lease liabilities	20	2,321,002	4,088,824
		75,694,453	160,294,702
Net current liabilities		(22,249,520)	(26,361,397)
Total assets less current liabilities		1,460,525	2,276,624
Non-current liabilities
Bank loans and overdrafts	19		851,828
Lease liabilities	20	727,632	3,048,634
		727,632	3,900,462
NET ASSETS/(LIABILITIES)		732,893	(1,623,838)
Capital and reserve
Share capital	22	1,000,000	1,000,000
Reserves		(267,107)	(2,623,838)
TOTAL EQUITY/(CAPITAL DEFICIENCY)		732,893	(1,623,838)

Approved by the Board of Directors on 14 June 2023 and are signed on its behalf by:

Mr. Leeman, Patrick	Mr. Sunandan Ray

The notes on pages 15 to 44 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	Share capital	Accumulated losses	Total
		HKD	HKD	HKD
Balance at 1 January 2021		1,000,000	(39,439,465)	(38,439,465)
Total comprehensive income for the year			36,815,627	36,815,627
Balance at 31 December 2021 and 1 January 2022		1,000,000	(2,623,838)	(1,623,838)
Total comprehensive income for the year			10,506,731	10,506,731
Dividend paid	22(b)		(8,150,000)	(8,150,000)
Balance at 31 December 2022		1,000,000	(267,107)	732,893

The notes on pages 15 to 44 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
Operating activities
Profit before taxation		11,197,731	37,480,627
Adjustments for:
– Depreciation of property and equipment	10	675,714	695,058
– Depreciation of right-of-use assets	11	3,681,862	2,481,974
– Bad debt			54,825
– Finance costs	7(a)	837,519	3,133,041
– Interest income	5	(64,759)	(290,9742)
Operating profit before changes in working capital		16,328,067	43,554,551
Decrease/(increase) in trade receivables		60,744,607	(31,075,092)
Decrease/(increase) in other receivables, deposits and
prepayments		423,657	(100,151)
(Increase)/decrease in amounts due from related parties		(266,990)	38,006,691
(Decrease)/increase in trade payables		(15,630,233)	18,778,892
(Decrease)/increase in other payables and accrued expenses		(1,938,814)	2,808,356
(Decrease)/increase in amount due to related parties		(18,015,674)	18,696,166
Cash generated from operations		41,644,620	90,669,413
Income tax paid		(230,763)
Interests paid		(705,775)	(2,985,294)
Interest on lease liabilities		(131,744)	(147,7472)
Net cash generated from operating activities		40,576,338	87,536,372
Investing activities
Redemption in investments			15,040,726
Decrease/(increase) in pledged bank deposits		323,928	(15,131,287)
Sales proceeds from disposal of a subsidiary			10,000
Purchase of property and equipment		(5,600)	(273,352)
Interest received		64,759	290,974
Net cash generated from/(used in) investing activities		383,087	(62,9392)
Financing activities
Dividend paid	22(b)	(8,150,000)
Proceeds from new bank loans		92,774,054	274,216,837
Repayment of bank loans		(140,178,779)	(278,068,761)
Principal elements of lease payments		(4,088,824)	(2,340,6782)
Net cash used in financing activities		(59,643,549)	(6,192,602)
Net (decrease)/increase in cash and cash equivalents		(18,684,124)	81,280,831
Cash and cash equivalents at 1 January		35,109,740	(46,171,091)
Cash and cash equivalents at 31 December	17	16,425,616	35,109,740

The notes on pages 15 to 44 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

1.      COMPANY INFORMATION

Unique Logistics International (H.K.) Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business is Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

The principal activities of the Company were investment holding and the provision of air and ocean freight forwarding services during the year.

As 31 December 2022, the directors consider the immediate and ultimate holding company of the Company are Unique Logistics Holdings Limited and Rich Group Holdings Limited, which were incorporated in Hong Kong and the British Virgin Islands respectively.

The financial statements are presented in Hong Kong dollars (“HKD”), which is also the functional currency of the Company.

2.      SIGNIFICANT ACCOUNTING POLICIES

(a)    Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These financial statements also comply with the applicable requirements of the Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Company are disclosed below.

The IASB/HKICP A has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Company. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Company for the current and prior accounting periods reflected in these financial statements.

(b)    Basis of preparation of the financial statements

The Company is a wholly owned subsidiary of another body corporate and therefore, in accordance with section 379(3)(a) of the Companies Ordinance, is not required to prepare consolidated financial statements.

For the purposes of compliance with sections 379 and 380 of the Companies Ordinance, these financial statements have been prepared to present a true and fair view of the state of affairs and profit or loss of the Company only. Consequently, they have been prepared in accordance with all applicable IFRSs, HKFRSs and the requirements of the Companies Ordinance which apply to the preparation of separate unconsolidated financial statements.

These financial statements do not comply with the requirements of IFRS/HKFRSl0 “Consolidated Financial Statements” so far as the preparation of consolidated financial statements is concerned. As a consequence, the financial statements do not give all the information required by IFRS/HKFRS10 about the economic activities of the group of which the Company is the parent. Full compliance with IFRS/HKFRS 10 would require the Company to produce consolidated financial statements which disclose this information, as neither the Company’s ultimate holding company, nor any intermediate holding company, produces consolidated financial statements in accordance with IFRSs/HKFRSs which are available for public use.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The measurement basis used in the preparation of the financial statements is the historical cost basis. Historical cost is generally based on the fair value of consideration given in exchange for assets.

The preparation of financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the financial statements are discussed in note 26.

The financial statements have been prepared on a going concern basis. This may not be appropriate as Company’s current liabilities exceeded its current assets by HKD22,249,520 as at 31 December 2022. The continuation of the business as a going concern is dependent upon the Company attaining future profitable operations and the continuing financial support of its immediate holding company.

Should the Company be unable to continue to operate as a going concern, adjustments would have to be made to reduce the value of assets to their recoverable amount, to provide for any further liabilities which may arise, and to re-classify non-current assets and liabilities as current assets and liabilities, respectively.

The immediate holding company, has confirmed in writing its intention to provide continuing financial support so as to enable the Company to meet its liabilities as and when they fall due and to carry on its business without a significant curtailment of operations for the foreseeable future. The directors believe that the Company will continue as a going concern and consequently have prepared the financial statements on a going concern basis.

(c)     Foreign currency translation

(i)     Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The financial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency.

(ii)    Transactions and balances infinancial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(d)    Property and equipment

Property and equipment are stated in the statement of financial position at cost less accumulated depreciation and impairment losses, if any.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance are recognised in profit or loss during the period in which they are incurred.

Depreciation of property and equipment is calculated at rate sufficient to write off their cost, less their residual values, over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

– Leasehold improvements	20%
– Furniture and fixtures	20%
– Office equipment	20%
– Motor vehicles	25%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis

The gain or loss on disposal of property and equipment is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is recognised in profit or loss.

(e)     Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

(i)     The Company as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Company has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

At the lease commencement date, the Company recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets. When the Company enters into a lease in respect of a low-value asset, the Company decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

To determine the incremental borrowing rate, the Company:

•        where possible, uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions since third party financing was received

•        uses a build-up approach that starts with a risk-free interest rate adjusted for credit risk for leases held by the Company, which does not have recent third-party financing, and

•        makes adjustments specific to the lease, eg term, country, currency and security.

If a readily observable amortising loan rate is available to the individual lessee (through recent financing or market data) which has a similar payment profile to the lease, then the Company use that rate as a starting point to determine the incremental borrowing rate.

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

Right-of-use assets in which the Company is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

When the Company obtains ownership of the underlying leased assets at the end of the lease term, upon exercising purchase options, the cost of the relevant right-of-use assets and the related accumulated depreciation and impairment loss are transferred to property, plant and equipment / the carrying amount of the relevant right-of-use asset is transferred to property, plant and equipment.

Refundable rental deposits paid are accounted under IFRS/HKFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Company will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ii)    The Company as a lessor

When the Company acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease. A lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to the ownership of an underlying assets to the lessee. If this is not the case, the lease is classified as an operating lease.

(f)     Subsidiary

A subsidiary is an entity controlled by the Company. Control exists when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable are taken into account.

An investment in subsidiary is stated at cost less impairment losses. Results of a subsidiary are accounted for on the basis of dividends received and receivable.

The carrying amount of investment in a subsidiary is reviewed for indications of impairment at the end of each reporting period. An impairment loss is recognised to the extent that the carrying amount of an asset, or the cash-generating unit to which it belongs, is more than its recoverable amount. The recoverable amount of an asset, or of the cash-generating unit to which it belongs, is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the assets. An impairment loss is reversed if there has been a favourable change in estimates used to determine the recoverable amount.

(g)    Associate

Associate is an entity over which the Company has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of an entity but is not control or joint control over those policies. The existence and effect of potential voting rights that are currently exercisable or convertible, including potential voting rights held by other entities, are considered when assessing whether the Company has significant influence. In assessing whether a potential voting right contributes to significant influence, the holder’s intention and financial ability to exercise or convert that right is not considered.

An investment in an associate is stated at cost less impairment losses.

The carrying amount of investment in an associate is reviewed for indications of impairment at the end of each reporting period. An impairment loss is recognised to the extent that the carrying amount of an asset, or the cash-generating unit to which it belongs, is more than its recoverable amount. The recoverable amount of an asset, or of the cash-generating unit to which it belongs, is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the assets. An impairment loss is reversed if there has been a favourable change in estimates used to determine the recoverable amount.

(h)    Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the statement of financial position when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The Company derecognises financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(i)     Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt investments held by the Company are classified as amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

(j)     Trade and other receivables

A receivable is recognised when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, when they are recognised at fair value. The Company holds the trade receivables with the objective of collecting the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method less allowance for credit losses.

(k)    Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Bank overdrafts that are repayable on demand and form an integral part of the Company’s cash management are also included as a component of cash and cash equivalents for the purpose of the cash flow statement. Cash and cash equivalents are assessed for ECL.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(1)    Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and equity instruments under IFRSs and HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

(m)   Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred and subsequently measured at amortised cost using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(n)    Trade and other payables

Trade and other payables are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(o)    Equity instruments

Any equity instrument is any contract that evidence a residual interest in the assets of an equity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(p)    Employee benefits

(i)     Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

(ii)    Pension obligations

The Company contributes to a defined contribution retirement scheme which are available to all employees. Contributions to the scheme by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

(iii)   Termination benefits

Termination benefits are recognised at the earlier of the dates when the Company can no longer withdraw the offer of those benefits, and when the Company recognises restructuring costs and involves the payment of termination benefits.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(q)    Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Company that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asses. Any specific borrowing that remain outstanding after the related asset is ready for its intended use or sale is included in the general borrowing pool for calculation of capitalisation rate on general borrowings.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

(r)     Government grants

A government grant is recognised when there is reasonable assurance that the Company will comply with the conditions attaching to it and that the grant will be received.

Government grants relating to income are deferred and recognised in profit or loss over the period to match them with the costs they are intended to compensate.

Government grants that become receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company future related costs are recognised in profit or loss in the period in which they become receivable.

(s)     Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis, or to realise the asset and settle the liability simultaneously.

(t)     Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset/cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

(u)    Impairment of financial assets

The Company recognises a loss allowance for ECL on investments in debt instruments that are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Company’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Company’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

significant deterioration in external market indicators of credit risk for a particular financial instrument;

existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

an actual or expected significant deterioration in the operating results of the debtor;

significant increases in credit risk on other financial instruments of the same debtor;

an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

Despite the foregoing, the Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)     the financial instrument has a low risk of default,

(ii)    the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and

(iii)   adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Company regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

when there is a breach of financial covenants by the counterparty; or information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Company, in full (without taking into account any collaterals held by the Company).

Irrespective of the above analysis, the Company considers that default has occurred when a financial asset is more than 180 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Credit-impairedfinancial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

significant financial difficulty of the issuer or the counterparty; a breach of contract, such as a default or past due event;

the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or

it is becoming probable that the counterparty will enter bankruptcy or other financial reorganisation; or

the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Company’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate.

If the Company has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Company recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(v)    Financial guarantees issued, provisions and contingent liabilities

(i)     Financial guarantees issued

Financial guarantees are contracts that require the issuer (i.e. the guarantor) to make specified payments to reimburse the beneficiary of the guarantee (the “holder”) for a loss the holder incurs because a specified debtors fails to make payment when due in accordance with the terms of a debt instrument.

Where the Company issues a financial guarantee, the fair value of the guarantee (being the transaction price, unless the fair value can otherwise be reliably estimated) is initially recognised as deferred income within trade and other payables. Where consideration is received and receivable for the issuance of the guarantee, the consideration is recognised in accordance with the Company’s policies applicable to that category of assets. Where no such consideration is received or receivable, an immediate expense is recognised in profit or loss on initial recognition of any deferred income.

The amount of the guarantee initially recognised as deferred income is amortised in profit or loss over the term of the guarantee as income from financial guarantees issued. In addition, provisions are recognised in accordance with note 2(v)(ii) if and when (i) it becomes probable that the holder of the guarantee will call upon the Company under the guarantee, and

(ii)    the amount of that claim on the Company is expected to exceed the amount currently carried in trade and other payables in respect of that guarantee i.e. the amount initially recognised, less accumulated amortisation.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ii)    Other provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow is remote.

(w)    Revenue and other income

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Company is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value add tax or other sales taxes and is after deduction of any trade discounts.

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Management fee income is recognised based on the state of completion of the contract. Payment for management services is not due from the customer until the management services are completed and therefore a contract asset is recognised over the period in which the management services are performed representing the entity’s right to consideration for the services performed to date.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

Dividend income is recognised when the shareholders’ rights to receive payment are estimated.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

3.      ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)    Application of new and revised IFRSs/HKFRSs

The Company has applied the following amendments to IFRSs/HKFRSs issued by the IASB/HKICP A for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2022 for the preparation of the financial statements:

Amendments to IAS/HKAS 16	Property, Plant and Equipment; Proceeds before Intended Use
Amendments to IFRS/HKFRS 3	Reference to the Conceptual Framework
Annual Improvements Project	Annual Improvements to IFRS/HKFRS Standards 2018-2020

The Company did not change its accounting policies or make retrospective adjustments as a result of adopting the abovementioned amended standards or annual improvements.

(b)    New and revised IFRSs/HKFRSs in issue but not yet effective

The Company has not applied any new standard, amendments to standards and interpretation that have been issued but are not yet effective for the financial year beginning on 1 January 2022. These new standard, amendments to standards and interpretation include the following which may be relevant to the Company.

Effective for accounting periods beginning on or after
Amendments to IAS/HKAS 1 – Classification of Liabilities as Current or Non-current	1 January 2024
Amendments to IAS/HKAS 1 – Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS/HKAS 1 and IFRS/HKFRS Practice Statement 2 – Disclosure of Accounting Policies	1 January 2023
Amendments to IAS/HKAS 8 – Definition of Accounting Estimates	1 January 2023
Amendments to IAS/HKAS 12 – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

The Company is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

4.      REVENUE

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

5.      OTHER INCOME

	2022	2021
	HKD	HKD
Bank interest income	64,759	119,065
Loan interest income		171,909
Dividend income	8,150,000	3,910,341
Government grants (Note)	1,128,000	615,400
Management income	10,293,351	12,596,323
Rental income	8,000	96,000
Other income	616,266	974,945
	20,260,376	18,483,983

____________

Note: During the year, the Company recognised government grants of HK.Dl,128,000 (2021: HKDNil) in respect of COVID-19 related subsidies which relates to Employment Support Scheme provided by the Hong Kong Government. The Company has complied all attached conditions before 31 December 2022.

6.      OTHER GAINS AND LOSSES

	2022	2021
	HKD	HKD
Net exchange losses	(754,153)	(406,676)

7.      PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

(a)     Finance costs:

	2022	2021
	HKD	HKD
Interest expense on lease liabilities	131,744	147,747
Interest on bank loans and overdrafts	705,775	2,985,294
	837,519	3,133,041

(b)    Staff costs (including directors’ remuneration):

	2022	2021
	HKD	HKD
Salaries, allowances and other benefits	18,418,111	19,413,216
Contributions to defined contribution retirement plan	696,859	678,276
	19,114,970	20,091,492

(c)     Other items:

	2022	2021
	HKD	HKD
Audit fee	121,200	113,200
Depreciation of property and equipment	675,714	695,058
Depreciation of right-of-use assets	3,681,862	2,481,974
Operating lease rentals
– property rentals		1,055,662
– director quarter	628,788	471,591
	628,788	1,527,253

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

8.      INCOME TAX EXPENSES

(a)     Income tax has been recognised in profit or loss as followings:

	2022	2021
	HKD	HKD
Current tax
Provision for the year	115,000
Deferred tax (note 21)	576,000	665,000
	691,000	665,000

(b)    Reconciliation between the income tax expenses and profit at applicable tax rates:

	2022	2021
	HKD	HKD
Profit before taxation	11,197,731	37,480,627
Notional tax on loss before taxation, calculated at the current rate of 16.5% (2021:16.5%)	1,847,626	6,184,303
Tax effect of income that not taxable	(1,530,870)	(746,747)
Tax effect of expenses that not deductible	207,214	177,716
Tax effect of temporary differences not recognised	(370,995)	55,885
Tax effect of utilisation of tax losses not previously recognised		(5,671,157)
Tax losses previously recognised and reversed	576,000	665,000
Over-provision for the year	(37,975)
Income tax expenses	691,000	665,000

9.      BENEFITS AND INTERESTS OF DIRECTORS

(a)     Directors’ emoluments

	2022	2021
	HKD	HKD
Fees Salaries and allowances	2,921,815	2,350,368
Contributions to defined contribution retirement plan	36,000	36,000
	2,957,815	2,386,368

(b)    Directors’ material interests in transactions, arrangements or contracts

Identity of related Parties	Nature of related [ ] relationship	[ ] of transactions	2022 Volume of transactions	2021 Volume of transactions
			HKD	HKD
Unique Logistics Holdings Limited	Immediate holding company	Management income received	9,946,696	12,259,986
		Sundry income received	471,740	467,965
		Corporate fee paid	(781,445)	(679,842)
		Freight charges paid	(71,818)	(83,012)
		Management fee paid	(2,592,438)	(3,754,590)

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

9.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

Identity of related Parties	Nature of related [ ] relationship	[ ] of transactions	2022 Volume of transactions	2021 Volume of transactions
			HKD	HKD
Green Trident Logistics (Hangzhou) Ltd.	Fellow subsidiary	Freight income received		13,900
		Freight charges paid	(604,229)	537,861
ULI (South China) Limited	Fellow subsidiary	Freight income received	15,198,003
		Loan interest income received		153,627
		Freight charges paid		418,010
Unique Freight Solutions (Thailand) Co., Ltd.	Fellow subsidiary	Freight income received	13,853	4,976
		Freight charges paid	(946)	313
Unique Logistics (Korea) Co., Ltd.	Fellow subsidiary	Freight income received	19,028	40,127
		Freight charges paid	(1,923,706)	(445,716)
Unique Logistics	Fellow subsidiary	Freight income received	523,398	713,985
International (India)
Private Limited		Freight charges paid	(7,342)	(158,979)
Unique Logistics International (SIN) Pte. Ltd.	Fellow subsidiary	Freight income received	88,102	16,884
		Freight charges paid	(26,761)	(18,349)
Unique Logistics International (South China) Limited	Fellow subsidiary	Freight income received	45,934	(253)
		Freight charges paid	(665,234)	(1,065,756)
		Loan interest income received		18,282
		Office support services expenses paid		(131,842)
Unique Logistics International (Vietnam) Co., Ltd.	Fellow subsidiary	Freight income received	307,747	(1,094)
		Freight charges paid	(42,281)	(28,800)
Shenzhen Unique Logistics International Limited	Subsidiary	Freight income received	692,737	216,993
		Freight charges paid	(121,875)	117,924
		Dividend income		3,910,341
Unique Logistics International (ATL) LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	1,879	35,335
		Freight charges paid		(39,853)

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

9.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

Identity of related Parties	Nature of related [ ] relationship	[ ] of transactions	2022 Volume of transactions	2021 Volume of transactions
			HKD	HKD
Unique Logistics International (BOS), Inc.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	15,179	5,395
		Freight charges paid		39,562

Unique Logistics International (LAX) Inc.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received		446,646
		Freight charges paid		(386,842)

Unique Logistics International (NYC), LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	54,866,864	75,245,522
		Freight charges paid	(873,168)	(13,615,475)

China Wealth Logistics Limited	Associate company	Freight income received	1,333,695	18,855,324
		Freight charges paid	(1,416,164)	(5,082,353)
		Management income received	346,655	336,337
		Rental income received	8,000	96,000
		Dividend income	8,150,000
Across Logistics (H.K.) Limited	Related company	Freight income received	1,856,408	1,003,865
Across Logistics (Shenzhen) Limited	Related company	Freight income received	432,922	197,163
Asia Freight Solutions (H.K.) Limited	Related company	Freight income received	336,292	269,645
PT. Unique Logistics International Indonesia	Related company	Freight income received	1,887	103,750
TGF Unique Limited	Related company	Freight income received	8,507,335	28,391,190
		Freight charges paid	(32,515)	(2,025,970)
ULI (North & East China) Company Limited	Related company	Freight income received		6,541
		Freight charges paid	(1,369,895)	(1,984,405)
ULI International Company Limited	Related company	Freight income received	58,307	18,137
		Freight charges paid	(69,868)	(253,985)
Unique Logistic International (Shanghai) Co., Ltd.	Related company	Freight income received		8,299
Unique International Logistics (M) Sdn. Bhd.	Related company	Freight income received	201,870	70,602
		Freight charges paid	(610,202)	(276,149)

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

9.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

Identity of related Parties	Nature of related [ ] relationship	[ ] of transactions	2022 Volume of transactions	2021 Volume of transactions
			HKD	HKD
Uniquorn International Logistics Co., Ltd	Related company	Freight income received	81,646	42,335
Unique Logistic International Philippines Inc.	Related company	Freight charges paid		(19,437)
Advance Tank International Limited	Related company	Rental expenses		(1,248,403)
Unique Investment Limited	Related company	Rental expenses	(628,788)	(628,788)

10.    PROPERTY AND EQUIPMENT

	Leasehold improvements	Furniture and fixtures	Office equipment	Motor vehicles	Total
	HKD	HKD	HKD	HKD	HKD
Cost:
At 1 January 2021	864,901	790,952	9,860,062	488,801	12,004,716
Additions	217,670		55,682		273,352
At 31 December 2021 and 1 January 2022	1,082,571	790,952	9,915,744	488,801	12,278,068
Additions		5,600			5,600
At 31 December 2022	1,082,571	796,552	9,915,744	488,801	12,283,668
Accumulated depreciation:
At 1 January 2021	193,523	288,324	8,465,595	488,801	9,436,243
Charge for the year	191,120	134,227	369,711		695,058
At 31 December 2021 and 1 January 2022	384,643	422,551	8,835,306	488,801	10,131,301
Charge for the year	216,514	134,414	324,786		675,714
At 31 December 2022	601,157	556,965	9,160,092	488,801	10,807,015
Carrying value:
At 31 December 2022	481,414	239,587	755,652		1,476,653
At 31 December 2021		368,401	1,080,438		2,146,767

11.    RIGHT-OF-USE ASSETS

	Motor vehicle	Leased Properties	Total
	HKD	HKD	HKD
At 1 January 2021	266,253	3,937,037	4,203,290
Additions		5,136,960	5,136,960
Depreciation	(159,752)	(2,322,222)	(2,481,974)
At 31 December 2021 and 1 January 2022	106,501	6,751,775	6,858,276
Depreciation	(106,501)	(3,575,361)	(3,681,862)
At 31 December 2022		3,176,614	3,176,414

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

11.    RIGHT-OF-USE ASSETS (cont.)

Lease liabilities of HKD3,048,634 (2021: HKD7,137,458) are recognised with related right-of-use assets of HKD3,176,414 as at 31 December 2022 (2021: HKD6,858,276). The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

	2022	2021
	HKD	HKD
Depreciation expenses on right-of-use assets	3,681,862	2,481,974
Interest expense on lease liabilities (included in finance cost)	131,744	147,747
Expenses relating to short-term lease (included in administrative expenses)	628,788	1,527,253

Details of total cash outflow for leases is set out in note 25(b).

12.    INVESTMENT IN A SUBSIDIARY

	2022	2021
	HKD	HKD
Unlisted investment, at cost	18,556,978	18,556,978

Details of the subsidiary as at 31 December 2022 is as follow:

Name	Place of incorporation/ registration and operation	Paid up capital	Percentage of ownership interest/profit sharing held directly	Principal activities
Shenzhen Unique Logistics International Limited	People’s Republic of China	Renminbi (“RMB”) 16,500,000	100%	Provision of freight forwarding services

13.    INVESTMENT IN AN ASSOCIATE

	2022	2021
	HKD	HKD
Unlisted investment, at cost	500,000	500,000

Details of the associate as at 31 December 2022 is as follow:

Name	Place of incorporation/ registration and operation	Paid up capital	Percentage of ownership interest/profit sharing held directly	Principal activities
China Wealth Logistics Limited	Hong Kong	HKD1,000,000	50%	Provision of air freight forwarding services

14.    OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

All other receivables, deposits and prepayments are expected to be recovered or recognised as expense within one year.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

15.    TRADE RECEIVABLES

Trade receivables are expected to be recovered within one year.

At 31 December 2022 and 2021, no allowance was made for estimated irrecoverable trade receivables.

Trade receivables represented by:

	2022	2021
	HKD	HKD
– Third parties	8,884,428	29,356,760
– Subsidiary	108,384	168,906
– Associate	194,374	6,287,659
– Immediate holding company	36,976
– Fellow subsidiaries	645,234	18,689,581
– Related companies	5,744,995	21,856,092
	15,614,391	76,358,998

The carrying amounts of the Company’s trade receivables are denominated in the following currencies:

	2022	2021
	HKD	HKD
Hong Kong Dollars	7,115,202	42,473,634
United States Dollars	8,500,237	33,962,359
Others	(1,048)	(76,995)
	15,614,391	76,358,998

Receivables that were neither past due nor impaired relate to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired relate to a number of independent customers that have a good track record with the Company. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Company does not hold any collateral over these balances.

16.    AMOUNTS DUE FROM/TO RELATED PARTIES

	2022	2021
	HKD	HKD
Amounts due from related parties
– Immediate holding company	270,286
– Associate	166,655	168,422
– Director	152	1,681
	437,093	170,103
Amounts due to related parties
– Immediate holding company		18,716,267
– Related company	3,123,805	2,423,212
	3,123,805	21,139,479

The balances with related parties are unsecured, interest-free and have no fixed terms of repayment.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

17.    PLEDGED BANK DEPOSITS AND CASH AND CASH EQUNALENTS

The Company’s pledged bank deposits represented deposits pledged to banks to secure banking facilities granted to the Company and a fellow subsidiary as set out in note 19 to the financial statements. The deposits are in Hong Kong dollars, Renminbi and United States dollars and at fixed interest rates ranging from 0.25% to 3.55% p.a. (2021: ranging from 0.1% to 0.3% p.a.) and therefore are subject to foreign currency risk, fair values and interest rate risk.

	2022	2021
	HKD	HKD
Cash at bank and on hand	16,425,616	35,804,549
Secured bank overdrafts (note 19)		(694,809)
Cash and cash equivalents in the statement of cash flows	16,425,616	35,109,740

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

Included in cash at bank and on hand are the following amounts denominated in currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
United States Dollars	14,783,662	32,183,882
Renminbi	241,661	327,840
Euro Dollars	2,070	19,391
British Pound	3,607	220,369
Australian Dollars	1,020	1,092
New Zealand Dollars	356	384

18.    TRADE PAYABLES

All trade payables are expected to be settled within one year.

The trade payables represented by:

	2022	2021
	HKD	HKD
Trade payables
– Third parties	7,234,160	41,120,317
– Associate	225,165	980,933
– Subsidiary	185,247
– Fellow subsidiary companies	57,941,321	37,871,054
– Related companies	381,504	1,420,463
– Immediate holding company	83,039	287,902
	66,050,436	81,680,669

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

18.    TRADE PAYABLES (cont.)

The carrying amounts of the Company’s trade payables are denominated in the following currencies:

	2022	2021
	HKD	HKD
Hong Kong Dollars	7,157,467	38,979,349
United States Dollars	58,548,765	42,271,106
Euro Dollars	121,987	166,855
Renminbi	147,313	30,093
British Pound	61,268	211,055
Others	13,636	22,211
	66,050,436	81,680,669

19.    BANK LOANS AND OVERDRAFTS

At 31 December 2022, all bank loans and overdrafts were repayable within 1 year or on demand.

At 31 December 2021, except bank loans of HKD851,828, all other bank loans and overdrafts were repayable within 1 year or on demand.

At 31 December 2022, the bank loans and overdrafts were secured as follows:

	2022	2021
	HKD	HKD
Secured bank overdrafts (note 17)		694,809
Secured bank loans	55,111	47,459,836
	55,111	48,154,645

At 31 December 2022, the secured bank loans of HKDSS,111 bear interest at 2.85% per annum over 3 months HIBOR.

At 31 December 2021, the secured bank loans of HKD3,496,260 and HKD2,856,260 bear interest at 2.85% per annum over 3 months HIBORJLIBOR and HKD prime rate less 2.5% respectively. The remaining bank loans bear interest ranging from 2% per annum over HIBOR of the relevant currencies to 0.5% per annum over best lending rate of the relevant currencies.

Included in bank loans and overdrafts is the following amount denominated in a currency other than the Company’s functional currency:

	2022	2021
	HKD	HKD
United States Dollars		783,036

At 31 December 2022, the Company had general banking facilities of approximately HKD155 million (2021: HKD150 million which are shared with an associate company). These facilities are secured by the following:

(i)     pledged bank deposits of the Company (note 17) and the immediate holding company;

(ii)    guarantee from ultimate holding company;

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

19.    BANK LOANS AND OVERDRAFTS (cont.)

(iii)   guarantees and undertakings from certain directors;

(iv)   first legal charge over certain leasehold properties of a director;

(v)    guarantee from the immediate holding company;

(vi)   guarantees from certain related companies;

(vii)  charge over certain leasehold properties of a related company.

20.    LEASE LIABILITIES

	Minimum lease payments		Present value of minimum lease payments
	2022	2021	2022	2021
	HKD	HKD	HKD	HKD
Within one year	2,348,448	4,220,568	2,321,002	4,088,824
In the second to fifth years, inclusive	727,632	3,076,080	727,632	3,048,634
	3,076,080	7,296,648	3,048,634	7,137,458
Less: Future finance charges	(27,446)	(159,190)	N/A	N/A
Present value of lease obligations	3,048,634	7,137,458	3,048,634	7,137,458
Less: Amount due for settlement within 12 months (shown under current liabilities)			(2,321,002)	(4,088,824)
Amount due for settlement after 12 months			727,632	3,048,634

21.    DEFERRED TAX

The following is the deferred tax assets recognised by the Company.

Tax losses
HKD
At 1 January 2021	1,241,000
Credit to profit or loss for the year (note 8a)	(665,000)
At 31 December 2021 and 1 January 2022	576,000
Charge to profit or loss for the year (note 8a)	(576,000)
At 31 December 2022

At 31 December 2022, no provision for deferred taxation has been made in the financial statements as tax effect of temporary differences is immaterial to the Company.

At 31 December 2021, the Company has unused tax losses of approximately HKD3 million available for offset against future profits. A deferred tax asset has been recognised in respect of HKD576,000 of such losses.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

22.    CAPITAL, RESERVES AND DIVIDENDS

(a)    Share capital

	2022		2021
	Number of shares	Amount	Number of shares	Amount
		HKD		HKD
Ordinary shares, issued and fully paid:
At 1 January and 31 December	1,000,000	1,000,000	1,000,000	1,000,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

(b)    Dividends

The directors have declared the following dividends during the year:

	2022	2021
	HKD	HKD
2022 interim dividend of HKD6 per ordinary share declared on 23 August 2022	6,000,000
2022 interim dividend of HKD2.15 per ordinary share declared on 30 September 2022	2,150,000
	8,150,000

(c)     Capital management

Capital comprises share capital and reserves stated in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Company manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Company is not subject to either internally or externally imposed capital requirements.

23.    FINANCIAL RISK MANAGEMENT

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Company’s business. The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)    Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Company considers to have low credit risk.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

23.    FINANCIAL RISK MANAGEMENT (cont.)

Trade receivables

Customer credit risk is managed by each business unit subject to the Company’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30-60 days from the date of billing.

The Company measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Company’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Company’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2022.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

(b)    Liquidity risk

The Company is exposed to significant liquidity risk. At 31 December 2022, the Company’s current liabilities exceeded its current assets by HKD22,249,520. The maintenance of the Company as a going concern depends mainly on the ongoing financial support from the immediate holding company.

The Company’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity requirements in the short and longer term.

The following table details the remaining contractual maturities at the end of the reporting period of the Company’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Company can be required to pay:

		2022
		Contractual undiscounted cash outflow
	Statement of financial position carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 _years	More than 2 years but less than 5 _years
	HKD	HKD	HKD	HKD	HKD
Trade payables	66,050,436	66,050,436	66,050,436
Other payables and accrued expenses	4,144,099	4,144,099	4,144,099
Amounts due to related parties	3,123,805	3,123,805	3,123,805
Bank loans and overdrafts	55,111	55,822	55,822
Lease liabilities	3,048,634	3,076,080	2,348,448	727,632
	76,422,085	76,450,242	75,722,610	727,632

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

23.    FINANCIAL RISK MANAGEMENT (cont.)

		2022
		Contractual undiscounted cash outflow
	Statement of financial position carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2, Years	More than 2 years but less than 5, Years
	HKD	HKD	HKD	HKD	HKD
Trade payables	81,680,669	81,680,669	81,680,669
Other payables and accrued expenses	6,082,913	6,082,913	6,082,913
Amounts due to related parties	21,139,479	21,139,479	21,139,479
Bank loans and overdrafts	48,154,645	48,483,584	47,625,931	857,653
Lease liabilities	7,137,458	7,296,648	4,220,568	2,348,448	727,632
	164,195,164	164,683,293	160,749,560	3,206,101	727,632

(c)     Foreign currency risk

The Company is not exposed to any significant foreign currency risk as its monetary assets and transactions are predominately in United States dollars and Hong Kong dollars. As Hong Kong dollar is pegged to United States dollar, the Company does not expect any significant exposure to foreign currency risk.

(d)    Interest rate risk

The Company’s interest rate arises primarily from pledged bank deposits, bank balances and bank loans. Bank balances and bank loans contracted at variable rates expose the Company to fair value interest rate risk.

(e)     Categories of financial instruments at 31 December

	2022	2021
	HKD	HKD
Financial assets:
Financial assets measured at amortised cost	52,882,318	133,422,773
Financial liabilities:
Financial liabilities at amortised cost	73,373,451	157,057,706

(f)     Fair value

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2022 and 2021.

24.    MATERIAL RELATED PARTY TRANSACTIONS

(a)    Transactions with key management personnel

	2022	2021
	HKD	HKD
Salaries and other benefits	4,338,528	3,740,341
Contributions to defined contribution retirement plan	72,000	72,000
	4,410,528	3,812,341

3 out of 5 members of key management personnel are the directors of the Company, and the remuneration for them has been included in total amount of directors’ remuneration disclosed in note 9(a) above.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

24.    MATERIAL RELATED PARTY TRANSACTIONS (cont.)

(b)    Transactions with other related parties

During the year, the Company entered into the following material related party transactions:

	2022	2021
	HKD	HKD
Immediate holding company Management income received	9,946,696	12,259,986
Sundry income received	471,740	467,965
Corporate fee paid	781,445	679,842
Freight charges paid	71,818	83,012
Management fee paid	2,592,438	3,754,590

Fellow subsidiary companies Freight income received	16,196,065	788,525
Freight charges paid	3,270,499	761,416
Loan interest income received		171,909
Office support service expenses paid		131,842

Subsidiaries Freight income received	692,737	2,840,610
Freight charges paid	121,875	1,616,264
Dividend income received		3,910,341
Management income received		75,000
Rental income received		40,000

Associates Freight income received	1,333,695	16,274,042
Freight charges paid	(1,416,164)	3,348,165
Dividend income received	8,150,000
Management income received	346,655	261,337
Rental income received	8,000	56,000

Related companies Freight income received	66,360,589	105,802,090
Freight charges paid	2,955,648	18,562,554
Rent paid	628,788	1,877,191

Balances with related parties are disclosed in the statement of financial position and in notes 15, 16 and 18 to the financial statements.

25.    NOTES TO STATEMENT OF CASH FLOWS

(a)    Reconciliation of liabilities arising from financing activities

The table below details changes in the Company’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Company’s statement of cash flows as cash flows from financing activities.

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

25.    NOTES TO STATEMENT OF CASH FLOWS (cont.)

	I January 2022	Cash flows	Interest expenses	31 December 2022
	HKD	HKD	HKD	HKD
Secured bank overdraft (note 19)	694,809	(732,149)	37,340
Secured bank loan (note 19)	47,459,836	(48,073,160)	668,435	55,111
Lease liabilities (note 20)	7,137,458	(4,220,568)	131,744	3,048,634
	55,292,103	(53,025,877)	837,519	3,103,745
	I January 2021	Cash flows	Addition	Interest expenses	31 December 2021
	HKD	HKD	HKD	HKD	HKD
Secured bank overdraft (note 19)	49,556,634	(50,338,938)		1,477,113	694,809
Secured bank loan (note 19)	51,311,760	(5,360,105)		1,508,181	47,459,836
Lease liabilities (note 20)	4,341,176	(2,488,425)	5,136,960	147,747	7,137,458
	105,209,570	(58,187,468)	5,136,960	3,133,041	55,292,103

(b)    Total cash outflow for leases

Amounts included in the cash flow statements for leases comprise the following:

	2022	2021
	HKD	HKD
Within operating cash flows	760,532	1,675,338
Within financing cash flows	4,088,824	2,340,678
	4,849,356	4,016,016

These amounts relate to the following:

	2022	2021
	HKD	HKD
Lease rental paid	4,849,356	4,016,016

26.    ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 23 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

(a)    Going concern basis

The financial statements have been prepared on a going concern basis, the validity of which depends upon the financial support from the immediate holding company at a level sufficient to finance the working capital requirements of the Company. Details are set out in note 2(b) to the financial statements.

(b)    Impairment of property and equipment and right-of-use assets

Property and equipment and right-of-use assets are stated at costs less accumulated depreciation and impairment, if any. In determining whether an asset is impaired, the Company has to exercise judgment and make estimation, particularly in assessing: (1) whether an event has occurred or any indicators that may affect the asset value; (2) whether the carrying value of an asset can be supported by the recoverable amount, in the case of value in use, the net present value of future cash flows which are estimated based upon the continued use of the asset; and (3) the appropriate key assumptions to be applied in estimating the recoverable amounts including

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

26.    ACCOUNTING ESTIMATES AND JUDGEMENTS (cont.)

cash flow projections and an appropriate discount rate. When it is not possible to estimate the recoverable amount of an individual asset (including right-of-use assets), the Company estimates the recoverable amount of the cash-generating unit to which the assets belongs. Changing the assumptions and estimates, including the discount rates or the growth rate in the cash flow projections, could materially affect the recoverable amounts.

The carrying amount of property and equipment and right-of-use assets as at 31 December 2022 were HKDl,476,653 (2021: HKD2,146,767) and HKD3,l 76,614 (2021: HKD6,858,276) respectively.

(c)     Impairment of investment in subsidiaries

The Company reviews annually the recoverable amounts of its investment in subsidiaries in order to ascertain whether there are any indications of impairments. The assessment of the impairment involves judgement and estimates. Where the actual outcome in future is different from the original estimate, such difference will impact the carrying value of the investment in subsidiaries and impairment in the period in which such estimate has been changed.

As at 31 December 2022, no impairment loss on investment in subsidiaries has been provided (2021: HKDNil).

(d)    Impairment of trade receivables

The management of the Company estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2022, the carrying amount of trade receivables is HK.DlS,614,391 with no allowance for doubtful debts (2021: HKD76,358,998 with no allowance for doubtful debts).

Appendix i

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
DETAILED INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For Management Information Only)

	2022	2021
	HKD	HKD
FREIGHT INCOME	188,018,294	250,918,725
Freight costs (Appendix ii)	(162,818,229)	(191,433,301)
GROSS PROFIT	25,200,065	59,485,424
OTHER INCOME
Bank interest income	64,759	119,065
Loan interest income		171,909
Dividend income	8,150,000	3,910,341
Government subsidy	1,128,000	615,400
Management income	10,293,351	12,596,323
Rental income	8,000	96,000
Sundry income	616,266	974,945
	20,260,376	18,483,983
OTHER GAINS AND LOSSES
Net exchange losses	(754,153)	(406,676)
EXPENDITURE (APPENDIX ii)
Administrative expenses	(26,633,456)	(28,831,814)
Other operating expenses	(6,037,582)	(8,117,249)
	(32,671,038)	(36,949,063)
OPERATING PROFIT	12,035,250	40,613,668
Finance costs (Appendix ii)	(837,519)	(3,133,041)
PROFIT BEFORE TAXATION	11,197,731	37,480,627

Appendix ii

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
OVERHEAD EXPENSES
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For Management Information Only)

	2022	2021
	HKD	HKD
FREIGHT COSTS
Agency fees	1,077,586	289,447
Freight and handling charges	161,740,643	191,143,854
	162,818,229	191,433,301
ADMINISTRATIVE EXPENSES
Distribution costs
Advertisement and promotion	10,656	11,170
Staff commission	1,654,245	3,065,853
Motor vehicles expenses	304,287	340,039
Telephone, facsimile and internet	235,637	238,181
	2,204,825	3,655,243
Staff
Directors’ remuneration	2,957,815	2,229,171
Provident fund contributions	660,859	642,276
Recruitment expenses	8,750	13,624
Salaries and bonuses	15,359,062	16,979,236
Staff welfare benefits	128,484	227,185
	19,114,970	20,091,492
Premises
Building management fee	455,136	429,561
Computer expenses	313,530	200,705
Depreciation of right-of-use assets	3,681,862	2,481,974
Office cleaning expenses	124,778	84,000
Office support services expenses		131,842
Rent and rates expenses – office	177,500	1,248,886
Rent and rates expenses – storage	27,923	34,078
Repairs and maintenance expenses	336,466	263,371
Utility electricity and water	196,466	210,662
	5,313,661	5,085,079
	26,633,456	28,831,814

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED
OVERHEAD EXPENSES — (Continued)
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For Management Information Only)

	2022	2021
	HKD	HKD
OTHER OPERATING EXPENSES
Communications
Postage and courier charges	32,686	31,134
Printing and stationery	189,217	228,457
	221,903	259,591
Financial and other expenses
Auditor’s remuneration	121,200	113,200
Bank charges	876,208	1,662,396
Bad debt		54,825
Business registration fee	500	500
Corporate fee	781,445	679,842
Depreciation of property and equipment	675,714	695,058
General expenses	137,176	32,376
Insurance	(60,514)	(146,237)
Legal and professional fees	317,169	393,189
Dues & subscription	116,855	135,716
Stamp duty		7,544
Withholding tax		195,517
Management fee expenses	2,592,438	3,754,590
	5,558,191	7,578,516
Travelling and entertainment
Entertainment	104,011	112,818
Travelling – local	153,477	166,324
	257,488	279,142
	6,037,582	8,117,249
FINANCE COSTS
Interest expense on lease liabilities	131,744	147,747
Interest on bank loans and overdraft	705,775	2,985,294
	837,519	3,133,041

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
DIRECTORS’ REPORT

The directors present their annual report together with the audited financial statements for the year ended 31 December 2022.

I.       PRINCIPAL ACTIVITIES

The principal activities of Unique Logistics International (South China) Limited (the “Company”) are the provision of air and ocean freight forwarding services in the People’s Republic of China.

2.      RESULT AND APPROPRIATIONS

The results of the Company for the year ended 31 December 2022 are set out in the statement of profit or loss and other comprehensive income on page 53.

The directors have declared the following dividends during the year:

	2022	2021
	HKD	HKD
2019 final dividend of HKD1.17 per ordinary share declared on 7 January 2021		1,051,743
2020 final dividend of HKD0.66 per ordinary share declared on 20 April 2021		592,221
2021 interim dividend of HKD1.55 per ordinary share declared on 5 May 2022	1,393,776
2021 final dividend of HKD15.75 per ordinary share declared on 3 August 2022	14,172,559
2022 interim dividend of HKDl.95 per ordinary share declared on 19 August 2022	1,756,625
	17,322,960	1,643,964

The directors do not recommend the payment of a final dividend.

3.      DIRECTORS

The directors of the Company during the year and up to the date of this report were:

Mr. LEE Man Bun, Patrick
Mr. Sunandan RAY	(appointed on 29 March 2023)
Mr. LEE Chi Tak, Richard	(resigned on 29 March 2023)

There is being no provision in the Company’s Articles of Association in connection with the retirement of directors, all remaining directors continue in office for the following year.

4.      DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATIONS TO THE COMPANY’S BUSINESS

Saved as disclosed in notes 8(b) and l 7{b) to the financial statements, no other transactions, arrangements and contracts of significance to which the Company, its holding company, any of its fellow subsidiaries was a party and in which a director of the Company had a material interest whether directly or indirectly, subsisted at the end of the year or at any time during the year.

5.      DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company, its holding company, any of its fellow subsidiaries a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short positions in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.      MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company were entered into or existed during the year.

7.      PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

8.      AUDITOR

The financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

LEE Man Bun, Patrick
Hong Kong, 2 June 2023

RSM Hong Kong	[ILLEGIBLE]
29th Floor, Lee Garden Two, 28 Yun Ping Road, Causeway Bay, Hong Kong	[ILLEGIBLE]
T +852 2598 5123	[ILLEGIBLE] +852 2598 5123
F +852 2598 7230	[ILLEGIBLE] +852 2598 7230
www.rsmhk.com	www.rsmhk.com

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBER OF
UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Unique Logistics International (South China) Limited (the “Company”) set out on pages 53 to 74, which comprise the statement of financial position as at 31 December 2022, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2022, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the HKJCPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for [ILLEGIBLE]

THE POWER OF BEING UNDERSTOOD
AUDIT IT AX I CONSULTING

RSM Hong Kong Is a member of the RSM network and trades as RSM. RSM is the trading name used by the members of U1e RSM network. Each member of the RSM network Is an Independent accounting and consulting firm which pracllces in its own right. The RSM network is not Itself a separate legal entity in any Jurisdiction,

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the armual report other than the financial statements and our auditor’s report thereon.

Our opinion on the financial statements does not cover the Other Information and we do not express any fonn of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs issued by the IASB, HKFRSs issued by the HKICPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material unce1tainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•        Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Certified Public Accountants
2 June 2023

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
Revenue	4	188,736,416	237,965,127
Freight costs		(170,420,904)	(220,155,306)
Gross profit		18,315,512	17,809,821
Other income	5	6,326	136,097
Other gains and losses – net exchange gains/(losses)		886,968	(112,284)
Administrative expenses		(3,490,843)	(4,164,678)
Other operating expenses		(964,801)	(901,717)
Profit from operations		14,753,162	12,767,239
Finance costs	6(a)	(130,255)	(372,488)
Profit before taxation	6	14,622,907	12,394,751
Income tax expense	7(a)
Profit for the year		14,622,907	12,394,751
Other comprehensive income for the year, net of tax
Total comprehensive income for the year		14,622,907	12,394,751

The notes on pages 57 to 74 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
Non-current asset
Property and equipment	9	873	1,455

Current assets
Trade receivables	10	9,474,483	36,804,215
Amounts due from related parties	11	122,919	320,372
Cash and cash equivalents	12	14,763,850	3,313,879
		24,361,252	40,438,466
Current liabilities
Trade payables	13	8,218,461	9,477,197
Other payables and accrued expenses		2,377,382	3,528,415
Bank overdrafts	14		10,967,974
		10,595,843	23,973,586
Net current assets		13,765,409	16,464,880
NET ASSETS		13,766,282	16,466,335
Capital and reserves
Share capital	15	900,000	900,000
Reserves		12,866,282	15,566,335
TOTAL EQUITY		13,766,282	16,466,335

Approved by the Board of Directors on 2 June 2023 and are signed on its behalf by:

LEE Man Bun, Patrick	Sunandan RAY

The notes on pages 57 to 74 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	Share capital	Retained profits	Total
		HKD	HKD	HKD
Balance at 1 January 2021		900,000	4,815,548	5,715,548
Total comprehensive income for the year			12,394,751	12,394,751
Dividends paid	15(b)		(1,643,964)	(1,643,964)
Balance at 31 December 2021 and 1 January 2022		900,000	15,566,335	16,466,335
Total comprehensive income for the year			14,622,907	14,622,907
Dividends paid	15(b)		(17,322,960)	(17,322,960)
Balance at 31 December 2022		900,000	12,866,282	13,766,282

The notes on pages 57 to 74 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before taxation		14,622,907	12,394,751
Adjustments for:
Finance costs		130,255	372,488
Depreciation	9	582	582
Interest income	5	(3,892)	(472)

Operating profit before changes in working capital		14,749,852	12,767,349
Decrease/(increase) in trade receivables		27,329,732	(3,405,057)
Decrease/(increase) in amounts due from related parties		197,453	(320,372)
Decrease in trade payables		(1,258,736)	(6,937,752)
(Decrease)/increase in other payables and accrued expenses		(1,151,033)	2,240,007
Cash generated from operations		39,867,268	4,344,175
Interest paid		(130,255)	(372,488)
Net cash generated from operating activities		39,737,013	3,971,687

CASH FLOWS FROM INVESTING ACTIVITIES

Interest received and net cash generated from investing activities	5	3,892	472
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid and net cash used in financing activities	15(b)	(17,322,960)	(1,643,964)
Net increase in cash and cash equivalents		22,417,945	2,328,195
Cash and cash equivalents at 1 January		(7,654,095)	(9,982,290)
Cash and cash equivalents at 31 December	12	14,763,850	(7,654,095)

The notes on pages 57 to 74 form part of these financial statements.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

1.      COMPANY INFORMATION

Unique Logistics International (South China) Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business are Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yue! Road, Kowloon Bay, Kowloon, Hong Kong and Room 2511-2512 Yian Plaza, 33 Jian She Liu Ma Road, Guangzhou, People’s Republic of China, respectively.

The principal activities of the Company are the provision of air and ocean freight forwarding services in the People’s Republic of China.

As at 31 December 2022, the directors consider the immediate and ultimate holding company of the Company are Unique Logistics Holdings Limited and Rich Group Holdings Limited, which were incorporated in Hong Kong and the British Virgin Islands respectively.

The financial statements are presented in Hong Kong dollars (“HKD”), which is also the functional currency of the Company.

2.      SIGNIFICANT ACCOUNTING POLICIES

(a)     Basis of preparation

These financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These financial statements also comply with the applicable requirements of the Companies Ordinance (Cap.622). Significant accounting policies adopted by the Company are disclosed below.

The IASB/HKICP A has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Company. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Company for the current and prior accounting periods reflected in these financial statements.

The measurement basis used in the preparation of the financial statements is the historical cost basis. Historical cost is generally based on the fair value of consideration given in exchange for assets.

The preparation of financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the financial statements are discussed in note 18.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b)    Foreign currency translation

(i)     Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The financial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency.

(ii)    Transactions and balances in financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

(c)     Property and equipment

Property and equipment are stated in the statement of financial position at cost less accumulated depreciation and accumulated impairment losses, if any.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance are recognised in profit or loss during the period in which they are incurred.

Depreciation of property and equipment is calculated at rate sufficient to write off their costs, less their residual values, over their estimated useful lives on a straight-line basis at an annual rate of 20%.

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(d)    Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the statement of financial position when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company derecognises financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(e)     Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt instruments held by the Company are classified as amortised cost, if the instrument is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the instrument is calculated using the effective interest method.

(f)     Trade and other receivables

A receivable is recognised when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

Trade receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, when they are recognised at fair value. The Company holds the trade receivables with the objective of collecting the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method less allowance for credit losses.

(g)    Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Bank overdrafts that are repayable on demand and form an integral part of the Company’s cash management are also included as a component of cash and cash equivalents for the purpose of the cash flow statement. Cash and cash equivalents are assessed for expected credit losses (“ECL”).

(h)    Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and an equity instrument under IFRSs and HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

(i)     Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently measured at amortised cost using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(j)     Trade and other payables

Trade and other payables are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be innnaterial, in which case they are stated at cost.

(k)    Equity instruments

Any equity instrument is any contract that evidence a residual interest in the assets of an equity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(l)     Employee benefits

(i)     Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

(ii)    Pension obligations

The Company contributes to a defined contribution retirement scheme which are available to all employees. Contributions to the scheme by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

(iii)   Termination benefits

Termination benefits are recognised at the earlier of the dates when the Company can no longer withdraw the offer of those benefits, and when the Company recognises restructuring costs and involves the payment of termination benefits.

(m)   Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Company that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asset. Any specific borrowing that remain outstanding after the related asset is ready for its intended use or sale is included in the general borrowing pool for calculation of capitalisation rate on general borrowings.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)    Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(o)    Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amonnt is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset/cash- generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset/cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)    Impairment of financial assets

The Company recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Company’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Company’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

significant deterioration in external market indicators of credit risk for a particular financial instrument;

existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

an actual or expected significant deterioration in the operating results of the debtor;

significant increases in credit risk on other financial instruments of the same debtor;

an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Despite the foregoing, the Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)     the financial instrument has a low risk of default,

(ii)    the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and

(iii)   adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Company considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Company regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

when there is a breach of financial covenants by the counterparty; or information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Company, in full (without taking into account any collaterals held by the Company).

Irrespective of the above analysis, the Company considers that default has occurred when a financial asset is more than 90 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

significant financial difficulty of the issuer or the counterparty;

a breach of contract, such as a default or past due event;

the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider;

it is becoming probable that the counterparty will enter bankruptcy or other financial reorganisation; or

the disappearance of an active market for that financial asset because of financial difficulties.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Write-off policy

The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default rate determined based on historical trend, the Company’s understanding of the specific future fmancing needs of the debtors, and other relevant forward-looking information.

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate.

If the Company has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Company recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial assets in the statement of financial position.

(q)    Provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(r)     Revenue and other income

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Company is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value add tax or other sales taxes and is after deduction of any trade discounts.

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoers. A receivable is recognised by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or fair value through other comprehensive income (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net ofloss allowance) of the asset.

3.      ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)     Application of new and revised IFRSs/HKFRSs

The Company has applied the the following amendments to IFRSs/HKFRSs issued by the IASB/HKJCPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2022 for the preparation of the financial statements:

Amendments to IAS/HKAS 16	Property, Plant and Equipment: Proceeds before Intended Use
Annual Improvements Project	Annual Improvements to IFRS/HKFRS Standards 2018-2020

The Company did not change its accounting policies or make retrospective adjustments as a result of adopting the abovementioned amended standards or annual improvements.

(b)    New and revised IFRSs/HKFRSs in issue but not yet effective

The Company has not applied any new standard, amendments to standards and interpretation that have been issued but are not yet effective for the financial year beginning 1 January 2022. The new standard, amendments to standards and interpretation include the following which may be relevant to the Company.

Effective for accounting periods beginning on or after
Amendments to IAS/HKAS 1 – Classification of Liabilities as Current or Non-current	1 January 2024
Amendments to IAS/HKAS 1 – Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS/HKAS 1 and IFRS/HKFRS Practice Statement 2 – Disclosure of Accounting Policies	1 January 2023
Amendments to IAS/HKAS 8 – Definition of Accounting Estimates	1 January 2023
Amendments to IAS/HKAS 12 – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

3.      ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS (cont.)

The Company is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

4.      REVENUE

The principal activities of the Company are the provision of air and ocean freight forwarding services in the People’s Republic of China.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

5.      OTHER INCOME

	2022	2021
	HKD	HKD
Bank interest income	3,892	472
Sundry income	2,434	135,625
	6,326	136,097

6.      PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

	2022	2021
	HKD	HKD
(a) Financial costs:
Bank loan interest	130,255	354,206
Other loan interest		18,282
	130,255	372,488

(b) Staff costs (including director’s remuneration)
Salaries, allowances and other benefits	3,207,736	3,925,363

(c) Other items:
Auditor’s remuneration
– Current	80,000	46,000
– Under-provision in prior years	32,600
	112,600	46,000
Depreciation	582	582

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

7.      INCOME TAX EXPENSE

(a)     No provision for Hong Kong Profits Tax or deferred taxation has been made in the financial statement since the Company’s income is derived from overseas sources which is not liable to Hong Kong Profits Tax.

(b)    Reconciliation between income tax expense and accounting profit at applicable tax rates:

	2022	2021
	HKD	HKD
Profit before taxation	14,622,907	12,394,751

Notional tax on profit before taxation, calculated at the current rate of 16.5% (2021: 16.5%)	2,412,779	2,045,134
Tax effect of non-taxable income	(31,288,902)	(39,286,702)
Tax effect of non-deductible expenses	28,876,123	37,241,568
Income tax expense

8.      BENEFITS AND INTERESTS OF DIRECTORS

(a)     Directors’ emoluments

None of the directors received director’s remuneration during the year (2021: HKD Nil).

(b)    Directors’ material interests in transactions, arrangement or contracts

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			2022	2021
			HKD	HKD
Unique Logistics Holdings Limited	Immediate holding company	Administration and handling fee paid	(270,000)	(270,000)
		Group fee paid	(269,731)	(407,663)
		Corporate fee paid	(206,144)	(126,527)

Unique Logistic International (ATL) LLC.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received		512,523
		Freight charges paid		(456,402)

Unique Logistics International (NYC), LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	132,309,477	159,124,335
		Freight charges paid	(95,549,370)	(103,421,351)

Unique Logistics International (BOS), Inc.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	20,667

Unique Logistics International (H.K.) Limited	Fellow subsidiary	Freight income received	644,136	1,066,076
		Freight charges paid Loan interest expenses Paid	(24,995)	(18,282)

ULJ (South China) Limited	Fellow subsidiary	Freight charges paid		(864)
Unique Logistics (Korea) Co., Ltd.	Fellow subsidiary	Freight income received	7,191	2,297
		Freight charges paid	(48,464)	(200,911)

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

8.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			2022	2021
			HKD	HKD
Unique Logistics International (India) Private Limited	Fellow subsidiary	Freight income received	67,904	38,594
		Freight charges paid	(595)

Unique Logistics International (Vietnam) Co., Ltd.	Fellow subsidiaty	Freight income received	79	1,137
		Freight charges paid	(329)	(272)

Senzhen Unique Logistics International Limited	Fellow subsidiary	Freight income received	7,259,404	17,876,313
		Freight charges paid	(47,283,992)	(70,102,502)

Unique Freight Solutions (Thailand) Co., Ltd.	Fellow subsidiary	Freight income received		31,546
		Freight charges paid	143,621	(1,569)

Unique Logistics International (SIN) Pte, Ltd.	Fellow subsidiaty	Freight income received		17,603
		Freight charges paid	(107,568)	(83,901)

ULI International Company Limited	Associate company	Freight income received	6,960,230	4,530,827
		Freight charges paid	(36,411)	(20,930)

TGF Unique Limited	Associate company	Freight income received	2,462,416	10,301,020
		Freight charges paid	(14,963)	(68,590)

Asia Freight Solutions (H.K.) Limited	Associate company	Freight income received	(193)	16
		Freight charges paid

Unique International Logistics (M) Sdn. Bhd.	Associate company	Freight income received	9,285	36,353
		Freight charges paid		(140)

Unique Logistics International Philippines Inc.	Associate company	Freight income received		3,548

Unique Logistics International (Shanghai) Co., Ltd.	Associate company	Freight charges paid		(13,034)

P.T. Unique Logistics International Indonesia	Associate company	Freight income received		16,121
		Freight charges paid		(20,892)

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

9.      PROPERTY AND EQUIPMENT

	Office Equipment	Furniture and fixtures	Total
	HKD	HKD	HKD
Cost:
At 1 January 2021, 31 December 2021 and 1 January 2022	48,842	2,565	51,407
Disposals	(21,213)		(21,213)
At 31 December 2022	27,629	2,565	30,194

Accumulated depreciation:
At 1 January 2021	46,805	2,565	49,370
Charge for the year	582		582
At 31 December 2021 and 1 January 2022	47,387	2,565	49,952
Charge for the year	582		582
Disposals	(21,213)		(21,213)
At 31 December 2022	26,756	2,565	29,321

Carrying value:
At 31 December 2022	873		873
At 31 December 2021	1,455		1,455

10.    TRADE RECEIVABLES

Trade receivables are expected to be recovered within one year.

Trade receivables represented by:

	2022	2021
	HKD	HKD
– lnnnediate holding company		117
– Fellow subsidiaries	4,062,377	18,482,540
– Related companies	4,046,989	13,820,888
– Third parties	1,365,117	4,500,670
	9,474,483	36,804,215

Included in trade receivables are the following amounts denominated in currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
Renminbi	441,485	804,468
United States Dollars	8,813,792	34,780,157
Euro Dollars	(11,716)

Receivables that were neither past due nor impaired relate to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related to a number of independent customers that have a good track record with the Company. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Company does not hold any collateral over these balances.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

11.    AMOUNTS DUE FROM RELATED PARTIES

	2022	2021
	HKD	HKD
Amounts due from related parties
– immediate holding company	122,919	229,669
– fellow subsidiary		90,703
	122,919	320,372

The balances with related parties are in nature of current account, are unsecured, interest-free and have no fixed terms of repayment.

12.    CASH AND CASH EQUIVALENTS

	2022	2021
	HKD	HKD
Cash at bank and in hand	14,763,850	3,313,879
Bank overdrafts (note 14)		(10,967,974)
Cash and cash equivalents in the statement of cash flows	14,763,850	(7,654,095)

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

Included in cash and cash equivalents are the following amounts denominated in currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
United States Dollars	13,978,706	2,551,732
Renminbi	105,319	188,713

13.    TRADE PAYABLES

Trade payables are expected to be settled within one year.

Trade payables represented by:

	2022	2021
	HKD	HKD
– Immediate holding company	18,200	198,786
– Fellow subsidiaries	6,702,843	3,541,884
– Related companies	619,403	2,015,091
– Third parties	878,015	3,721,436
	8,218,461	9,477,197

Included in trade payables are the following amounts denominated in currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
United States Dollars	1,088,314	3,236,331
Renminbi	6,974,414	5,996,001

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

14.    BANK OVERDRAFTS

	2022	2021
	HKD	HKD
Secured bank overdrafts (note 12)		10,967,974

At 31 December 2021, the bank overdrafts were repayable within 1 year or on demand.

The secured bank overdrafts bear interest at 0.75% per annum over Prime Rate and the interest expenses was borne by a fellow subsidiary.

At 31 December 2022, the Company had general banking facilities of approximately HKD21 million (2021: HKD17 million), of which HKD10 million (2021: HKD6 million) are shared with a fellow subsidiary. These facilities are secured by the following:

(i)     pledged bank deposits of a fellow subsidiary;

(ii)    second legal charge over certain leasehold properties of a director;

(iii)   assignment of insurance policy in respect of certain leasehold properties of a director;

(iv)   guarantee and undertaking from ultimate holding company;

(v)    guarantee and undertaking from a director;

(vi)   guarantee and undertaking from immediate holding company;

(vii)  guarantee and undertaking from fellow subsidiaries.

15.    CAPITAL AND RESERVES AND DIVIDENDS

(a)     Share capital

			2021
	Number of shares	Amount	Number of shares	Amount
		HKD		HKD
Ordinary share, issued and fully paid:
At 1 January and 31 December	900,000	900,000	900,000	900,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

15.    CAPITAL AND RESERVES AND DIVIDENDS (cont.)

(b)    Dividends

The directors have declared the following dividends during the year:

	2022	2021
	HKD	HKD
2019 final dividend of HKD1.17 per ordinary share declared on 7 January 2021		1,051,743
2020 final dividend of HKD0.66 per ordinary share declared on 20 April 2021		592,221
2021 interim dividend of HKDl.55 per ordinary share declared on 5 May 2022	1,393,776
2021 final dividend of HKDlS.75 per ordinary share declared on 3 August 2022	14,172,559
2022 interim dividend of HKDl.95 per ordinary share declared on 19 August 2022	1,756,625
	17,322,960	1,643,964

(c)     Capital management

Capital comprises share capital and reserves stated in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Company manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Company is not subject to either internally or externally imposed capital requirements.

16.    FINANCIAL RISK MANAGEMENT

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Company’s business. The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)     Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Company considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Company’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing.

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

16.    FINANCIAL RISK MANAGEMENT (cont.)

The Company measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Company’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Company’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2022.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

(b)    Liquidity risk

The Company’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity in the short and longer term.

All the Company’s financial liabilities are due on demand or less than one year.

(c)     Foreign currency risk

The Company’s monetary assets and transactions are predominately in Hong Kong dollars, United States dollars and Renminbi. As Hong Kong dollar is pegged to United States dollar and there is insignificant fluctuation in the exchange rate between Hong Kong dollar and Renminbi, the Company does not expect any significant exposure to foreign currency risk.

(d)    Interest rate risk

As the Company has no significant interest bearing assets and liabilities, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(e)     Categories of financial instruments at 31 December

	2022	2021
	HKD	HKD
Financial assets:
Financial assets at amortised cost	24,361,252	40,438,466
Financial liabilities:
Financial liabilities at amortised cost	10,595,843	23,973,586

(f)     Fair values

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2022 and 2021.

17.    MATERIAL RELATED PARTY TRANSACTIONS

(a)     Transactions with key management personnel

All members of key management personnel are the directors of the Company, and the remuneration for them is disclosed in note 8(a).

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

17.    MATERIAL RELATED PARTY TRANSACTIONS (cont.)

(b)    Transactions with other related parties

During the year, the Company entered into the following material related party transactions:

	2022	2021
	HKD	HKD
Immediate holding company
Administration and handling fee paid	270,000	270,000
Group fee paid	269,731	407,663
Corporate fee paid	206,144	126,527
Fellow subsidiary companies
Freight income received	8,122,035	19,033,566
Freight charges paid	47,465,943	70,390,019
Loan interest expenses paid		18,282
Related companies
Freight income received	141,762,075	174,524,743
Freight charges paid	95,600,937	104,001,339

Balances with related parties are disclosed in the statement of financial position and in notes 10, 11 and 13 to the financial statements.

18.    ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 16 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

Impairment of trade receivables

The management of the Company estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2022, the carrying amount of trade receivables is HKD9,474,483 with no allowance for doubtful debts (2021: HKD36,804,215 with no allowance for doubtful debts).

Appendix i

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
DETAILED INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For management information only)

	2022	2021
	HKD	HKD
Freight income	188,736,416	237,965,127
Freight costs	(170,420,904)	(220,155,306)
Gross profit	18,315,512	17,809,821

Add: Other income
Bank interest income	3,892	472
Sundry income	2,434	135,625
	6,326	136,097
Add: Other gains and losses – net exchange gains/(losses)	886,968	(112,284)

Less: Expenditure (Appendix ii)
Administrative expenses	3,490,843	4,164,678
Other operating expenses	964,801	901,717
	4,455,644	5,066,395
Profit from operations	14,753,162	12,767,239
Less: Finance costs (Appendix ii)	130,255	372,488
Profit before taxation	14,622,907	12,394,751

Appendix ii

UNIQUE LOGISTICS INTERNATIONAL (SOUTH CHINA) LIMITED
OVERHEAD EXPENSES
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For management information only)

	2022	2021
	HKD	HKD
Administrative expenses
Computer expenses	180,732	136,940
Salaries and bonuses	3,105,763	3,817,572
Staff welfare	101,973	107,791
Telephone and facsimile	102,375	102,375
	3,490,843	4,164,678
Other administrative expenses
Administration and handling fee	270,000	270,000
Auditor’s remuneration	112,600	46,000
Bank charges	41,404	57,446
Business registration fee	150	250
Corporate fee	206,144	126,527
Depreciation	582	582
Entertainment	290,786	351,244
General expenses	280	619
Insurance	28,256	35,211
Legal and professional fees	9,000	10,500
Printing and stationery	99	312
Repairs and maintenance	5,500	3,026
	964,801	901,717
	4,455,644	5,066,395
Finance costs
Bank loan interest	130,255	354,206
Other loan interest	—	18,282
	130,255	372,488

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Regd. Office: 34, Allenby Road, Bhowanipore, Kolkata — 700 020

CIN: U62200WB2010FTC145954; Phone: 033-4036-9977; Fax: 033-4036-9988; Email: sanjeev.ambasta.del@unique-logistics.com

DIRECTORS’ REPORT

To

The Members,

Your Directors have pleasure in presenting their 12th Annual Report and Audited Financial Statements on the business and operations of the Company for the year ended 31st March, 2022:

FINANCIAL RESULTS: (Figures in ‘000 Rs.)	2021 – 22	2020 – 21
Income from services	56,13,830	21,18,465
Less: Total Operating Expenditure excluding Depreciation and Finance Cost	55,55,611	21,03,584
Operating Profit	58,219	14,881
Add: Misc. income	3,868	1,768
Profit before Interest, Depreciation and Taxation	62,087	16,649
Less: Finance Cost	181	392
Profit before Depreciation and Taxation	61,906	16,257
Less: Depreciation	2,443	1,720
Profit before Taxation	59,463	14,537
Less: Provision for Taxation – Current Tax	15,078	4,061
– Deferred Tax	(2,315)	551
Net Profit after Taxes	46,700	9,925
Add: Surplus brought forward from previous year	69,035	59,110
Surplus carried to Balance Sheet	1,15,735	69,035

REVIEW OF OPERATIONS:

Financial year 2021 − 22 was an exceptional year for the Company. Income from logistics services increased by 164% to Rs. 56,138 Lakh from Rs. 21,185 Lakh in the previous year. There is no doubt that some of this increase came from exceptionally high freight rates prevailing throughout the financial year which are expected to decrease in the future. However, much of the increase was also driven by business growth, particularly in export logistics services, as the Company successfully secured business awards from major United States based companies that are increasing their buying from India.

The Company successfully managed cost containment despite the burgeoning business levels. The steps taken by the Company ensured that profit before tax registered an increase of 309% to Rs. 594.63 Lakh compared to Rs. 145.37 Lakh in the previous year. The Company reports an increased profit after tax at Rs. 466.99 Lakh compared to Rs. 99.23 Lakh in the previous year; an upturn of 370%.

FUTURE PROSPECTS I STATE OF COMPANY’S AFFAIRS:

The Company expects that freight rates will gradually decline over the next financial year. Freight rates were abnormally high in the post pandemic recovery period. In addition, the Company remains concerned about geopolitical factors, including elevated fuel prices, that will likely result in a global slowdown.

The Company is preparing for such market conditions by continuously increasing its customer base, even as individual customers, likely, reduce their shipping.

Continuous efforts to contain costs will help maintain and build profitability, even as revenues from logistics services decrease due to freight prices declining.

DIVIDEND:

The Board considers it prudent to conserve working capital resources for the growth and expansion of the Company and accordingly does not recommend payment of any dividend on the Equity Shares for the year under report.

TRANSFER TO RESERVES:

The Board of Directors does not propose to transfer any amount of profit after tax to any Reserves.

CAPITAL EXPENDITURES:

As of 31st March, 2022, the gross fixed assets stood at Rs. 214.50 Lacs as compared to Rs. 193.28 Lacs in the previous year. The net fixed assets as at the close of the financial year were Rs. 54.79 Lakh. Additions during the year amounted to Rs. 35.61 Lacs and assets worth Rs. 15.75 Lakh (most of which were old and unusable furniture/fixtures and office equipments) were disposed off.

COVID-19 IMPACT:

As the Indian and global economy boomed after pandemic lockdowns were lifted, the Company’s business returned to normalcy and operations resumed in line with Government of India as well as local government directives.

However, the Company is cognizant of the threat that COVID-19 still presents and has systems in place to monitor and react to the continuing threats of emerging variants of the virus. The Company has taken all necessary steps and precautionary measures to ensure smooth functioning of its operations/business and most importantly, the health and safety of its employees. The Company is ready with rapid response action plans in the event of further health crises that may emerge.

PUBLIC DEPOSITS:

The Company has not invited and/or accepted any deposits from the public during the year under report. There were no unclaimed or unpaid deposits as on the financial year-end date. Since there was no deposit covered under Chapter V of the Act, the question of any default in repayment of deposits or payment of interest thereon during the year does not arise at all and as such, the details required to be given pursuant to the provisions of Rule 8(5)(v) of the Companies (Accounts) Rules, 2014 are not applicable to the Company.

MATERIAL CHANGES & COMMITMENTS:

There was no material change or commitments affecting financial position of the Company occurring between the date of Financial Statements and the Board’s Report.

NOTE ON HOLDING, SUBSIDIARY, JOINT VENTURE AND ASSOCIATE COMPANIES:

The Company is a subsidiary of Unique Logistics Holdings Limited, Hongkong. It is engaged in the business of logistics services in India and abroad. The Company has no Subsidiary, Associate or Joint Venture Company anywhere.

BOARD OF DIRECTORS:

There was no change in the composition of the Board of Directors since its last report. As per Articles of Association of the Company none of the Directors are liable to retire by rotation. None of the Directors of the Company are disqualified under Section 164(2) of the Companies Act, 2013.

DISCLOSURE ON COMMITTEES OF THE BOARD:

The Board of Directors does not have any Committee and it was not required to form any Committee also as per various provisions of the Act.

KEY MANAGERIAL PERSONNEL

The Company, being a Private Limited Company, was not required to have any Key Managerial Personnel.

NUMBER OF MEETINGS OF THE BOARD:

During the financial year FOUR (4) Meetings of the Board of Directors were convened and held. The intervening gap between the Meetings was within the period prescribed under the Companies Act, 2013 read with the Rules made thereunder. Dates of Board Meetings indicating the attendance by each Director is given below:

BOARD MEETING AND ATTENDANCE RECORDS:

Name of Directors	Dates of Board Meetings and Attendance				Summary of No. of meetings attended
	[P = Present A= Absent]
	24.05.2021	28.06.2021	10.09.2021	06.01.2022
Mr. Sudersban Shanna	p	A	A	A	1
Mr. Sunandan Ray	p	A	A	A	1
Mr. Richard Chi Tak Lee	p	p	p	p	4
Mr. Ping Hong Tarn	p	p	p	p	4
Mr. Patrick Man Bun Lee	p	p	p	p	4
Mr. Thomas To Wong	p	p	p	p	4

DIRECTORS’ RESPONSIBILITY STATEMENT:

The Company is in compliance with various accounting and financial reporting requirements in respect of the financial statements for the year under review. Pursuant to Section 134(5) of the Companies Act, 2013 and in respect of the Annual Accounts for the year under review, the Directors hereby confirm that:

i.       in the preparation of the annual accounts, the applicable accounting standards had been followed with proper explanation relating to material departures, if any;

ii.      the directors had selected such accounting policies and applied them consistently and made judgements and estimates that were reasonable and prudent so as to give a true and fair view of the state of affairs of the Company as at the end of the financial year and of the profit of the Company for the year;

iii.     the directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities.

iv.      the directors had prepared the annual accounts on a going concern basis; and

v.       the directors had devised proper systems to ensure compliance with the provisions of all applicable laws and that such systems were adequate and operating effectively.

AUDITORS:

Mis. BM Chatrath & Co. LLP, Chartered Accountants, [FRN: 30101 1E/E300025] being the retiring Auditors, hold office until the conclusion of the ensuing 12th Annual General Meeting of the Company for the Financial Year ending 31st March 2022. The Board of Directors has recommended for the approval of the Members, the re-appointment of M/s. B. M. Chatrath & Co. LLP, Chartered Accountants, [FRN: 30101 1E/E300025] as the Statutory Auditors of the Company for a further period of five consecutive years, in accordance with the provisions of Section 139(1) of the Companies Act, 2013 to hold office till the conclusion of the 1[ILLEGIBLE]111Annual General Meeting to be held for the Financial Year ending 31st March, 2027. M/s. B. M. Chatrath & Co. LLP, Chartered Accountants, have also confirmed their eligibility, willingness and qualification to be re-appointed as Statutory Auditors of the Company.

AUDIT OBSERVATIONS:

No qualification, reservation, adverse remark or disclaimer has been made by the Auditors in their report. The observations of the Auditors read with Notes to Accounts are self-explanatory and do not warrant any further clarification or comment.

MAINTENANCE OF COST RECORDS AND COST AUDIT:

The Central Government has not mandated maintenance of cost records in respect of products/services of the Company under sub-section (1) of section 148 of the Companies Act, 2013 and accordingly such accounts and records are not required to be made or maintained. Accordingly Cost Audit is also not applicable.

SECRETARIAL AUDIT:

Secretarial Audit is not applicable.

ADHERENCE TO SECRETARIAL STANDARDS:

The Directors state that applicable Secretarial Standards issued by The Institute of Company Secretaries of lndia and approved by the Central Government under Section 118(10) of the Companies Act, 2013 have been adhered to by the Company.

PARTICULARS OF LOANS, GUARANTEES OR INVESTMENTS:

The Company has not granted any loan or made any investments or given guarantees or provided securities covered under section 186 of the Companies Act, 2013.

RELATED PARTY DISCLOSURES:

All related party transactions entered into during the financial year were on arm’s length basis in the ordinary course of business and the same have been disclosed in Notes to Accounts.

The Company being a private limited company, pursuant to Notification F. No. 1/1/14-CL.V dated 05.06.2015, its holding Company and other companies which are subsidiaries of its holding company are not treated as related party for the purposes of Section 188. Hence transactions entered into by the Company with its Holding Company and other fellow subsidiaries are not treated as related party transactions.

Accordingly, there is nothing to report pursuant to section 134(3)(h) of the Companies Act, 2013 read with Rule 8(2) of the Companies (Accounts) Rules, 2014 in Form AOC-2.

ANNUAL RETURN:

In terms of the provisions of sections 92(3) and 134(3)(a) of the Companies Act, 2013 it is stated that the Annual Return as on 31st March, 2021 has not been placed on any web since the Company, being a private limited company, is not required to host or maintain any web address to serve its investors/shareholders.

INTERNAL FINANCIAL CONTROL:

As required under Section 134(3)(q) of the Companies Act, 2013 read with Rule 8(5)(viii) of Companies (Accounts) Rules, 2014 the Company has in place proper and adequate internal financial control system commensurate with the size, scale, complexity and nature of its business operations. The Board has adopted the policies and procedures for ensuring the orderly and efficient conduct of its business, including adherence to the Company’s policies, the safeguarding of its assets, the prevention and detection of frauds and errors, the accuracy and completeness of the accounting records and the timely preparation of reliable financial disclosures.

The internal financial control systems of the Company are monitored and evaluated periodically by the Directors with senior management, deviations are regularly identified and corrective actions are taken wherever necessary. The Company’s management has assessed the effectiveness of the Company’s internal financial control over financial reporting as of March 31, 2022. The statutory auditors of the company have, in their report on Internal Financial Control, certified that the same are adequate in all material respects.

Present internal financial control measures are tested over time and no reportable material weakness in the design or operation was observed.

RISK MANAGEMENT:

Risks are events, situations or circumstances which may lead to negative consequences on the Company’s businesses. Risk management is the process of identifying, quantifying and managing the risks that an organization faces.

The Company has in place a Risk Management Policy which is designed to enable risks to be identified, assessed and mitigated appropriately. The Company fulfills its legal requirements as per the Rules/Acts laid down in the statute and improving work place safety continues to be the top priority. As of now the Directors do not envisage any element of risk which may threaten the existence of the company.

EMPLOYEE RELATIONS/HUMAN RESOURCE DEVELOPMENT:

The Company places great value on the well being of its employees. Our services and our technology are delivered and utilized by our staff. It remains the Company’s highest priority to maintain excellent and cordial personnel relations.

At the end of an exceptional financial year, the Directors express their appreciation and gratitude to the entire team of employees for their incredible dedication and commitment to achieving the goals of the Company.

CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION AND FOREIGN EXCHANGE EARNINGS AND OUTGO:

Information as per Section 134(3)(m) of the Companies Act, 2013 read with Rule 8(3) of the Companies (Accounts) Rules, 2014 are given as below:

A.     Conservation of Energy

The Company does not carry out any manufacturing activities requiring consumption of energy.

B.     Technology Absorption:

i)       Efforts made towards technology absorption: The company has invested heavily in technology infrastructure to create differentiated delivery capabilities, quality services and customized solutions for clients.

ii)      Benefits derived from product improvement, cost reduction, product development or import substitution: Not applicable

iii)    In case of imported technology: The Company has not imported any technology during the year.

iv)     The expenditure incurred in Research and Development: Absorbed in direct expenses and not separately measured.

[ILLEGIBLE]

FOREX details	2021 – 22	2020 – 21
	In Rs.’000	In Rs.’000
Earnings: a) Sale – Freight	28,90,289	4,37,124
Outgo: a) Payment – Freight	4,59,158	1,84,662

PARTICULARS OF EMPLOYEES

None of the employees of the Company drew remuneration in excess of the limits laid down in Rule 5(2) of the Companies (Appointment & Remuneration of Managerial Personnel) Rules, 2014 and hence there is nothing to report on this matter.

CORPORATE SOCIAL RESPONSIBILITY:

The Company did not come under the ambit of the Corporate Social Responsibility, as defined under the provision of Section 135 of the Companies Act, 2013, during the financial year under report.

CONSTITUTION OF INTERNAL COMPLAINTS COMMITTEE:

The Directors state that the Company has constituted an Internal Complaints Committee in accordance with the requirements of The Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013 and the Rules made thereunder. The Order constituting such Committee and the penal consequences of sexual harassment has been conspicuously displayed at all the workplaces of the Company. During the year under review, no cases have been filed before the said Committee.

GENERAL:

The Directors state that no disclosure or reporting is required in respect of the following items as there were no transactions on these items during the year under review:

a)      No loan has been granted to any employee for purchase of Company’s shares under any scheme.

b)      The Company has not issued any equity shares with differential rights as to dividend, voting or otherwise.

c)      There was no issue of shares (including sweat equity shares / ESOP / ESPS) to employees of the Company under any scheme.

d)      Since the Company· does not have any subsidiary, the matter of receiving any remuneration or commission by the Directors/Managing Director(s) from subsidiaries does not arise at all.

e)      No fraud has been committed by the Company or by any of its officers or employees and the Auditors have not reported any fraud to the Board of Directors or to the Central Government pursuant to Section 143(12) of the Companies Act, 2013.

f)      No significant or material orders were passed by the Regulators or Courts or Tribunals which impact the going concern status and Company’s operations in future.

g)      No application was made against the company, or no proceedings are pending under the Insolvency and Bankruptcy Code, 2016 as at the end of the financial year.

h)      There was no settlement of any loan by the Company with any Bank or Financial Institution and hence providing reasons of difference between amount of the valuation done at the time of one-time settlement and the valuation done while taking loan from the Banks or Financial Institutions does not arise.

ACKNOWLEDGEMENT:

The Board of Directors wish to place on record its sincere appreciation for the encouragement, assistance and co-operation received from members, government authorities, banks, customers, suppliers, creditors and other business associates and for the trust reposed in the management. The Board also wishes to thank all employees for their commitment, contribution and support extended to the Company.

For and on behalf of the Board of Directors
Place: Hongkong
Dated: 27-07-2022		[ILLEGIBLE]
	(Patrick Man Bun Lee) Director DIN: 06728542	(Ping Hong) Director DIN: 06709767

B M CHATRATH & CO LLP (FORMERLY BM CHATRATH & CO) CHARTERED ACCOUNTANTS LLPIN: AAJ-0682	REGO. OFFICE: CENTRE POINT, 4th FLOOR, Suite No. 440 21, HEMANTA BASU SARANI, KOLKATA — 700 001 TEL: 2248-4575/6810/9934 E-mail: bmccal@bmchatrath.in website: www.bmchatrath.com

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF
UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED

Report on the Audit of the Financial Statements Opinion

We have audited the accompanying financial statements of UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED (“the Company”), which comprise the Balance Sheet as at March 31, 2022, the Statement of Profit and Loss and the Statement of Cash Flows for the year ended on that date, and a summary of the significant accounting policies and other explanatory information (hereinafter referred to as “the financial statements”).

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid standalone financial statements give the information required by the Companies Act, 2013 (“the Act”) in the manner so required and give a true and fair view in conformity with the Accounting Principles generally accepted in India, of the state of affairs of the Company as at March 31, 2022, the Profit and its cash flows for the year ended on that date.

Basis for Opinion

We conducted our audit of the financial statements in accordance with the Standards on Auditing (SAs) specified under section 143(10) of the Act. Our responsibilities under those Standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the Code of Ethics issued by the Institute of Chartered Accountants of India (ICAI) together with the independence requirements that are relevant to our audit of the financial statements under the provisions of the Act and the Rules made there under, and we have fulfilled our other ethical responsibilities in accordance with these requirements and the ICAl’s Code of Ethics.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on the financial statements.

Information Other than the Financial Statements and Auditor’s Report Thereon

The Company’s Board of Directors is responsible for the preparation of the other information. The other information comprises the information included in the Board’s Report including Annexures to Board’s Report but does not include the financial statements and our Auditor’s Report thereon. The other information as identified above is expected to be made available to us after the date of this Auditor’s Report.

NOIDA :- D-26, 2nd Floor, Sector- 3, Noida — 201301 (Uttar Pradesh), Ph. No. - 0120-4593360, 0120-4593361
DELHI :- Flat No. - 9B, 45 Friends Colony East, New Delhi 110065

MUMBAI :- 104, Building No. B69, Nitin Shanti Nagar CHSL, Shanti Nagar, Sector — I, Mira Road East, Dist. - Thane, Mumbai - 401107

HYDERABAD :- Mangalgiri Vinaygar Apartments, Flat No. - 202, 8-2-616/3/E/2, Road No. 10 Banjara Hills, Pin - 500034

JAIPUR:- B-269, [ILLEGIBLE] Colony, Jaipur-302004, Ph.: 0141-2601727

Our opinion on the financial statements does not cover the other information and we will not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information identified above when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained during the course of our audit or otherwise appears to be materially misstated.

If based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report the fact. We have nothing to report in this regard.

Management’s Responsibility for the Financial Statements

The Company’s Board of Directors is responsible for the matters stated in section 134(5) of the Act with respect to the preparation and presentation of these financial statements that give a true and fair view of the financial position, financial performance and cash flows of the Company in accordance with the accounting principles generally accepted in India, including the accounting Standards specified under section 133 of the Act read with Rule 7 of the Companies (Accounts) Rules, 2014 (As Amended).

This responsibility also includes maintenance of adequate accounting records in accordance with the provisions of the Act for safeguarding the assets of the Company and for preventing and detecting frauds and other irregularities; selection and application of appropriate accounting policies; making judgments and estimates that are reasonable and prudent; and design, implementation and maintenance of adequate internal financial controls, that were operating effectively for ensuring the accuracy and completeness of the accounting records, relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so. The Board of Directors are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with SAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with SAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•        Obtain an understanding of internal financial controls relevant to the audit in order to design audit procedures that are appropriate in the circumstances. Under section 143(3)(i) of the Act, we are also responsible for expressing our opinion on whether the Company has adequate internal financial controls system in place and the operating effectiveness of such controls.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•        Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•        Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

Materiality is the magnitude of misstatements in the financial statements that, individually or in aggregate, makes it probable that the economic decisions of a reasonably knowledgeable user of the financial statements may be influenced. We consider quantitative materiality and qualitative factors in

(i)     planning the scope of our audit work and in evaluating the results of our work; and

(ii)    to evaluate the effect of any identified misstatements in the financial statements.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Report on Other Legal and Regulatory Requirements

1.      As required by the Companies (Auditor’s Report) Order, 2020 (“the Order”) issued by the Central Government in terms of Section 143(11) of the Act, we give in Annexure ‘A’ our report on the matters specified in paragraphs 3 and 4 of the Order, to the extent applicable.

2.      As required by Section 143(3) of the Act, based on our audit we report that:

(a)     We have sought and obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit.

(b)    In our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books and proper returns adequate for the purposes of our audit have been received from the branches not visited by us.

(c)     The Balance Sheet, the Statement of Profit and Loss and the Statement of Cash Flow dealt with by this Report are in agreement with the relevant books of account and with the returns received from the branches not visited by us.

(d)    In our opinion, the aforesaid financial statements comply with the Accounting Standards specified under Section 133 of the Act, read with the read with Rule 7 of the Companies (Accounts) Rules, 2014.

(e)     On the basis of the written representations received from the directors as on March 31, 2022, taken on record by the Board of Directors, none of the directors is disqualified as on March 31, 2022, from being appointed as a director in terms of Section 164 (2) of the Act.

(f)     With respect to the adequacy of the internal financial controls with reference to financial statements of the company and the operating effectiveness of such controls, refer to our separate report in Annexure ‘B’. Our report expresses an unmodified opinion on the adequacy and operating effectiveness of the Company’s internal financial controls with reference to financial statements.

(g)    With respect to the other matters to be included in the Auditor’s Report in accordance with the requirements of section 197(16) of the Act, as amended:

This is a Private Limited Company hence the provisions of section 197 are not applicable to the Company.

(h)    With respect to the other matters to be included in the Auditor’s Report in accordance with Rule 11 of the Companies (Audit and Auditors) Rules, 2014, as amended in our opinion and to the best of our information and according to the explanations given to us:

i)       The Company does not have any pending litigations as on 3!51 March, 2022, hence there is no impact of pending litigations on its financial position in its financial statement on that date.

ii)      The Company did not have any long-term contracts including derivative contracts for which there were any material foreseeable losses.

iii)    There were no amounts which were required to be transferred to the Investor Education and Protection Fund by the Company during the year.

iv)     (a) The Management has represented that, to the best of its knowledge and belief, no funds (which are material either individually or in the aggregate) have been advanced or loaned or invested ( either from borrowed funds or share premium or any other sources or kind of funds) by the Company to or in any other person or entity, including foreign entity (“Intermediaries”), with the understanding, whether recorded in writing or otherwise, that the Intermediary shall, whether, directly or indirectly lend or invest in other persons or entities identified in any manner whatsoever by or on behalf of the Company (“Ultimate Beneficiaries”) or provide any guarantee, security or the like on behalf of the Ultimate Beneficiaries.

(b) The Management has represented, that, to the best of its knowledge and belief, no funds (which are material either individually or in the aggregate) have been received by the Company from any person or entity, including foreign entity (“Funding Parties”), with the understanding, whether recorded in writing or otherwise, that the Company shall, whether, directly or indirectly, lend or invest in other persons or entities identified in any manner whatsoever by or on behalf of the Funding Party (“Ultimate Beneficiaries”) or provide any guarantee, security or the like on behalf of the Ultimate Beneficiaries.

(c) Based on the audit procedures that have been considered reasonable and appropriate in the circumstances, nothing has come to our notice that has caused us to believe that the representations under sub-clause (i) and (ii) of Rule 11(e), as provided under (a) and (b) above, contain any material misstatement.

v)      The Company has neither proposed nor paid any dividend for the financial year, hence this sub-rule is not applicable.

For B M Chatrath & Co LLP Chartered Accountants FRN: 30101lE/E300025
Place: Kolkata Date: 27th July, 2022	Priya Agarwal Partner Membership Number 303874 UDIN: 22303874AOCRJT1785

‘ANNEXURE — A’ TO THE AUDITORS REPORT

The Annexure referred to in our Independent Auditors’ Report to the members of the Company on the financial statements for the year ended March 31, 2022, we report that:

i.       In respect of the Company’s Property, Plant and Equipment and Intangible Assets:

a.      (A) The Company has maintained proper records showing full particulars, including quantitative details and situation of Property, Plant and Equipment.

(B) The Company has maintained proper records showing full particulars of intangible assets.

b.      The Company has a program of physical verification of Property, Plant and Equipment and right-of-use assets so to cover all the assets once every years which, in our opinion, is reasonable having regard to the size of the Company and the nature of its assets. Pursuant to the program, certain Property, Plant and Equipment were due for verification during the year and were physically verified by the Management during the year. According to the information and explanations given to us, no material discrepancies were noticed on such verification.

c.      The Company does not held any Immovable Property as on 31st March 2022 and hence reporting under clause 3(i)(c) of the Order is not applicable.

d.      The Company has not revalued any of its Property, Plant and Equipment (including right-of-use assets) and intangible assets during the year.

e.      No proceedings have been initiated during the year or are pending against the Company as at March 31, 2022 for holding any Benami property under the Benami Transactions (Prohibition) Act, 1988 (as amended in 2016) and rules made thereunder.

ii.

a.      The Company does not have any inventory as on 31st March 2022 and hence reporting under clause 3(ii)(a) of the Order is not applicable.

b.      The Company has not been sanctioned working capital limits in excess of 5 crore, in aggregate, at any points of time during the year, from banks or financial institutions on the basis of security of current assets and hence reporting under clause 3(ii)(b) of the Order is not applicable.

iii.     The company has not made any investments in, provided any guarantee or security, or granted any loans or advances in the nature of loans, secured or unsecured, to companies, firms, Limited Liability Partnerships, or any other parties, hence, reporting under clause 3(iii) of the Order is not applicable.

iv.      The Company has not granted any loan or made investment or provided guarantees or securities, as applicable, as mentioned in the provisions of Sections 185 and 186 of the Companies Act, 2013. Hence, reporting under clause 3(iv) of the Order is not applicable.

v.       The Company has not accepted any deposit or amounts which are deemed to be deposits. Hence, reporting under clause 3(v) of the Order is not applicable.

vi.     The Central Government has not prescribed the maintenance of cost records under section 148(1) of the Act, for any of the services rendered by the Company. Thus, reporting under clause 3(vi) of the order is not applicable to the Company.

vii.

a.      According to the information and explanations given to us and on the basis of examination of the records of the Company examined by us, in our opinion, the Company has generally been regular in depositing undisputed statutory dues including Provident Fund, Employees State Insurance, Income-tax, Sales-tax, Service tax, Goods and Service Tax, Customs duty, Excise duty, Value added tax, cess and other material statutory dues as applicable, with the appropriate authorities.

According to the information and explanations are given to us, no undisputed amounts payable in respect of the above items were in arrears as at 31 March, 2022 for a period exceeding six months from the date they became payable.

b.      According to the information and explanation given to us and the records of the Company examined by us, there are no dues of Income-Tax, Sales Tax, Service Tax, Goods and Service Tax, Customs Duty, Excise duty, Value added tax as at March 31, 2022, which have not been deposited on account of dispute.

viii.   As per the information and explanations given to us there were no transactions relating to previously unrecorded income that have been surrendered or disclosed as income during the year in the tax assessments under the Income Tax Act, 1961 (43 of 1961).

ix.

a.      The company has not defaulted in repayment of loans or other borrowings or in the payment of interest thereon to any lender.

b.      The company has not been declared a willful defaulter by any bank or financial institution or other lenders.

c.      The term loans were applied for the purpose for which the loans were obtained, and there was no diversion oft he amount of loan and the purpose for which it was used.

d.      Funds raised on short term basis, have not been utilized for the long-term purposes.

e.      The company has not taken any funds from any entity or person on account of or to meet the obligations of its subsidiaries, associates, or joint ventures, hence, the clause 3(ix)(e) is not applicable.

f.       The company has not raised loans during the year on the pledge of securities held in its subsidiaries, joint ventures, or associate companies, hence, the clause 3(ix)(f) is not applicable.

x.

a.      The Company has not raised moneys by way of initial public offer or further public offer (including debt instruments) during the year and hence reporting under clause 3(x)(a) of the Order is not applicable.

b.      During the year, the Company has not made any preferential allotment or private placement of shares or convertible debentures (fully or partly or optionally) and hence reporting under clause 3(x)(b) of the Order is not applicable.

xi.

a.      No fraud by the Company and no material fraud on the Company has been noticed or reported during the year.

b.      No report under sub-section (12) of section 143 of the Companies Act has been filed in Form ADT-4 as prescribed under rule 13 of Companies (Audit and Auditors) Rules, 2014 with the Central Government, during the year and upto the date of this report.

c.      No whistleblower complaints were received by the Company during the year and upto the date of this report.

xii.    The Company is not a Nidhi Company and hence, reporting under clause (xii) of the Order is not applicable.

xiii.   In our opinion, the Company is in compliance with Section 177 and 188 of the Companies Act, 2013 with respect to applicable transactions with the related parties, and the details of related party transactions have been disclosed in the financial statements as required by the applicable accounting standards.

xiv.

a.      In our opinion the Company has an internal audit system commensurate with the size and the nature of its business.

b.      We have considered, the internal audit reports for the year under audit, issued to the Company during the year and till date, in determining the nature, timing and extent of our audit procedures.

xv.     In our opinion during the year the Company has not entered into any non-cash transactions with its directors or persons connected with its directors. and hence provisions of section 192 of the Companies Act, 2013 are not applicable to the Company.

xvi.

a.      In our opinion, the Company is not required to be registered under section 45-IA of the Reserve Bank of India Act, 1934. Hence, reporting under clause 3(xvi)(a), (b) and (c) of the Order is not applicable.

b.      the company has not conducted any Non-Banking Financial or Housing Finance activities, hence, reporting under clause 3(xvi)(b) of the Order is not applicable.

c.      In our opinion, there is no core investment company within the Group (as defined in the Core Investment Companies (Reserve Bank) Directions, 2016) and accordingly, reporting under clause 3(xvi)(c & d) of the Order is not applicable.

xvii.  The Company has not incurred cash losses during the financial year covered by our audit and the immediately preceding financial year.

xviii. There has been no resignation of the statutory auditors of the Company during the year.

xix.   On the basis of the financial ratios, aging and expected dates of realization of financial assets and payment of financial liabilities, other information accompanying the financial statements and our knowledge of the Board of Directors and Management plans and based on our examination of the evidence supporting the assumptions, nothing has come to our attention, which causes us to believe that any material uncertainty exists as on the date of the audit report indicating that Company is not capable of meeting its liabilities existing at the date of the balance sheet as and when they fall due within a period of one year from the balance sheet date. We, however, state that this is not an assurance as to the future viability of the Company. We further state that our reporting is based on the facts up to the date of the audit report and we neither give any guarantee nor any assurance that all liabilities falling due within a period of one year from the balance sheet date, will get discharged by the Company as and when they fall due.

xx.    The company is not covered by the Section 135 of the Companies Act, 2013, hence reporting under clause 3(xx) of the Order is not applicable.

For B M Chatrath & Co LLP Chartered Accountants FRN: 30101lE/E300025
Place: Kolkata Date: 27th July, 2022	Priya Agarwal Partner Membership Number 303874 UDIN - 22303874AOCRJT178

‘ANNEXURE — B’ TO THE INDEPENDENT AUDITOR’S REPORT

Report on the Internal Financial Controls under Clause (i) of Sub-section 3 of Section 143 of the Companies Act, 2013 (“the Act”)

We have audited the internal financial controls over financial reporting UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED (“the Company”) as of March 31, 2022 in conjunction with our audit of the financial statements of the Company for the year ended on that date.

Management’s Responsibility for Internal Financial Controls

The Company’s management is responsible for establishing and maintaining internal financial controls based on the internal control over financial reporting criteria established by the Company considering the essential components of internal control stated in the Guidance Note on Audit of Internal Financial Controls over Financial Reporting issued by the Institute of Chartered Accountants of India. These responsibilities include the design, implementation and maintenance of adequate internal financial controls that were operating effectively for ensuring the orderly and efficient conduct of its business, including adherence to company’s policies, the safeguarding of its assets, the prevention and detection of frauds and errors, the accuracy and completeness of the accounting records, and the timely preparation of reliable financial information, as required under the Companies Act, 2013.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Company’s internal financial controls over financial reporting based on our audit. We conducted our audit in accordance with the Guidance Note on Audit of Internal Financial Controls Over Financial Reporting (the “Guidance Note”) and the Standards on Auditing, issued by ICAI and deemed to be prescribed under section 143(10) of the Companies Act, 2013, to the extent applicable to an audit of internal financial controls. Those Standards and the Guidance Note require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether adequate internal financial controls over financial reporting was established and maintained and if such controls operated effectively in all material respects. Our audit involves performing procedures to obtain audit evidence about the adequacy of the internal financial controls system over financial reporting and their operating effectiveness.

Our audit of internal financial controls over financial reporting included obtaining an understanding of internal financial controls over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on the Company’s internal financial controls system over financial reporting.

Meaning of Internal Financial Controls over Financial Reporting

A company’s internal financial control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal financial control over financial reporting includes those policies and procedures that:

(1)    pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

(2)    provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

(3)    provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Inherent Limitations of Internal Financial Controls Over Financial Reporting

Because of the inherent limitations of internal financial controls over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of the internal financial controls over financial reporting to future periods are subject to the risk that the internal financial control over financial reporting may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinion

In our opinion, and to the best of our information and according to the explanations given to us, the Company has, in all material respects, an adequate internal financial controls system over financial reporting and such internal financial controls over financial reporting were operating effectively as at March 31, 2022, based on the internal control over financial reporting criteria established by the Company considering the essential components of internal control stated in the Guidance Note on Audit of Internal Financial Controls Over Financial Reporting issued by the Institute of Chartered Accountants of India.

For B M Chatrath & Co LLP Chartered Accountants FRN: 30101lE/E300025
Place: Kolkata Date: 27th July, 2022	Priya Agarwal Partner Membership Number 303874 UDIN - 22303874AOCRJT1785

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
BALANCE SHEET AS AT 31 MARCH 2022

	Note No.	As at 31st March, 2022 Amount Rs.’000	As at 31st March, 2021 Amount Rs.’000
I. EQUITY AND LIABILITIES

1. Shareholders’ Funds
(a) Share Capital	2	13,086	13,086
(b) Reserves and Surplus	3	1,23,918	77,218
		1,37,004	90,304
2. Non-Current Liabilities
(a) Long-Term Borrowings	4	1,231	421
(b) Long-Term Provisions		22,141	16,816
	5	23,372	17,237
3. Current Liabilities
(a) Short-Term Borrowings	6	860	331
(b) Trade Payables	7	8,74,349	2,96,025
(c) Other Current Liabilities	8	11,142	8,433
(d) Short-Term Provisions	9	33,265	21,810
		9,19,616	3,26,599
		[ ]	42,34,140
II. ASSETS
1. Non-Current Assets
(a) Property, Plant & Equipment & Intangible Assets
(i) Property, Plant & Equipment		5,791	4,344
(ii) Intangible Assets	10		1
(iii) Capital Work in Progress
		5,479	4,345
(c) Defemd Tax Assets (net)	11	4,313	1,997
(d) Long-Term Loans and Advances	12	30,512	34,730
		34,825	36,727
l. Current Assets
(a) Trade Receivables	13	8,69,657	3,64,546
(b) Cash and Cash Equivalents	14	1,00,512	4,351
(c) Short-Term Loans and Advances	15	993	424
(d) Other Current Asset	16	68,526	23,747
		10,39,688	3,93,068
		10,79,992	4,34,140
Significant Accounting Policies	1

The accompaying notes are an integral part of the financial statements.

In terms of our report attached

Firm Registration No. 301011E/E300025 For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS	Membership Number 303874 Place: KOLKATA Date: 27.7.2022
Priya Agarwal Partner

For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED PATRICK Director DIN: 066728542	Director DIN: 06709767 Place: HONGKONG Date: 27.7.2022

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
STATEMENT OF PROFIT AND LOSS FOR THE YEAR ENDED 31ST MARCH 2022

	Note No.	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
l. INCOME
(a) Revenue from Operations (Gross)	17	56,13,830	21,18,465
(b) Other Income	18	3,868	1,768
Total Income		56,17,698	21,20,233

II. EXPENSES
(a) Operating Expenses	19	53,34,117	19,10,059
(b) Employee Benefits Expense	20	1,79,459	1,54,278
(c) Finance Cost	21	181	392
(d) Depreciation and Amortisation Expense	22	2,443	1,720
(e) Other Expenses	23	42,035	39,247
Total Expenses		55,58,235	21,05,696

III. Profit Before Exceptional and Extraordinary Items and Tax (I-II)		59,4631	14,537

Exceptional Items

IV. Profit Before Extraordinary Items and Tax		59,463	14,537

Extraordinary Items

V. Profit Before Tax		59,463	14,537

VI. Tax Expense:
(a) Current Tax	24	15,078	4,061
(b) Deferred Tax Expense/(Income)	25	(2,315)	551
		12,763	4,612

VII. Profit After Taxation (V-VI)		46,700	9,925

Basic and diluted Earning per Share (in Rs.)	26	35,691	7.58

Significant Accounting Policies

The accompaying notes are an integral part of the financial statements.

In terms of our report attached

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27-07-2022	PATRICK MAN BUN LEE Director DIN: 06728542	PING HONG TAM Director DIN: 06709767 Place: HONGKONG Date: 27-07-2022

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
STATEMENT OF CASH FLOW FOR THE YEAR ENDED 31ST MARCH 2022

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
I. CASH FLOW FROM OPERATING ACTIVITIES
Profit before exceptional items and tax as per statement of profit and loss	59,463	14,537

Adjustment for: Depreciation and amortisation expenses	2,443	1,720
Fixed Asset Written off	4
Finance cost	181
Provision for Bad and Doubtful debts	1,200
Interest Income	(721)
Liabilities no longer required written back	( ,062)
Operating Profit before working capital changes	61,509	16,256

Adjustment for: (Increase)/Decrease in Trade Receivables	(5,06,310)	(61,408)
(Increase)/Decrease in Short-Term Loans and Advances	(569)	4,110
(Increase)/Decrease in Long term loans & advances	(382)	489
(Increase)/Decrease in TDS Receivable		(4,864)
(Increase)/Decrease in Other Current Assets	(609)	2,685
Increase/(Decrease) in Trade Payables	5,79,387	57,644
Increase/(Decrease) in Other Current Liabilities	2,709	(10,938)
Increase/(Decrease) in Long-Term Provisions	1,264	8,272
Increase/(Decrease) in Short-Term Provisions	437	(8,479)
Cash generated from operation	1,37,436	3,768
Less: Income tax paid (net of refund)	(39,332)
Net cash flows generated from operating activities after exceptional items	98,104	3,768

II. CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Property, Plant & Equipment	(3,697)	(2,645)
Sale of Property, plant & equipment	115
Investment in Fixed Deposits	(15,500)
Interest Income	480
Net cash used in investing activities	(18,602)	2,645

III. CASH FLOW FROM FINANCING ACTIVITIES
Increased/(Decrease) in Long Term Borrowings	810	(331)
Increased/(Decrease) in Short Term Borrowings	530
Finance Cost paid	[ ]
Net cash used in financing activities	[ ]	331

NET INCREASE/(DECREASE) IN CASH AND BANK BALANCE (I+II+ID)	80,661	792
Add: Cash and equivalent at the beginning	4,351	3,559
Cash and equivalent at the end of the year	85,012	4,351

Cash and cash equivalent as per above comprises of the following
Cash Balances	51	6
Bank Balances	44,961	4,345
In deposit accounts with original maturity of less than 3 months	40,000
Balance as per statement of cash flow	85,012	4,351
Significant Accounting Policies {Note – 1

The accompaying notes are an integral part of the financial statements.

In terms of our report attached

For B M CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	[ILLEGIBLE]
Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27-07-2022	PATRICK [Illegeble] BUN LEE Director DIN: 06728542	PING HONG TAM Director DIN: 06709767 Place: HONGKONG Date: 27-07-2022

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

NOTE — 1: Significant of Accounting Policies

A      Basis of Preparation

The Financial Statements of UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED have been prepared in conformity with Generally Accepted Accounting Principles, to comply in all material respects with the Accounting Standards notified by the Companies (Accounting Standards) Rules, 2015 (as amended) and the relevant provisions of the Companies Act, 2013. The Financial Statements have been prepared under the historical cost convention and on Accrual Basis. The accounting policies have been constantly applied by the Company and are consistent with those used in the previous years.

B      Property, Plant & Equipment & Intangible Assets

Property, Plant & Equipment have been stated at cost of acquisition less accumulated depreciation. The cost includes all expenses incurred to bring the asset to its working condition for the intended use.

Intangible Assets are stated at cost of acquisition less accumulated amortisation. The cost includes all expenses incurred to bring the asset to its working condition for the intended use.

C      Depreciation

Depreciation on own assets is provided on Written Down Value Method at the following rates prescribed under Schedule II of the Companies Act, 2013. Disclosure of useful file:

a)Motor Vehicle	8 Years
b)Computer	3 Years
c)Office Equipment	5 Years
d)Furniture & Fixture	10 Years

The depreciation of assets Provided during the year has been charged on pro-rata basis as per Rate Prescribed Act under Schedule II of the Companies Act, 2013.

Intangible assets is amortised across a period not exceeding 5 years based on estimated useful life of the asset.

D      Use of Estimates

The preparation of Financial Statements requires management to make estimates and assumptions that affect the reported amounts of Assets and Liabilities and disclosure of contingent liabilities at the date of Financial Statements and results of operations during the reporting year end. Although these estimates are based upon management’s best knowledge of current events and actions, actual results could differ from these estimates.

E      Revenue Recognition

Revenue from transactions is usually recognized at the completion of service on an accrual basis. This is consistent with the “Completed Service Contract Method” as mentioned in Para 7.l(ii) of Accounting Standard 9, issued by the Institute of Chartered Accountants of India.

F       Trade Receivable

Where ever necessary provision has been taken on Trade Receivables by the Company.

G      Foreign Currency Transactions

Transactions in Foreign Currencies are initially recorded at their respective functional currency (i.e. Indian Rupee) spot rates at the date the transaction first qualifies for recognition.

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

NOTE — 1: Significant of Accounting Policies (cont.)

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates if exchange at the reporting date. Exchange differences arising on settlement or translation of monetary items are recognized in the statement of profit and loss.

Non-monetary items are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the date of the initial transactions.

Exchange differences arising on translation/settlement of foreign currency monetary items are recognized as income or expenses in the period in which they arise.

H      Cash Flow Statement

Cash flows are reported using the indirect method, whereby profit/(loss) before extraordinary items and tax is adjusted for the effects of transactions of non-cash nature and any deferrals or accruals of past of future cash receipts or payments. The cash flows from operating, investing and financing activities of the Company are segregated in the Cash Flow Statement.

I        Employee Benefits (Defined Employee Benefit Plans under AS 15)

(i)     Short-term employee benefits

Employee benefits payable wholly within twelve months of availing employee services are classified as short-term employee benefits. These benefits include salaries and wages, bonus and ex-gratia. The undiscounted amount of short term employee benefits such as salaries and wages, bonus and ex-gratia to be paid in exchange of employee services are recognized in the period in which the employee renders the related service.

(ii)    Post-employee benefits

Defined contribution plans:

A defined contribution plan is a post-employment benefit plan under which an entity pays specified contributins to a separate entity and has no oligation to pay any further amounts. The company makes specified monthly contribution towards Provident Fund and Employees State Insurance Corporation (ESIC). The contribution in recognized as an expense in the Statement of Profit and Loss during the period in which employee renders the related service. There are no other obligations other than the contribution payable to the Provident Fund and Employee State Insurance Scheme.

Defined benefit plan:

Gratuity liability, wherever applicable, is provided for on the basis of an actuarial valuation done as per projected unit credit method, carried out by an independent actuary at the end of the year. The Companys’ gratuity benefit scheme is a defined benefit plan.

J       Tax Expenses

Tax Expenses Comprises Convert & Deferred Taxes. Convert Taxes are determined based on respective Taxable Income of each Taxable Entity & Tax Rules applicable for respective Tax Jurisdictions.

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

NOTE — 1: Significant of Accounting Policies (cont.)

Deferred Tax is recognized on timing difference being the difference between Taxable Income & Accounting Income the originate in one period & are capable ofreversal in one or more subsequent periods.

Deferred Tax Assets & Liabilities are measured based on Tax Rates that are expected to apply in the period when asset is realized or the liability is settled, based on Tax Rates & Tax Laws that have been enacted by the Balance Sheet date.

K      Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outfow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Company expects some or all of a provision to be reimbursed.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passenger of time is recognized as a finance cost.

L      Earnings per Share

Basic earnings per share are calculated by dividing net profit for the year attributable to ordinary equity shares by the number of Equity Shares.

M     Contingent Liabilities

A contingent liability is a possible obligation that arises from the past events whose existence will be confirmed by the occurrence of one or more uncertain future events beyond the control of the Company or a present obligation that is not recognized because it is not probable that an outflow of resources will be required to settle the obligation. A contingent liability also arises in extreme rare cases where there is a liability that cannot be recognized because it cannot be measured reliably. The Company does not recognized a contingent liability but discloses its existence in the Financial Statements.

For BM CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025	For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27-07-2022	PATRICK MAN BUN LEE Director DIN: 06728542	[ILLEGIBLE] PING HONG TAM Director DIN: 06709767 Place: HONGKONG Date: 27-07-2022

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 2: Share Capital

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Amount (Rs.’000)	Number of shares	Amount [illegible]
A. Authorised Capital
2000000 Equity Shares of Rs.10/- each	2000000	20,000	2000000	20,000
B. Issued, Subscribed and Paid up Capital
Opening Balance at the beginning of the year	1308631	13,086	1308631	13,086
Add: Addition during the year	—	—	—	—
Closing Balance	1308631	13,086	1308631	13,086
(1308631 number of Equity Shares @Rs. 10/- each)
Total	1308631	13086	1308631	13086

2 (a) The Company has one class of Shares having par value of Rs. 10/- each. Each Equity Shareholder is eligible for I vote per share held. In the event of liquidation the equity shareholders are eligible to receive the remaining assets of the Company.

2 (b) Reconciliation of Shares Outstanding:

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Amount (Rs.’000)	Number of shares	Amount [illegible]
Equity Shares outstanding at the beginning of the Period	1308631	13,086	1308631	13,086
I & Juitv Shares outstanding at the end of the Period	1308631	13,086	1308631	13,086

2 (c) Equity Shares held by the Holding Company. The detail is given below:

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Percentage (%)	Number of shares	Percentage [illegible]
Unique Logistics Holdings Limited	850261	65	850261	65

2 (d) Disclosure of Shareholders holding more than 5 percent share in the Company:

Particulars	As at 31st March, 2022		As at 31st March, 2021
	Number of shares	Percentage (1%)	Number of shares	Percentage (1%)
Unique Logistics Holdings Limited	850261	65	850261	65
Frangipani Trade Services, INC., USA	458370	35	458370	35

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 2: Share Capital (cont.)

2 (e) Equity Shares held by the Promoters. The detail is given [illegible];

Particulars	As at 31st March, 2022		As at 31st March, 2021		Change during the year
	Number of shares	Percentage (%)	Number of shares	Percentage (%)	Percentage (%)
Unique Logistics Holdings Limited	850261	65	850261	65	—
Frangipani Trade Services, INC., USA	458370	35	458370	35	—

2 (I) No Shares have been reserved for issue under Option and Contracts/Commitments for the sale of shares/Disinvestment as at the Balance Sheet date.

2 (g) No Shares have been allotted by way of Bonus share or pursuant to contracts or has been bought back by the Company during the period of five years preceding the date at which the Balance Sheet is prepared.

2 (h) No convertible securities have been issued by the Company during the year.

2 (i) No calls are unpaid by any Director, an Officer of the Company during the year.

Note — 3: Reserves and Surplus

Particulars	As at 31st March, 2022 Amount [illegible]	As at 31st March, 2021 Amount [illegible]
(a) Securities Premium Reserve
Balance Brought Forward	8,183	8,183
Closing Balance	(8,183)	(8,183)
(b) [illegible] in the Statement of Profit and Loss
Opening Balance as per Statement	69,035	[ ]
Add: Profit/(Loss) during the year	46,700	9,925
Closing Balance	1,15,735	69,035
Total (a+b)	1,23,918	77,218

Note — 4: Long Term Borrowings

Particulars	As at 31st March, 2022 Amount [illegible]	As at 31st March, 2021 Amount [illegible]
[illegible]
HDFC Bank Car Loan – Secured against Hypothecation of Car, [illegible] in 3 years from date of purchase	2091	752
[illegible]	860	331
Total	1,231	421

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 5: Long-Tenn Provisions

Particulars	As at 31st March, 2022 Amount [illegible]	As at 31st March, 2021 Amount [illegible]
Provision for Employee Benefits:
Provision for Gratuity	10,804	9,540
Other Provision:
Provision for Taxation	11,337	7,276
Total	22,141	16,816

Note — 6: [Illegible]

Particulars	As at 31st March, 2022 Amount [illegible]	As at 31st March, 2021 Amount [illegible]
Current [illegible] of Car Loan
HDFC Bank Car Loan – Secured against Hypothecation of Car, [illegible] in 3 years from date of [illegible]	860	331
Total	860	331

Note — 7: Trade Payables

Particulars	As at 31st March, 2022 Amount [illegible]	As at 31st March, 2021 Amount [illegible]
Dues to Micro, Medium and Small Enterprises Trade Payables (Not being covered under Micro, Small & Medium Enterprises Development Act, 2006):
– Related Parties	1,36,300	88,154
– Others	7,38,049	2,07,871
Total	8,74,349	2,96,025

In absence of any specific information available with the Company from suppliers regarding their status [illegible] the Micro Small and Mediwn Enterprise Development Act, 2006, no disclosure have been considered necessary in this regard as at 31st March, 2022.

7 (a) Trade Payables ageing schedule 2021-22:

Particulars	Outstanding for following period from the date of the Transaction (Rs.’000)
	Less than 1 year	1-2 Years	2-3 Years	More than 3 Years	Total
MSME
Others	8,67,757	5,381	179	1,032	8,74,349
Disputed Dues-MSME
Disputed Dues-Others

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 7: Trade Payables (cont.)

7 (b) Trade Payables ageing schedule 2020-21

Particulars	Outstanding for following period from the date of the Transaction (Rs.’000)
	less than 1 year	1-2 Years	2-3 Years	More than 3 Years	Total
MSME
Others	2,85,702	8,961	1,362		2,96,025
Disputed Dues – MSME
Disputed Dues – Others

Note — 8: Other [Illegible]

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
[Illegible]
Statutory Dues	10,671	7,975
[Illegible]
Audit Fees	471	458
Total	11,142	8,433

Note — 9: Short-Term Provisions

Particulars	As at 31st March, 2022 Amount [Illegible]	As at 31st March, 2021 Amount [Illegible]
Provision for Income Tax:
Provision for Income Tax Current year	15,078	4,061
Provision for [Illegible]
Gratuity	1,167	2,102
Leave [Illegible]	2,054
Bonus & Ex-Gratia	4,849	4,560
LTA	459	733
Salaries	8,486	8,889
Medical Reimbursement	537	872
[Illegible]
Others	635	593
Total	33,265	21,810

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 10: Property, Plant & Equipment & Intangible Assets

Description of assets	Original Cost (Rs.’000)				Depreciation/Amortisation (Rs.’000)				Net Block (Rs.’000)
	Balance As At 1st April, 2022	Additions During The Period	Sold/ Written- off During The Period	Balance As At 31st March, 2022	Balance As At 1st April, 2022	For The Period	Depreciation for Assets Sold/Written off During The Period	Balance As At 31st March, 2022	Balance As At 31st March, 2022	Balance As At 31st March, 2021
PROPERTY PLANT .!! EQUIPMENT
Motor Vehicle	3,628	2,069	1,410	4,287	2,639	509	1,295	1,854	2,433	988
Computer	9,205	1,332	138	10,399	8,054	1,158	137	9,075	1,324	1,150
Office Equipment	1,972	120	28	2,065	1,404	286	24	1,666	398	568
Furniture & Fixture	4,272	147	—	4,419	2,635	460	—	3,095	1,324	1,637
Total	19,076	3,668	1,575	21,169	14,733	2,414	1,456	15,690	5,479	4,344
INTANGIBLE ASSETS
Software Internet Security	252	29	—	281	251	30	—	281	0	1
Total	19,328	3,697	1,575	21,450	14,984	2,443	1,456	15,971	5,479	4,344
Previous Year Fixture	16,770	2778	220	19.328	13,351	1,720	86	14,984	4,344	3,419

Note:    The Company does not hold any Benami Property and does not have any proceedings initiated or pending for holding benami property under the Benami Transactions (Prohibitions) Act, 1988 (45 of 1988).

Note — 11: Deferred Tax Assets

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Deferred Tax Assets on
Bonus	—	1,147
Gratuity	3,012	529
Provision for Doubtful Debts	326	302
Depreciations	975	19
Net Deferred Tax Asset/(Liability)	4,313	1,997

Note — 12:    Long-Term Loans and [Illegible]

Particulars	As at 31st March, 2022 Amount (Rs.’000)	As at 31st March, 2021 Amount (Rs.’000)
Unsecured considered Good
Security Deposit	5,463	5,081
TDS Receivable	25,049	29,649
Total	30,512	34,730

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 13: Trade receivables

Particulars	As at 31st March, 2022 Amount [Illegible]	As at 31st March, 2021 Amount (Rs.’000)
Trade Receivables
Unsecw-ed Considered Good*	8,69,657	3,64,546
Unsecw-ed Considered Doubtful	1,296	1,259
Less: Provision for Doubtful Debts	1,296	1,259
Total	869657	364546

____________

* (includes Rs. 488,929 Thousand in 2021-22 and
Rs. 67,022 Thousand in 2020-21 due to related parties)

13 (a) Trade Receivables ageing schedule: (FY: 2021-22)

	Outstanding for following period from the date of the Transaction(Rs.’000)
Particulars	Less than 6 Months	6 Months to 1 Year	1-2 Years	2-3 Years	More Than 3 Years	Total
i) Undisputed Trade Receivables• Considered Good.	2,01,788	6,67,737	122	10		8,69,657
ii) Undisputed Trade Receivables – Considered doubtful.	8	783	461	45		1,296
ii) Disputed Trade Receivables· Considered Good.
ii) Disputed Trade Receivables· Considered doubtful.
Total	2,01,796	6,68,520	583	55		8,70,953
Less: Provision for Doubtful Debts						1,296
Total Trade Receivables						8,69,657

13 (b) Trade Receivables [Illegible]

	Outstanding for following period from the date of the Transaction(Rs.’000)
Particulars	Less than 6 Months	6 Months to 1 Year	1-2 Years	2-3 Years	More Than 3 Years	Total
i) Undisputed Trade Receivables – Considered Good.	3,63,435	1,111		—		3,64,546
ii) Undisputed Trade Receivables – Considered doubtful.		737	522	—		1,259
ii) Disputed Trade Receivables – Considered Good.		0
ii) Disputed Trade Receivables – Considered doubtful.
Total	3,63,435	1,848	522	—	—	3,65,805
Less: Provision for Doubtful Debts						1,259
Total Trade Receivables						3,64,546

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 14: Cash and [Illegible]

Particulars	As at 31st March, 2022	As at 31st March, 2021
	Amount [Illegible]	Amount (Rs.’000)
Cash and Bank Balances
Balances with Banks
In current accounts	42,270	4,345
In deposit accounts with original maturity ofless than 3 months Cheque in hand	40,000	—
Cash in hand	2,691
Others Bank Balances	51	6
Bank deposit with original maturity of more than 3 months	15,500	—
Total	100,512	4,351

Note — 15: Short-Term Loans [Illegible] Advances

Particulars	As at 31st March, 2022	As at 31st March, 2021
	Amount [Illegible]	Amount (Rs.’000)
(Unsecured, Considered Good)
Staff Advance	993	424
Total	993	424

Note — 16: Other Current Asset

Particulars	As at 31st March, 2022	As at 31st March, 2021
	Amount [Illegible]	Amount (Rs.’000)
(Unsecured, Considered Good)
Interest accrued on Bank deposit	241	—
Prepaid Expenses	1,183	1,061
Amount receivable from Government Authorities	65,068	18,402
Advance Paid to Suppliers	2,035	4,284
Total	68,527	23,747

Note — 17: Revenue from Operations

Particulars	For the year ended 31st March, 2022 Amount [Illegible]	For the year ended 31st March, 2021 Amount [Illegible]
Services
Logistic Services provided to customer	56,13,830	21,18,465
Total	5613830	2118465

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 18: Other Income

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount(Rs.’000)
Interest Income
Interest on Income Tax Refund	480	1,113
Bank Interest Income	241	—
Other Non-Operating Income
Other Income	1,062	655
Foreign Exchange Difference (Net)	2,085	—
Total	3,868	1,768

Note — 19: Operating Expenses

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Direct Expenses	5,334,117	1,910,059
Total	5,334,117	1,910,059

Note — 20: Employee Benefits Expense

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Salaries & Wages	1,67,773	1,35,359
Contribution to Gratuity	2,421	10,605
Contribution to Provident Fund & ESI	7,513	7,286
Staff Welfare Expenses	1,752	1,028
Total	179,459	154,278

Note — 21: Finance Cost

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Interest on HSBC Bank Over Draft	95	312
Interest NC – Company Car loan	86	80
Total	181	392

Note — 22: Depreciation & [Illegible] Expense

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Depreciation for the year	2,443	1,720
Total	2,443	1,720

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 23: Other Expenses

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Advertising	55	7
Audit Fees	471	685
Bank Charges	1,866	886
Provision for Bad and Doubtful debts	1,200	1,200
Brokerage and Commission	—	140
Asset Written off	4	128
Business Promotion	349	22
Car Hire Charges	156	10
Cleaning	1,130	991
Consultancy	650	1,598
Conveyance	1,218	825
Courier	573	634
Subscriptions	702	661
Electricity	2,370	2,025
Entertainment	103	136
Employee Fuel Expenses Reimbursement	3,245	2,961
Foreign Exchange Difference (Net)	—	93
Insurance	180	182
Insurance Overseas	655	682
Penalty	7	—
Legal & professional Fees	1,040	978
Office Expenses	491	451
Printing & Stationary	1,827	1,819
Professional Tax (Company)	28	16
Rent	16,775	14,080
Repairs & Maintenance – Computer Maintenance	1,344	1,072
Repairs & Maintenance – Others	3,267	3,896
Integrated GST Expenses	—	319
Taxes/Licenses	25	16
Telephone and Internet	1,527	1,568
Training	—	59
Travelling Expenses	768	332
Misc.Expenses	9	13
Manpower Supply service	—	440
Interest & Penaltv-GST	—	322
Total	42,035	39,247

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 24: Current Tax

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Provision for Taxation	15,078	4,061
Total	15,078	4,061

Note — 25: Deferred TAX Expense/Income)

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Deferred Tax Expense/(Income)	(2,315)	551
Total	(2,315)	551

Note — 26: Earnings Per Share

Particulars	For the year ended 31st March, 2022 Amount (Rs.’000)	For the year ended 31st March, 2021 Amount (Rs.’000)
Basic
(i) Weighted average number of Equity Shares of Rs. 10 each outstanding during the period	1,308,631	1,308,631
(ii) Net Profit/(Loss) for the vear	46,700	9,925
(iii) Basic Earnings per Share [ILLEGIBLE]	35.69	7.58

Note — 27: Micro, Small & Medium Enterprise

As per the information and records available with the Company there is no micro, small & medium enterprises as defined in the Micro, Small & Medium Enterprises Development Act, 2006, to whom the Company owes any amount of principal together with interest. Therefore, no additional disclosure is made.

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 28: Related Party Disclosure under Accounting Standard – 18

List of Related Parties
(a) Key Managerial Personnel	Sudhershan Sharma
(b) Holding Company	Unique Logistics Holdings Limited
(c) Fellow Subsidiaries	Unique Logistics International (HK.) Limited
PT Unique Logistics International Indonesia
TGF Unique Limited
Unique Logistics International (SIN) Pte Ltd
Unique Logistics International (NYC), LLC — Charlotte Branch
Unique International Logistics (M) Sdn Bhd
Unique Logistics International (ATL), LLC
UU (North & East China) Co. Ltd. — Shangai
Unique Logistics International (BOS), INC
Unique Logistics Intl (NYC) LLC — Houston Branch
Unique Logisctics (Korea) Co. Ltd.
Unique Logistics International (Vietnam) Co. Ltd.
Unique Freight Solutions (Thailand) Co. Ltd.
Shenzhen Unique Logistics International Limited
Unique Logistics Intl (South China) Ltd-Xiarnen Branch
Unique Logistics International (Shanghai) Co., Ltd
ULI International Company Limited
Unique Logistics International (NYC) LLC.
Unique Logistics International (NYC) LLC — Chicago
Unique Logistics International (NYC), LLC — Los Angles
Unique Logistics International (LAX) Inc.

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 28: Related Party Disclosure under Accounting Standard – 18 (cont.)

Details of Transactions with Related Parties

Name of Related Party	Nature of Transactions/Balances	As at Year ended 31st March 2022 (‘000)	As at Year ended 31st March 2021 (‘000)
SHENZHEN UNIQUE LOGISTICS INT’L LTD.	Purchase
	Sales	2,805	1,911
	AR Outstanding at the end of the year Dr./(Cr.)	443	295
	AP Outstanding at the end of the year Dr./(Cr.)

TGF UNIQUE UMITED	Purchase	1,539	1,044
	Sales	5,256	3,447
	Trade Receivable as at the end of the year	1,654	2,059
	Trade Payable as at the end of the year	42

ULI INTERNATIONAL COMPANY LIMITED	Purchase	4,279	1,234
	Sales	47	33
	Trade Receivable as at the end of the year	25	16
	Trade Payable as at the end of the year	247	994

ULI (NORTH & EAST CHINA) CO LTD	Purchase	4,950	1,536
	Sales	1	56,969
	Trade Receivable as at the end of the year		2
	Trade Payable as at the end of the year	3,249	168

UNIQUE FREIGITT SOLUTIONS (THAILAND) CO., LTD.	Purchase	455	1,956
	Sales		10
	Trade Receivable as at the end of the year	10	10
	Trade Payable as at the end of the year	412	387

UNIQUE LOGISTICS INTERNATIONAL (SIN) PTE. LTD.	Purchase	366	271
	Sales	469	83
	Trade Receivable as at the end of the year	91	-34
	Trade Payable as at the end of the year	46	79

UNIQUE INTL LOGISTICS (M) SDN. BHD. – KUL	Purchase	2	310
	Sales	21	43
	Trade Receivable as at the end of the year	21	16
	Trade Payable as at the end of the year		103

UNIQUE LOGISTICS INTL (NYC), LLC – ATLANTA BRANCH	Purchase		3,048
	Sales	35,756
	Trade Receivable as at the end of the year	34,740	13,143
	Trade Payable as at the end of the year		3,048

UNIQUE LOGISTICS INTL (NYC), LLC – BOSBRANCH	Purchase	184	3
	Sales	96,581	10,371
	Trade Receivable as at the end of the year	91,389	20,855
	Trade Payable as at the end of the year

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 28: Related Party Disclosure under Accounting Standard – 18 (cont.)

Name of Related Party	Nature of Transactions/Balances	As at Year ended 31st March 2022 (‘000)	As at Year ended 31st March 2021 (‘000)
UNIQUE LOGISTICS INTL (NYC), LLC – CHARLOTTE BRANCH	Purchase		42
	Sales	32,382	4,769
	Trade Receivable as at the end of the year	31,162	124
	Trade Payable as at the end of the year

UNIQUE LOGISTICS HOLDINGS LIMITED – GMT/OC	Purchase	3,985
	Sales
	Trade Receivable as at the end of the year
	Trade Payable as at the end of the year	890	242

UNIQUE LOGISTICS INT’L (H.K.) LTD	Purchase	6,030	13,888
	Sales	1,395	23,492
	Trade Receivable as at the end of the year	-1	47
	Trade Payable as at the end of the year	1,181	1,107

UNIQUE LOGISTICS INTL (NYC) LLC – HOUSTON BRANCH	Purchase
	Sales	312
	Trade Receivable as at the end of the year	312
	Trade Payable as at the end of the year

PT. UNIQUE LOGISTICS INTERNATIONAL INDONESIA	Purchase	299	2,014
	Sales	1,841
	Trade Receivable as at the end of the year		1,308
	Trade Payable as at the end of the year		1,893

UNIQUE LOGISTICS INTL (LAX) INC	Purchase		1,183
	Sales	63,186	33
	Trade Receivable as at the end of the year
	Trade Payable as at the end of the year

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC – LOS ANGLES	Purchase	2,241	297
	Sales	58,029	98
	Trade Receivable as at the end of the year	51,257	16,334
	Trade Payable as at the end of the year	1,990	152

UNIQUE LOGISTICS INTL (NYC), LLC	Purchase	72,945	38,904
	Sales	22,14,801	1,47,614
	Trade Receivable as at the end of the year	1,77,841	- 40,018
	Trade Payable as at the end of the year	1,27,944	77,963

UNIQUE LOGISTICS INTL (NYC), LLC CIDCAGO BRANCH	Purchase	1,147	1,668
	Sales	1,24,771	1,332
	Trade Receivable as at the end of the year	99,766	48,289
	Trade Payable as at the end of the year	286	1,189

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 28: Related Party Disclosure under Accounting Standard – 18 (cont.)

Name of Related Party	Nature of Transactions/Balances	As at Year ended 31st March 2022 (‘000)	As at Year ended 31st March 2021 (‘000)
UNIQUE LOGISTICS (KOREA) CO., LTD.	Purchase	782	1,224
	Sales		24,318
	Trade Receivable as at the end of the year
	Trade Payable as at the end of the year		781

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD.	Purchase		456
	Sales	83	17,934
	Trade Receivable as at the end of the year	36
	Trade Payable as at the end of the year

UNIQUE LOGISTICS INTERNATIONAL (SHANGHAI) CO., LTD	Purchase	258
	Sales	8,762
	Trade Receivable as at the end of the year	184	4,576
	Trade Payable as at the end of the year	13	12

UNIQUE LOGISTICS INTL (SOUTH CIDNA) LTD – XIAMEN BRANCH	Purchase	329	553
	Sales		3
	Trade Receivable as at the end of the year
	Trade Payable as at the end of the year		37

[SUDHERSHAN SHARMA	salary	[ ]	[ ]

Note — 29: Transactions in Foreign Currency (in,Rs.1000’

Nature	FY2021 – 22	FY2020 – 21
Sale – Freight	2,890,290	431,124
Payment – Freight	459,158	184,662

Note — 30: Gratuity

(i) The Company offers its employees, defined benefit plans in the form of Gratuity. A Gratuity scheme cover all employees as statutorily required under payment of Gratuity Act, 1972. The actuarial valuation is done based on Projected Unit Credit Method. Under this Rationale, each Individual’s up to valuation date Gratuity at valuation date, based on service up to valuation date and projected salary has been worked out year by year from current age to Superannuation age.

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 30: Gratuity (cont.)

(ii) Actuarial Valuation Details of Gratuity as on 31.03.2022:

[ILLEGIBLE]

Particulars	As at 31st March, 2022	As at 31st March, 2021
	Amount [ILLEGIBLE]	Amount [ILLEGIBLE]
Present Value of Obligation as at 31st March 2021	11,642	9,628
(+) Interest Cost	781	668
(-) Past Service Cost
(+) Current Service Cost	1,549	1,689
(-) Benefits Paid	(2,093)	(88)
(+) Actuarial Gain/Loss on Obligation	92	(255)
Present Value of Obligation as on 31st March 2022	11,970	11642

[ILLEGIBLE]

Particulars	As of March 31, (Amount in [ILLEGIBLE]
	2022	2021	2020	2019	2018
Obligations at year end	11,970	11,642	9,628	7,464	6,262
Plan Assets at year end, at fair value
Funded Status
Gain/Loss)	92	(255)	798	138	(29)
Experience Adjustments on plan liabilities
Experience Adjustments on plan assets

[ILLEGIBLE]

Particulars	Amount [ILLEGIBLE]
Current service Cost	1,549
(-) Past Service Cost
(+) Interest Cost	781
(+) Actuarial Gain/Loss recognised in the year	92
Expense recognised in Statement of Profit & Loss	2,421

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 30: Gratuity (cont.)

[ILLEGIBLE]

[ILLEGIBLE]	[ILLEGIBLE]
Super annuation Age	60
Early Retirement & Disablement	10 PER THOUSAND P.A
[ILLEGIBLE]
3 between 29 and 45
1 below [ILLEGIBLE]
Discount Rate	7.37%
Inflation Rate	4.00%
Return on Asset	NIA
Remaining Working Life	18 YEARS
FORMULA USED	PROJECTED UNIT

(iii) Company’s Leave Policy suggests that no leave days are carried forward to the next Fiscal Year. Therefore, this qualifies as a “Short Term Employee Benefit”. As per Para 8 and 9 of the AS 15 (Revised, 2005) “no actuarial assumptions are required to measure the obligation or the cost and there is no possibility of any actuarial gain or loss. Moreover, short-term employee benefit obligations are measured on an undiscounted basis.

(iv) The Company has Contributed Rs 6,972,608 towards employers provident fund during the Financial year ended 31st March 2022 (Rs. 7,015,385 during the financial year ended 31st March 2021).

[ILLEGIBLE]

[ILLEGIBLE]	[ILLEGIBLE]
A. Logistic Services	56,13,830
B. Logistics Services ([ILLEGIBLE] Revenue)
Within lndia(Rs)	27,23,540
Outside India(Rs)	28,90.290

Note — 31: Auditor Remuneration

Nature	FY2021 – 22 [ILLEGIBLE]	FY2020 – 21 [ILLEGIBLE]
As Auditor:
– Statutory	269	204
– Transfer Pricing	159	159
– Tax Audit	43	43
– GST	0	227
Other Matter	0	52
Total	471	685

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

Note — 32: [ILLEGIBLE]

Particulars	Numerator	Denominator	As at March 31,		Variance [ ]	Reason for Variance
			2022	2021
Current ratio	Current assets	Current liabilities	1.13	1.20	-6%	Due to increase in profits during the year as last year profit was low due to COVID-19 outbreak and lockdowns.
Debt – &,uitv ratio	Total debt	Shareholder’s equity	0.02	0.01	83%
Debt service coverage ratio	Earnings available for debt service	Debt service	27.32	14.55	88%
Return on Equity (ROE)	Net profits after taxes	Average shareholder’s equity	0.41	0.12	253%
Trade receivables turnover ratio	Revenue	Avera.2:e trade receivable	9.10	6.35	43%
Trade payables turnover ratio	Purchases of services and other expenses	Average trade payables	9.12	7.21	26%
Net capital turnover ratio	Revenue	Working caoital	46.75	31.87	47%
Net profit ratio	Net profit	Revenue	0.01	0.01	-54%
Return on Capital Employed (ROCE)	Earning before interest and taxes	Capital Employed	0.37	0.14	168%
Return on Investment(ROI)	Income generated from investments	Cost of Investment	NIA	NIA	NIA

Note — 33:

The Company has assessed the impact of COVID-19 on its financial statements based on the internal and external information up to the date of approval of these financial statements. The Company will continue to monitor the future economic conditions and update its assesssment.

Note — 34:

Relationship with struck off companies: The Company does not have any transactions or relationships with any companies struck off under section 248 of the Companies Act, 2013 or section 560 of the Companies Act, 1956.

Note — 35:

There are no transactions that has been surrendered or disclosed as income during the year in the tax assessments under the Income Tax Act, 1961 which have not been recorded in the books of account.

Note — 36:

Previous year’s figures have been rearranged/regrouped wherever deemed necessary to make them comparable with the current year.

UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED 31ST MARCH, 2022

For BM CHATRATH & CO LLP CHARTERED ACCOUNTANTS Firm Registration No. 301011E/E300025		For UNIQUE LOGISTICS INTERNATIONAL (INDIA) PRIVATE LIMITED
Priya Agarwal Partner Membership Number 303874 Place: KOLKATA Date: 27-07-2022	[ILLEGIBLE] [ILLEGIBLE]	[ILLEGIBLE] [ILLEGIBLE] MAN BUN LEE Director DIN: 06728542	[ILLEGIBLE] PINGHONGTAM Director DIN: 06709767 Place: HONGKONG Date: 27-07-2022

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
REPORT OF DIRECTOR

Director of Unique Logistics International (Vietnam) Co., Ltd (“the Company”) has the pleasure in presenting this report and the Company’s audited financial statements for the financial year 31 December 2022 in accordance with US. GAAP.

1.      General information

Unique Logistics International (Vietnam) Co., Ltd is limited liability company with two or more members incorporated in Vietnam pursuant to the Enterprise Registration Certificate No. 0310403753 on 11 October 2010 and the next amendments with the latest amendments registered on the 4th amendment issued on 23 July 2020 issued by the Planning and Investment Department of Ho Chi Minh City regarding the changes of owners’ equity.

Operating duration of the Company is 20 years since 11 October 2010.

The Company’s head office

— Address	:	No. 181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
— Telephone	:	028 3822 2352
— Fax	:	028 3829 5440

The Company has a branch in Hanoi operated according to the first Registration Certificate No, 0310403753-001 on 24 June 2011 and the next amendments with the latest amendments registered on the fifth amendment on 03 August 2020 issued by the Planning and Investment Department of Hanoi City.

The branch office is located at Floor 5, Han Viet Building, 203 Minh Khai Street, Minh Khai Ward, Hai Ba Trung District, Ha Noi City.

According to the 4th Enterprise Registration Certificate dated 23 July 2020, the principal activities of the Company are to provide forwarding services.

In 2022, the main activities of the Company are to provide forwarding services.

2.      The member of Member Council and the Director

The members of Member Council and the Director during this financial year and at the date of this report are:

Member Council

Full name	Nationality	Position
Mr. Lee, Patrick Man Bun	Canadian	Chairman
Mr. Tran Duy Hoa	Vietnamese	Member

Director

Full name	Position
Mr. Tran Duy Hoa	Director

Legal representative

The legal representative of the Company during this financial year and at the date of this report is Mr. Tran Duy Hoa, Director.

3.      The Company’s financial position and operating results

The Company’s financial position as at 31 December 2022 and its operating results for the financial year ended 31 December 2022 are reflected in the accompanying financial statements.

4.      Events since the balance sheet date

There have been no significant events occurring after the balance sheet date which would require adjustments or disclosures to be made in the financial statements.

5.      Auditors

AFC Vietnam Auditing Company Limited has been appointed to perform the audit for year ended 31 December 2022.

6.      The Director’s statement of responsibility in respect of the financial statements

The Director is responsible for the financial statements for the financial year ended 31 December 2022 which give a true and fair view of the state of affair of the Company and of its results and cash flows for the financial year then ended. In preparing these financial statements, the Director is required to:

—     Select suitable accounting policies and then apply them consistently;

—     Make judgments and estimates that are reasonable and prudent;

—     State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

—     Prepare the financial statements on the going concern basic unless it is inappropriate to presume that the Company will continue in business; and

—     Design, implement and maintain the Company’s internal control for prevention and detection of fraud and error.

The Director is responsible for ensuring that the proper accounting records are kept, which disclose, with reasonable accuracy at any time, the financial position of the Company and to ensure that the accounting records comply with the applied accounting system. It is also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Director confirmed that the Company has complied with the above requirements in preparing the financial statements.

7.      Publication of the financial statements

The Director does hereby publish that the accompanying financial statements which give a true and fair view of the financial position of the Company as at 31 December 2022 and the results of its operations for the financial year then ended in accordance with the Unites States Generally Accepted Accounting Principles and the statutory requirements relevant to preparation and presentation of the financial statements.

TRAN DUY HOA
Director
Ho Chi Minh City, 21 March 2023
No. 078.A/2023/BCKT-HCM.00802

INDEPENDENT AUDITORS’ REPORT

To:   The members of Member Council and Director
Unique Logistics International (Vietnam) Co., Ltd

We have audited the accompanying financial statements of Unique Logistics International (Vietnam) Co., Ltd (“the Company”) prepared on 21 March 2023, from page F-231 to page F-250, which comprise the balance sheet as at 31 December 2022, and the income statement, other comprehensive income statements, owner’s equity statement for the financial year then ended and notes to the financial statements in accordance with US. GAAP.

The Director’s Responsibility

The Director is responsible for the preparation and fair presentation of these financial statements in accordance with United State Generally Accepted Accounting Principles and comply with relevant statutory requirements to preparation and presentation of the financial statements and for such internal control as the Director determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatements of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Director, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for audit opinion.

Auditor’s opinion

In our opinion, the accompanying financial statements give a true and fair view in all material respect of the financial position of Unique Logistics International (Vietnam) Co., Ltd as at 31 December 2022 and the results of its operations for the financial year then ended in accordance with United State Generally Accepted Accounting Principles and the statutory requirements relevant to the preparation and presentation of financial statements.

PHAM THI NGOC LIEN	NGUYEN NGOC ANH TRUC
Deputy General Director	Auditor
Audit Practicing Registration Certificate	Audit Practicing Registration Certificate
No. 1180-2023-009-1	No. 5517-2021-009-1
AFC VIETNAM AUDITING COMPANY LIMITED
Ho Chi Minh City, 21 March 2023

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
STATEMENT OF OPERATIONS
For the financial year ended 31 December 2022

	Note	Year 2022	Year 2021
		USD	USD
Net service sales	5	24,970,464.98	59,590,002.65
Total net sales		24,970,464.98	59,590,002.65

Cost of service sales	6	19,808,213.25	46,655,463.05
Total cost of sales		19,808,213.25	46,655,463.05

Gross profit/(loss)		5,162,251.73	12,934,539.60

Selling, general and administrative expenses	7	1,715,026.58	3,273,450.25
Income from operations		3,447,225.15	9,661,089.35

Interest and others, net	8	360,617.70	(435,956.08)
Income before income taxes		3,807,842.85	9,225,133.27

Income tax expense	9	767,254.12	1,855,335.43
Net income		3,040,588.73	7,369,797.84

[ILLEGIBLE]	TRAN DUY HOA
Preparer/Chief Accountant	Director
Ho Chi Minh City, 21 March 2023

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
STATEMENT OF OTHER COMPREHENSIVE INCOME
For the financial year ended 31 December 2022

	Year 2022	Year 2021
	USD	USD
Net income	3,040,588.73	7,369,797.84

Foreign currency translation, net of taxes:
Gain (loss) on foreign currency translation and effective portion of hedges	(306,313.08)	218,189.66
Total comprehensive income, net of taxes	2,734,275.65	7,587,987.50

[ILLEGIBLE]	TRAN DUY HOA
Preparer/Chief Accountant	Director
Ho Chi Minh City, 21 March 2023

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
STATEMENT OF OWNER’S EQUITY
For the financial year ended 31 December 2022

	Owner’s equity	Contributed equity	Rate	Retained earnings	Accumulated	Total
	USD	USD	%	USD	USD	USD
As at 01/01/2021	160,650.00			1,899,910.65	47,033.61	2,107,594.26
In which:
Unique Logistics Holding Limited		109,242.00	68%
Tran Duy Hoa		51,408.00	32%
Profit in year	—			7,369,797.84	218,189.66	7,587,987.50
Distributing in year	—			(1,997,398.61)	—	(1,997,398.61)
Foreign currency translation and effective portion of hedges	—			—	—	—
As at 31/12/2021	160,650.00			7,272,309.88	265,223.27	7,698,183.15

As at 01/01/2022	160,650.00			7,272,309.88	265,223.27	7,698,183.15
In which:
Unique Logistics Holding Limited		109,242.00	68%
Tran Duy Hoa		51,408.00	32%
Profit in year	—			3,040,588.73	(306,313.08)	2,734,275.65
Distributing year	—			(7,213,783.36)	—	(7,213,783.36)
Foreign currency translation and effective portion of hedges	—			(58,526.52)	58,526.52	—
As at 31/12/2022	160,650.00			3,040,588.73	17,436.71	3,218,675.44

[ILLEGIBLE]	TRAN DUY HOA
Preparer/Chief Accountant	Director
Ho Chi Minh City, 21 March 2023

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
BALANCE SHEET
As at 31 December 2022

		Reported	Increase/ (Decrease)	US GAAP
		USD	USD	USD
CURRENT ASSETS		8,321,328.93	2,354.22	8,323,683.15
Cash and cash equivalents	10	663,180.76	—	663,180.76
Current account receivables	11	784,240.06	6,868,174.38	7,652,414.44
Other current receivables		6,868,174.38	(6,868,174.38)	—
Current advances to supplies		53.72	(53.72)	—
Work in progress		—	—	—
Other current assets		—	—	—
Current prepaid expenses		5,680.01	2,407.94	8,087.95

NON-CURRENT ASSETS		42,409.20	(2,354.22)	40,054.98
Other non-current receivables	12	38,803.61	—	38,803.61
Tangible fixed assets		1,251.37	—	1,251.37
Non-current prepaid expenses		2,354.22	(2,354.22)	—
TOTAL ASSETS		8,363,738.13	—	8,363,738.13

LIABILITIES		5,145,062.69	—	5,145,062.69
Current liabilities	13.1	5,145,062.69	—	5,145,062.69
Current account payables (Obligation in Operating cycles)		263,051.60	4,882,011.09	5,145,062.69
Current advance from customers		103.97	(103.97)	—
Taxes and obligation payable to the State		2,607,596.24	(2,607,596.24)	—
Payable to employees		1,758,079.35	(1,758,079.35)	—
Current accrued expenses		516,231.53	(516,231.53)	—
Current loan and finance lease	14	—	—	—

Non-current liabilities		—	—	—
Non-current obligation in Operating cycles	13.2	—	—	—
Non-current loans and finance lease	14	—	—	—
OWNER’S EQUITY		3,218,675.44	—	3,218,675.44
Owners’ invested equity		160,650.00	—	160,650.00
Retained earnings		3,058,025.44	—	3,058,025.44
TOTAL RESOURCES		8,363,738.13	—	8,363,738.13

[ILLEGIBLE]	TRAN DUY HOA
Preparer/Chief Accountant	Director
Ho Chi Minh City, 21 March 2023

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
BALANCE SHEET
As at 31 December 2021

		Reported	Increase/ (Decrease)	US. GAAP
		USD	USD	USD
CURRENT ASSETS		21,010,354.29	12,496.45	21,022,850.74
Cash and cash equivalents	10	1,399,900.98	—	1,399,900.98
Current trade receivables	11	16,844,141.51	2,733,397.75	19,577,539.26
Other current receivables		2,733,838.28	(2,730,240.13)	3,598.15
Current advances to supplies		18,982.65	(18,982.65)	—
Work in progress		2,803.50	—	2,803.50
Other current assets		3,157.62	(3,157.62)	—
Current prepaid expenses		7,529.75	31,479.10	39,008.85

NON-CURRENT ASSETS		75,683.40	(12,496.45)	63,186.95
Other non-current receivables	12	61,215.25	—	61,215.25
Tangible fixed assets		1,971.70	—	1,971.70
Non-current prepaid expenses		12,496.45	(12,496.45)	—
TOTAL ASSETS		21,086,037.69	—	21,086,037.69

LIABILITIES		13,387,854.54	—	13,387,854.54
Current liabilities		13,282,389.02	—	13,282,389.02
Current account payables (Obligation in Operating cycles)	13.1	8,851,031.28	4,095,159.50	12,946,190.78
Current advance from customers		5,588.21	(5,588.21)	—
Taxes and obligation payable to the State		2,176,153.26	(2,176,153.26)	—
Payable to employees		1,582,563.59	(1,582,563.59)	—
Current accrued expenses		330,854.44	(330,854.44)	—
Current loan and finance lease	14	336,198.24	—	336,198.24

Long-term liabilities		105,465.52	—	105,465.52
Non-current obligation in Operating cycles	13.2	5,465.52	—	5,465.52
Non-current loans and finance lease	14	100,000.00	—	100,000.00
OWNER’S EQUITY		7,698,183.15	—	7,698,183.15
Owners’ invested equity		145,677.93	14,972.07	160,650.00
Retained earnings		7,552,505.22	(14,972.07)	7,537,533.15
TOTAL RESOURCES		21,086,037.69	—	21,086,037.69

[ILLEGIBLE]	TRAN DUY HOA
Preparer/Chief Accountant	Director
Ho Chi Minh City, 21 March 2023

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

There notes form an integral part of and should be read in conjunction with the accompanying financial statements,

1.      BUSINESS HIGHLIGHT

1.1    Ownership structure

Unique Logistics International (Vietnam) Co., Ltd is limited liability company with two or more members incorporated in Vietnam pursuant to the Enterprise Registration Certificate No. 0310403753 on 11 October 2010 and the next amendments with the latest amendments registered on the 4th amendment issued on 23 July 2020 issued by the Planning and Investment Department of Ho Chi Minh City regarding the changes of owners’ equity.

Operating duration of the Company is 20 years since 11 October 2010.

The Company’s head office

— Address	:	No. 181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
— Telephone	:	028 3822 2352
— Fax	:	028 3829 5440

The Company has a branch in Hanoi operated according to the first Registration Certificate No, 0310403753-001 on 24 June 2011 and the next amendments with the latest amendments registered on the fifth amendment on 03 August 2020 issued by the Planning and Investment Department of Hanoi City.

The branch office is located at Floor 5, Han Viet Building, 203 Minh Khai Street, Minh Khai Ward, Hai Ba Trung District, Ha Noi City.

1.2    Scope of business activities

The scope of business activities is to provide forwarding services.

1.3    The principal activities

According to the 4th Enterprise Registration Certificate dated 23 July 2020, the Company’s principal activities are to provide forwarding services, customs clearance services.

In 2022, the main activities of the Company are to provide forwarding services.

1.4    Normal business cycle

The normal business cycle of the Company is not exceeding 12 months.

1.5    Statement of comparative presentation of information in the financial statements

The figures are presented in the financial statements for the financial year ended 31 December 2022 compared with the corresponding figures of previous year.

1.6    The number of employees

The number of the Company’s employees as at 31 December 2022 was 71 (as at 31 December 2021, the number of employees was 72).

2.      FINANCIAL YEAR, ACCOUNTING CURRENCY ACCOUNTING

2.1    Financial year

The Company’s financial year starts from 01 January and ends at 31 December annual.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

2.      FINANCIAL YEAR, ACCOUNTING CURRENCY ACCOUNTING (cont.)

2.2    Accounting currency

The Company maintains its accounting records in Vietnamese Dong (“VND”).

3.      ACCOUNTING STANDARDS AND SYSTEM

The Company’s financial statements comply with United States Generally Accepted Accounting Principles.

As at 31 December 2022 (audited)

The reconciliation of the audited financial statements to Unites States generally accepted accounting principles (U.S. GAAP) as at 31 December 2022 and for the financial year then ended, has been prepared following the same accounting policies and methods of computation as the reconciliation of the financial statements to U.S. GAAP for the previous year. The disclosures provided below are incremental to those included with the annual financial statements and the reconciliation of those financial statements to U.S. GAAP.

The reconciliation of the audited financial statements to U.S. GAAP should be read in conjunction with the financial statements and the reconciliation of the financial statements to U.S. GAAP for the financial year ended 31 December 2022.

The significant differences between Vietnamese Accounting Standards and Vietnamese Accounting Systems as they apply to Unique Logistics International (Vietnam) Co., Ltd are as follows:

a.      According to ASC 606 Revenue from Contracts with Customers, revenue is recognised when control of the promised good and service is transfers to the Company’s customers. In an amount that reflects the consideration, the Company expects to receive in exchange of service. The Company recognizes revenue upon meeting each performance obligations based on the allocated amount of the total consideration of the contract to each specific performance obligations.

According to VAS 14 Revenue and other income, the revenue of transaction related to the services is recorded when the result of the transaction can be measured reliably. In case that the services are to be provided in many accounting periods, the determination of sales in each period is done based on the service completion rate as of the balance sheet date. Revenue is recognized upon completion of services provided when satisfy all four conditions:

•        Revenue can be measured reliably.

•        It is possible to obtain economic benefits from the service provision transaction.

•        The work volume finished on the date of making the accounting balance sheet can be determined.

•        The costs incurred from the service provision transaction and the costs of its completion can be determined.

There is no differences relating to the revenue recognition policies between US. GAAP and VAS. Therefore, no need to make any adjustment with the Company’s revenue.

b.      Under US. GAAP, prepaid expenses include insurance, interest, rents, taxes, unused royalties, current paid advertising service not yet received, operating supplies and paid in advance. Current advances to suppliers in VAS classified as current prepaid expenses.

c.      Under US. GAAP, other assets include: cash and claims to cash that are restricted as to withdrawal or use for other than current operations, as designated for expenditure in the acquisition or construction of noncurrent assets, or are segregated for the liquidation of long- term debts; investments in securities or advances that have been made for the purpose of control, affiliation, or other continuing business advantage; receivables arising from unusual transactions that are not expected to be collected within

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

3.      ACCOUNTING STANDARDS AND SYSTEM (cont.)

12 months; cash surrender value of life insurance policies; land and other natural resources; depreciable assets... VAT deductibles, which classified as other current assets in VAS, classified as other current receivables.

d.      Under US. GAAP, prepaid expenses are not current assets in the sense that they will be converted into cash but in the sense that, if not paid in advance, they would require the use of current assets during operating cycle. Non-current prepaid expenses in VAS classified as current prepaid expenses.

e.      Under US. GAAP, obligations in the operating cycle include: payables incurred in the acquisition of materials and supplies to be used in the production of good or in providing services to be offered for sales; collection received in advance of the delivery of goods or performance of service; debts that arise from operation directly related to the operating cycles, such as accrual for wage, salaries, commission, rentals, royalties, and income and other taxes. Current advance from customers, Statutory obligations, payables to employees, current/ non-current accrued expenses, payables due to paying on behalf in VAS classified as Obligation in the operating cycle.

f.       According to Note 2.2, the Company maintains its accounting records in Vietnamese Dong. Financial statements prepared in USD are translated from VND for publishing with relating parties under bellowing principles:

—     For all items which is reclassifying as assets, the buying exchange at 31 December 2022 of HSBC Bank (Vietnam) Ltd. — Ho Chi Minh City branch shall be used with the mount VND 23,504/ USD;

—     For all items which is reclassifying as assets, the buying exchange at 31 December 2022 of HSBC Bank (Vietnam) Ltd. — Ho Chi Minh City branch shall be used with the mount VND 23,716/ USD;

—     For owner’s equity which is contributed by owners, the exchange rate at the investment date shall be used.

—     For all items in Statement of Operations, the approximate exchange rate in the year shall be used.

Translation adjustment result from the process of translating that entity’s financial statements into the reporting currency. Translation adjustments shall not be included in determining net income but shall be reported in other comprehensive income.

As at 31 December 2021

The reconciliation of the audited financial statements to United States generally accepted accounting principles (U.S. GAAP) as at 31 December 2021 and for the financial year then ended, has been prepared following the United States generally accepted accounting principles. The disclosures provided below are incremental to those included with the annual financial statements and the reconciliation of those financial statements to U.S. GAAP.

The significant differences between Vietnamese Accounting Standards and Vietnamese Accounting Systems as they apply to Unique Logistics International (Vietnam) Co., Ltd are as follows:

a.      According to ASC 606 Revenue from Contracts with Customers, revenue is recognised when control of the promised good and service is transfers to the Company’s customers. In an amount that reflects the consideration, the Company expects to receive in exchange of service. The Company recognizes revenue upon meeting each performance obligations based on the allocated amount of the total consideration of the contract to each specific performance obligations.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

3.      ACCOUNTING STANDARDS AND SYSTEM (cont.)

According to VAS 14 Revenue and other income, the revenue of transaction related to the services is recorded when the result of the transaction can be measured reliably. In case that the services are to be provided in many accounting periods, the determination of sales in each period is done on the basis of the service completion rate as of the balance sheet date.

Revenue is recognized upon completion of services provided when satisfy all four conditions:

•        Revenue can be measured reliably;

•        It is possible to obtain economic benefits from the service provision transaction;

•        The work volume finished on the date of making the accounting balance sheet can be determined;

•        The costs incurred from the service provision transaction and the costs of its completion can be determined.

There is no any difference relating to the revenue recognition policies between US. GAAP and VAS. Therefore, no need to make any adjustment with the Company’s revenue.

Under US. GAAP, receivables due to receiving on behalf is classified account receivables. Other current account receivables in VAS classified as account receivables.

b.      Under US. GAAP, prepaid expenses are not current assets in the sense that they will be converted into cash but in the sense that, if not paid in advance, they would require the use of current assets during operating cycle. Non-current prepaid expenses in VAS classified as current prepaid expenses.

c.      Under US. GAAP, obligations in the operating cycle include: payables incurred in the acquisition of materials and supplies to be used in the production of good or in providing services to be offered for sales; collection received in advance of the delivery of goods or performance of service; debts that arise from operation directly related to the operating cycles, such as accrual for wage, salaries, commission, rentals, royalties, and income and other taxes. Current advance from customers, Statutory obligations, payables to employees, current/non- current accrued expenses, payables due to paying on behalf in VAS classified as Obligation in the operating cycle.

d.      According to Note 2.2, the Company maintains its accounting records in Vietnamese Dong. Financial statements prepared in USD are translated from VND for publishing with relating parties under bellowing principles:

—     For all items which is reclassifying as assets, the buying exchange at 31 December 2021 of HSBC Bank (Vietnam) Ltd. — Ho Chi Minh City branch shall be used with the mount VND 22,700/USD;

—     For all items which is reclassifying as assets, the buying exchange at 31 December 2021 of HSBC Bank (Vietnam) Ltd. — Ho Chi Minh City branch shall be used with the mount VND 22,880/USD;

—     For owner’s equity which is contributed by owners, the exchange rate at the investment date shall be used.

—     For all items in Statement of Operations, the approximate exchange rate in the year shall be used.

Translation adjustment result from the process of translating the Company’s financial statements into the reporting currency. Translation adjustments shall not be included in determining net income but shall be reported in other comprehensive income.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

4.1    Basis of preparation

The financial statements are prepared on the accrual basis (except for information relating to cash flows).

4.2    Translation from VND to USD

According to Note 2.2, the Company maintains its accounting records in Vietnamese Dong. Financial statements prepared in USD are translated from VND for publishing with relating parties under bellowing principles:

—     For all items which is reclassifying as assets, the buying exchange at 31 December 2022 of HSBC Bank (Vietnam) Ltd. — Ho Chi Minh City branch shall be used with the mount VND 23,504/USD;

—     For all items which is reclassifying as liabilities, the buying exchange at 31 December 2022 of HSBC Bank (Vietnam) Ltd. — Ho Chi Minh City branch shall be used with the mount VND 23,716/USD;

—     For owner’s equity which is contributed by owners, the exchange rate at the investment date shall be used;

—     For all items in Statement of Operations, the approximate exchange rate in year shall be used.

Translation adjustment result from the process of translating that entity’s financial statements into the reporting currency. Translation adjustments shall not be included in determining net income but shall be reported in other comprehensive income.

4.3    Foreign currency transactions

Transactions in currencies other than VND during the year have been translated into VND at exchange rates ruling at the date of the transaction.

Exchange differences arising from transactions in foreign currencies are recognized in the financial income or financial expense. Exchange differences arising from revaluation of monetary items denominated in foreign currencies at the balance sheet date after offsetting the differences is recognized in the financial income or financial expense.

Monetary assets and liabilities denominated in currencies other than VND are translated into VND at actual rates of exchange ruling at the balance sheet date. The actual rates of exchange applied to retranslate monetary items denominated in foreign currency at reporting date are determined as follows:

•        For foreign currency accounts in banks: purchasing foreign exchange rate of the bank where the Company opened the foreign currency account as at 31 December 2022.

•        For cash and monetary assets: the foreign currency buying rate at the reporting date quoted by HSBC Bank (Vietnam) Limited — Ho Chi Minh City Branch as at 31 December 2022.

•        For monetary liabilities: the foreign currency selling rate at reporting date quoted by HSBC Bank (Vietnam) Limited — Ho Chi Minh City Branch as at 31 December 2022.

4.4    Cash and cash equivalents

Cash comprises cash on hand and cash in banks. Cash equivalents are short-term highly liquid investments with an original maturity of less than three months since the investment date that are readily convertible into known amounts of cash and that are subject to an insignificant risk of change in value at reporting date.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

4.4    Receivables

Trade and other receivables are presented at cost less provision for doubtful debts.

The classification of receivables is trade receivables and other receivables, which is complied with the following principles:

•        Trade receivables reflect the nature of the receivables arising from commercial transactions with purchase — sale between the Company and an independent purchaser.

•        Other receivables reflect the nature of the receivables arising from non-commercial transactions, and to be related to the purchase — sale transactions.

The provision for doubtful debts presents the estimated loss due to non-payment arising on receivables that were outstanding at the balance sheet date, Increases and decreases to the provision balance are recognised as general and administration expense in the income statement.

4.5    Prepaid expenses

Prepaid expenses are used to record expenses actually incurred but they are related to operation of many accounting periods, Prepaid expenses mainly include office equipment and other expenses. They are amortised to the income statement over the period for which the amount are paid or the period in which economic benefit are generated in relation to these expenses.

4.6    Obligation in operations

Accounts payable and accrued expenses are recognized for amounts to be paid in the future, which related to receive the goods and services. Accrued expenses are recorded based on reasonable estimates payment.

The classification of liabilities is payable to suppliers, accrued expenses, internal payables and other payables, which complied with the following principles:

•        Trade payables reflect the nature of the payables arising from commercial transactions with purchase of goods, services, property between the Company and an independent seller.

•        Accrued expenses reflect the payables for goods and services received from the seller or provided with the purchaser but have not been paid until having invoices or having insufficient billing records, accounting records, and payables to employees including salary, production costs, and sales must accruals. Any difference between accrued account and actual expenses shall be recognised.

•        Other payables reflect the nature of the payables of non-commercial, not related to the purchase, sale, rendering of service transactions.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

4.8    Revenue and income

Revenue from rendering of services

The revenue of transaction related to the services is recorded when the result of the transaction can be measured reliably. In case that the services are to be provided in many accounting periods, the determination of sales in each period is done on the basis of the service completion rate as of the balance sheet date. Revenue is recognized upon completion of services provided when satisfy all four conditions:

•        Revenue can be measured reliably;

•        It is possible to obtain economic benefits from the service provision transaction;

•        The work volume finished on the date of making the accounting balance sheet can be determined;

•        The costs incurred from the service provision transaction and the costs of its completion can be determined.

Interest income

Interest is recognised on an accrual basis, are determined on the balance of cash in bank and the actual interest rate unless uncollectible is in doubt.

4.9    Corporate income tax (“CIT”)

Corporate income tax for the financial year comprises current and deferred tax, Income tax is recognised in the income statement except to the extent that it relates to items recognised directly to equity, in which case it is recognised in equity.

Current corporate income tax

Current tax is the expected tax payable on the taxable income for the year, using tax rate enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous year.

Deferred tax

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amounts of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amounts of assets and liabilities using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

According to Circular No, 78/2014/TT-BTC on 18 June 2014 issued by the Ministry of Finance, the Company is obligated to pay corporate income tax at the rate of 20% tax rate on taxable income.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

4.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Tax returns of the Company are subjected to examination by the Tax Authorities. Because the application of tax laws and regulations on taxes on many types of transactions is susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities.

4.10  Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions,

Parties are also considered to be related if they are subject to common control or common significant influence by the same third party.

The following parties are known as the Company’s related parties:

Company	Relationship
Unique Logistics Holdings Limited	Parent Company
Green Trident Logistics (Hangzhou) Ltd.	Inter-company
PT. Unique Logistics International Indonesia	Inter-company
Shenzhen Unique Logistics International Limited	Inter-company
TGF Unique Limited	Inter-company
ULI (North & East China) Company Limited	Inter-company
ULI (South China) Limited	Inter-company
ULI International Company Limited	Inter-company
Unique Freight Solutions (Thailand) Co., Ltd.	Inter-company
Unique International Logistics (M) Sdn. Bhd.	Inter-company
Unique Logistics (Korea) Co., Ltd.	Inter-company
Unique Logistics International (BOS), Inc.	Inter-company
Unique Logistics International (H.K.) Limited	Inter-company
Unique Logistics International (India) Private Limited	Inter-company
Unique Logistics International (NYC), LLC	Inter-company
Unique Logistics International (SIN) Pte. Ltd.	Inter-company
Unique Logistics International (South China) Limited	Inter-company
Unique Logistics International (Shanghai) Co., Ltd.	Inter-company
Uniquorn International Logistics (Shenzhen) Co., Ltd.	Inter-company
Member Council, Director	Key members

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

5.      NET SERVICE SALES

	Year 2022	Year 2021
	USD	USD
Forwarding service sales by airway	14,996,953.32	42,816,010.95
Forwarding service sales by seaway	9,861,144.80	16,655,226.78
Other service sales	112,366.86	118,764.92
	24,970,464.98	59,590,002.65

6.      COST OF SERVICE SALES

	Year 2022	Year 2021
	USD	USD
Cost of forwarding service sales by airway	13,287,686.69	34,519,291.19
Cost of forwarding service sales by seaway	6,440,288.74	12,080,285.52
Cost of other services	80,237.82	55,886.34
	19,808,213.25	46,655,463.05

7.      SELLING AND GENERAL ADMINISTRATIVE EXPENSES

	Year 2022	Year 2021
	USD	USD
Human resource expenses	1,288,392.60	2,528,252.46
Marketing expenses	26,588.09	17,581.89
Motor vehicle expenses	5,319.15	4,686.26
Professional expenses	7,010.78	4,657.63
General administrative expenses	172,432.98	206,888.19
Corporate fee expense	200,988.86	497,803.84
Other selling and administrative expenses	14,294.12	13,579.98
	1,715,026.58	3,273,450.25

8.      INTEREST AND OTHERS, NET

	Year 2022	Year 2021
	USD	USD
Exchange rate difference due to payment, net	7,226.65	(379,725.44)
Exchange rate difference due to revaluation, net	348,312.13	(41,530.11)
Bank interest	842.98	693.75
Interest expenses	(2,188.06)	(14,184.28)
Other income	8,401.54	3,158.95
Other expenses	(1,977.54)	(4,368.95)
	360,617.70	(435,956.08)

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

9.      INCOME TAX EXPENSE

	Year 2022	Year 2021
	USD	USD
Accounting net profit before tax	3,807,842.86	9,225,133.28
Adjustment to increase/(decrease) profit
Exchange difference losses	28,427.76	51,543.85
Taxable income	3,836,270.62	9,276,677.13
Tax rate	20%	20%
Current corporate income tax expenses	767,254.12	1,855,335.43

10.    CASH AND CASH EQUIVALENTS

	31/12/2022	31/12/2021
	USD	USD
Cash on hand	2,123.52	5,525.66
Cash in bank – VND	149,197.11	1,220,486.99
Cash in bank – USD	511,860.13	173,888.33
	663,180.76	1,399,900.98

11.    CURRENT ACCOUNT RECEIVABLES

	31/12/2022	31/12/2021
	USD	USD
Receivables from customer	784,240.06	16,844,141.51
Related parties	675,445.61	14,814,664.51
3rd parties	108,794.45	2,029,477.00
Receivables due to pay or receive on behalf	6,868,174.38	2,733,397.75
	7,652,414.44	19,577,539.26

12.    OTHER NON-CURRENT RECEIVABLES

	31/12/2022	31/12/2021
	USD	USD
Deposit for office rental	13,120.75	13,420.10
Deposit for warehouse rental	—	30,894.27
Deposit for service	24,123.55	15,286.34
Other deposit	1,559.31	1,614.54
	38,803.61	61,215.25

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

13.    OBLIGATION IN OPERATION

13.1  Current obligation in operation

	31/12/2022	31/12/2021
	USD	USD
Account payables to vendors	263,051.60	8,851,031.27
Related parties	15,388.95	4,036,140.39
3rd parties	247,662.65	4,814,890.88
Advances from customers	103.97	5,588.20
Taxes and other obligation payables to State(1)	2,607,596.24	2,176,153.26
Payables to employees(2)	1,758,079.35	1,582,563.59
Accrued expenses(3)	516,231.53	330,854.44
	5,145,062.69	12,946,190.76

(1)    Details of taxes and other obligation payables to State as below:

	31/12/2022	31/12/2021
	USD	USD
Value added tax payables	1,217.53	—
Corporation income tax payables	2,597,056.55	2.161.979,49
Personal income tax payables	9,322.16	14,173.77
	2,607,596.24	2.176.153,26

(2)    Details of payables to employees as below:

	31/12/2022	31/12/2021
	USD	USD
Bonus for employees	1,758,079.35	1,582,563.59
	1,758,079.35	1,582,563.59

(3)    Details of accrued expenses

	31/12/2022	31/12/2021
	USD	USD
Corporation fee expenses	17,460.89	280,119.58
Expenses for services(*)	493,886.83	7,254.48
Year-end party expenses	—	13,111.89
Interest expenses	—	1,747.22
Others	4,883.81	28,621.27
	516,231.53	330,854.44

____________

(*)      These are expenses for service by airway. However, due to serious failure from the supplier, the supplier couldn’t provide the service as the agreement. It makes the storage and other related fees arising. Currently, the Company is preparing legal documents and litigate against the suppliers.

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

13.    OBLIGATION IN OPERATION (cont.)

13.2  Non-current obligation in operation

	31/12/2022	31/12/2021
	USD	USD
Interest expenses	—	5,465.52
	—	5,465.52

14.    LOAN

(1)    Loans from the Parent Company according to Loan agreement No. 40605-002HK/293020 dated 22 January 2011, the appendix signed on 21 January 2020 with a total value of USD 68,000,00, its interest rate 3%/ year. Loan term: up to 21 January 2023, the Company uses the loan to carry out the investment project in the forwarding industry. In 2022, the Company has already paid this loan to the Parent Company before the term of loan (21 January 2023).

(2)    This is a long-term loan according to the Agreement No. 2018-01-VJ dated 24 April 2018 and the appendix dated 24 April 2020 with an amount of VND 743,840,000 (equivalent to USD 32,000,00) from Mr. Tran Duy Hoa. The interest rate is 3%/ year. Term of the loan: up to 23 April 2023. The Company uses these loans to carry out the investment projects in the forwarding industry. In 2022, the Company has already paid this loan to Mr. Hoa before the term of loan (23 April 2023).

15.    OTHER INFORMATION

15.1  Transactions and balances with key management members, the individuals involved with key management members.

The key management members include members of the Member Council and the Director. Individuals associated with key management members are close members in the family of key management members.

Transactions with key management members, the individuals involved with key management members

The Company had transactions with key management member and individuals related to key management members as below:

	Year 2022	Year 2021
	USD	USD
Distributing profit	2,308,410.67	615,064.87
Interest expenses	471.41	963.25

Liabilities to key management members and individuals related to key management members

Liabilities to key management members and individuals related to key management members are as following:

	31/12/2022	31/12/2021
	USD	USD
Mr. Tran Duy Hoa
Non-current loans	—	32,000.00

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

15.    OTHER INFORMATION (cont.)

The remuneration of the Member Council and Director

	Year 2022	Year 2021
	USD	USD
Income and allowance	73,896.50	55,463.50
	73,896.50	55,463.50

15.2  Significant transactions with other related parties during the year

The transactions with other related parties are as follows:

Related parties	Transaction	Year 2022	Year 2021
		USD	USD
Green Trident Logistics (Hangzhou) Ltd.	Providing services	197.74	123.12

PT. Unique Logistics International Indonesia	Providing services	—	1,491.24
	Purchasing services	58.73	50.81

Shenzhen Unique Logistics International Limited	Providing services	22,397.68	2,503.81
	Purchasing services	22,133.72	15,831.59

TGF Unique Limited	Providing services	3,890.28	788.85
	Purchasing services	—	509.19

ULI (North & East China) Co., Ltd.	Providing services	79,579.82	175,795.35
	Purchasing services	268,862.23	260,146.78

ULI (South China) Limited	Providing services	213.95	52.77
	Purchasing services	7,090.73	5,560.69

ULI International Company Limited	Providing services	1,639.89	2,284.99
	Purchasing services	64.75	44.05

Unique Freight Solutions (Thailand) Co., Ltd.	Purchasing services	120.11	2,215.15

Unique International Logistics (M) Sdn. Bhd.	Purchasing services	412.66	2,817.11

Unique Logistics (Korea) Co., Ltd.	Providing services	36,032.46	49,960.25
	Purchasing services	6,644.51	8,518.70

Unique Logistics Holdings Limited	Providing services	—	1,049.25
	Purchasing services	58,837.04	120,800.65
	Corporation fee	200,988.86	497,803.84
	Other paying	10,768.82	12,420.36
	Interest expenses	772.48	2,046.91
	Distributing profit	4,905,372.68	1,307,012.84

Unique Logistics International (BOS), Inc.	Providing services	—	5,273.81

Unique Logistics International (H.K.) Limited	Providing services	29,676.15	13,002.90
	Purchasing services	63,293.86	10,166.44
	Paying on behalf	6,889,866.44	342,460.58
	Other expenses	63,923.17	—

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

15.    OTHER INFORMATION (cont.)

Related parties	Transaction	Year 2022	Year 2021
		USD	USD
Unique Logistics International (India) Private Limited	Providing services	18,110.03	—
	Purchasing services	476.50	626.16

Unique Logistics International (NYC), LLC	Providing services	12,169,838.25	36,109,020.83
	Purchasing services	2,760,316.85	6,242,075.21

Unique Logistics International (Shanghai), Co., Ltd.	Purchasing services	430.01	—

Unique Logistics International (SIN) Pte. Ltd.	Providing services	129.88	1,728.86
	Purchasing services	28,546.90	36,595.82

Unique Logistics International (South China) Limited	Providing services	41.63	34.93
	Purchasing services	10.04	147.12

Uniquorn International Logistics (Shenzhen) Co., Ltd.	Providing services	58.85	654.86
	Purchasing services	14,136.99	10,481.23

Liability balances with other related parties

The balances of receivables/(payables) with other related parties are as follows:

Related parties		31/12/2022	31/12/2021
		USD	USD
Green Trident Logistics (Hangzhou) Ltd.	Account receivables	65.20	54.25

PT. Unique Logistics International Indonesia	Account receivables	—	1,476.48
	Obligation in operation	—	(26.05)

Shenzhen Unique Logistics Int’l Ltd.	Obligation in operation	—	(1,849.42)

TGF Unique Limited	Account receivables	—	796.98
	Obligation in operation	—	(510.39)

ULI (North & East China) Co Ltd	Account receivables	1,098.91	24,861.50
	Obligation in operation	—	(87,464.28)

ULI (South China) Limited	Obligation in operation	(790.00)	(542.40)

ULI International Company Limited	Account receivables	49.40	25.79
	Obligation in operation	(5.00)	—

Unique Freight Solutions (Thailand) Co., Ltd.	Obligation in operation	(95.13)	(1,183.92)

Unique Intl Logistics (M) Sdn. Bhd.	Obligation in operation	—	(2,058.29)

Unique Logistics (Korea) Co., Ltd.	Account receivables	1,440.00	2,292.65
	Obligation in operation	(2,545.78)	(3,043.55)

Unique Logistics Holdings Limited	Obligation in operation	(3,174.00)	(110,393.10)
	Long-term loans	—	(68,000.00)

UNIQUE LOGISTICS INTERNATIONAL (VIETNAM) CO., LTD
No.181, Dien Bien Phu Street, Da Kao Ward, District 1, Ho Chi Minh City, Vietnam
NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2022

15.    OTHER INFORMATION (cont.)

Related parties		31/12/2022	31/12/2021
		USD	USD
Unique Logistics International (NYC), LLC	Account receivables	672,680.30	14,782,381.95
	Obligation in operation	—	(3,779,400.44)

Unique Logistics International (SIN) Pte. Ltd.	Obligation in operation	(475.48)	(36,259.04)

Unique Logistics International (BOS) Inc	Account receivables	—	2,485.46

Unique Logistics International (H.K.) Ltd	Account receivables	6,868,286.18	2,733,578.07
	Obligation in operation	(4,433.56)	(11,278.60)

Unique Logistics International (South China) Ltd	Account receivables	—	8.44
	Obligation in operation	—	(9.97)

Uniquorn International	Account receivables	—	100.70

Logistics (Shenzhen) Co.,Ltd	Obligation in operation	(3,870.00)	(2,120.94)

15.3  Events after the balance sheet date

There has been no significant event occurring after the balance sheet date which would require adjustments or disclosures to be made the notes to the financial statements.

LE THI NGOC AI	TRAN DUY HOA
Preparer/Chief Accountant	Director
Ho Chi Minh City, 21 March 2023

ULI (SOUTH CHINA) LIMITED
DIRECTORS’ REPORT

The directors present their annual report together with the audited financial statements for the year ended 31 December 2022.

1.      PRINCIPAL ACTIVITIES

The principal activities of ULI (South China) Limited (the “Company”) are the provision of air and ocean freight forwarding services in the People’s Republic of China.

2.      RESULTS AND APPROPRIATIONS

The results of the Company for the year ended 31 December 2022 are set out in the statement of profit or loss and other comprehensive income on page 148.

The directors have declared the following dividends during the year:

	2022	2021
	HKD	HKD
2020 interim dividend of HKD674.08 per ordinary share declared on 7 January 2021		6,740,821
2020 final dividend ofHKDl,440.06 per ordinary share declared on 20 April 2021		14,400,582
2021 interim dividend of HKD922.22 per ordinary share declared on 5 May 2022	9,222,160
2021 interim dividend ofHKD2,15l.83 per ordinary share declared on 9 June 2022	21,518,383
2022 interim dividend ofHKD189.06 per ordinary share declared on 22 August 2022	1,890,590
	32,631,133	21,141,403

The directors do not recommend the payment of a final dividend.

3.      DIRECTORS

The directors of the Company during the year and up to the date of this report were:

Mr. LEE Man Bun, Patrick
Mr. WANG Daoyuan
Mr. Sunandan RAY	(appointed on 29 March 2023)
Mr. LEE Chi Tak, Richard	(resigned on 29 March 2023)

There is being no provision in the Company’s Articles of Association in connection with the retirement of directors, all remaining directors continue in office for the following year.

4.      DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATIONS TO THE COMPANY’S BUSINESS

Saved as disclosed in notes 8(b) and 16(b) to the financial statements, no other transactions, arrangements and contracts of significance to which the Company, its holding company, any of its fellow subsidiaries was a party and in which a director of the Company had a material interest whether directly or indirectly, subsisted at the end of the year or at any time during the year.

5.      DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company, its holding company, any of its fellow subsidiaries a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short positions in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.      MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company were entered into or existed during the year.

7.      PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

8.      AUDITOR

The financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

LEE Man Bun, Patrick
Hong Kong, 2 June 2023

[ILLEGIBLE]

RSM Hong Kong	[ILLEGIBLE]
29th Floor, Lee Garden Two, 28 Yun Ping Road,	[ILLEGIBLE]
Causeway Bay, Hong Kong
T +852 2598 5123	[ILLEGIBLE] +852 2598 5123
F +852 2598 7230	[ILLEGIBLE] +852 2598 7230
www.rsmhk.com	www.ssmhk.com

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBERS OF
ULI (SOUTH CHINA) LIMITED
(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements ofULI (South China) Limited (the “Company”) set out on pages 148 to 169, which comprise the statement of financial position as at 31 December 2022, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2022, and of its financial perfonnance and its cash flows for the yeru then ended in accordance with International Financial Repmting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) ru1d Hong Kong Financial Repmting Stru1dards (“ffi(FRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent oftbe Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

THE POWER OF BEING UNDERSTOOD
AUDIT IT AX I CONSULTING

RSM Hong Kong is a member of the RSM network and trades as RSM. RSM Is the trading name used by the members of the RSM network. Each member of the RSM network Is an Independent accounting and consulting firm which practices In Its own right. The RSM network is not Itself a separate legal entity In any jurisdictfon,

[ILLEGIBLE]

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBERS OF
ULI (SOUTH CHINA) LIMITED
(Incorporated in Hong Kong with limited liability)

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the annual report other than the financial statements and our auditor’s report thereon.

Our opinion on the financial statements does not cover the Other Information and we do not express any fonn of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclnde that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs issued by the IASB, HKFRSs issued by the HKJCPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud [ILLEGIBLE].

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issne an auditor’s report that includes our opinion. We [ILLEGIBLE] opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•        Obtain an understanding of internal control relevant to the audit in order. to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

Evalnate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s repmt to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during onr audit.

Certified Public Accountants
2 June 2023

ULI (SOUTH CHINA) LIMITED
STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
Revenue	4	338,890,115	443,717,090
Freight costs		(316,115,507)	(399,739,189)
Gross profit		22,774,608	43,977,901
Other income	5	14,300	728,615
Other gains and losses – net exchange losses		(992,574)	(377,318)
Administrative expenses		(6,536,877)	(12,195,746)
Other operating expenses		(3,260,564)	(1,227,866)
Profit from operations		11,998,893	30,905,586
Finance costs	6(a)		(165,043)
Profit before taxation	6	11,998,893	30,740,543
Income tax expense	?(a)
Profit for the year		11,998,893	30,740,543
Other comprehensive income for the year, net of tax
Total comprehensive income for the year		11,998,893	30,740,543

The notes on pages 152 to 169 form part of these financial statements.

ULI (SOUTH CHINA) LIMITED
STATEMENT OF FINANCIAL POSITION
AT 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
Non-current asset
Property and equipment	9		56
Current assets
Trade receivables	10	3,770,388	84,281,935
Other receivables, deposits and prepayments		73,870	30,473,997
Amount due from a related party	13		597,161
Cash and cash equivalents	11	17,437,319	2,655,258
		21,281,577	118,008,351
Current liabilities
Trade payables	12	7,242,753	24,457,507
Other payables and accrued expenses		3,902,550	62,709,654
Amounts due to related parties	13	17971	90,703
		11,163,274	87,257,864
Net current assets		10,118,303	30,750,487
NET ASSETS		10,118,303	30,750,543
Capital and reserves
Share capital	14	10,000	10,000
Reserves		10,108,303	30,740,543
TOTAL EQUITY		10,118,303	30,750,543

Approved by the Board of Directors on 2 June 2023 and are signed on its behalf by:

LEE Man Bun, Patrick	Sunandan RAY

The notes on pages 152 to 169 form part of these financial statements.

ULI (SOUTH CHINA) LIMITED
STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	Share capital	Retained Profits	Total
		HKD	HKD	HKD
Balance at 1 January 2021		10,000	21,141,403	21,151,403
Total comprehensive income for the year			30,740,543	30,740,543
Dividends paid	14(b)		(21,141,403)	(21,141,403)
Balance at 31 December 2021 and l January 2022		10,000	30,740,543	30,750,543
Total comprehensive income for the year			11,998,893	11,998,893
Dividends paid	14(b)		(32,631,133)	(32,631,133)
Balance at 31 December 2022		10,000	10,108,303	10,118,303

The notes on pages 152 to 169 form part of these financial statements.

ULI (SOUTH CHINA) LIMITED
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

	Note	2022	2021
		HKD	HKD
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before taxation		11,998,893	30,740,543
Adjustments for:
– Finance costs			165,043
– Interest income	5	(8,756)	(20)
– Depreciation	9	56	338
Operating profit before changes in working capital		11,990,193	30,905,904
Decrease/(increase) in trade receivables		80,511,547	(43,878,952)
Decrease/(increase) in other receivables, deposits and prepayments		30,400,127	(29,168,645)
Decrease/(increase) in amount due from a related party		597,161	(597,161)
(Decrease)/increase in trade payables		(17,214,754)	13,844,577
(Decrease)/increase in other payables and accrued expenses		(58,807,104)	57,062,705
Decrease in amounts due to related parties		(72,732)	(5,640,040)
Cash generated from operations		47,404,438	22,528,388
Interest paid			(165,043)
Net cash generated from operating activities		47,404,438	22,363,345
CASH FLOWS FROM INVESTING ACTIVITIES
Interest received and net cash generated from investing activities	5	8,756	20
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid and net cash used in financing activities	14(b)	(32,631,133)	(21,141,403)
Net increase in cash and cash equivalents		14,782,061	1,221,962
Cash and cash equivalents at 1 January		2,655,258	1,433,296
Cash and cash equivalents at 31 December	11	17,437,319	2,655,258

The notes on pages 152 to 169 form part of these financial statements.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

1.      COMPANY INFORMATION

ULI (South China) Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business are Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yue! Road, Kowloon Bay, Kowloon, Hong Kong and 5/F., Aviation Fuel Building A, Airport I’’ Street, Baoan International Airport, Baoan District, Shenzhen, respectively.

The principal activities of the Company are the provision of air and ocean freight forwarding services in the People’s Republic of China.

At 31 December 2022, the directors consider the immediate and ultimate holding company of the Company are Unique Logistics Holdings Limited and Rich Group Holdings Limited, which were incorporated in Hong Kong and the British Virgin Islands respectively.

The financial statements are presented in Hong Kong dollars (“HKD”), which is also the functional currency of the Company.

2.      SIGNIFICANT ACCOUNTING POLICIES

(a)     Basis of preparation

These financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These financial statements also comply with the applicable requirements of the Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Company are disclosed below.

The IASB/HKICP A has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Company. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Company for the current and prior accounting periods reflected in these financial statements.

The measurement basis used in the preparation of the financial statements is the historical cost basis. Historical cost is generally based on the fair value of consideration given in exchange for assets.

The preparation of financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrymg values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the financial statements are discussed in note 17.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b)    Foreign currency translation

(i)     Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The financial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency.

(ii)    Transactions and balances in financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

(c)     Property and equipment

Property and equipment are stated in the statement of financial position at cost less accumulated depreciation and accumulated impairment losses, if any.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance are recognised in profit or loss during the period in which they are incurred.

Depreciation of property and equipment is calculated at rate sufficient to write off their costs, less their residual values, over their estimated useful lives on a straight-line basis at an annual rate of 20%.

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(d)    Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the statement of financial position when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company derecognises financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(e)     Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt investments held by the Company are classified as amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

(f)     Trade and other receivables

A receivable is recognised when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

Trade receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, when they are recognised at fair value. The Company holds the trade receivables with the objective of collecting the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method less allowance for credit losses.

(g)    Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit losses (“ECL’’).

(h)    Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and an equity instrument under IFRSs and HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

(i)     Trade and other payables

Trade and other payables are recognised initially at their fair value and are subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(j)     Equity instruments

Any equity instrument is any contract that evidence a residual interest in the assets of an equity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(k)    Employee benefits

(i)     Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time ofleave.

(ii)    Pension obligations

The Company contributes to a defined contribution retirement scheme which are available to all employees. Contributions to the scheme by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

(iii)   Termination benefits

Termination benefits are recognised at the earlier of the dates when the Company can no longer withdraw the offer of those benefits, and when the Company recognises restructuring costs and involves the payment of termination benefits.

(I)     Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Company that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asset. Any specific borrowing that remain outstanding after the related asset is ready for its intended use or sale is included in the general borrowing pool for calculation of capitalisation rate on general borrowings.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(m)   Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(n)    Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset/cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset/cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(o)    Impairment of financial assets

The Company recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Company’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Company’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

•        an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

•        significant deterioration in external market indicators of credit risk for a particular financial instrument;

•        existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•        an actual or expected significant deterioration in the operating results of the debtor;

•        significant increases in credit risk on other financial instruments of the same debtor;

•        an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Despite the foregoing, the Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)     the financial instrument has a low risk of default,

(ii)    the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and

(iii)   adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Company considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Company regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

when there is a breach of financial covenants by the counterparty; or information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Company, in full (without taking into account any collaterals held by the Company).

Irrespective of the above analysis, the Company considers that default has occurred when a financial asset is more than 180 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

•        significant financial difficulty of the issuer or the counterparty; a breach of contract, such as a default or past due event;

•        the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or

•        it is becoming probable that the counterparty will enter bankruptcy or other financial reorganisation; or

•        the disappearance of an active market for that financial asset because of financial difficulties.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Write-off policy

The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Company’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate.

If the Company has measured the loss allowance for a financial instruruent at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Company recognises an impairment gain or loss in profit or loss for all financial instruruents with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(p)    Provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(q)    Revenue aud other income

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Company is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value add tax or other sales taxes and is after deduction of any trade discounts.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or fair value through other comprehensive income (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

3.      ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)     Application of new and revised IFRSs/HKFRSs

The Company has applied the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after I January 2022 for the preparation of the financial statements:

Amendments to IAS/HKAS 16	Property, Plant and Equipment; Proceeds before Intended Use
Annual Improvements Project	Annual Improvements to IFRS/HKFRS Standards 2018-2020

The Company did not change its accounting policies or make retrospective adjustments as a result of adopting the abovementioned amended standards or annual improvements.

(b)    New and revised IFRSs/HKFRSs in issue but not yet effective

The Company has not applied any new standard, amendments to standards and interpretation that have been issued but are not yet effective for the financial year beginning 1 January 2022. The new standard, amendments to standards and interpretation include the following which may be relevant to the Company.

Effective for accounting periods beginning on or after
Amendments to IAS/HKAS I – Classification of Liabilities as Current or Non-current	1 January 2024
Amendments to IAS/HKAS I – Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS/HKAS I and IFRS/HKFRS Practice Statement 2 – Disclosure of Accounting Policies	1 January 2023
Amendments to IAS/HKAS 8 – Definition of Accounting Estimates	1 January 2023
Amendments to IAS/HKAS 12 – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

The Company is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

4.      REVENUE

The principal activities of the Company are the provision of air and ocean freight forwarding services in the People’s Republic of China.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

5.      OTHER INCOME

	2022	2021
	HKD	HKD
Bank interest income	8,756	20
Sundry income	5,544	728,595
	14,300	728,615

6.      PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

	2022	2021
	HKD	HKD
(a) Finance costs:
Bank loan interest		11,416
Other loan interest		153,627
		165,043
(b) Staff costs (including directors’ remuneration) Salaries and allowances	6,276,434	11,970,755
(c) Other items:
Auditor’s remuneration
- Current	110,000	60,000
- Under-provision in prior years	47,000
	157,000	60,000
Depreciation	56	338

7.      INCOME TAX EXPENSE

(a)     No provision for Hong Kong Profits Tax or deferred taxation has been made in the financial statement since the Company’s income is derived from overseas sources which is not liable to Hong Kong Profits Tax.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

7.      INCOME TAX EXPENSE (cont.)

(b)    Reconciliation between the income tax expense and accounting profit at applicable tax rates:

	2022	2021
	HKD	HKD
Profit before taxation	11,998,893	30,740,543
Notional tax on profit before taxation, calculated at the current rate of 16.5% (2021: 16.5%)	1,979,818	5,072,189
Tax effect of non-taxable income	(55,919,229)	(73,333,541)
Tax effect of non-deductible expenses	53,939,411	68,261,352
Income tax expense

8.      BENEFITS AND INTERESTS OF DIRECTORS

(a)     Directors’ emoluments

	2022	2021
	HKD	HKD
Fees
Salaries and allowances	2,666,120	7,710,108
	2,666,120	7,710,108

(b)    Directors’ material interests in transactions, arrangements or contracts

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			2022	2021
			HKD	HKD
Unique Logistics Holdings Limited	[ILLEGIBLE] holding company	Administration and handling fee paid	(282,000)	(282,000)
		Group fee paid	(358,736)	(552,555)
		Corporate fee paid	(498,176)	(231,029)
		Corporate fee refund		728,59l

Unique Logistics International (BOS), Inc.	Mr. Lee Chi Tak, Richard is beneficial member of the contracted party	Freight income received	11,578,397	2,499,289
		Freight charges paid	(10,521,192)	(402,584)

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

8.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			2022	2021
			HKD	HKD
Unique Logistics International (NYC) LLC	Mr. Lee Chi Tak,	Freight income received	171,285,253	239,181,992
	Richard is beneficial member of the contracted party	Freight charges paid	(148,228,723)	(160,027,833)

Unique Logistics International (H.K.) Limited	Fellow subsidiary	Computer expenses paid	(127,239)	(89,623)
		Freight charges paid	(14,890,172)	(358,722)
		Loan interest expenses paid		(153,627)

Unique Logistics International (South China) Limited	Fellow subsidiary	Freight income received		864
Shenzhen Unique Logistics International Limited.	Fellow subsidiary	Freight income received	16,386,211	32,401,334
		Freight charges paid	(39,232,148)	(74,616,742)

Unique Logistics International (Vietnam) Co., Ltd	Fellow subsidiary	Freight income received	51,809	41,299

Unique Freight Solutions (Thailand) Co., Ltd.	Fellow subsidiary	Freight income received		3,482
		Freight charges paid	(1,386)

China Wealth Logistics Limited	Associate company	Freight charges paid	(8,360,856)	(10,668,638)

TGF Unique Limited	Associate company	Freight income received	13,321,539	12,717,101

Unique International Logistics (M) Sdn. Bhd.	Associate company	Freight income received	18,598	8,454

Unique Logistics International (Shanghai) Co, Ltd.	Associate company	Freight charges paid		(2,349)

ULI International Company Limited	Associate company	Freight income received		305

Uniquorn International Logistics (Shenzhen) Co., Ltd.	Associate company	Freight income received	738,525	2,816,395

Asia Freight Solutions (H.K.) Limited	Associate company	Freight income received		340,573

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

9.      PROPERTY AND EQUIPMENT

Office [ILLEGIBLE]
HKD
Cost
At 1 January 2021, 31 December 2021, 1 January 2022 and 31 December 2022	1,690
Accumulated depreciation
At 1 January 2021	1,296
Charge for the year	338
At 31 December 2021 and 1 January 2022	1,634
Charge for the year	56
At 31 December 2022	1,690
Carrying value
At 31 December 2022
At 31 December 2021	56

10.    TRADE RECEIVABLES

All trade receivables are expected to be recovered within one year.

Trade receivables represented by:

	2022	2021
	HKD	HKD
- Third parties	486,098	34,686,025
- Fellow subsidiaries	189,468	37,715,513
- Related companies	3,094,822	11,880,397
	3,770,388	84,281,935

Included in trade receivables are the following amounts denominated in currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
United States Dollars	3,176,927	55,515,970
Renminbi		20,273,432

Receivables that were neither past due nor impaired relate to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired relate to a number of independent customers that have a good track record with the Company. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Company does not hold any collateral over these balances.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

11.    CASH AND CASH EQUIVALENTS

	2022	2021
	HKD	HKD
Cash at bank and in hand	17,437,319	2,655,258
Cash and cash equivalents in the statement of cash flows	17,437,319	2,655,258

Cash at bank earns interest at floating interest rates based on daily bank deposits rates.

Included in cash and cash equivalents are the following amount denominated in a currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
Euro Dollars	5,257	8,499
United States Dollars	16,825,018	2,337,164
Rernninbi	143,984	10,019

12.    TRADE PAYABLES

Trade payables are expected to be settled within one year.

The trade payables represented by:

	2022	2021
	HKD	HKD
Trade payables
- Third parties	1,466,259	13,410,510
- Immediate holding company	25,400	254,743
- Fellow subsidiary companies	5,528,136	10,437,771
- Related companies	222,958	354,483
	7,242,753	24,457,507

Included in trade payables are the following amounts denominated in currencies other than the Company’s functional currency:

	2022	2021
	HKD	HKD
Euro Dollars		69,387
United States Dollars	5,172,086	822,735
Renminbi	1,963,502	20,458,548

13.    AMOUNTS DUE FROM/TO RELATED PARTIES

	2022	2021
	HKD	HKD
Amount due from a related party – immediate holding company		597,161
Amounts due to related parties – immediate holding company	17,971
- fellow subsidiary		90,703
		90,703

The balances with related parties are in the nature of current account, are unsecured, interest free and have no fixed terms of repayment.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

14.    CAPITAL, RESERVES AND DIVIDENDS

(a)     Share capital

	2022		2021
	Number of shares	Amount	Number of shares	Amount
		HKD		HKD
Ordinary share, issued and fully paid:
At 1 January and 31 December	10,000	10,000	10,000	10,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

(b)    Dividends

The directors have declared the following dividends during the year:

	2022	2021
	HKD	HKD
2020 interim dividend ofHKD674.08 per ordinary share declared on 7 January 2021		6,740,821
2020 final dividend ofHKDl,440.06 per ordinary share declared on 20 April 2021		14,400,582
2021 interim dividend of HKD922.22 per ordinary share declared on 5 May 2022	9,222,160
2021 interim dividend ofHKD2,151.83 per ordinary share declared on 9 June 2022	21,518,383
2022 interim dividend ofHKD189.06 per ordinary share declared on 22 August 2022	1,890,590
	32,631,133	21,141,403

(c)     Capital management

Capital comprises share capital and reserves stated in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Company manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Company is not subject to either internally or externally imposed capital requirements.

15.    FINANCIAL RISK MANAGEMENT

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Company’s business. The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)     Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

15.    FINANCIAL RISK MANAGEMENT (cont.)

exchange transactions and other financial instruments. The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Company considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Company’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing.

The Company measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Company’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Company’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2022.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

(b)    Liquidity risk

The Company’s policy is to regularly monitor its cnrrent and expected liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

The maturity analysis of the Company’s financial liabilities is as follows:

	2022	2021
	HKD	HKD
Less than 1 year
Trade payables	7,242,753	24,457,507
Other payables and accrued expenses	3,902,550	62,709,654
Amounts due to related parties	17,971	90,703
	11,163,274	87,257,864

(c)     Foreign currency risk

The Company’s monetary assets and transactions are predominately in Hong Kong dollars, United States dollars and Renminbi. As Hong Kong dollar is pegged to United States dollar and there is insignificant fluctuation in the exchange rate between Hong Kong dollar and Renminbi, the Company does not expect any significant exposure to foreign currency risk.

(d)    Interest rate risk

As the Company has no significant interest bearing assets and liabilities, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

15.    FINANCIAL RISK MANAGEMENT (cont.)

(e)     Categories of financial instruments at 31 December

	2022	2021
	HKD	HKD
Financial assets:
Financial assets at amortised cost	21,207,707	117,953,464

Financial liabilities:
Financial liabilities at amortised cost	11,163,274	87,257,864

(f)     Fair valnes

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2022 and 2021.

16.    MATERIAL RELATED PARTY TRANSACTIONS

(a)     Transactions with key management personnel

All members of key management personnel are the directors of the Company, and the remuneration for them is disclosed in note 8(a).

(b)    Transactions with other related parties

During the year, the Company entered into the following material related party transactions:

	2022	2021
	HKD	HKD
Immediate holding Company

Administration and handling fee paid	282,000	282,200
Corporate fee paid	498,176	231,029
Corporate fee refund		728,591
Group fee paid	358,736	552,555

Fellow subsidiaries

Freight income received	16,438,020	32,086,979
Freight charges paid	54,123,706	80,351,796
Computer expenses paid	127,239	89,623
Interest expenses paid		153,627

Related parties

Freight income received	196,942,312	257,564,109
Freight charges paid	167,110,771	165,725,072

Balances with related parties are disclosed in the statement of financial position and in notes 10, 12 and 13 to the financial statements.

ULI (SOUTH CHINA) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)

17.    ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 15 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

Impairment of trade receivables

The management of the Company estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2022, the carrying amount of trade receivables is HKD3,770,388 with no allowance for doubtful debts (2021: HKD84,281,935 with no allowance for doubtful debts).

Appendix i

ULI (SOUTH CHINA) LIMITED
DETAILED INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For Management Information Only)

	2022	2021
	HKD	HKD
Freight income	338,890,115	443,717,090
Freight costs	(316,115,507)	(399,739,189)
Gross profit	22,774,608	43,977,901
Add: Other income
Bank interest income	8,756	20
Sundry income	5,544	728,595
	14,300	728,615
Add: Other gains and losses – net exchange losses	(992,574)	(377,318)
Less: Expenditure (Appendix ii)
Administrative expenses	6,536,877	12,195,746
Other operating expenses	3,260,564	1,227,866
	9,797,441	13,423,612
Profit from operations	11,998,893	30,905,586
Less: Finance costs (Appendix ii)		165,043
Profit before taxation	11,998,893	30,740,543

Appendix ii

ULI (SOUTH CHINA) LIMITED
OVERHEAD EXPENSES
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in Hong Kong dollars)
(For Management Information Only)

	2022	2021
	HKD	HKD
Administrative expenses
Computer expenses	127,239	89,623
Directors’ remuneration	2,666,120	7,710,108
Salaries and allowances	3,610,314	4,260,647
Telephone, facsimile and internet	133,204	135,368
	6,536,877	12,195,746
Other operating expenses
Administration and handling fee	282,000	282,000
Advertisement and promotion	1,952,910
Auditor’s remuneration	157,000	60,000
Bank charges	209,072	263,652
Business registration fees	150	250
Corporate fees	498,176	231,029
Depreciation	56	338
Entertainment	149,008	382,502
Legal and professional fees	11,000	6,000
Travel – Local	1,015	1,995
Sundries	177	100
	3,260,564	1,227,866
	9,797,441	13,423,612
Finance costs
Bank loan interest		11,416
Other loan interest		153,627
		165,043

ULI International CO., LTD.

[LETTERHEAD OF HLB CANDOR TAIWAN CPA]

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders
ULI International Co., Ltd

Opinion

We have audited the financial statements of ULI International Co., Ltd (The Company), which comprise the balance sheets as of December 31, 2022, and the statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements present fairly, in all material respects, the financial position of THE COMPANY as of December 31, 2022, and its financial performance and its cash flows for the years then ended in accordance with the Business Entity Accounting Act, Regulation on Business Entity Accounting Handling, and Enterprise Accounting Standards.

Basis for Opinion

We conducted our audits in accordance with the Regulations Governing Auditing and Attestation of Financial Statements by Certified Public Accountants and the auditing standards generally accepted in the Republic of China. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with The Norm of Professional Ethics for Certified Public Accountant of the Republic of China, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for qur oprn10n.

Other Matter

The financial statements of ULI INTERNATIONAL CO., LTD. for the year ended December 31, 2021, were audited by another auditor who expressed an unqualified opinion on April 15, 2022.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the Business Entity Accounting Act, Regulation, on Business Entity Accounting Handling, and Enterprise Accounting Standards, and for such internal control determined necessary by Management to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, Management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless Management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance (including supervisor) of the Company are responsible for overseeing the Company’s financial reporting Process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in the Republic of China will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements. As part of and audit in accordance with the auditing standards generally accepted in the Republic of China, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.      Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk or not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery intentional omissions, misrepresentations, or the override of internal control.

2.      Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

3.      Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by Management.

4.      Conclude on the appropriateness of Management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubly on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit\it evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

5.      Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control what we identify during our audit.

The engagement partner on the audit resulting in this independent auditor’s report is MICHAEL CHU

HLB Candor Taiwan CPAs

Feb. 24, 2023

ULI International CO., LTD.
Balance Sheets
December 31, 2022 and 2021
Units: USD

Assets	December 31, 2022 Amount	December 31, 2021 Amount
Current assets
Cash and cash equivalent (Note (f)l)	$3,272,660.98	$2,132,201.23
Notes receivable, net (Note(f)2)	29,695.24	94,478.89
Accounts receivable, net (Note(f)3)	1,243,368,96	2,855,448.31
Accounts receivable – related parties (Note(g))	67,679.13	566,176,38
Other receivable	5,884.00	49,401.00
Current-period income tax assets
Other current assets	88,842.57	94,454.88
Total current assets	4,708,130.88	5,792,160,69
Non-current assets
Property, plant and equipment (Note (f)4)	49,575.63	55,724.13
Guarantee deposits paid (Note (f)5)	237,832.99	260,753.85
Total non-current assets	287,408.62	316,477.98
Total assets	$4,995,539.50	$6,108,638.67
Liabilities and stockholders’ equity	December 31, 2022 Amount	December 31, 2021 Amount
Current liabilities
Notes payable	$57,033,28	$117,095.01
Accounts payable	286,979.22	499,025,32
Accounts payable-related parties (Note (g))	289,335.35	769,736.39
Other payable (Note (f)6)	980,562.91	841,014.88
Current-period income tax liability	233,635,42	294,694.80

Other current liabilities	33,303.03	35,404.54
Total current liabilities	1,880,849,21	2,556,970,94
Non-current liabilities

Stockholder’ s account (Note (g))		391,977.95
Total non-current liabilities		391,977.95

Total liabilities	1,880,849,21	2,948,948,89
Equity

Share Capital (Note (f)7)	286,575.00	286,575.00
Retained earnings (Note (f)8)
Legal reserve	429,951.37	429,951.37
Unappropriated retained earnings	2,491,942.813	2,251,758,19
Total Capital and Accumulated deficit or earnings Other stockholders’ equity	3,208,469,23	2,968,284.76
Total liabilities and stockholders’ equity	(93,778,94)	191,405.02
Other stockholders’ equity
Exchange Differences on Translation of Foreign Financial Statements	3,114,690.29	3,159,689.78
Total stockholders’ equity	$4,995,539,5[ ]	$6,108,638,67
Chairman:	Manager:	Finance Manager:

ULI International CO., LTD.
Statement of Comprehensive Income
For the years ended December 31, 2022 And 2021
Units: USD

Item	Years Ended 31 December
	2022 Amount	2021 Amount
Operating revenue (Note(f)9)	$14,665,421.17	$16,040,373.30
Operating costs	(10,421,428.42)	(l[ ],477,984.69)
Gross profit	4,243,992.75	3,562,388.61
Operating expenses	(2,311,299.62)	(2 [ ],061,625.18)
Net operating Income	1,932,693.13	1,500,763.43
Non-operating income and expense
Other income (Note(f)ll)	62,291.32	47,919.89
Other gains and losses (Note(f)12)	155,206.78	301,082.69
Total non-operating income and expense,	217,498.10	351,002.58
Income before income tax	2,150,191.23	1,851,766.01
Income tax expense (Note(f)13)	(428,245.80)	(370,005.05)
Net income	1,721,945.43	1,481,760.96
Other comprehensive income (loss)
Exchange differences arising on translation of foreign operations	(285,183.96)	191,405.02
Total comprehensive income	$1,436,761.47	$1,673,165.98

(The attached notes forms an integral part of these financial statements)

Chairman:	Manager:	Finance Manager:

ULI International CO., LTD.
Statements of Changes in Stockholders’ Equity
For the years ended December 31, 2022 And 2021
Units: USD

Item	Retained Earnings
	Share Capital	Legal reserves	Accumulated deficit or earnings	Exchange Differences on Translation of Foreign Financial [ ]	Total Equity
Balance as of January l, 2022	$286,575.00	$429,951.37	$2,251,758,39	$191,405,02	$3,159,689,78
Cash dividends			(1,481,760,96)		(1,481,760,96)
Net income for 2022			1,721,945,43		1,721,945.43
Other comprehensive income (loss)				(285,183,96)	(285,183,96)
Balance as of December 31, 2021	$286,5[ ]	$1,951.37	$2,491,942,86	$(93,778.94)	$3,114,690,29
Item	Retained Earnings
	Share Capital	Legal reserves	Accumulated deficit or earnings	Exchange Differences on Translation of Foreign Financial Statements	Total Equity
Balance as of January l, 2022	$286,575.00	$429,951.37	$1,460,602,35	$129,012,44	$2,306,141.16
Cash dividends			(690,604,92)		(690,604.92)
Net income after tax			1,48l,760.96		1,481,760.96
Other comprehensive income (loss)			62,392,58		62,392,58
Balance as of December 31, 2021	$286,575.00	$429,951.37	$2,251,[ ]58.39	$191,405,02	$3,159,689,78
Chairman:	Manager:	Finance Manager:

ULI International CO., LTD.
Statement of Cash Flows
For the years ended December 31, 2022 And 2021
Units: USD

Item	Years Ended 31 December
	2022 Amount	2021 Amount
Cash Flows from Operating Activities
Income before income tax	$2,150,191.23		$1,851,766.01
Adjustments:
Depreciation expense	15,580.95		13,280.70
Interest income	(7,742.92)		(2,687.83)
Changes in operating assets and liabilities:
Decrease (Increase) in notes receivable	64,783.65		(68,122.15)
Decrease (Increase) in accounts receivable	2,110,576.60		(1,749,632.30)
Decrease (Increase) in other receivable	43,517.00
Decrease (Increase) in other current assets	5,612.34		(35,970.01)
Increase (Decrease) in notes payable	(60,061.73)		27,345.56
Increase (Decrease) in accounts payable	(692,447.14)		757,879.81
Increase (Decrease) in other payables	128,270.95		199,595.77
Increase (Decrease) in other current liabilities	9,175.57		4,097.72
Cash generated by operating activities	3,767,456.50		997,553.28
Interests received	7,742.92		2,687.83
Income tax paid	(489,305.18)		(209,769.77)
Net cash flows provided by operating activities	3,285,894.24		790,471.35
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(13,985.67)		(15,296.24)
Decrease (Increase) in Guarantee Deposit Paid	22,920.86		34,364.88
Net cash flows provided (used) by investing activities	8,935.19		19,068.64
Cash flow from financing activities:
Other noncurrent liabilities	(391,977.95)
Cash dividends	(1,481,760.96)		(711,889.74)
Net cash flows used by financing activities	(1,873,738.91)		(711,889.74)
Effect of exchange rate changes on cash	(280,630.77)		75,634.81
Increase in cash and cash equivalents	1,140,459.75		173,285.06
Cash and cash equivalents at beginning of period	2,132,201.23		1,958,916.18
Cash and cash equivalents at end of period	$3,272,660.9[ ]ll	$	l[ ]132,201.24
Chairman:	Manager:	Finance Manager:

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(a)     Company History and Business Scope

ULI International CO., LTD. (The “company”) (Registered name: UNIQUE LOGISTICS INTERNATIONAL CO., LTD.) was founded and registered with approval on October 14, 2002 in accordance with the Company Act and the other applicable laws and regulations. The Company mainly engages in air cargo agent and ocean freight agent transportation businesses. The main operating office of the Company functional currency are TWD and the expression of financial statements are USD.

(b)    Dates and Procedures for Approving Finance Statements

These financial statements were approved and announced by the board of directors on April 15, 2022.

(c)     Reasons for and Effects from Changes in Accounting Policies    Nil

(d)    Summary of Significant Accounting Policies

The major accounting policies adopted when preparing these financial statements are described as following (Unless otherwise noted, the following policies are applicable throughout the reporting periods).

1.      Compliance Declaration

The financial statements have been prepared in accordance with Business Entity Accounting Act, Regulation on Business Entity Accounting Handling, and Enterprise Accounting Standards.

2.      Measurement Basis

The initial measurements of assets and liabilities are based on historical cost. The subsequent measurements are generally based on historical cost, while often combined with other measurement bases, such as lower of cost or net realizable value, realizable (liquidation) value, fair value etc.

3.      Foreign Currency

For monetary transactions in currencies other than the Company’s functional currency (foreign currencies), they are initially recorded using the exchange rates as on the transaction date. By the end of each reporting period, the foreign-currency items are re-measured using the exchange rates by the end of period, and the exchange differences thus generated are recorded as gain or loss in the current period; For non-monetary foreign-currency items measured using fair value, they are re-measured using the exchange rates on the date when their fair value are determined, and the exchange differences thus generated are recorded as gain or loss in the current period (or recorded as other comprehensive income or loss for the items whose changes in fair value are recorded as other comprehensive income or loss). For non-monetary foreign-currency items measured at historical costs, they are not re-measured by the end of the period. For foreign operations measured under equity method, their assets and liabilities are translated into USD using the exchange rates by the end of each reporting period; Revenue/Gains and Expense/Loss items are translated using the average exchange rates in the period occurred, the generated exchange differences are recorded in other comprehensive income or loss and accumulated in the item Exchange differences on translation of foreign financial statements under other equity.

4.      Classification Standards for Distinguishing Between Current and Non-current Assets and Liabilities

(1)    Assets which meet any of the following criteria are classified as current assets:

A.     Expected to be liquidated within a normal business cycle or the Company intends to sell or consume.

B.      Hold mainly for trading purpose.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(d)    Summary of Significant Accounting Policies (cont.)

C.     Expected to be liquidated within 12 months after the balance sheet date.

D.     Cash or cash equivalents. However, not including those held for trade, repayment of debt, or subjected to other restrictions in more than 12 months after the balance sheet date.

The Company classifies all assets that do not meet the above criteria as non-current assets.

(2)    Liabilities which meet any of the following criteria are classified as current liabilities:

A.     Expected to be repaid within a normal business cycle.

B.      Hold mainly for trading purposes.

C.     Need to be repaid with 12 months after the balance sheet date.

D.     Cannot be unconditionally extended for at least 12 months after the balance sheet date.

The Company classifies all liabilities that do not meet the above criteria as non-current liabilities.

5.      Cash equivalent

Cash includes cash on hand and bank savings; Cash equivalents are highly liquid short-term certificate of deposits or investments that are convertible into fixed amount of cash at any time with trivial risk of fluctuation in value.

6.      Financial instruments

Recognition and derecognition of all regular transactions in financial instruments are handled using trade date accounting. Financial instruments at fair value are measured using the market prices if they have a quoted price in an active market. If they do not have a market price for reference, evaluation methods are used to estimate their fair value. The estimations and assumptions used reflect the estimations and assumptions that market participants would use when pricing the financial instrument. The related discount rates are the same as the rates of return on those financial instruments with identical terms and features in substance.

(1)    Financial assets

A.     Type of measurement Receivables

Receivables are initially recorded at their present value (computed using the imputed interest rates) and subsequently measured at their amortized costs under the effective interest method. But for receivables within one-year period, with insignificant discrepancies between their present and maturity value, and relating to frequent transactions, they are not measured at their present value.

Preliminary impairment assessment is performed for each individually significant receivable. When there exists objective evidence showing that some material receivables are impaired, then further assessment is performed to derive the impairment amount for each of those material receivables; As for the rest of material receivables (where there does not exist objective evidence showing that they are impaired) and individually insignificant receivables, they are grouped based on the similarity of their credit risks, and impairment assessment is performed on each group respectively.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(d)    Summary of Significant Accounting Policies (cont.)

B.      Derecognise of financial assets

The company only derecognise financial assets when one of the following conditions is met:

(A)    The contractual rights derived from the cash flows of financial assets have lapsed or been settled.

(B)    Almost all risks and rewards of transferring ownership of financial assets.

(C)    Part of the significant risks and rewards of the ownership of the financial asset is retained, but the control of the asset has been transferred to another party, that is, the transferee has the actual ability to sell the asset as a whole to an unrelated third party, and can be one-sided Exercising this ability without additional restrictions on the transfer. In this case, the company delists the financial assets and separately recognizes the rights and obligations arising from or retained by the transfer as assets or liabilities.

(2)    Financial liabilities and equity

Financial instruments issued by the Company are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

A.     Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

B.      Financial liabilities

The Company derecognizes a financial liability when, and only when the obligation is discharged or cancelled or expires. The difference between the carrying amount of a financial liability derecognized and the consideration paid (or payable), including any liabilities assumed, is recognized in profit or loss.

Financial liabilities at amortized cost

Financial liabilities that are not measured at fair value are measured at amortized cost using the effective interest method. If the effect of discounting is not material, original transaction amount is used instead. Financial liabilities at amortized cost comprise short-term borrowings, short-term notes and bills payable, notes payable, accounts payable and other payables.

7.      Property, Plant and Equipment

Property, plant and equipment are measured at their costs, less their accumulated depreciation and accumulated impairment losses. The above costs include cash paid when purchasing or installing the assets, the fair value of cash equivalents or other assets exchanged, and the estimated costs of dissembling and removing the assets when they are retired. When a material component (or a group of components) within a particular property, plant and equipment item has different economic useful life from the other components, then the major component is regarded as an individual property, plant and equipment item.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(d)    Summary of Significant Accounting Policies (cont.)

Depreciation is recorded using straight-line method and based on the following economic useful lives: 5 years for Transportation equipment 5-8 years for office equipment and 5 years for other equipment. The bases adopted by the assets held under financial lease are the same as those owned by the Company, and their depreciation are recorded based on their expected economic useful lives; if the lease terms are shorter than the economic useful lives of the assets, then depreciation is recorded based on the lease terms. The expected economic useful lives, residual value, and depreciation method are reviewed when the future economic benefits of the assets are expected to change significantly. Any effects from changes in estimates are treated as changes in accounting estimates.

When a material component of the property, plant and equipment is replaced, if the future economic benefits from the component are highly likely to flow to the Company, then the replacement cost is recorded as book value for the item, and the book value of the replaced component is written off. The disposal gain or loss from selling or scrapping property, plant and equipment is determined based on the difference between the proceeds from the disposal and the book value of the asset, and is recorded as gain or loss in the current period.

When applying for revaluation of property, plant and equipment in accordance with applicable laws and regulations, the unrealized revaluation increments are recorded as other comprehensive income or loss and accrued in the “Unrealized revaluation increment” item under other equity. In the subsequent years after the revaluation, depreciation is recorded based on the book value after the revaluation. Upon disposal of the assets, the Unrealized revaluation increment under other equity will be reclassified to gain or loss in the current period.

8.      Lease

The leased assets are classified as financial lease when, under the terms of the leasing contract, almost all of the risk and return relating to the assets have been transferred to lessees. All the other kinds of leased assets are classified as operating lease.

Where the Company is the lessor

Under operating lease, income is recognized on straight-line basis during the respective leasing periods. If a lease contract provides incentives to the lessee (in order to encourage the lessee to sign the contract), then the total cost of the incentives is recorded as an offsetting item against lease income on straight-line basis during the lease term. The initial direct costs (incurred from the negotiation and arrangement efforts for the operating lease) are added to the book value of the leased asset, and are expensed during the lease term. Contingent rents are recorded as income as they occur.

9.      Impairment of non-financial assets

Tangible assets and intangible assets other than goodwill. The Company assesses at the end of reporting period the book value of tangible assets and intangible assets other than goodwill and determine if there is any indication of impairment, If there is indication of impairment, then conduct impairment test and estimate the recoverable amount of the asset to determine if impairment should be recognized. If unable to estimate the recoverable amount of an individual asset, then estimate the recoverable amount of the cash-generating unit where the asset belongs; When shared assets can be allocated by reasonable and consistent basis, then allocate to respective individual cash-generating units. Otherwise, allocate to minimal groups of cash-generating units on reasonable and consistent basis.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(d)    Summary of Significant Accounting Policies (cont.)

The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. When evaluating the use value, it is computed by discounting the pre-tax future cash flows with a discount rate, where such discount rate reflects the time value of currency in the present market, and assessment of specific risks on the asset that are not considered and reflected in the estimated future cash flows.

If the recoverable amount of an asset or cash-generating unit is expected to be lower than its book value, then adjust and reduce the book value down to the recoverable amount, and impairment loss is recognized in the period occurred; But for assets that revaluation had been made, to the extent where the impairment loss is within the balance of unrealized revaluation increment, the impairment loss shall be recorded as other comprehensive income or loss, as a reduction of unrealized revaluation increment; If there is balance, then recognize in profit or loss. If the recoverable amount is increased due to change in estimate in the subsequent period, then the book value of the asset or cash-generating unit is adjusted and increased to the revised estimated recoverable amount. However, the increased book value may not exceed the book value of the asset or cash-generating unit as if no impairment loss was recognized, and the reversed impairment loss was recorded in the period occurred; But for assets that revaluation had been made, to the extent where impairment loss had been recorded previously, the reversal gain shall be recorded as profit or loss; If there is balance, then recognize in other comprehensive income or loss, as an increase in unrealized revaluation increment.

10.    Revenue Recognition

Revenue is measured based on the fair value of the received or receivable proceeds, less the estimated returns from the clients, discounts, and other equivalent discounts.

(1)    Revenue from sale of merchandise

Revenue from sale of merchandise is recorded when all of the following conditions are met: I. The material risk and return relating to the ownership of merchandise has been transferred to the buyer: II. The Company does not remain participating in the management of or having effective control over the sold merchandise; III. The amount of revenue can be reliably measured: IV. It is very likely that the economic benefits relating to the transaction will flow to the Company and V. The incurred or would-be-incurred costs relating to the transaction can be reliably measured. For the accounts receivable which will be due within one year, and the difference between its fair value and the due date is insignificant, and that the transactions are frequent, then no fair value computation is made using the discount rate.

(2)    Service revenue and Interest income

When the outcome of the service transactions can be reasonably estimated, the service revenue is recorded using the Percentage of Completion Method; when the outcome of the service transactions cannot be reasonably estimated, then only record revenue to the extent where the incurred costs can be recovered. Interest income from the financial assets is recorded using the Effective Interest Method.

11.    Employee Retirement Benefits

The Company’s obligation of pension payments, which equals to the legal appropriation amounts during the employment periods, is recorded in the current period.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(d)    Summary of Significant Accounting Policies (cont.)

12.    Income Tax

Income tax expense is the summation of income tax in the current period and deferred income tax and is recorded in the current period income or loss. However, for the current-period and deferred income tax which relate to items recorded in other comprehensive income or items directly recorded in equity, they are recorded in other comprehensive income or directly recorded in equity.

(1)    Current-period income tax

The unpaid portion of income tax payable computed based on the taxable income in the current and prior period is recorded as income tax liability; If the tax payment in the current and prior period exceeds the payable amount, then the excess portion is recorded as income tax asset in the current period. The income tax liabilities or assets are measured based on the income tax payable or refundable amount computed in accordance with the effective tax rates and the applicable tax laws by the end of the reporting period.

The un-appropriated earnings, which are subjected to additional income tax, are recorded as income tax expense for the un-appropriated earnings based on the actual condition of earnings distribution passed by the board of shareholders in the year subsequent to the reporting period.

(2)    Deferred income tax

Deferred income taxes are recorded based on the temporary differences between the tax basis and book value of the assets and liabilities and are measured according to the effective statutory or substantially statutory tax rates.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, except to the extent that the Company is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets for all deductible temporary differences arising from such investments are recognized only to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised.

As for the unused taxation loss, tax credits, and deductible temporary differences, they are recorded as deferred income tax assets to the extent when there will be taxable income and would highly likely be utilized in the future. The book value of deferred income tax assets is reviewed and adjusted by the end of each reporting period.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(e)     Main Sources of Uncertainty in Significant Accounting Judgments, Assumptions and Estimates

The Company’s financial statements and its financial results are affected by its accounting policies, assumptions, and estimates, and the accounting assumptions and estimates are based on the past experience and other relevant factors and are determined by appropriate professional judgments made by management. The followings are illustrations to the assumptions about the future and the other major sources of information used to assess uncertainties; such assumptions and uncertainties carry significant risks which may lead to material adjustments on the book value of assets and liabilities in the next financial year:

Accounts receivable

During the process of impairment assessment on the accounts receivable, the Company had to use judgement and estimation to measure the credit risks of the accounts receivable for evaluating the expected credit loss. The credit risks are subjected to various factors, such as financial condition of the customers, the Company’s internal credit ratings, historical transaction records and other various factors that may affect the credit quality of the customers. The impairment assessment was a reasonable estimation of the expected credit loss based on the situation on the balance sheet date, the actual outcome may differ from the estimation and may result in significant change.

(f)     Illustrations to Significant Accounting Items

1.      Cash and Cash Equivalents

	December 31, 2022	December 31, 2021
Petty Cash	$651.26	$722.54
Check deposit	32,169.96	45,097.00
Demand Deposit	3,053,719.75	2,072,375.33
Foreign currency deposit	186,120.01	14,006.36
Total	$3,272,660.98	$2,132,201.23

All of the Company’s cash and cash equivalents are not in pledge or used as collateral.

2.      Notes receivable

	December 31, 2022	December 31, 2021
Notes receivable	$30,746.99	$26,750.65
Less: Allowance for doubtful accounts	(0,051.75)	[(1,166.87)]
Account receivable net	$29,695.24	$25,583.78

3.      Account receivable

	December 31, 2022		December 31, 2021
Account receivable		$1,329,406.72	$1,445,985.62
Less: Allowance for doubtful accounts		(86,037.76)	(95,454.99)
Account receivable net	$	[1,21_3,_368.96]	$1,350,530.63

(1)    Change in allowance for uncollectible accounts (including related parties):

	[ ]	[ ]
Opening balance	$96,621.86		$96,621.86
Less: Written off	(9,532.35)		[ ]
Ending balance	$87,089.51	$	[96,621.J16]

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(f)     Illustrations to Significant Accounting Items (cont.)

(2)    All of the Company’s accounts receivable are not in pledge or used as collateral.

4.      Property, plant and equipment

	December 31, 2022	December 31, 2021
Transportation equipment	$38,424.34	$42,630.06
Office equipment	143,136.82	143,286.63
Other equipment	124,177.47	137,769.26
Total cost and revaluation increments	305,738.63	323,685.95
Less: Accumulated Depreciation	(256,163.00)	(267,962.10)
Total	$49,575.63	$55,723.85
[Illegible]	[Illegible]	[Illegible]	[Illegible]	[Illegible]	[Illegible]	[Illegible]
				[Illegible]
Transportation equipment	$42.630.06		$	$	$(4,205.72)	$38,424.34
Office equipment	143,286.63	13,985.67			(14,135.48)	143,136.82
Other equipment	137,769.26				(13,591.79)	124,177.47
Total	$323,685.95	$13,985.67	$	$	$(31,932.99)	$305,738.63
Accumulated deprection	Beginning of year	Depretion expense	Disposals	2022	exchange effects	End of Year
				Reclassification
Transportation equipment	$12,433,85	$7,024,36	$	$	$(1,846,93)	$17,611,28
Office equipment	121,458.92	8,075.79			(12,695.77)	116,838.94
Other equipment	134,069,33	954.50			(13,311.05)	121,712,78
Total	$267,962.10	$16,054.65	$	$	$(27,853.75)	$256,163.00
Cost and revaluation increments	Beginning of year	Additions		Disposals	2021	Reclassification	End of Year
					Impairment
Transportation equipment	$41,432.58	$		$	$	$1,197.48	$42,630.06
Office equipment	124,395.68		13,280.70			5,610,25	143,286,63
Other equipment	133,899.33					3,869.93	137,769.26
Total	$299,727.59		$13,280.70	$	$	$10,677.66	$323,685.95
Accumulated depreciation	Beginning of year	depreciation expense	Disposals	2021	exchange effects	End of Year
				Reclassification
Transportation equipment	$5,179.11	$7,024.36	$	$	$230,38	$12,433.85
Office equipment	112,835.04	5,301,84			$3,322.04	121,458.92
Other equipment	129,364.99	954.50			$3,749,84	134,069,33
Total	$247,379,14	$13,280.70	$	$	$7,302.26	$267,962.10

(1)    Capitalized borrowing costs and range of interest rates of property, plant and equipment were zero for both 2022 and 2021.

(2)    After careful assessment, the property, plant and equipment are not impaired.

(3)    The above property, plant, and equipment are not in pledge or used as collateral.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(f)     Illustrations to Significant Accounting Items (cont.)

5.      Guarantee deposits paid

	December 31, 2022	December 31, 2021
Freight forwarder guarantee deposits	$224,682,51	$227,598.23
Housing deposits	11,359.53	11,341.04
Others	1,790.95	21,812.86
Total	$237,832,99	$260,752.13

6.      Other payable

	December 31, 2022		December 31, 2021
Accrued Payroll	$		$8,996.21
Bonus payable and employees compensation		873,031.12	755,483.64
Sales tax payable
Accrued pension expense		15,688.38	11,718.28
Labor and health insurance		21,893.23	20,684.83
Accrued professional service fees		8,140.67	8,002.17
Other accrued expenses		61,809.51	36,127.28
Total		$980[ ],[ ],562.91	$841,01,[ ]l

7.      Share Capital

(1)    Reconciliations for the number and dollar amounts of the Company’s outstanding common shares from beginning to end of the periods are as following:

2022
	Number of shares	Amount
Beginning of year	1,000,000	NTD$10,000,000.00
End of Year	I,000,000	NTD$10,000,000.00
Equivalent to		USD$286,575.[ ]
	2021
	Number of shares	Amount
Beginning of year	1,000,000	NTD$10,000,000.00
End of Year	1,000,000	NTD$10,000,000.00
Equivalent to		USD$286,575.00

(2)    As of December 31, 2022, the Company’s registered capital which is divided into 1,000,000 shares.

8.      Retained earnings

Under the Company’s corporate charter, the current year’s earnings, if any, shall first be used to pay all taxes and offset prior years’ operating losses and then 10% of the remaining amount shall be set aside as legal reserve. The remainder, if any, together with unappropriated earnings from prior years, either retained or distributed, shall be resolved by the shareholders’ meeting.

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(f)     Illustrations to Significant Accounting Items (cont.)

Except for covering accumulated deficit or issuing new stocks or cash to shareholders in proportion to their share ownership, the legal reserve shall not be used for any other purpose. The use of legal reserve for issuing stocks or distributing cash to shareholders in proportion to their share ownership is limited to the portion in excess of 25% of the Company’s paid-in capital.

The appropriations of 2022 and 2022 quarterly earnings have been approved by the Company’s Board of Directors in its meeting, respectively. The appropriations and cash dividends per share were as follows:

	2022	2021
The appropriations cash dividends	NTD$41,486,154.00	NTD$19,705,108.00
Equivalent to	USD$1,481[ ],760.96	USD$[§_9_Q],604.92

9.      Operating revenue

	2022	2021
Freight revenue	$15,976,608.89	$15,976,497.27
Commission revenue	720.66	720.66
Other operating revenue	63,052.18	63,052.18
Total	16,040,381.73	16,040,270.11
Less: freight allowance	(8.43)	(8.43)
Net total	$16,040,373.30	$16,040,261.68

10.    Employee benefit, depreciation and amortization expense

	2022
	Operating cost	Operating expense	Total
Employee benefits expense
Payroll	$	$1,757,499.95	$1,757,499.95
Labor/health insurance		107,592.05	107,592.05
Pension		45,098.79	45,098.79
Other personnel benefits		13,239.59	13,239.59
Depreciation expense		15,580.95	15,580.95
Amortization expense
	2021
	Operating cost	Operating expense	Total
Employee benefits expense
Payroll	$—	$1,577,585.93	$1,577,585.93
Labor/health insurance		98,935.67	98,935.67
Pension		41,082.26	41,082.26
Other personnel benefits		13,033.72	13,033.72
Depreciation expense		13,280.70	13,280.70
Amortization expense

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(f)     Illustrations to Significant Accounting Items (cont.)

According to the Company’s corporate charter, if the Company has profit in a year, it shall allocate 0.01% 0.1% as employees’ compensation. But if the Company has accumulated loss, it shall reserve in advance to make up the loss amount. In 2022 and 2021, the recorded employees compensation were $2,150 and $18,518, respectively, which were the same as the actual distribution amounts.

11.    Other income

	2022	2021
Interest income	$7,742.92	$2,687.83
Other income	54,548.40	45,232.06
Total	$62,291.32	$47,919.[ ]

12.    Other gain and losses

	2022	2021
Net foreign exchange gain	$155,206.78	$303,082.69

13.    Income tax expense

(1)    Income tax recorded in profit/loss

	2022	2021
Deferred income tax relating to temporary tax differences and loss carryforward	$428,245.80	$370,005.05
Additional tax on un-appropriated earnings
Income tax adjustments from prior years
Income tax expense recorded in income statement in the current year	$428,245.80	370,005.05

(2)    Income tax expense (benefit) relating to other comprehensive income:

Nil

(3)    Adjustments from accounting income to income tax expense recorded in profit/loss:

	2022	2021
Earnings before income tax	$2,150,191.23	$1,851,766.01
Permanent difference	17,489.83	(55.00)
Income tax adjustments from prior years	(26,452.08)	(1,685.76)
Additional tax on un-appropriated earnings	2,141,228.98	1,850,025.25
Net change in deferred income tax	20%	20%
Income tax expense recorded in profit/loss	$428,245.80	$370,005.05

The applicable tax rate for the Company is 20%. The tax rate applicable to unappropriated earnings is 5%.

(4)    Deferred income tax assets or liabilities: Nil

(5)    Deductible temporary differences, unused operating loss carry-forwards, and unused tax credits for which no deferred tax assets have been recognized in the balance sheets:

	December 31, 2022		December 31, 2021
Deductible temporary differences	$	[ ]6,[ ]028.81	$11,797.25

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(f)     Illustrations to Significant Accounting Items (cont.)

(6)    Unrecognized deferred tax liabilities associated with investments: Nil

(7)    The Company’s business income tax filings up to year of 2021 had been assessed by the National Taxation Bureau.

(g)    Transaction with Related Parties

Material transaction with Related Parties

1.      Operating revenue

	2022	2021
Other Related Party	$649,280.74	$2,529,353.78

The prices and payment terms of the Company’s above operating revenue are similar to those with non-related parties.

2.      Operating cost

	2022	2021
Other Related Party	$3,843,476.48	$1,398,050.08

The prices and payment terms of the Company’s above operating costs are similar to those with non-related parties.

3.      Receivables from related parties (excluding lending to related parties)

	Type of related party	December 31, 2022		December 31, 2021
Accounts receivable	Other Related Party	$	.[ ],679.13	$5[ ]76.38

4.      Payables to related parties (excluding borrowings from related parties)

	Type of related party	December 31, 2022	December 31, 2021
Accounts payable	Other Related Party	$289,335.35	$769,736.39

5.      Payables to related parties (excluding borrowings from related parties)

Type of related party	Highest balance	Ending balance	Interest rate	Interest expense
Key management	$391,977.95	$	[ ]	$
Type of related party	Highest balance	Ending balance	Interest rate	Interest expense
Key management	$391,977.95	$391,977.95	[ ]

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(h)    Mortgage or pledged assets

The Company provided the following assets as securities for freight forwarder businesses:

	December 31, 2022	December 31, 2021
Guarantee deposits	$224,[ ]682.51	$227,598.1[ ]3[ ]

(i)     Significant Contingencies and Unrecorded Contractual Commitments:

As of December 31, 2022 and 2021, the Company issued $1,6000, 000(US$52,100.29) and $1,000,000 (US$36,127.17), respectively, of guarantee checks to freight forwarder agents for security purpose.

(j)     Material Subsequent even: Nil

(k)    Other: Nil

The Company’s financial statements have been prepared in accordance with the Business Entity Accounting Act and the Regulation on Business Entity Accounting Handling, as well as Enterprise Accounting Standards (hereinafter referred to as “EAS”) and their related Interpretations announced by the Accounting Research and Development Foundation of the Republic of China. There is no significant differences between EAS and United States GAAP, in terms of impact on the Company’s financial statements.

1.      Balance Sheets

As at 31 December 2022	As Reported	Increase (Decrease)	U.S. GAAP
Assets
Cash and cash equivalent	$3,272,660.98	$	$3,272,660.98
Notes receivable	29,695.24		29,695.24
Accounts receivable	1,311,048.09		1,311,048.09
Other current assets	94,726.57		94,726.57
Property, plant and equipment	49,575.63		49,575.63

Refundable deposit	237,832.99		237,832.99
Total assets	$4,995,539.50		$4,995,539.50
Liabilities
Notes payable	$57,033.28	$	$57,033.28
Accounts payable	576,314.57		576,314.57
Other payables	980,562.91		980,562.91
Current tax liabilities	233,635.42		233,635.42
Other current liabilities	33,303.03		33,303.03
Other noncurrent liabilities
Total liabilities	1,880,849.21		1,880,849.21
Stockholders’ equity
Share Capital	286,575.00		286,575.00
Accumulated profit or loss	2,921,894.23		2,921,894.23
Other stockholders’ equity
Exchange Differences on Translation of Foreign Financial Statements	(93,778.94)		(93,778.94)
Total stockholders’ equity	3,114,690.29		3,114,690.29
Total liabilities and stockholders’ equity	$4,995,539.50	$	$4,995,539.50

ULI International Co., Ltd.
Notes to Financial Statements
For The years ended December 31, 2021 and 2020
(Unless otherwise indicated, all dollar amounts are express in of USD)

(k)    Other: Nil (cont.)

As at 31 December 2021	As Reported	Increase (Decrease)		U.S. GAAP
Assets
Cash and cash equivalent	$2,132,201.23	$		$2,132,201.23
Notes receivable	94,478.89			94,478.89
Accounts receivable	3,421,624.69			3,421,624.69
Other current assets	143,855.88			143,855.88
Property, plant and equipment	55,724.13			55,724.13
Refundable deposit	260,753.85			260,753.85
Total assets	$6,I08,638.67	$	[ ]	6,I08,638.B7
liabilities
Notes payable	$117,095.01	$		$117,095.01
Accounts payable	1,268,761.71			1,268,761.71
Other payables	841,014.88			841,014.88
Current tax liabilities	294,694.80			294,694.80
Other current liabilities	35,404.54			35,404.54
Other noncurrent liabilities	391,977.95			391,977.95
Total liabilities	2,948,948.89			2,948,948.89
Stockholders’ equity
Share Capital	286,575.00			286,575.00
Accumulated profit or loss	2,681,709.76			2,681,709.76
Other stockholders’ equity
Exchange Differences on Translation of Foreign Financial Statements	191,405.02			191,405.02
Total stockholders’ equity	3,159,689.78			3,159,689.78
Total liabilities and stockholders’ equity	$6,108,638.[ ]			$6,I08[ ],667

2.      statement of comprehensive income

Net income – U.S. GAAP	2022	2021
Net income for the period, as reported	$1,721,945.43	$1,481,760.96
Adjustments:
Revenue
Costs of sales
General and Administrative expenses
Other income and expenses
Income tax expense	$1,721,945.43	$1,481,760.96

Auditor’s Report
Shenzhen Unique Logistics International Limited

The auditors’ report and the accompanying financial statements are English translations of the Chinese auditors’ report NO<Shenming Dingsuo [2023] shenzi 096> and the financial statements prepared under accounting principles and practices generally accepted in the People’s Republic of China. These financial statements are not intended to present the financial position and results of operations and cash flows in accordance with accounting principles and practices generally accepted in other countries and jurisdictions. In case the English version does not conform to the Chinese version, the Chinese version prevails.

Auditor’s Report

To the Board of Directors of Shenzhen Unique Logistics International Limited

I.       Opinion

We have audited the financial statements of Shenzhen Unique Logistics International Limited (hereafter referred to as “the Company”), which comprises the balance sheet as at 31 December 2022, the income statement, the cash flow statement, the statement of changes in owners’ equity for the year then ended, and the notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the company’s financial position as at 31 December 2022, and of its financial performance and cash flows for the year then ended in accordance with Accounting Standards for Business Enterprises.

II.     Basis for Opinion

We conducted our audit in accordance with Chinese Standards on Auditing (CSAs). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the Code of Ethics for Professional Accountants of the Chinese Institute of Certified Public Accountants, and we have fulfilled our other ethical responsibilities. We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our opinion.

III.   Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management of the Company (hereafter referred to as “Management”) is responsible for the preparation and fair presentation of the financial statements in accordance with Accounting Standards of Business Enterprises, and for the design, implementation and maintenance of such internal control as management deem necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

IV.    Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with CSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with CSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.      Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

2.      Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control.

3.      Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

4.      Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

5.      Evaluate the overall presentation, structure and content of the financial statements, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

SHENZHEN MINGDING CPA	Name of CPA:	Zhang Hanbin
Shenzhen, China	Name of CPA:	Huang Shaowei
28 February 2023

Statement of Financial Position
31 December 2022

Prepared by: Shenzhen Unique Logistics International Limited				Unit: Yuan Currency: RMB

		2022-12-31		2021-12-31
Item	Note	Consolidated	Headquarters	Consolidated	Headquarters
Current assets:
Cash and cash equivalents	6.1	12,990,767.11	10,821,515.40	24,872,460.58	19,446,022.12
Financial assets held-for-trading		—	—	—	—
Derivative financial assets		—	—	—	—
Notes receivable		—	—	—	—
Accounts receivable	6.2	47,340,724.54	40,268,639.58	87,346,224.00	75,855,472.53
Accounts receivable financing		—	—	—	—
Advances to suppliers	6.3	111,166.63	—	109,056.19	—
Other receivables	6.4	8,561,079.11	8,421,874.55	5,091,170.81	6,080,178.29
Inventories		—	—	—	—
Contract assets		—	—	—	—
Assets classified as held for sale		—	—	—	—
Non-current assets maturing within one year		—	—	—	—
Other current assets		—	—	—	—
Total current assets		69,003,737.39	59,512,029.53	117,418,911.58	101,381,672.94
Non-current assets:
Debt investments		—	—	—	—
Other debt investments		—	—	—	—
Long-term receivables		—	—	—	—
Long-term equity investments	6.5	1,100,000.00	1,100,000.00	1,100,000.00	1,100,000.00
Other equity instrument investment		—	—	—	—
Other non-current financial assets		—	—	—	—
Investment properties		—	—	—	—
Fixed assets	6.6	811,940.03	762,161.16	864,366.90	807,759.74
Construction in progress		—	—	—	—
Productive biological assets		—	—	—	—
Oil and gas assets		—	—	—	—
Right-of-use assets	6.7	3,465,298.00	2,267,882.00	3,869,369.47	3,483,339.00
Intangible assets	6.8	4,909.83	4,909.83	10,916.17	10,265.79
Development costs		—	—	—	—
Goodwill		—	—	—	—
Long-term deferred expenses	6.9	303,242.13	274,750.05	145,714.73	55,825.73
Deferred tax assets		—	—	—	—
Other non-current assets		—	—	—	—
Total non-current assets		5,685,389.99	4,409,703.04	5,990,367.27	5,457,190.26
Total assets		74,689,127.38	63,921,732.57	123,409,278.85	106,838,863.20

Legal Representative:		Chief Financial Officer:		Finance Manager:

Statement of Financial Position
31 December 2022 — (Continued)

Prepared by: Shenzhen Unique Logistics International Limited				Unit: Yuan Currency: RMB

		2022-12-31		2021-12-31
Item	Note	Consolidated	Headquarters	Consolidated	Headquarters
Current liabilities
Short-term borrowings		—	—	—	—
Financial liabilities held-for- trading		—	—	—	—
Derivative financial liabilities		—	—	—	—
Notes payable		—	—	—	—
Accounts payable	6.10	28,164,943.54	23,180,805.27	67,457,013.77	54,490,605.13
Advances from customers		22,077.35	—	—	—
Contract liabilities		—	—	—	—
Employee benefits payable	6.11	1,149,425.07	894,288.67	1,868,641.86	1,347,577.73
Taxes payable	6.12	-318,414.87	-150,464.48	1,413,757.42	781,023.64
Other payables	6.13	5,288,377.50	5,059,860.54	14,864,247.93	14,418,424.89
Liabilities classified as held for sale		—	—	—	—
Non-current liabilities maturing within one year		1,701,587.68	1,260,575.88	—	—
Other current liabilities		—	—	—	—
Total current liabilities		36,007,996.27	30,245,065.88	85,603,660.98	71,037,631.39
Non-current liabilities:
Long-term borrowings		—	—	—	—
Bonds payable		—	—	—	—
Including: Preference share		—	—	—	—
Perpetual debt		—	—	—	—
Lease liabilities	6.14	1,806,183.06	1,046,260.26	3,899,923.42	3,492,290.02
Long-term payables		—	—	—	—
Estimated liabilities		—	—	—	—
Deferred income		—	—	—	—
Deferred tax liabilities		—	—	—	—
Other non-current liabilities		—	—	—	—
Total non-current liabilities		1,806,183.06	1,046,260.26	3,899,923.42	3,492,290.02
Total liabilities		37,814,179.33	31,291,326.14	89,503,584.40	74,529,921.41
The owner’s equity
Share capital	6.15	16,500,000.00	16,500,000.00	16,500,000.00	16,500,000.00
Other equity instruments		—	—	—	—
Including: Preference shares		—	—	—	—
Perpetual debt		—	—	—	—
Capital reserves	6.16	49,708.79	49,708.79	49,708.79	49,708.79
Less: Treasury stock		—	—	—	—
Other comprehensive income		—	—	—	—
Special reserves		—	—	—	—
Surplus reserves	6.17	2,558,434.85	2,558,434.85	2,261,509.49	2,261,509.49
Retained earnings	6.18	17,766,804.41	13,522,262.79	15,094,476.17	13,497,723.51
Total owner’s equity attributable to parent company		36,874,948.05	32,630,406.43	33,905,694.45	32,308,941.79
Non-controlling interests		—	—	—	—
Total the owner’s equity		36,874,948.05	32,630,406.43	33,905,694.45	32,308,941.79
Total liabilities and the owner’s equity		74,689,127.38	63,921,732.57	123,409,278.85	106,838,863.20
Legal Representative:	Chief Financial Officer:	Finance Manager:

Statement of Profit or Loss and Other
Comprehensive Income

For the year ended 31 December 2022

Prepared by: Shenzhen Unique Logistics International Limited				Unit: Yuan Currency: RMB

		2022		2021
Item	Note	Consolidated	Headquarters	Consolidated	Headquarters
I. Revenue		430,184,340.93	355,391,259.34	575,118,063.55	448,654,066.96
Including: operating revenue	6.19	430,184,340.93	355,391,259.34	575,118,063.55	448,654,066.96
II. Cost of sales		427,012,433.77	355,333,644.88	568,473,968.60	445,820,188.27
Including: operating cost	6.19	413,288,346.02	346,221,876.47	552,995,165.00	435,883,815.67
Taxes and surcharges	6.20	22,299.30	19,904.68	54,843.64	54,291.93
Selling and distribution expenses	6.21	534,539.00	534,539.00	611,699.00	611,699.00
General and administrative expenses	6.22	16,216,790.54	11,127,405.62	14,778,812.94	9,380,905.04
Research and development expenses		—	—	—	—
Finance costs	6.23	(3,049,541.09)	(2,570,080.89)	33,448.02	(110,523.37)
Including: Interest expense		92,373.00	84,846.00	29,435.81	17,563.00
Interest income		24,993.37	20,724.65	26,766.85	20,508.29
Add: Other income		—	—	—	—
Investment income/(losses)		—	—	—	—
Including: Investment income from associates and joint ventures		—	—	—	—
Gains /(losses) from derecognition of financial assets measured at amortised cost		—	—	—	—
Income /(losses) from net exposure hedging		—	—	—	—
Gains/(losses) from changes in fair values		—	—	—	—
Credit impairment losses		—	—	—	—
Asset impairment losses	6.24	—	—	(25,640.30)	—
Gains/(losses) from disposal of assets	6.25	(7,293.24)	(4,945.17)	—	—
III. Profit/(loss) from operations		3,164,613.92	52,669.29	6,618,454.65	2,833,878.69
Add: Non-operating income	6.26	843,273.01	788,117.69	1,807,150.73	1,751,064.26
Less: Non-operating expenses	6.27	142.82	77.08	8,042.89	6,672.89
IV. Profit/(loss) before tax		4,007,744.11	840,709.90	8,417,562.49	4,578,270.06
Less: Income tax expenses		1,038,490.51	519,245.26	2,162,890.18	1,081,445.08
V. Net profit/(loss) for the year		2,969,253.60	321,464.64	6,254,672.31	3,496,824.98
Attributable to the owner of the parent		2,969,253.60	321,464.64	6,254,672.31	3,496,824.98
Attributable to non-controlling interests		—	—	—	—
VI. Other comprehensive income for the year, after tax		—	—	—	—
VII. Total comprehensive income for the year		2,969,253.60	321,464.64	6,254,672.31	3,496,824.98
Attributable to the owner of the parent		2,969,253.60	321,464.64	6,254,672.31	3,496,824.98
Attributable to non-controlling interests		—	—	—	—
Legal Representative:	Chief Financial Officer:	Finance Manager:

Statement of Cash Flows
For the year ended 31 December 2022

Prepared by: Shenzhen Unique Logistics International Limited		Unit: Yuan Currency: RMB

Items	Note	2022	2021
I. Cash flows from operating activities
Cash received from the sale of goods and the rendering of services		470,211,917.74	556,487,720.20
Cash received from tax refund		830,041.94	1,774,426.95
Other cash received relating to operating activities		38,224.44	26,766.85
Subtotal of cash inflows from operating activities		471,080,184.12	558,288,914.00
Cash payments for goods purchased and services received		452,582,526.69	520,892,835.45
Cash payments to and on behalf of employees		13,158,238.79	9,786,324.73
Payments for taxes		2,792,962.10	2,569,797.08
Other cash payments relating to operating activities		15,290,047.17	7,058,347.78
Subtotal of cash outflows from operating activities		483,823,774.75	540,307,305.04
Net cash flows from operating activities		(12,743,590.63)	17,981,608.96
II. Cash flows from investing activities
Cash received from disposal and redemption of investments		—	—
Cash received from returns on investments		—	—
Net cash received from disposals of fixed assets, intangible assets and other long-term assets		—	37,168.14
Net cash received from disposals of subsidiaries and other business units		—	—
Other cash received relating to investing activities		—	—
Subtotal of cash inflows from investing activities		—	37,168.14
Cash payments to acquire fixed, intangible and other long-term assets		580,568.71	399,869.93
Cash payments to acquire investments		—	—
Net cash payments to acquire subsidiaries and other business units		—	—
Other cash payments relating to investing activities		—	—
Subtotal of cash outflows from investing activities		580,568.71	399,869.93
Net cash flows from investing activities		(580,568.71)	(362,701.79)
III. Cash flows from financing activities
Cash received from capital contributions		—	—
Including: Cash receipts from capital contributions form non-controlling interests of subsidiaries		—	—
Cash received from borrowings		—	—
Other cash received relating to financing activities		—	—
Subtotal of cash inflows from financing activities		—	—
Cash repayments of debts		—	—
Cash payments for dividends, distribution of profit and interest expenses		—	—
Including: Dividends, distribution of profit paid to non-controlling shareholders of subsidiaries		—	—
Other cash payments relating to financing activities		1,791,955.08	—
Subtotal of cash outflows from financing activities		1,791,955.08	—
Net cash flows from financing activities		(1,791,955.08)	—
IV. Effect of foreign exchange rate changes on cash and cash equivalents		3,234,420.95	94,149.45
V. Net increase/(decrease) in cash and cash equivalents		(11,881,693.47)	17,713,056.62
Plus: Cash and cash equivalents at the beginning of the period		24,872,460.58	7,159,403.96
VI. Cash and cash equivalents at the end of the period		12,990,767.11	24,872,460.58
Legal Representative:	Chief Financial Officer:	Finance Manager:

Statement of Changes in The owner’s Equity
For the year ended 31 December 2022

Prepared by: Shenzhen Unique Logistics International Limited											Unit: Yuan Currency: RMB

	2022										2022
	Consolidated										Headquarters
	The owner’s equity attributable to the parent company										The owner’s equity attributable to the parent company
Item	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Subtotal	Non- controlling interests	Total the owner’s equity	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Total the owner’s equity
I. Balance at 31 December 2021	16,500,000.00	49,708.79	—	—	—	2,261,509.49	15,094,476.17	33,905,694.45	—	33,905,694.45	16,500,000.00	49,708.79	—	—	—	2,261,509.49	13,497,723.51	32,308,941.79
Add: Changes in accounting policies
Correction of prior period errors
Business combination under common control
Others
II. Balance at 1 January 2022	16,500,000.00	49,708.79	—	—	—	2,261,509.49	15,094,476.17	33,905,694.45		33,905,694.45	16,500,000.00	49,708.79				2,261,509.49	13,497,723.51	32,308,941.79
III. Changes in equity during the reporting period	—	—	—	—	—	296,925.36	2,672,328.24	2,969,253.60	—	2,969,253.60	—	—	—	—	—	296,925.36	24,539.28	321,464.64
(i) Total comprehensive income	—	—	—	—	—	—	2,969,253.60	2,969,253.60	—	2,969,253.60	—	—	—	—	—	—	321,464.64	321,464.64
(ii) Capital contributions or withdrawals by the owner
1. Ordinary shares contributed by shareholders
2. Capital contributed by holders of other equity instruments
3. Share-based payments recognised in the owner’s equity
4. Others
(iii) Profit distribution	—	—	—	—	—	296,925.36	(296,925.36)	—	—	—	—	—	—	—	—	296,925.36	(296,925.36)	—
1. Transfer to surplus reserves	—	—	—	—	—	296,925.36	(296,925.36)	—	—	—	—	—	—	—	—	296,925.36	(296,925.36)	—
2. Profit distribution to the owner (or shareholders)
3. Others
Legal Representative:	Chief Financial Officer:	Finance Manager:

Statement of Changes in The owner’s Equity
For the year ended 31 December 2022 (Continued)

Prepared by: Shenzhen Unique Logistics International Limited											Unit: Yuan Currency: RMB

	2022										2022
	Consolidated										Headquarters
	The owner’s equity attributable to the parent company										The owner’s equity attributable to the parent company
Item	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Subtotal	Non- controlling interests	Total the owner’s equity	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Total the owner’s equity
(iv) Transfer within the owner’s equity
1. Capital reserves converted to share capital
2. Surplus reserves converted to share capital
3. Loss made up by surplus reserves
4. Others
(v) Others
IV. Balance at 31 December 2022	16,500,000.00	49,708.79	—	—	—	2,558,434.85	17,766,804.41	36,874,948.05	—	36,874,948.05	16,500,000.00	49,708.79	—	—	—	2,558,434.85	13,522,262.79	32,630,406.43
Legal Representative:	Chief Financial Officer:	Finance Manager:

Statement of Changes in The owner’s Equity
For the year ended 31 December 2021

Prepared by: Shenzhen Unique Logistics International Limited											Unit: Yuan Currency: RMB

	2021										2021
	Consolidated										Headquarters
	The owner’s equity attributable to the parent company										The owner’s equity attributable to the parent company
Item	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Subtotal	Non- controlling interests	Total the owner’s equity	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Total the owner’s equity
I. Balance at 31 December 2020	16,500,000.00	49,708.79	—	—	—	1,636,042.26	12,764,021.67	30,949,772.72	—	30,949,772.72	16,500,000.00	49,708.79	—	—	—	1,636,042.26	13,890,125.54	32,075,876.59
Add: Changes in accounting policies	—	—	—	—	—	—	(48,750.58)	(48,750.58)	—	(48,750.58)	—	—	—	—	—	—	(13,759.78)	(13,759.78)
Correction of prior period errors
Business combination under common control
Others
II. Balance at 1 January 2021	16,500,000.00	49,708.79	—	—	—	1,636,042.26	12,715,271.09	30,901,022.14	—	30,901,022.14	16,500,000.00	49,708.79	—	—	—	1,636,042.26	13,876,365.76	32,062,116.81
III. Changes in equity during the reporting period	—	—	—	—	—	625,467.23	2,379,205.08	3,004,672.31	—	3,004,672.31	—	—	—	—	—	625,467.23	(378,642.25)	246,824.98
(i) Total comprehensive income	—	—	—	—	—	—	6,254,672.31	6,254,672.31	—	6,254,672.31	—	—	—	—	—	—	3,496,824.98	3,496,824.98
(ii) Capital contributions or withdrawals by the owner
1. Ordinary shares contributed by shareholders
2. Capital contributed by holders of other equity instruments
3. Share-based payments recognised in the owner’s equity
4. Others
(iii) Profit distribution	—	—	—	—	—	625,467.23	(3,875,467.23)	(3,250,000.00)	—	(3,250,000.00)	—	—	—	—	—	625,467.23	(3,875,467.23)	(3,250,000.00)
1. Transfer to surplus reserves	—	—	—	—	—	625,467.23	(625,467.23)	—	—	—	—	—	—	—	—	625,467.23	(625,467.23)	—
2. Profit distribution to the owner (or shareholders)	—	—	—	—	—	—	(3,250,000.00)	(3,250,000.00)	—	(3,250,000.00)	—	—	—	—	—	—	(3,250,000.00)	(3,250,000.00)
3. Others
Legal Representative:							Chief Financial Officer:							Finance Manager:

Statement of Changes in The owner’s Equity
For the year ended 31 December 2021 — (Continued)

Prepared by: Shenzhen Unique Logistics International Limited											Unit: Yuan Currency: RMB

	2021										2021
	Consolidated										Headquarters
	The owner’s equity attributable to the parent company										The owner’s equity attributable to the parent company
Item	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Subtotal	Non- controlling interests	Total the owner’s equity	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Total the owner’s equity
(iv) Transfer within owner’s equity
1. Capital reserves converted to share capital
2. Surplus reserves converted to share capital
3. Loss made up by surplus reserves
4. Others
(v) Others
IV. Balance at 31 December 2021	16,500,000.00	49,708.79	—	—	—	2,261,509.49	15,094,476.17	33,905,694.45	—	33,905,694.45	16,500,000.00	49,708.79	—	—	—	2,261,509.49	13,497,723.51	32,308,941.79
Legal Representative:	Chief Financial Officer:	Finance Manager:

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

1.      BASIC INFORMATION ABOUT THE COMPANY

Shenzhen Unique Logistics International Limited (“the Company’’) was established on November 3, 2004, upon approval of the Ministry of Commerce of the People’s Republic of China with the approval documents, the Ministry of Commerce Capital approval No. [1667]. On November 8, 2004, the Company received “the Approval certificate of Taiwan, Hong Kong, Macao and overseas Chinese investment enterprises of the People’s Republic of China with the code of Foreign Capital Approval NO. A[2004]0201’’, and was formally established on December 3, 2004 as a sole proprietorship (Hong Kong-owned) enterprise. The unified social credit code is 91440300717853000C, and the operating period is 40 years.

According to the Company’s board of directors’ resolution on October 10, 2007 and the revised articles of association, ATE Unique Consolidators Limited, the Company’s original shareholder, transferred its shares to Unique Logistics International (HK) Limited. The change was approved and registered by Shenzhen Administration for Industry and Commerce on June 21, 2008.

The Company’s business scopes include international import and export cargo air and ocean freight agency services, including: soliciting cargo, booking space, warehousing, transit, container assembly and unpacking, settlement of freight and miscellaneous charges, customs declaration, inspection, insurance, international exhibits, multi-modal transportation and other short-distance transportation, transportation consulting related services and Non-vessel-operating cargo & container.

2.      BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

2.1    Basis of Preparation

Based on going concern, according to actually occurred transactions and events, the Company prepares its financial statements in accordance with the Accounting Standards for Business Enterprises — Basic standards and concrete accounting standards, Accounting Standards for Business Enterprises — Application Guidelines, Accounting Standards for Business Enterprises — Interpretations and other relevant provisions (collectively known as “Accounting Standards for Business Enterprises, issued by Ministry of Finance of PRC’’).

2.2    Going Concern

The Company has assessed its ability to continually operate for the next twelve months from the end of the reporting period, and no any matters that may result in doubt on its ability as a going concern were noted.

3.      Statement of Compliance with the Accounting Standards for Business Enterprises

The Company prepares its financial statements in accordance with the requirements of the Accounting Standards for Business Enterprises, truly and completely reflecting the Company’s financial position as at December 31, 2022, and its operating results, changes in shareholders’ equity, cash flows and other related information for the year then ended.

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES

4.1    Accounting System

The Company prepares its financial statements in accordance with the Accounting Standards for Business Enterprises — Basic standards and concrete accounting standards, Accounting Standards for Business Enterprises — Application Guidelines, Accounting Standards for Business Enterprises — Interpretations and other relevant provisions.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

4.2    Accounting Period

The accounting year of the Company is from January 1 to December 31 in calendar year.

4.3    Operating Cycle

The normal operating cycle of the Company is twelve months and uses the operating cycle as the liquidity classification standard for assets and liabilities.

4.4    Functional Currency

The Company’s functional currency is Renminbi Yuan (“RMB’’).

4.5    Accounting basis and pricing principles

The Company’s accounting is based on the accrual basis. Except for certain financial instruments, the financial statements use historical cost as the pricing principle. The Company needs to recognize impairment provision if an asset is impaired.

4.6    Accounting method of foreign currency business

For non-functional currency economic transactions that occur during the year, they are converted into the functional currency at the exchange rate on the day when the business occurs. At the end of the year, the exchange difference arising from the settlement of these transactions and the conversion of monetary assets and liabilities in foreign currencies at the year-end exchange rate, except for the exchange difference between the principal and interest of foreign currency special borrowings related to the acquisition and construction of assets that meet the conditions for capitalization. In addition, it is recorded in the current year’s profit and loss account; foreign currency non-monetary items measured at historical cost are still converted at the spot exchange rate on the transaction date, and their RMB amount is not changed; foreign currency non-monetary items measured at fair value are determined by fair value, the spot exchange rate of the day is converted, and the difference is included in the current profit and loss or other comprehensive income.

4.7    Cash and Cash Equivalents

Cash in the cash flow statement refers to the company’s cash in hand and deposits that can be used for payment at any time. Cash equivalents refer to investments held with short term, strong liquidity, easy conversion into known amount of cash, and low risk of value changes, etc., which are regarded as cash equivalents. Including short-term bond investments that can be circulated in the securities market and mature within three months from the date of purchase.

4.8    Bad debt accounting method

(i)     The company’s bad debt method is:

The debtor goes bankrupt or dies, and it still cannot be recovered after paying off with his bankrupt property or inheritance;

Receivables that the debtor has not fulfilled the repayment obligations for more than three years and has conclusive evidence that it cannot be recovered;

Objective evidence shows that the company will not be able to recover all due payments in accordance with the original terms of the accounts receivable.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(ii)    Method of provision for bad debts:

The company adopts the allowance method for the provision of bad debts.

4.9    Financial Instruments

(i)     Classification and measurement of financial assets and financial liabilities

Financial assets are divided into the following four categories at the time of initial recognition: Financial assets at fair value through profit and loss (including financial assets held-for-trading and financial assets at fair value through profit and loss), held-to-maturity investments, loans and receivables, financial assets held-for-trading.

Financial liabilities are divided into the following two categories at the time of initial recognition: financial liabilities at fair value through profit and loss (including financial liabilities held-for-trading and financial liabilities at fair value through profit and loss), Other financial liabilities.

(ii)    Recognition basis, measurement method and termination conditions of financial assets and financial liabilities

When the company becomes a party to a financial instrument contract, a financial asset or financial liability is recognized. When financial assets or financial liabilities are initially recognized, they are measured at fair value; for financial assets and financial liabilities at fair value through profit and loss, the relevant transaction costs are directly included in the current profit and loss; for other types of financial assets or financial liabilities, related transaction costs are included in the initial confirmation amount.

The company conducts subsequent measurement of financial assets at fair value, and does not deduct transaction costs that may occur when the financial asset is disposed of in the future, except for the following circumstances: A. The actual interest rate is used for held-to-maturity investments and loans and receivables Method, measured at amortized cost; B. Equity instrument investments that are not quoted in an active market and whose fair value cannot be reliably measured, and derivative financial assets that are linked to the equity instrument and must be settled by the delivery of the equity instrument, are measured at cost.

The company adopts the effective interest method to carry out subsequent measurement of financial liabilities based on amortized cost, except for the following circumstances: A. Financial liabilities measured at fair value and whose changes are included in the current profit and loss are measured at fair value without deduction for future settlement Transaction costs that may occur during financial liabilities; B. Derivative financial liabilities that are linked to equity instruments that are not quoted in an active market and whose fair value cannot be reliably measured and that must be settled by the delivery of the equity instruments are measured at cost; C. Not designated A financial guarantee contract for a financial liability that is measured at fair value and whose changes are included in the current profit and loss, or is not designated as a loan commitment that is measured at fair value and whose changes are included in the current profit and loss and will be loaned at a lower than market interest rate, which is initially recognized Subsequent measurement shall be carried out according to the higher of the following two amounts: a. The amount determined in accordance with the “Accounting Standards for Business Enterprises No. 13-Contingent Events”; b. The deduction of the initial recognized amount shall be in accordance with the “Accounting Standards for Business Enterprises No. 14 — The balance after the accumulated amortization determined by the principle of Income”.

The gains or losses arising from changes in the fair value of financial assets or financial liabilities shall be dealt with in accordance with the following methods, except those related to hedging: A. The changes in the fair value of financial assets or financial liabilities at fair value through profit and loss, and the gains or losses of the assets shall be included in the gains and losses from changes in fair value; the interest or cash dividends

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

obtained during the asset holding period shall be recognized as investment income; at the time of disposal, the difference between the actual amount received and the initial recorded amount shall be recognized as investment Income, while adjusting the gains and losses from changes in fair value. B. Changes in the fair value of financial assets held-for-trading are included in other comprehensive income; interest calculated based on the actual interest rate method during the holding period is included in investment income; cash dividends for investment in available-for-sale equity instruments are declared as dividends in the investee. At the time of disposal, the difference between the actual amount received and the book value after deducting the cumulative amount of changes in fair value originally directly included in other comprehensive income is recognized as investment income.

When the contractual right to receive the cash flow of a financial asset has terminated or almost all the risks and rewards of the ownership of the financial asset have been transferred, the financial asset is derecognized; when the current obligation of the financial liability is completely or partially discharged, the recognition is terminated accordingly the financial liability or part of it.

(iii)   Recognition basis and measurement method of financial asset transfer

If the company has transferred almost all the risks and rewards in the ownership of financial assets to the transferee, it will terminate the confirmation of the financial assets; if it has retained almost all the risks and rewards in the ownership of the financial assets, continue to confirm the transferred financial assets, and the received consideration is recognized as a financial liability. If the company neither transfers nor retains almost all the risks and rewards of the ownership of the financial assets, the following situations shall be dealt with respectively: A. If the control of the financial asset is abandoned, the recognition of the financial asset shall be terminated; B. The control of the financial asset has not been given up If the financial assets are transferred, the relevant financial assets shall be recognized according to the degree of continued involvement in the transferred financial assets, and the relevant liabilities shall be recognized accordingly.

If the overall transfer of financial assets meets the conditions for termination of confirmation, the difference between the following two amounts is included in the current profit and loss: A. The book value of the transferred financial assets; B. The consideration received due to the transfer is directly included in the owner’s equity. The sum of the cumulative amount of changes in fair value. If the partial transfer of financial assets meets the conditions for termination of confirmation, the book value of the entire transferred financial assets will be allocated between the derecognized part and the unterminated part according to their respective relative fair values, and the difference between the following two amounts will be calculated In the current profit and loss: A. The book value of the derecognized part; B. The consideration of the derecognized part, and the sum of the amount of the corresponding derecognized part in the accumulated amount of fair value changes originally directly included in the owner’s equity.

(iv)   Methods for determining the fair value of major financial assets and financial liabilities

For financial assets or financial liabilities in an active market, the fair value of the financial assets or financial liabilities is determined based on the quoted prices in the active market; for financial assets or financial liabilities that do not exist in an active market, valuation techniques are used (including reference to the recent market conducted by parties who are familiar with the situation and willingly trade The price used in the transaction, the current fair value of other financial instruments that are substantially the same, the discounted cash flow method and the option pricing model, etc.) are used to determine the fair value; the financial assets or financial liabilities assumed initially The market transaction price serves as the basis for determining its fair value.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(v)    Impairment testing of financial assets and the method of provision for impairment

On the balance sheet date, the book value of financial assets other than financial assets at fair value through profit and loss are checked. If there is objective evidence that the financial asset is impaired, an impairment provision is made.

Individually significant financial assets shall be tested for impairment separately; for financial assets with insignificant individual amounts, they may be tested separately, or included in a portfolio of financial assets with similar credit risk characteristics for impairment testing; separate tests have not been conducted. Financial assets that are impaired (including financial assets with significant and insignificant individual amounts) are included in a combination of financial assets with similar credit risk characteristics and then tested for impairment.

For a financial asset measured at amortized cost, if there is objective evidence showing that it has been impaired at the end of the period, the impairment loss shall be recognized based on the difference between its book value and the present value of expected future cash flows. When there is no quotation in the active market and the fair value of which cannot be reliably measured, or the derivative financial asset that is linked to the equity instrument and needs to be settled by the delivery of the equity instrument is impaired, the equity instrument investment or derivative financial asset The difference between the book value of similar financial assets and the current value determined by discounting future cash flows based on the current market rate of return of similar financial assets is recognized as an impairment loss.

The fair value of financial assets held-for-trading has experienced a significant decline, or after comprehensive consideration of various relevant factors, this decline is expected to be non-temporary, the impairment loss is recognized and the original is directly included in the owner’s equity The accumulated loss of fair value of the company is transferred out and included in the impairment loss.

4.10  Long-term Equity Investments

(i)     Determination of investment cost

A.     In the case of a business combination under the same control, if the merging party pays cash, transfers non-cash assets, assumes debts, or issues equity securities as the merger consideration, the merger shall be based on the owner’s equity of the merged party in the final controlling party’s financial consolidation on the date of merger. The share of the book value in the statement is used as its initial investment cost. The difference between the initial investment cost of long-term equity investment and the book value of the combined consideration paid or the total face value of the issued shares adjusts the capital reserve (capital premium or equity premium); if the capital reserve is insufficient to offset, adjust the retained earnings.

If a business combination under the same control is realized step by step, the initial investment cost of the investment shall be the share of the book owner’s equity of the combined party calculated on the date of the combination calculated based on the shareholding ratio. The difference between the initial investment cost and the book value of the original long-term equity investment plus the fair value of the new payment consideration on the date of the merger, adjust the capital reserve (capital premium or equity premium), if the capital reserve is insufficient to offset, offset retained earnings.

B.      In the case of a business combination not under the same control, the fair value of the combined consideration paid on the purchase date shall be the initial investment cost.

C.     Except for the formation of a business combination: if it is obtained by paying cash, the actual purchase price paid shall be used as its initial investment cost; if it is obtained by issuing equity securities, the fair value of the issued equity securities shall be used as its initial investment cost; investment The initial investment cost shall be the value stipulated in the investment contract or agreement (except for the unfair value stipulated in the contract or agreement).

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(ii)    Subsequent measurement and profit and loss confirmation method

The long-term equity investment that the company can control over the investee is accounted for using the cost method in the company’s individual financial statements; for long-term equity investments that have joint control or significant influence, the equity method is used for accounting.

When the cost method is adopted, long-term equity investments are priced at the initial investment cost. Except for the actual payment when the investment is obtained or the declared but unpaid cash dividends or profits included in the consideration, it is based on the cash dividends or cash dividends declared to be distributed by the invested entity. Profit is recognized as current investment income, and at the same time, whether long- term investment is impaired is considered in accordance with the relevant asset impairment policy.

When the equity method is adopted, if the initial investment cost of a long-term equity investment is greater than the fair value of the investee’s identifiable net assets at the time of investment, it is included in the initial investment cost of the long-term equity investment; the initial investment cost of the long-term equity investment is less than the initial investment cost of the investment. If the investee has a share of the fair value of the identifiable net assets of the investee, the difference shall be included in the current profit and loss, and the cost of long-term equity investment shall be adjusted at the same time.

When the equity method is adopted, after obtaining a long-term equity investment, the investment gains and losses shall be confirmed and the book value of the long-term equity investment shall be adjusted according to the share of the net profits and losses realized by the invested entity that shall be enjoyed or shared. When confirming the share of the net profit and loss of the investee, it is based on the fair value of the identifiable assets of the investee when the investment is obtained, in accordance with the company’s accounting policy and accounting period, and offsets with associates and joint ventures The profit and loss of internal transactions between enterprises is calculated based on the shareholding ratio attributable to the investment enterprise (but internal transaction losses are asset impairment losses, should be fully recognized), and the net profit of the invested unit is adjusted and confirmed. Calculate the portion that should be distributed according to the declared profit or cash dividends of the invested entity, and reduce the book value of the long-term equity investment accordingly. The company recognizes the net loss incurred by the investee, and the book value of the long-term equity investment and other long-term equity that actually constitute the net investment in the investee is written down to zero, unless the company is liable for additional loss obligations. For other changes in the owner’s equity of the investee in addition to the net profit and loss, the book value of the long-term equity investment is adjusted and included in the owner’s equity.

(iii)   Determining the basis for controlling and significant influence on the investee

Control refers to having the power over the investee, enjoying variable returns by participating in the relevant activities of the investee, and having the ability to use the power over the investee to affect the amount of return; significant impact refers to the investor’s The unit’s financial and operating policies have the power to participate in decision-making, but cannot control or jointly control the formulation of these policies with other parties.

(iv)   Disposal of long-term equity investments

A.     Partial disposal of long-term equity investments in subsidiaries without losing control

When the long-term equity investment in a subsidiary is partially disposed of without losing control, the difference between the disposal price and the corresponding book value of the disposed investment shall be recognized as the current investment income.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

B.      Part of the disposal of equity investment or loss of control of the subsidiary due to other reasons

Part of the disposal of equity investment or loss of control of the subsidiary due to other reasons, for the disposal of equity, the book value of the long-term equity investment corresponding to the sold equity shall be carried forward, and the price of the sale shall be between the book value of the disposal of the long-term equity investment The difference shall be recognized as investment income (loss); at the same time, the remaining equity shall be recognized as long-term equity investment or other related financial assets based on its book value. If the remaining equity after disposal can exercise joint control or have a significant influence on the subsidiary, it shall be accounted for in accordance with the relevant regulations on the conversion of the cost method to the equity method.

(v)    Impairment test method and impairment provision accrual method

For investments in subsidiaries, associates and joint ventures, if there is objective evidence showing that they are impaired on the balance sheet date, the corresponding impairment provision shall be made based on the difference between the book value and the recoverable amount.

4.11  Fixed Assets

(i)     Recognition criteria of fixed assets

Fixed assets refer to tangible assets held for the purpose of producing commodities, providing labor services, renting or operating management, and with a service life of more than one fiscal year. Fixed assets are recognized when the following conditions are met at the same time: A. The economic benefits related to the fixed assets are likely to flow into the enterprise; B. The cost of the fixed assets can be reliably measured.

(ii)    Depreciation method

The company’s fixed asset depreciation is calculated using the straight-line method (dynamic average method), and the annual classification depreciation rate is determined as follows according to the original price of the fixed asset category, the estimated economic useful life and the 0% – 10% residual value rate:

Category	Estimated useful life (year)	Residual rates (%)	Annual depreciation rates (%)
Office equipment	5	10	18
Vehicles	5	10	18

4.12  Construction in Progress

(i)     Classification of construction in progress

The construction in progress built by the company is priced at the actual cost. The actual cost consists of the necessary expenditures incurred before the construction of the asset reaches the expected usable state, including the cost of construction materials, labor costs, relevant taxes and fees payable, and Capitalized borrowing costs and indirect costs that should be apportioned. The company’s construction in progress is accounted for by project classification.

(ii)    Standards and time points for the transfer of construction in progress to fixed assets

Construction in progress projects are based on all the expenditures incurred before the construction of the asset reaches the expected usable state as the entry value of the fixed asset. If the construction of fixed assets under construction has reached the expected usable status, but the final accounts for completion have not yet been processed, from the date of reaching the expected usable status, the estimated value will be transferred to the fixed

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

asset based on the project budget, cost, or actual project cost, etc. Assets, and depreciation of fixed assets is accrued in accordance with the company’s fixed asset depreciation policy. After the completion of the final accounts, the original temporary estimated value will be adjusted according to the actual cost, but the original depreciation amount will not be adjusted.

4.13  Intangible Assets

(i)     Valuation method, service life, impairment test

A.     Initial measurement of intangible assets

The cost of outsourcing intangible assets includes the purchase price, relevant taxes, and other expenditures directly attributable to the asset’s intended use. If the purchase price of intangible assets is delayed beyond normal credit conditions and is of financing nature, the cost of intangible assets is determined on the basis of the current value of the purchase price.

The cost of intangible assets developed internally includes: materials used in the development of the intangible asset, labor costs, registration fees, amortization of other patents and franchises used in the development process, and interest expenses that meet the capitalization conditions. And other direct expenses incurred before the intangible asset reaches its intended use.

B.      Subsequent measurement of intangible assets

The company analyzes and judges the service life of intangible assets when it obtains them, and divides them into intangible assets with limited service life and uncertain service life.

a.      Intangible assets with limited service life

For intangible assets with a limited service life, they are amortized on a straight-line basis during the period that they bring economic benefits to the enterprise. The service life is determined according to the expected service life.

At the end of each period, the service life and amortization method of intangible assets with a limited service life are reviewed, and if there is a difference with the original estimate, corresponding adjustments are made.

After review, the useful life and amortization method of intangible assets at the end of the current period are not different from previous estimates.

b.      Intangible assets with uncertain service life

If it is impossible to foresee the period in which intangible assets will bring economic benefits to the enterprise, they shall be regarded as intangible assets with an indefinite useful life.

For intangible assets with uncertain service life, they are not amortized during the holding period, and the service life of intangible assets is reviewed at the end of each period. If it is still uncertain after rechecking at the end of the period, the impairment test shall be continued in each accounting period.

After review, the company has no intangible assets with uncertain service life at the end of the period.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(ii)    Accounting Policy for Internal Research and Development Expenditure

A.     The specific criteria for dividing the research phase and development phase of the company’s internal research and development projects

The company’s internal research and development project expenditure is divided into research phase expenditure and development phase expenditure:

a.      Research stage: the stage of original planned investigations and research activities in order to acquire and understand new scientific or technical knowledge, etc.

b.      Development stage: before commercial production or use, the research results or other knowledge are applied to a certain plan or design to produce new or substantially improved materials, devices, products and other activities.

Expenditures in the research phase of internal research and development projects are included in the current profits and losses when they occur.

B.      Expenditure in the development phase meets the specific criteria for capitalization

Expenditures in the development stage of internal research and development projects are recognized as intangible assets when the following conditions are met at the same time:

a.      It is technically feasible to complete the intangible asset so that it can be used or sold;

b.      Have the intention to complete the intangible asset and use or sell it;

c.      The way intangible assets generate economic benefits, including the ability to prove that the products produced by the intangible assets exist in the market or the intangible assets themselves exist in the market, and the intangible assets will be used internally, which can prove their usefulness;

d.      Have sufficient technical, financial and other resource support to complete the development of the intangible asset and have the ability to use or sell the intangible asset;

e.      The expenditure attributable to the development stage of the intangible asset can be reliably measured.

Expenditures in the development phase that do not meet the above conditions shall be included in the current profit and loss when incurred. Development expenditures that have been included in profit and loss in previous periods will not be re-recognized as assets in subsequent periods. Expenditures in the development phase that have been capitalized are listed as development expenditures on the balance sheet, and are converted to intangible assets from the day when the project reaches its intended use.

4.14  Impairment of Long-Term Assets

(i)     Long-term equity investment, fixed assets, construction in progress, intangible assets, goodwill and other long-term assets impairment testing methods and accounting treatment methods:

A.     The company is based on whether there is any sign of possible impairment of individual assets on the balance sheet date. If there are signs of impairment, conduct an impairment test to estimate the recoverable amount of the asset. If the recoverable amount of the asset is lower than its book value, the book value of the asset is written down to the recoverable amount. The written down amount is recognized as an asset impairment loss and included in the current profit and loss, and the corresponding asset impairment provision is made at the same time. After the asset impairment loss is confirmed, the depreciation or amortization expenses of the

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

impaired asset shall be adjusted accordingly in the future period, so that the asset’s remaining useful life will be systematically amortized to the adjusted asset’s book value (deducting the estimated net salvage value). Once an asset impairment loss is recognized, it cannot be reversed in the subsequent accounting periods.

B.      The following signs indicate that the asset may be impaired:

a.      The market price of assets fell sharply during the current period, and its decline was significantly higher than the expected decline due to the passage of time or normal use.

b.      The economic, technological or legal environment in which the company operates and the market in which the assets are located undergo major changes in the current period or in the near future, which will adversely affect the company.

c.      The market interest rate or return on investment in other markets has increased in the current period, which affects the company’s discount rate for calculating the present value of the expected future cash flow of the asset, resulting in a substantial reduction in the recoverable amount of the asset.

d.      There is evidence that the asset is obsolete or its entity has been damaged.

e.      Assets have been or will be idle, terminated or planned to be disposed of in advance.

f.       The evidence reported by the company indicates that the economic performance of the asset has been lower than or will be lower than expected, such as the net cash flow created by the asset or the realized operating profit (or loss) is much lower (or higher) than the expected amount, etc.

g.      Other signs that the asset may have been impaired.

(ii)    If there are signs that an asset may be impaired, the company shall estimate its recoverable amount based on the individual asset. If it is difficult for the company to estimate the recoverable amount of a single asset, it shall determine the recoverable amount of the asset group based on the asset group to which the asset belongs.

The identification of an asset group is based on whether the main cash inflow generated by the asset group is independent of the cash inflows of other assets or asset groups. At the same time, when determining the asset group, consider the way the company’s management manages production and operation activities (for example, according to production line, business type, region or region, etc.) and decision- making methods for the continued use or disposal of assets. Once the asset group is determined, it should be consistent across accounting periods and cannot be changed arbitrarily.

(iii)   The goodwill formed by business combination and intangible assets with uncertain service life, regardless of whether there are signs of impairment, should be tested for impairment every year.

4.15  Employee Benefits

(i)     Accounting treatment method of short-term salary

Short-term remuneration refers to the employee remuneration that the company needs to pay in full within twelve months after the end of the annual reporting period in which employees provide related services, excluding post-employment benefits and dismissal benefits. The company recognizes the short-term salary payable as a liability during the accounting period when the employees provide services, and includes them in the relevant asset costs and expenses based on the beneficiaries of the services provided by the employees. Among them, non-monetary benefits are measured at fair value.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(ii)    Accounting treatment method for post-employment benefits

Post-employment benefits refer to the various forms of remuneration and benefits provided by the company after the employees retire or terminate the labor relationship with the company in order to obtain the services provided by the employees, except for short-term remuneration and dismissal benefits. Post-employment benefit plans are classified into defined contribution plans and defined benefit plans.

The post-employment welfare setting deposit plan is mainly to participate in the social basic old-age insurance and unemployment insurance organized and implemented by labor and social security institutions in various regions. During the accounting period when employees provide services to the company, the amount of deposits payable calculated according to the defined contribution plan is recognized as a liability and included in the current profit and loss or the cost of related assets.

After the company pays the above payments regularly in accordance with the standards and annuity plans prescribed by the state, it will no longer have other payment obligations.

(iii)   Accounting treatment method for dismissal benefits

Dismissal benefits refer to the compensation given to employees by the company to terminate the labor relationship with employees before the expiration of the labor contract of the employees, or to encourage employees to voluntarily accept the reduction, and shall be included in the current profits and losses in the current period.

4.16  Revenue

The company confirms the realization of operating income in accordance with the following regulations, and records the realized income in the current profit and loss.

(i)     If the labor service provided by the company starts and is completed in the same fiscal year, the realization of operating income is confirmed when the labor service has been provided, the price is received, or evidence of the price is obtained; the start and completion of the labor service belong to different accounting years, When the total revenue of the labor service contract and the completion degree of the labor service can be reliably determined, the price related to the transaction can flow in, and the cost incurred and the cost to be incurred to complete the labor service can be reliably measured, the operating income is recognized by the percentage of completion method. The realization of long-term contract projects when the contract results can be reasonably foreseen, the realization of operating income shall be confirmed according to the percentage method of the progress of the completed project at the time of closing; otherwise, the income shall be confirmed according to the amount of labor cost that has occurred and is expected to be compensated.

(ii)    For the sale of goods, the company has transferred the main risks and rewards in the ownership of the goods to the purchaser, the company no longer exercises the right to continue management and actual control of the goods, and the relevant income has been received or received. When the cost related to the sale of the product can be reliably measured, the realization of operating income is recognized.

(iii)   To provide other people with the use of the intangible assets of the enterprise and other receivable royalties income, calculate and confirm the realization of operating income according to the charging time and method stipulated in the relevant contracts and agreements.

4.17  Government Grants

(i)     Government subsidies are confirmed when they meet the conditions attached to the government subsidies and can be received.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(ii)    Government subsidies for monetary assets are measured according to the amount received or receivable. Government grants for non-monetary assets shall be measured at fair value; if the fair value cannot be obtained reliably, it shall be measured at a nominal amount of RMB 1 yuan.

(iii)   Asset-related government subsidies refer to government subsidies obtained by the company for purchase and construction or to form long-term assets in other ways; otherwise, they are government subsidies related to income.

(iv)   If the government document does not clearly specify the subsidy object, and can form long-term assets, the part of the government subsidy corresponding to the asset value is regarded as the government subsidy related to the asset, and the remaining part is regarded as the government subsidy related to the income; it is difficult to distinguish, take government subsidies as a whole as government subsidies related to income.

(v)    Government subsidies related to assets, which offset the book value of related assets, or are recognized as deferred income, shall be included in profit and loss in installments according to a reasonable and systematic method during the useful life of the related assets. Government subsidies related to income, if used to compensate related costs or losses that have occurred, are included in the current profit and loss or offset related costs; if they are used to compensate for related costs or losses in subsequent periods, they are included in deferred income. In the period when the relevant costs or losses are recognized, they are included in the current profits and losses or offset the relevant costs. Government subsidies measured at their nominal amounts are directly included in the current profits and losses. The company adopts the same method to deal with the same or similar government subsidy business.

(vi)   Government subsidies related to daily activities are included in other income or offset related costs according to the nature of economic business. Government subsidies not related to daily activities are included in non-operating income and expenditure.

(vii)  When the confirmed government subsidy needs to be returned, if the book value of the relevant asset is offset at the initial recognition, the book value of the asset is adjusted; if there is a relevant deferred income balance, the book balance of the relevant deferred income is offset, and the excess is included in the current period Profit and loss; in other circumstances, it is directly included in the current profit and loss.

(viii) Obtained policy-based preferential loan interest discounts, if the finance allocates the interest-subsidized funds to the lending bank, the actual loan amount received is used as the entry value of the loan, and the borrowing costs are calculated based on the loan principal and the policy preferential interest rate. If the finance directly allocates the interest subsidy funds to the company, the interest subsidy will reduce the borrowing costs.

4.18  Deferred income tax assets/deferred income tax liabilities

(i)     Based on the difference between the book value of assets and liabilities and their tax base (if items that are not recognized as assets and liabilities can determine their tax base in accordance with the provisions of the tax law, the difference between the tax base and its book amount) , Deferred income tax assets or deferred income tax liabilities are calculated and confirmed according to the applicable tax rate during the period when the asset is expected to be recovered or the liability is settled.

(ii)    The confirmation of deferred income tax assets is limited to the taxable income that is likely to be obtained to offset the deductible temporary differences. On the balance sheet date, if there is conclusive evidence that sufficient taxable income is likely to be obtained in the future to offset the deductible temporary differences, the deferred income tax assets that have not been recognized in the previous accounting period are recognized.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

(iii)   On the balance sheet date, review the book value of deferred income tax assets. If it is probable that sufficient taxable income cannot be obtained in the future to offset the benefits of deferred income tax assets, the deferred income tax assets shall be written down. Book value. When it is possible to obtain sufficient taxable income, the reduced amount shall be reversed.

(iv)   The current income tax and deferred income tax of the company are included in the current profit and loss as income tax expenses or income, but does not include the income tax generated in the following situations: A. Business combination; B. Transactions or events directly confirmed in the owner’s equity.

4.19  Lease

Lease is a contract whereby the lessor grants the right to use an asset to the lessee for a specified period of time for a consideration.

(i)     The Company as lessee

The Company recognises a right-of-use asset at the commencement date of the lease and recognises a lease liability at the present value of the lease payments outstanding.

Lease payments include fixed payments and payments that would be required if it were reasonably certain that the option to purchase or the option to terminate the lease would be exercised. The lease payments include fixed payments and payments that would be required if it were reasonably certain that the option to purchase or to terminate the lease would be exercised. Variable rentals, which are determined as a percentage of sales, are excluded from lease payments and are charged to current profit or loss as incurred. Lease liabilities payable within one year of the balance sheet date are shown as non-current liabilities due within one year.

The cost includes the initial measurement of the lease liability, the lease payments made on or before the commencement of the lease term, the initial direct costs, and is net of lease incentives received. If the Company is able to obtain ownership of the leased asset at the end of the lease term, depreciation is provided over the remaining useful life of the leased asset. If it is not reasonably certain that ownership of the leased asset will be obtained at the end of the lease term, depreciation is provided over the shorter of the lease term and the remaining useful life of the leased asset. When the recoverable amount is less than the carrying amount of the right-to-use asset, the Company writes down the carrying amount to its recoverable amount.

For short-term leases of less than 12 months and leases of low-value assets with a low new value for a single asset, the Company elects not to recognize right-to-use assets and lease liabilities and to recognize the related rental expense in profit or loss on a straight-line basis over the lease term.

(ii)    The Company as lessor

Leases that transfer substantially all the risks and rewards associated with ownership of the leased asset are finance leases. Other leases are operating leases.

Rental income from operating leases is recognized on a straight-line basis over the lease term. The Company recognizes variable rentals, which are determined as a percentage of sales, as they are incurred.

The Company recognizes variable rentals, which are determined as a percentage of sales, as rental income as they are incurred.

At the inception date of the lease term, the Company recognizes finance lease receivables for finance leases and derecognizes the related assets. Finance lease receivables are classified as long-term receivables and finance lease receivables received within one year from the balance sheet date are classified as non-current assets due within one year.

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

4.      SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES (cont.)

4.20  Changes in Significant Accounting Policies and Accounting Estimates

(i)     Changes in accounting policies

In 2018, the Ministry of Finance issued the revised ASBE No. 21 “Leases” (the “New Lease Standard”).

The Company first implemented the new leasing standard on January 1, 2021.

In accordance with the new standard, the Company will not reassess whether a contract that existed prior to the date of initial implementation is a lease or contains a lease. The Company adjusted the cumulative effect of the first-time implementation of this standard to retained earnings and related financial statement items at the beginning of 2021 and the comparative financial statements for fiscal 2020 have not been restated.

For operating leases that existed prior to the first-time implementation of the new lease standard, the Company distinguishes between different methods of convergence based on the remaining lease term.

If the remaining lease term exceeds 12 months, the Company recognizes the remaining lease payments as of January 1, 2021 based on the lessee’s incremental borrowing, the Company recognizes a lease liability at the present value of the discounted interest rate of the lessee’s incremental borrowings as of January 1, 2021, and a right-of-use asset at an amount equal to the lease liability, with necessary adjustments for prepaid rent, etc.

If the remaining lease term does not exceed 12 months, the Company uses the simplified method and does not recognize a right-of-use asset or a lease liability. There is no significant impact on the financial statements.

For operating leases for low-value assets that existed prior to the first-time implementation of the new leasing standard, the Company uses the simplified approach and does not recognize a right-of-use asset or a lease liability, which has no significant impact on the financial statements.

(ii)    Significant changes in accounting estimates

The Company has no significant changes in accounting estimates for the reporting period.

4.21  The scope of consolidated financial statements and the preparation basis

The consolidated financial statements are based on the financial statements of the company and its branches, and based on other relevant information, after offsetting the impact of internal transactions between the company and the branches and branches on the consolidated financial statements. The consolidated amount is compiled by the company.

The branches included in the scope of the consolidated financial statements this year are as follows:

Company name	Registration site	Person in charge	Consolidated or not
Shenzhen Unique Logistics International Limited Xiamen Branch	Xiamen	Tam Ping Hong	Yes
Shenzhen Unique Logistics International Limited Fuzhou Branch	Fuzhou	Leung Ka Chi	Yes
Shenzhen Unique Logistics International Limited Guangzhou Branch	Guangzhou	Leung Ka Chi	Yes

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

5.      TAXATION

The main types of taxes (fees) and tax (fee) rates are listed as follows:

Tax (fee) item	Basis of tax assessment	Tax rate
Value added tax	Taxable value-added	6%
Urban maintenance and construction tax	Turnover tax	7%
Educational surcharge	Turnover tax	1% – 3%
Enterprise income tax*	Taxable income	25%

____________

*        According to the “Announcement on Implementing the Preferential Policies for the Development of Income Tax for Small and Micro profit Enterprises and Individual Businesses’’ (Announcement by the State Administration of Taxation No. 8 of 2021) and the “Announcement on Issues Concerning Implementation of Inclusive Income Tax Reduction and Exemption Policies for Small and Micro-profit Enterprises’’ (Announcement by the State Administration of Taxation) No. 2 of 2019), from January 1, 2021 to December 31, 2022, the annual taxable profit of small and micro-profit enterprises not exceeding 1 million yuan will be reduced by 12.5% to the taxable profit, and the enterprise income tax will be paid at a rate of 20%. “Announcement on Further Implementing the Income Tax Preferential Policies for Small and Micro Enterprises’’ (Announcement by the State Administration of Taxation and the Ministry of Finance No. 13 of 2022) indicated that the part of the annual taxable income exceeding 1 million yuan but not exceeding 3 million yuan, 25% shall be reduced to the taxable income, and the enterprise income tax shall be paid at a rate of 20%.

6.      NOTES TO THE FINANCIAL STATEMENTS

6.1    Cash

Items	31 December 2022	31 December 2021
Cash on hand	10,256.50	15,628.25
Cash in bank	12,980,510.61	24,856,832.33
Total	12,990,767.11	24,872,460.58

6.2    Accounts Receivable

(i)     Accounts receivable by aging

Aging	31 December 2022	31 December 2021
Within 1 year	47,340,724.54	87,266,705.62
Over 1 years	—	79,518.38
Subtotal	47,340,724.54	87,346,224.00
Less: provision for bad debt	—	—
Total	47,340,724.54	87,346,224.00

(ii)    Top five closing balances by entity

Entity name	31 December 2022	Proportion of the balance to the total accounts receivable (%)
Tgf Unique Ltd	9,704,917.02	20.50
Unique Logistics International (South China) Ltd. Guangzhou Branch	5,601,271.64	11.83
Reach Win International Logistics Ltd.	5,190,924.64	10.97
ULI (South China) Limited	4,792,461.44	10.12
Cargo-partner Logistics (China) Ltd. Shenzhen Branch	2,582,272.90	5.45

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

6.3    Prepayments

Entity name	31 December 2022	Proportion of the balance to the total advances to suppliers (%)
Deposit	97,791.00	87.97
Booking space and Port handling	12,088.35	10.87
Other	1,287.28	1.16
Total	111,166.63	100.00

6.4    Other Receivables

(i)     Other receivables by category

Items	31 December 2022	31 December 2021
Rent, water, electricity and other deposits	7,536,011.50	4,511,772.38
Deferred and prepaid expenses*	18,694.05	34,332.44
Others	1,006,373.56	545,065.99
Total	8,561,079.11	5,091,170.81

(ii)    *Deferred and prepaid expenses by category

Items	31 December 2022	Proportion of the balance to the total advances to suppliers (%)
Vehicle insurance premium	6,810.02	36.43
The membership fee	4,678.35	25.03
Legal fee	4,291.52	22.96
Hiring fee	2,612.53	13.98
Accident premium	301.63	1.61
Total	18,694.05	100.00

6.5    Long-term Equity Investments

Entity	31 December 2022	Share proportion of the invested unit (%)
Across Logistics (Shenzhen) Limited	600,000.00	100.00
Uniquorn International Logistics Co.,Ltd.	500,000.00	50.00
Total	1,100,000.00

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

6.6    Fixed Assets

Items	Office equipment	Vehicles	Furniture and Accessories	Total
Initial cost:
Balance at 31 December 2021	498,184.25	758,120.67	58,923.00	1,315,227.92
Increase during the reporting period	65,329.71	—	116,239.00	181,568.71
Decrease during the reporting period	59,846.68	2,235.00	39,560.00	101,641.68
Balance at 31 December 2022	503,667.28	755,885.67	135,602.00	1,395,154.95
Accumulated depreciation:
Balance at 31 December 2021	283,333.11	131,632.61	35,895.30	450,861.02
Increase during the reporting period	61,120.99	136,059.48	29,521.87	226,702.34
Decrease during the reporting period	52,776.94	2,011.50	39,560.00	94,348.44
Balance at 31 December 2022	291,677.16	265,680.59	25,857.17	583,214.92
Carrying amount:
Balance at 31 December 2021	214,851.14	626,488.06	23,027.70	864,366.90
Balance at 31 December 2022	211,990.12	490,205.08	109,744.83	811,940.03

6.7    Right-of-use assets

Items	31 December 2021 Net Value	Increase during the reporting period	Accumulated amortisation	31 December 2022 Net Value
Lease	3,869,369.47	1,330,365.00	1,734,436.47	3,465,298.00

6.8    Intangible Assets

Items	31 December 2021	Increase during the reporting period	Decrease during the reporting period	31 December 2022
Software	10,916.17		6,006.34	4,909.83

6.9    Long-term Deferred Expenses

Items	31 December 2021	Increase during the reporting period	Decrease during the reporting period		31 December 2022
			Amortisation	Other decrease
Renovation (Shenzhen)	55,825.73	399,000.00	180,075.68	—	274,750.05
Renovation (Xiamen)	47,487.00	—	18,994.92	—	28,492.08
Renovation (Guangzhou)	42,402.00	—	42,402.00	—	—
Total	145,714.73	399,000.00	241,472.60	—	303,242.13

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

6.10  Accounts Payable

(i)     Accounts payable by aging

Aging	31 December 2022	31 December 2021
Within 1 year	27,564,943.54	66,855,113.17
Over 1 years	600,000.00	601,900.60
Total	28,164,943.54	67,457,013.77

(ii)    Top five closing balances by entity

Entity name	31 December 2022	Proportion of the balance to the total (%)
China Southern Air Logistics Co., Ltd	5,431,179.92	19.28
Fly Soon Express Ltd	3,276,167.00	11.63
Uniquorn International Logistics (Shenzhen) Co., Ltd	2,592,253.61	9.20
Cargomind (Czech Republic) S.R.O.	1,222,372.99	4.34
Guangzhou Yada International Logistics Co., Ltd.	1,194,775.90	4.24

6.11  Employee Benefits Payable

Items	31 December 2022	31 December 2021
Payroll payable	1,149,425.07	1,868,641.86

6.12  Taxes Payable

Items	31 December 2021	Increase during the reporting period	Decrease during the reporting period	31 December 2022
Individual income tax	59,599.76	47,612.65	87,121.34	20,091.07
City construction tax	6,618.83	11,707.58	18,142.12	184.29
Educational surcharge	2,836.65	5,017.53	7,775.20	78.98
Local educational surcharge	1,891.09	3,345.04	5,183.47	52.66
Value added tax	89,460.87	154,118.39	243,943.56	-355.3
Enterprise income tax	1,253,350.22	1,038,490.51	2,631,142.57	-339,301.84
Stamp duty	—	835.27	—	835.27
Total	1,413,757.42	1,261,126.97	2,993,299.26	-318,414.87

6.13  Other Payables

Items	31 December 2022	Proportion of the balance to the total (%)
Deposit	2,229,000.00	42.15
Freight charges	2,590,936.83	48.99
Workers’ education funds and trade union funds	37,222.43	0.70
Others	431,218.24	8.15
Total	5,288,377.50	100.00

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

6.14  Lease Liabilities

Items	31 December 2022	31 December 2021
Lease Liabilities	1,806,183.06	3,899,923.42

6.15  Share Capital

Investor	31 December 2021	Changes during the reporting period (+,-)					31 December 2022
		New issues	Bonus issues	Capitalisation of reserves	Others	Subtotal
Unique Logistics International (H.K.) Limited	16,500,000.00	—	—	—	—	—	16,500,000.00

The initial contribution of the above Paid-in capital of US $605,000.00 has been verified by Shenzhen Zhongxi CPA with the Capital Verification Report (SZHWYZ [2005] No. 002); The capital increase of $405,000.00 has been verified by Shenzhen Zhongxi CPA with the Capital Verification Report (SZHWYZ [2005] No. 012). In 2007, the registered capital increased by $20,978.00 (equivalent to RMB 160,000.00), and has been verified by Shenzhen Mingding CPA with the Capital Verification Report (SMDS [2007] YZ No. 008); Paid-in capital increased by USD 1,160,000.00 (equivalent to RMB 8,000,000.00) in 2008, which was verified by Shenzhen Mingding CPA with the Capital Verification Report (SMDS [2008] YZ No. 011).

6.16  Capital Reserves

Items	31 December 2021	Increase during the reporting period	Decrease during the reporting period	31 December 2022
Foreign currency capital translation difference	49,708.79	—	—	49,708.79

6.17  Surplus Reserves

Items	31 December 2021	Increase during the reporting period	Decrease during the reporting period	31 December 2022
Statutory surplus reserves	2,261,509.49	296,925.36	—	2,558,434.85

6.18  Retained Earnings

Items	31 December 2022	31 December 2021
Balance at the beginning of the reporting period	15,094,476.17	12,764,021.67
Add: net profit attributable to owners of the parent company for the reporting period	2,969,253.60	6,254,672.31
Adjustments for the opening balance (increase/(decrease))	—	-48,750.58
Less: appropriation to statutory surplus reserves	296,925.36	625,467.23
Profit distribution	—	3,250,000.00
Balance at the end of the reporting period	17,766,804.41	15,094,476.17

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

6.19  Revenue and Cost of Sales

	2022		2021
Items	Revenue	Cost of sales	Revenue	Cost of sales
Air freight	232,389,524.46	230,557,322.58	290,161,830.90	285,597,346.43
Shipping	197,794,816.47	182,731,023.44	284,956,232.65	267,397,818.57
Total	430,184,340.93	413,288,346.02	575,118,063.55	552,995,165.00

6.20  Taxes and Surcharges

Items	2022	2021
City construction tax	11,707.58	31,992.12
Educational surcharge	5,017.53	13,710.92
Local educational surcharge	3,345.04	9,140.60
Special fees for water conservancy construction	2,229.15	—
Total	22,299.30	54,843.64

6.21  Selling Expenses

Items	2022	2021
Salary	534,539.00	611,699.00

6.22  General and Administrative Expenses

Items	2022	2021
Salary	9,089,842.28	8,457,502.30
Depreciation of right of use assets	1,734,436.47	1,156,542.89
Social security charges	1,476,536.49	1,229,810.35
CW system	582,543.36	404,305.26
Housing fund	451,743.00	386,637.00
Business entertainment expenses	365,187.74	520,894.81
Communication and network fee	354,747.87	374,309.98
Group fee	340,171.52	451,763.08
Renovation fee	241,472.60	288,554.28
Depreciation expense	226,702.34	174,727.16
Water, electricity and property costs	225,875.60	186,478.11
Lease fee	217,417.94	83,697.83
Office expenses	193,627.24	328,110.92
Vehicle expenses	169,872.89	229,657.62
Welfare expenses	154,444.34	82,139.64
Expenses for business trips	142,558.00	73,218.90
Express fee	42,765.32	45,072.42
Audit fee	42,457.48	46,200.00
Maintenance	31,792.71	19,330.00
Transportation	22,635.55	82,144.27
Consulting fees	13,732.56	89,170.56
Employee education	12,700.00	9,300.00
Hiring fee	10,837.48	14,320.00
Amortization of intangible assets	6,006.34	6,682.42
Stamp duty	2,345.36	—
Labour union expenditure	-628.48	3,556.20
Others	64,966.54	34,686.94
Total	16,216,790.54	14,778,812.94

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

6.23  Finance Costs

Items	2022	2021
Bank charges	117,500.23	124,928.51
Interest expense	92,373.00	29,435.81
Less: interest income	24,993.37	26,766.85
Net foreign exchange losses	-3,234,420.95	-94,149.45
Total	-3,049,541.09	33,448.02

6.24  Impairment Loss of Assets

Items	2022	2021
Bad debt of receivables	—	-25,640.30

6.25  Asset disposal income

Items	2022	2021
Gains or losses from disposal assets	-7,293.24	—

6.26  Non-operating Income

Details of non-operating income

Items	2022	2021
Government grants	829,966.62	1,774,426.95
Gains from damage or scrapping of non-current asset	—	25,454.37
Debt that is not payable	13,231.07	3,182.94
Others	75.32	4,086.47
Total	843,273.01	1,807,150.73

6.27  Non-operating Expenses

Items	2022	2021
Fixed assets write off	—	8,042.89
Penalty	142.82	—
Total	142.82	8,042.89

7.1    RELATED PARTIES AND RELATED PARTY TRANSACTIONS

1.      Name and relationship of related parties

Name	Relationship with the Company
Unique Logistics International (H.K.) Limited	Parent company
Unique Logistics International (South China) Limited	Jointly controlled
ULI (South China) Limited	Jointly controlled

2.      The main details of the balance of current accounts with related parties are as follows:

Related parties	Item	2022
ULI (South China) Limited	Account receivable	4,744,676.63

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

For the year ended 31 December 2022
(All amounts are expressed in Renminbi Yuan (“RMB’’) unless otherwise stated)

6.      NOTES TO THE FINANCIAL STATEMENTS (cont.)

8.1 Comparative data

In order to comply with the principle of inertia, the company has appropriately reclassified the comparative data in the financial statements that have been audited in the previous year this year.

The above-mentioned 2022 consolidated financial statements and relevant notes to the consolidated financial statements of the Company are prepared by us in accordance with the Accounting Standards for Business Enterprises promulgated by the state and their supplementary regulations, and have been approved by the Board of Directors of the Company.

Name of the Company:	Shenzhen Unique Logistics International Limited
Legal Representative: Wong To, Thomas	Finance Manager: Luo Xiaohong
Date: 28 February 2023

Income Tax Adjustment Statement
For the year ended 31 December 2022

Prepared by: Shenzhen Unique Logistics International Limited	Currency: RMB
		Amount					Explaination
Item	NO.	Headquarters	Fuzhu Branch	Xiamen Branch	Guangzhou Branch	Consolidated
I. Total pre tax profit	1	840,709.90	(65,672.80)	559,595.14	2,673,111.87	4,007,744.11
II. Tax adjustment increase	2	64,713.90	10,949.88	7,047.81	63,506.32	146,217.92
1. Items exceeding specified standards	3	64,636.82	10,946.33	7,032.00	63,459.94	146,075.10
(i) Salary expenses	4	—	—	—	—	—
(ii) Employee welfare expenses	5	—	—	—	—	—
(iii) Employee education expenses	6	—	—	—	—	—
(iv) Trade union funds	7	—	—	—	—	—
(v) Interest expenses	8	—	—	—	—	—
(vi) Business entertainment expenses	9	64,636.82	10,946.33	7,032.00	63,459.94	146,075.10
(vii) Depreciation and amortization expenses tax	10	—	—	—	—	—
(viii) Organizational expenses	11	—	—	—	—	—
2. Deduction items not allowed	12	77.08	3.55	15.81	46.38	142.82
(i) Capital expenditure	13	—	—	—	—	—
(ii) Intangible asset acquisition and	14	—	—	—	—	—
(iii) Penalties for illegal operations and confiscated	15	—	—	—	—	—
(iv) Tax late fees, fines, fines	16	77.08	3.55	15.81	46.38	142.82
(v) Other	17	—	—		—	—
3. Taxable income items	18	—	—	—	—	—
(i) Undercounting taxable income	19	—	—	—	—	—
(ii) Unexpected taxable income	20	—	—	—	—	—
III. Tax adjustment decrease	21	—	—	—	—	—
(i) Salary expenses	22	—	—	—	—	—
(ii) Making up for losses	23	—	—	—	—	—
(iii) Profit distribution from joint ventures	24	—	—	—	—	—
(iv) Organizational expenses	25	—	—	—	—	—
IV. Taxable income	26	905,423.80	-54,722.92	566,642.95	2,736,618.19	4,153,962.03
V. Income tax payable (25%)	27	226,355.95	-13,680.73	141,660.74	684,154.55	1,038,490.51

Shenzhen Unique Logistics International Limited
Notes to the Financial Statements

The significant differences between Chinses Accounting Standard and U.S. GAAP as they apply to Shenzhen Unique Logistics International Limited are as follow

•        Under PRC GAAP, there is no classification anymore whether a Lease is a Finance or Operating Lease under CAS21.

•        Under US GAAP, Leases are assessed and determined as Finance or Operating. Based on the lease agreement, the Company’s lease is an Operating

•        The subsequent accounting treatments of PRC GAAP and US GAAP are different.

Consolidated Statements of Income and Comprehensive Income
Stated in thousands of USD, except per trust unit amounts
United States Generally Accepted
Accounting Principles

	Year ended December 31, 2022	Year ended December 31, 2021
	USD	USD
Net income (loss) for the period, as reported	273	184
Adjustments:
Depreciation of ROU	(6)	(3)
Rental fee	0	0
Financial cost	6	2

Net income – U.S. GAAP	273	183

Comprehensive income – U.S. GAAP	273	183

Net Income per trust unit – U.S. GAAP	273	183
Basic	0	0
Diluted	0	0

Balance Sheets
Stated in thousands of RMB, except per trust unit amounts

The application of U.S. GAAP would have the following effect on the Balance Sheets as reported:

As at December 31, 2022	As Reported	Increase (Decrease)	U.S. GAAP
	USD	USD	USD
Asset
Right-of-use assets	498	(7)	491
	498	(7)	491
Liabilities
Lease liability-current	244	(1)	243
Lease liability-noncurrent	259	(6)	253
Owners’ equity
Comprehensive income	273	0	273
	776	(7)	769
As at December 31, 2021	As Reported	Increase (Decrease)	U.S. GAAP
	USD	USD	USD
Asset
Right-of-use assets	607	(10)	597
	607	(10)	597
Liabilities
Lease liability-current	256	35	291
Lease liability-noncurrent	356	(44)	312
Owners’ equity
Comprehensive income	184	(1)	183
	796	(10)	786

TGF Unique Limited

Registered number 03920217

Annual report and financial statements

31 March 2022

Directors’ report

The directors present their directors’ report and financial statements for the year ended 31 March 2022.

Principal activities

The principal activity of the Company is that of air cargo, courier and forwarding agent.

Political contributions

The company made no political contributions during the year (2021: £nil).

Results and dividends

The results of the Company for the period are in the profit and loss account on page 236. There was a profit before taxation for the year of £1,426,000 (2021: £697,000) which will be transferred to reserves. The directors have proposed a dividend in the financial year 2022 of £775,500 (2021: £139,000). At 31 March 2022 the Company has net cash funds of £1,910,000 (2021: £1,981,000).

Use of financial instruments

The Company seeks to manage financial risk by ensuring sufficient liquidity is available to meet foreseeable needs and to invest any cash assets safely and profitably.

Currency risk

The Company is exposed to transaction and translation foreign exchange risk. In relation to translation risk the proportion of assets held in the foreign currency are matched to an appropriate level of borrowings in the same currency.

Credit Risk

The Company’s credit risk is driven by trade receivables. Receivables are monitored closely and provision taken for accounts where the recoverability of cash is considered at risk. The Company has no significant concentration of credit risk as the trade receivables are spread across a large number of customers. If a significant number of customers failed to repay outstanding trade receivables balances this would adversely impact the financial position of the Company.

Future Development

The focus for the business for the next financial year is growth from existing and new customers, customer retention, improving utilisation of our operating base and product, and focus on cost efficiency. Competition in the industry is significant, and the business will focus in area in which it has a strategic advantage, including customised solutions and value added service.

Directors

The directors who held office during the year and up to the date of this report were as follows:

R Lee
FCW Ha
PMB Lee
S Reed	— Resigned 14 November 2022
PM Larsen
MP Wede	— Resigned 22 June 2021
A Berkshire	— Appointed 28 June 2021

Disclosure of information to auditor

The directors who held office at the date of approval of this directors’ report confirm that, so far as they are each aware, there is no relevant audit information of which the Company’s auditor’s are unaware; and each director has taken all the steps that he ought to have taken as a director to make himself aware of any relevant audit information and to establish that the Company’s auditor’s are aware of that information.

Auditor

Pursuant to Section 487 of the Companies Act 2006, the auditor will be deemed to be reappointed and KPMG LLP will therefore continue in office.

By order of the board
Francis Ha Director 23 November 2022	672 Spur Road North Feltham Trading Estate Feltham, Middlesex TW14 0SL

TGF Unique Limited

Registered number 03920217

Annual report and financial statements

31 March 2022

Statement of directors’ responsibilities in respect of the Annual Report and the financial statements

The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law they have elected to prepare the financial statements in accordance with UK accounting standards and applicable law (UK Generally Accepted Accounting Practice), including FRS 101 Reduced Disclosure Framework.

Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Company and of the profit or loss of the Company for that period. In preparing these financial statements, the directors are required to:

•        select suitable accounting policies and then apply them consistently;

•        make judgements and estimates that are reasonable and prudent;

•        state whether applicable UK accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

•        assess the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern; and

•        use the going concern basis of accounting unless they either intend to liquidate the Company or to cease operations or have no realistic alternative but to do so.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the Company’s transactions and disclose with reasonable accuracy at any time the financial position of the Company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, and have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Company and to prevent and detect fraud and other irregularities.

Independent Auditor’s report to the members of TGF Unique Limited

Opinion

We have audited the financial statements of TGF Unique Limited (“the Company”) for the year ended 31 March 2022 which comprise the profit and loss account and other comprehensive income, the balance sheet, Statement of Changes in Equity and related notes, including the accounting policies in note 1.

In our opinion the financial statements:

•        give a true and fair view of the state of the Company’s affairs as at 31 March 2022 and of the profit for the year then ended;

•        have been properly prepared in accordance with UK accounting standards, including FRS 101 Reduced Disclosure Framework; and

•        have been prepared in accordance with the requirements of the Companies Act 2006.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (“ISAs (UK)”) and applicable law. Our responsibilities are described below. We have fulfilled our ethical responsibilities under, and are independent of the Company in accordance with, UK ethical requirements including the FRC Ethical Standard. We believe that the audit evidence we have obtained is a sufficient and appropriate basis for our opinion.

Going concern

The directors have prepared the financial statements on the going concern basis as they do not intend to liquidate the Company or to cease its operations, and as they have concluded that the Company’s financial position means that this is realistic. They have also concluded that there are no material uncertainties that could have cast significant doubt over its ability to continue as a going concern for at least a year from the date of approval of the financial statements (“the going concern period”).

In our evaluation of the directors’ conclusions, we considered the inherent risks to the Company’s business model and analysed how those risks might affect the Company’s financial resources or ability to continue operations over the going concern period.

Our conclusions based on this work:

•        we consider that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate;

•        we have not identified, and concur with the directors’ assessment that there is not, a material uncertainty related to events or conditions that, individually or collectively, may cast significant doubt on the Company’s ability to continue as a going concern for the going concern period.

However, as we cannot predict all future events or conditions and as subsequent events may result in outcomes that are inconsistent with judgements that were reasonable at the time they were made, the above conclusions are not a guarantee that the Company will continue in operation.

Fraud and breaches of laws and regulations — ability to detect

Identifying and responding to risks of material misstatement due to fraud

To identify risks of material misstatement due to fraud (“fraud risks”) we assessed events or conditions that could indicate an incentive or pressure to commit fraud or provide an opportunity to commit fraud. Our risk assessment procedures included:

•        Enquiring of directors as to the Company’s high-level policies and procedures to prevent and detect fraud, as well as whether they have knowledge of any actual, suspected or alleged fraud.

•        Reading Board minutes.

•        Using analytical procedures to identify any unusual or unexpected relationships.

We communicated identified fraud risks throughout the audit team and remained alert to any indications of fraud throughout the audit.

As required by auditing standards, we perform procedures to address the risk of management override of controls and the risk of fraudulent revenue recognition, in particular the risk that export and import revenue is recorded in the wrong period and the risk that management may be in a position to make inappropriate accounting entries.

We did not identify any additional fraud risks.

We performed procedures including identifying journal entries to test based on risk criteria and comparing the identified entries to supporting documentation. These included those posted to seldom accounts for sales, those posted to unusual or unrelated accounts for sales, those posted with unexpected cash pairing and journal entries containing specific words in the description.

Identifying and responding to risks of material misstatement related to compliance with laws and regulations

We identified areas of laws and regulations that could reasonably be expected to have a material effect on the financial statements from our general commercial and sector experience, through discussion with the directors (as required by auditing standards) and other management and discussed with the directors and other management the policies and procedures regarding compliance with laws and regulations.

We communicated identified laws and regulations throughout our team and remained alert to any indications of non-compliance throughout the audit.

The potential effect of these laws and regulations on the financial statements varies considerably.

The Company is subject to laws and regulations that directly affect the financial statements including financial reporting legislation (including related companies legislation), distributable profits legislation and taxation legislation and we assessed the extent of compliance with these laws and regulations as part of our procedures on the related financial statement items.

Whilst the Company is subject to many other laws, we did not identify any others where the consequences of non-compliance could have a material effect on amounts or disclosures in the financial statements. Auditing standards limit the required audit procedures to identify non-compliance with these laws and regulations to enquiry of the directors and other management and inspection of regulatory and legal correspondence, if any. Therefore, if a breach of operational regulations is not disclosed to us or evident from relevant correspondence, an audit will not detect that breach.

Context of the ability of the audit to detect fraud or breaches of law or regulation

Owing to the inherent limitations of an audit, there is an unavoidable risk that we may not have detected some material misstatements in the financial statements, even though we have properly planned and performed our audit in accordance with auditing standards. For example, the further removed non-compliance with laws and regulations is from the events and transactions reflected in the financial statements, the less likely the inherently limited procedures required by auditing standards would identify it.

In addition, as with any audit, there remained a higher risk of non-detection of fraud, as these may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal controls. Our audit procedures are designed to detect material misstatement. We are not responsible for preventing non-compliance or fraud and cannot be expected to detect non-compliance with all laws and regulations.

Directors’ report

The directors are responsible for the Directors’ report. Our opinion on the financial statements does not cover that report and we do not express an audit opinion thereon.

Our responsibility is to read the Directors’ report and, in doing so, consider whether, based on our financial statements audit work, the information therein is materially misstated or inconsistent with the financial statements or our audit knowledge. Based solely on that work:

•        we have not identified material misstatements in the Directors’ report;

•        in our opinion the information given in that report for the financial year is consistent with the financial statements; and

•        in our opinion that report has been prepared in accordance with the Companies Act 2006.

Matters on which we are required to report by exception

Under the Companies Act 2006 we are required to report to you if, in our opinion:

•        adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

•        the financial statements are not in agreement with the accounting records and returns; or

•        certain disclosures of directors’ remuneration specified by law are not made; or

•        we have not received all the information and explanations we require for our audit.

•        the directors were not entitled to take advantage of the small companies exemption from the requirement to prepare a strategic report.

We have nothing to report in these respects.

Directors’ responsibilities

As explained more fully in their statement set out on page 231, the directors are responsible for: the preparation of the financial statements and for being satisfied that they give a true and fair view; such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error; assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern; and using the going concern basis of accounting unless they either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s responsibilities

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue our opinion in an auditor’s report. Reasonable assurance is a high level of assurance, but does not guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the financial statements.

A fuller description of our responsibilities is provided on the FRC’s website at www.frc.org.uk/auditorsresponsibilities.

The purpose of our audit work and to whom we owe our responsibilities

This report is made solely to the Company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members, as a body, for our audit work, for this report, or for the opinions we have formed.

Terri Coughlan
(Senior Statutory Auditor)
for and on behalf of KPMG LLP, Statutory Auditor
Chartered Accountants
2 Forbury Place
33 Forbury Road Reading, Berkshire RG1 3AD
Date: 23 November 2022

TGF Unique Limited

Registered number 03920217

Annual report and financial statements

31 March 2022

Profit and Loss Account and Other Comprehensive Income
for the year ended 31 March 2022

	Note	31 March 2022	31 March 2021
		£000	£000
Turnover	2	18,643	10,520
Cost of Sales		(16,131)	(9,083)

Gross Profit		2,512	1,437
Administrative Expenses	3 – 5	(1,086)	(740)

Profit before taxation		1,426	697
Tax on profit	6	(270)	(66)

Profit for the year		1,156	631

There was no other comprehensive income in either year.

The notes on pages 239 to 249 form part of these financial statements.

TGF Unique Limited

Registered number 03920217

Annual report and financial statements

31 March 2022

Balance Sheet
at 31 March 2022

	Note	2022	2022	2021	2021
		£000	£000	£000	£000
Fixed assets
Tangible assets	12		3		—

Current Assets
Debtors	7	4,034		2,681
Cash at bank and in hand		1,910		1,981
		5,944		4,662
Creditors: amounts falling due within one year	8	(3,835)		(2,930)
Net current assets			2,109		1,732
Net Assets			2,112		1,732
Capital and reserves
Called up share capital	9		200		200
Profit and loss account			1,912		1,532
Total shareholders’ fund – equity interests			2,112		1,732

The notes on pages 239 to 249 form part of these financial statements.

These financial statements were approved by the board of directors on 23 November 2022 and were signed on its behalf by:

Francis Ha

Director

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Statement of Changes in Equity
for the year ended 31st March 2022

	Called up Share Capital	Profit and loss account	Total
	£000	£000	£000
Balance at 31 March 2020	200	1,040	1,240
Profit for the year	—	631	631
Total comprehensive income for the year	—	631	631
Dividends	—	(139)	(139)
Balance at 31 March 2021	200	1,532	1,732
Profit for the year	—	1,156	1,156
Total comprehensive income for the year	—	1,156	1,156
Dividends	—	(776)	(776)
Balance at 31 March 2022	200	1,912	2,112

The notes on pages 239 to 249 form part of these financial statements.

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

1       Accounting policies

TGF Unique Limited (the “Company”) is a private company incorporated, domiciled and registered in England in the UK. The registered number is 03920217 and the registered address is 672 Spur Road, North Feltham Trading Estate, Feltham, England, TW14 0SL.

These financial statements were prepared in accordance with Financial Reporting Standard 101 Reduced Disclosure Framework (“FRS 101”).

In preparing these financial statements, the Company applies the recognition, measurement and disclosure requirements of International Financial Reporting Standards as adopted by the UK (“Adopted IFRSs”), but makes amendments where necessary in order to comply with Companies Act 2006 and has set out below where advantage of the FRS 101 disclosure exemptions has been taken.

The Company’s ultimate parent undertaking, Japan Post Holdings Co., Ltd., a company incorporated in Japan, includes the Company in its consolidated financial statements. The consolidated financial statements of Japan Post Holdings Co are prepared in accordance with Japanese GAAP which is recognised as equivalent to IFRS. The financial statements are available to the public and may be obtained from Japan Post Holdings Co., Ltd., 1-3-2 Kasumigaseki, Chiyoda-ku, Tokyo 100-8798.

In these financial statements, the company has applied the exemptions available under FRS 101 in respect of the following disclosures:

•        A cashflow statement and related notes;

•        Comparative period reconciliations for share capital, tangible fixed assets, and intangible assets;

•        Disclosures in respect of transactions with wholly owned subsidiaries;

•        Disclosures in respect of capital management;

•        The effects of new but not yet effective IFRSs;

•        Disclosures in respect of the compensation of Key Management Personnel;

As the consolidated financial statements of Japan Post Holdings Co., Ltd. include the equivalent disclosures, the Company has also taken the exemptions under FRS 101 available in respect of the following disclosures:

•        Certain disclosures required by IFRS 13 Fair Value Measurement and the disclosures required by IFRS 7 Financial Instrument Disclosures.

The accounting policies set out below have, unless otherwise stated, been applied consistently to all periods presented in these financial statements.

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements.

1.1    Measure convention

The financial statements are prepared on the historical cost basis

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

1       Accounting policies (cont.)

1.2    Basis of preparation

The directors have a reasonable expectation that the company adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the annual report and accounts.

The financial statements have been prepared on the going concern basis, with net current assets of £2,109,000 and a cash balance of £1,910,000 as at 31 March 2022, which the directors believe to be appropriate for the following reasons.

The directors have prepared cash flow forecasts for the period up to March 2024 in order to assess going concern which indicate that, taking account of reasonably possible downsides, the company will have sufficient funds to meet its liabilities as they fall due during the going concern assessment period.

There are no plans to fundamentally change the nature of the entity or cease its operations as part of the Toll group of companies. There are no plans to liquidate this entity within the next 12 months and therefore have prepared the financial statements on a going concern basis.

Consequently, the directors are confident that the company will have sufficient funds to continue to meet its liabilities as they fall due for at least 12 months from the date of approval of the financial statements and therefore have prepared the financial statements on a going concern basis.

1.3    Foreign currency

Transactions in foreign currencies are translated to the Company’s functional currencies at the foreign exchange rate ruling at the date of transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

1.4    Taxation

Tax on the profit or loss for the year comprises current and deferred tax. Tax is recognised in the profit and loss account except to the extent that it relates to items recognised directly in equity or other comprehensive income, in which case it is recognised directly in equity or other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

1       Accounting policies (cont.)

1.5    Classification of financial instruments issued by the Company

Following the adoption of IAS 32, financial instruments issued by the Company are treated as equity only to the extent that they meet the following two conditions:

(a)     they include no contractual obligations upon the company to deliver cash or other financial assets or to exchange financial assets or financial liabilities with another party under conditions that are potentially unfavourable to the company; and

(b)    where the instrument will or may be settled in the company’s own equity instruments, it is either a non-derivative that includes no obligation to deliver a variable number of the company’s own equity instruments or is a derivative that will be settled by the company’s exchanging a fixed amount of cash or other financial assets for a fixed number of its own equity instruments.

To the extent that this definition is not met, the proceeds of issue are classified as a financial liability. Where the instrument so classified takes the legal form of the company’s own shares, the amounts presented in these financial statements for called up share capital and share premium account exclude amounts in relation to those shares.

1.6    Non-derivative financial instruments

Non-derivative financial instruments comprise investment in equity, trade and other debtors, cash and cash equivalents, and trade and other creditors.

Trade and other debtors

Trade and other debtors are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method, less any impairment losses.

Trade and other creditors

Trade and other creditors are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method.

1.7    Employee benefits

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which the company pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognised as an expense in the profit and loss account in the periods during which services are rendered by employees.

1.8    Accounting estimates and judgements

There are no judgements made by the directors, in the application of these accounting policies that have significant effect on the financial statements or estimates with a significant risk of material adjustment in the next year.

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

1       Accounting policies (cont.)

1.9    Tangible fixed assets

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Where parts of an item of tangible fixed assets have different useful lives, they are accounted for as separate items of tangible fixed assets.

Depreciation is charged to the profit and loss account on a straight-line basis over the estimated useful lives of each part of an item of tangible fixed assets. Land is not depreciated. The estimated useful lives are as follows:

•        computer equipment 3-4 years

1.10  Expected Credit Loss

IFRS 9 replaced the ‘incurred loss’ model in IAS 39 with an ‘expected credit loss’ (ECL) model. This requires considerable judgement about how changes in economic factors affect ECLs, which are determined on a probability-weighted basis. A provision for expected credit loss is formed based on historic client delinquencies which the management adjust for based on changes in the macro economic environment, operational reasons and client portfolio.

1.11  Turnover

The principal operation of the Company is the provision of a freight forwarding service, the turnover of which is all generated from the UK.

Revenue is recognised as follows:

•        Date of departure for export shipments and consolidated jobs.

•        Arrive date for import shipments and consolidated jobs, including domestic.

•        Where international freight is part of an import shipment, this will be recognised at departure.

Revenue shall be recognised when or as performance obligations are satisfied by transferring control of a promised service to the customer. Control either transfers over time or at a point in time.

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

2       Turnover

	31 March 2022	31 March 2021
	£000	£000
Provision of services	18,643	10,520
Sales by geographic market:
United Kingdom	18,643	10,520

3       Expenses and auditor’s remuneration

Profit before tax is stated after charging:

	31 March 2022	31 March 2021
	£000	£000
Foreign exchange losses/(gain) (net)	35	(31)
Audit of these financial statements	16	10

4       Remuneration of directors

	31 March 2022	31 March 2021
	£000	£000
Director’s remuneration	189	147
Company contributions to money purchase pension plans	5	4

Retirement benefits are accruing to 1 (2021: 1) directors under defined contribution pension schemes. The aggregate of remuneration and amounts receivable under long term incentive schemes of the highest paid director was £189,000 (2021: £147,000) and company pension contributions of £5,000 (2021: £4,000) were made to a money purchase scheme on his behalf.

5       Staff numbers and costs

The average number of persons employed by the company (including directors) during the year, analysed by category, was as follows:

	Number of employees
	31 March 2022	31 March 2021
Administration staff	10	10

The aggregate payroll costs of these persons were as follows:

	31 March 2022	31 March 2021
	£000	£000
Wages and salaries	859	615
Social security costs	64	50
Other Pension costs (see note 10)	25	21
	948	686

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

6       Taxation

Recognised in the profit and loss account

	31 March 2022	31 March 2021
	£000	£000
UK corporation tax
Current tax on income for the year	270	66
Total current tax credit	270	66

The current tax charge for the year is lower (2021: lower) than the standard rate of corporation tax in the UK (19%, 2021: 19%). The differences are explained below.

Reconciliation of effective tax rate

	31 March 2022	31 March 2021
	£000	£000
Profit for the year	1,156	631
Total tax expense	270	66
Profit before tax	1,426	697
Tax at 19% (2021: 19%) on profit on ordinary activities before tax	271	132
Effects of:
Income not taxable	(1)	—
Expenses not deductible for tax purposes	—	—
Consortium relief claimed	—	(66)
Total tax expense	270	66

Factors that may affect future current and total tax charges

The standard rate of tax applied to reported profit on ordinary activities is 19% (2020: 19%). The March 2021 Budget announced an increase in corporation tax rate to 25% from 1 April 2023 which was substantively enacted on 24 May 2021.

7       Debtors

	31 March 2022	31 March 2021
	£000	£000
Trade Debtors	3,336	2,487
Amounts falling due from other related parties (see note 13)	24	51
Other debtors	204	22
VAT receivable	—	5
Prepayments and accrued income	470	116
	4,034	2,681

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

8       Creditors: amounts falling due within one year

	31 March 2022	31 March 2021
	£000	£000
Trade creditors	252	371
Amounts due to group undertakings (see note 13)	633	572
Amounts due to other related parties (see note 13)	1,351	827
VAT payable	10	1
Corporation tax	50	1
Accruals and deferred income	1,539	1,158
	3,835	2,930

Amounts due to group undertakings are interest free, unsecured and repayable on demand.

9       Called upon share capital

	31 March 2022	31 March 2021
	£000	£000
Allotted, called up and fully paid
200,000 ordinary shares of £1 each	200	200

10     Employee Benefits

Defined contribution plans

During the year to 31 March 2022 the Company operated a defined contribution pension scheme. This scheme covers the majority of the employees. The pension cost of £25,000 (2021: £21,000) in respect of the defined contribution pension scheme represents the contributions payable to the pension scheme in respect of the accounting year.

11     Ultimate parent company and parent undertaking of larger group of which the company is a member

The company is a subsidiary of Toll Global Forwarding Group (UK) Limited. The directors consider the ultimate parent undertaking to be Japan Post Holdings Co., Ltd., a public company incorporated in Japan and listed in the Tokyo Stock Exchange.

The smallest group for which financial statements are prepared, and of which the Company is a member of is Toll Global Forwarding Limited and consolidated financial statements can be obtained from Toll Global Forwarding Limited, 30/F. Tower Two, Enterprise Square Five, 38 Wang Chiu Road, Kowloon Bay, Kowloon Hong Kong.

The largest group for which financial statements are prepared, and of which the Company is a member of is Japan Post Holdings Co., Ltd. and consolidated financial statements can be obtained from Japan Post Holdings Co., Ltd., 1-3-2 Kasumigaseki, Chiyoda-ku, Tokyo 100-8798.

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

12     Tangible fixed assets

Computer Equipment
£000
Cost
At beginning of year	—
Additions	4
Disposals	—
Transfers
At end of year
Depreciation
At beginning of year	—
Charge for year	(1)
Disposals
At end of year	(1)
Net book value
At 31 March 2022
At 31 March 2021

13     Related parties

Related party transactions during the year comprised sales and purchase of services with Other Group companies for use of relevant networks to deliver customer contracts. There were also an amount owed by the Company to Toll Global Forwarding Group (UK) Limited for other operational services (custom duties and port charges).

	Receivables outstanding	Creditors outstanding	Receivables outstanding	Creditors outstanding
	31 March 2022	31 March 2022	31 March 2021	31 March 2021
	£000	£000	£000	£000
Shenzhen Unique Logistics Int’L Ltd	10	420	1	302
Uli (South China) Limited	—	372	—	197
Uli International Co Ltd	—	5	—	15
Uli North And East China Co Ltd	—	12	—	30
Unique Freight Solutions (Thailand) Co Ltd	—	3	—	7
Unique Logistics International Philippines Inc	0	—	—	1
Unique Logistics International (Hk) Ltd.	8	248	29	103
Unique Logistics International (Nyc) Llc	—	177	12	111
Unique Logistics International (Nyc), Llc	2	—	3	—
Unique Logistics International Llc	—	0	0	—
Unique Logistics International (Nyc)	—	0	0	0
Unique Logistics International (Xiamen) Ltd.	—	59	—	24
Unique Logistics Intl	—	1	—	1
Unique Logistics Intl (Atl) Llc	0	—	0	—
Unique Logistics Intl (Bos)	1	0	3	—

TGF Unique Limited
Registered number 03920217
Annual report and financial statements
31 March 2022

Notes
(forming part of the financial statements)

13     Related parties (cont.)

	Receivables outstanding	Creditors outstanding	Receivables outstanding	Creditors outstanding
	31 March 2022	31 March 2022	31 March 2021	31 March 2021
	£000	£000	£000	£000
Unique Logistics Intl (India) Pvt	—	2	—	2
Unique Logistics Intl (India) Pvt Ltd	—	2	—	—
Unique Logistics Intl (South China) Ltd	—	49	2	29
Unique Logistics Intl (India) Pvt Ltd	0	—	—	—
Unique Logistics Korea Co. Ltd.	3	—	—	5
Pt. Unique Logistics International Indonesia	—	—	—	1
Unique Logistics International (India) Private Ltd	—	—	—	12
Unique Logistics International (India) Pvt Limited	—	—	3	—
	24	1,351	51	827
	Receivables outstanding	Creditors outstanding	Receivables outstanding	Creditors outstanding
	31 March 2022	31 March 2022	31 March 2021	31 March 2021
Toll Global Forwarding Group UK Transactions	£000	£000	£000	£000
Toll Global Forwarding Group UK Limited	—	633	—	572
	—	633	—	572

14     Commitments

The company did not enter into a contract to purchase property, plant and equipment during the year ended 31 March 2022.

15     Contingencies

The company have not granted any guarantees for any beneficiary.

TGF UNIQUE LIMITED
COMPANY INFORMATION

Directors	FCW Ha
PMB Lee
PM Larsen
A Berkshire
S Whittingham
S Ray
Company number	03920217
Registered office	672 Spur Road
North Feltham Trading Estate
Feltham
Middlesex
TW14 0SL

TGF UNIQUE LIMITED
ACCOUNTANT’S REPORT TO THE BOARD OF DIRECTORS OF TGF UNIQUE
LIMITED ON THE UNAUDITED SPECIAL PURPOSE FINANCIAL STATEMENTS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

We prepared for your approval the special purpose financial statements of TGF Unique Limited which comprise the statement of comprehensive income, the statement of financial position, the statement of changes in equity and the related notes in accordance with the financial reporting framework set out therein from the company’s accounting records and from information and explanations you have given us.

As a practicing member firm of the Institute of Chartered Accountants in England and Wales (ICAEW), we are subject to its ethical and other professional requirements which are detailed at http://www.icaew.com/en/members/regulations-standards-and-guidance.

This report is made solely to the Board of Directors of TGF Unique Limited, as a body, in accordance with the terms of our engagement letter dated 7 June 2023. Our work has been undertaken solely to prepare for your approval the special purpose financial statements of TGF Unique Limited and state those matters that we have agreed to in accordance with ICAEW Technical Release 07/16 AAF. This report should not therefore be regarded as suitable to be used or relied on by any other party wishing to acquire any rights against RSM UK Tax and Accounting Limited for any purpose or in any context. Any party other than the Board of Directors which obtains access to this report or a copy and chooses to rely on this report (or any part of it) will do so at its own risk. To the fullest extent permitted by law, RSM UK Tax and Accounting Limited will accept no responsibility or liability in respect of this report to any other party and shall not be liable for any loss, damage or expense of whatsoever nature which is caused by any person’s reliance on representations in this report.

It is your duty to ensure that TGF Unique Limited has kept adequate accounting records and to prepare statutory financial statements that give a true and fair view of the assets, liabilities, financial position and profit of TGF Unique Limited under the Companies Act 2006 and regulations thereunder.

We have not been instructed to carry out an audit or a review of the special purpose financial statements of TGF Unique Limited. For this reason, we have not verified the accuracy or completeness of the accounting records or information and explanations you have given to us and we do not, therefore, express any opinion on the special purpose financial statements.

RSM UK TAX AND ACCOUNTING LIMITED

Chartered Accountants
Third Floor
One London Square, Cross Lanes
Guildford
Surrey
GU1 1UN

___________________

TGF UNIQUE LIMITED
STATEMENT OF COMPREHENSIVE INCOME
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

	Note	9-month period ended 31 December 2022 $’000	9-month period ended 31 December 2021 $’000
Revenue	3	14,722	19,238
Cost of sales		(12,214)	(16,674)

Gross profit		2,508	2,564

Administrative expenses		(1,141)	(1,029)

Profit before taxation		1,367	1,535

Income tax expense	4	(340)	(151)
Profit for the period		1,027	1,384

Other comprehensive income net of taxation
Exchange differences on translation to presentational currency – may not be reclassified to profit and loss		(365)	(67)
Total comprehensive income for the period		662	1,317

The notes on pages 253 to 264 form part of these special purpose financial statements.

TGF UNIQUE LIMITED
STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER 2022

	Note	31 December 2022 $’000	31 December 2021 $’000
Non-current assets
Property, plant and equipment		3	5
Total non-current assets		3	5

Current assets
Trade and other receivables	5	2,404	6,300
Corporation tax recoverable		—	27
Cash		5,092	4,282
Total current assets		7,496	10,609

Current liabilities
Trade and other payables	6	(4,002)	(7,103)
Corporation tax payable		(60)	—
Total current liabilities		(4,062)	(7,103)
Net current assets		3,434	3,506
Net assets		3,437	3,511

Equity
Share capital	7	311	311
Translation reserve	8	(910)	(438)
Retained earnings	8	4,036	3,638
Total equity		3,437	3,511

The special purpose financial statements were approved by the board of directors on _______________ and are signed on its behalf by:

Director

The notes on pages 253 to 264 form part of these special purpose financial statements.

TGF UNIQUE LIMITED
STATEMENT OF CHANGES IN EQUITY
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

	Share capital $’000	Translation reserve $’000	Retained earnings $’000	Total $’000
Balance at 1 April 2021	311	(371)	2,450	2,390

Period ended 31 December 2021
Profit for the period	—	—	1,384	1,384

Other comprehensive income net of taxation:
Foreign currency differences on translation to presentation currency	—	(67)	—	(67)
Total comprehensive income for the period	—	(67)	1,384	1,317

Transactions with owners:
Dividends paid	—	—	(196)	(196)
Balance at 31 December 2021	311	(438)	3,638	3,511
	Share capital $’000	Translation reserve $’000	Retained earnings $’000	Total $’000
Balance at 1 April 2022	311	(545)	3,009	2,775

Period ended 31 December 2022:
Profit for the period	—	—	1,027	1,027

Other comprehensive income net of taxation:
Foreign currency differences on translation to presentation currency	—	(365)	—	(365)
Total comprehensive income for the period	—	(365)	1,027	662
Balance at 31 December 2022	311	(910)	4,036	3,437

The notes on pages 253 to 264 form part of these special purpose financial statements.

TGF UNIQUE LIMITED
NOTES TO THE SPECIAL PURPOSE FINANCIAL STATEMENTS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

1       General information

Company information

TGF Unique Limited (‘the Company’) is a private company limited by shares incorporated in the United Kingdom and registered in England and Wales. The principal activity of the Company is that of an air cargo, courier and forwarding agent. The registered office is 672 Spur Road, North Feltham Trading Estate, Feltham, Middlesex, TW14 0SL.

2       Accounting policies

The principal accounting policies applied in the preparation of these special purpose financial statements are set out below. They have, unless otherwise stated, been applied consistently to all periods presented.

Reporting period

These special purpose financial statements cover the 9-month period from 1 April 2022 to 31 December 2022 with the comparative figures covering the 9-month period from 1 April 2021 to 31 December 2021.

Basis of accounting

The transactions in these special purpose financial statements have been recognised and measured in accordance with the principles of UK-adopted International Accounting Standards, in conformity with the requirements of the Companies Act 2006. The company is a qualifying entity under Financial Reporting Standard 101 (‘FRS 101’).

These special purpose financial statements do not present the statement of financial position as at 31 March 2022. Instead, the special purpose financial statements present the comparative statement of financial position as at 31 December 2021.

These special purpose financial statements are not the statutory accounts of the Company. Instead, they are non-statutory unaudited special purpose financial statements prepared on the basis set out above, the Companies Act 2006 and regulations thereunder and are presented in accordance with section 435 of the Companies Act 2006. At the date of approving these non-statutory financial statements the statutory financial statements for the year ended 31 March 2022 had been delivered to the registrar and they have been subject to audit.

The special purpose financial statements are prepared in US Dollars (‘$’) and monetary amounts are rounded to the nearest $1,000. The statutory financial statements of the Company are, and continue to be, presented in Sterling (‘£’). The currency of the primary economic environment in which the company operates is Sterling (its ‘functional currency’). The special purpose financial statements have been prepared under the historical cost convention.

Reduced disclosures

The company has taken advantage of the following disclosure exemptions under FRS 101:

•        the requirements of IFRS 7 Financial Instruments;

•        the requirements of IFRS 15 (disaggregation of revenue);

•        the requirement in paragraph 38 of IAS 1 ‘Presentation of Financial Statements’ to present comparative information in respect of:

-        paragraph 79(a)(iv) of IAS 1;

•        the requirements of paragraphs 10(f), 16, 38A, 38B, 38C, 38D, 40A, 40B, 40C, 40D, 111 and 134-136 of IAS 1 Presentation of Financial Statements;

TGF UNIQUE LIMITED
NOTES TO THE SPECIAL PURPOSE FINANCIAL STATEMENTS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

2       Accounting policies (cont.)

•        the requirements of IAS 7 Statement of Cash Flows;

•        the requirements of paragraph 17 and 18A of IAS 24 Related Party Disclosures; and

•        the requirements in IAS 24 Related Party Disclosures to disclose related party transactions entered into between two or more members of a group, provided that any subsidiary which is a party to the transaction is wholly owned by such a member.

The company’s ultimate parent company, Japan Post Holdings Co., Ltd, includes the company in its consolidated financial statements. The consolidated financial statements of Japan Post Holdings Co., Ltd, are prepared in accordance with Japanese GAAP which is recognised as an equivalent to International Financial Reporting Standards (‘IFRS’) and are available to the public and may be obtained from the registered office 1-3-2 Kasumigaseki, Chiyoda-ku, Tokyo, 100-8798.

Going concern

The special purpose financial statements have been prepared on a going concern basis which the directors consider to be appropriate. The directors have prepared cash flow forecasts which indicate that the company will have sufficient funds to meet its liabilities as they fall due for at least 12 months from the date of approval of the special purpose financial statements.

Foreign currency translation

Transactions in foreign currencies are translated to the company’s functional currency at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are retranslated to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign exchange differences arising on translation are recognised in the statement of comprehensive income.

In addition to the above, the special purpose financial statements’ presentation currency is different from the functional currency. Assets and liabilities are translated at the closing rate as at the statement of financial position date. Income and expenses are translated at the annual average exchange rate, as this average exchange rate approximates the exchange rate applicable at the date of the transaction. All resulting exchange differences are recognised as other comprehensive income in the statement of comprehensive income.

Taxation

Tax on the profit or loss for the period comprises current and deferred tax. Tax is recognised in the profit or loss account except to the extent that it relates to items recognised directly in equity or other comprehensive income, in which case it is recognised directly in equity or other comprehensive income respectively.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous periods.

Deferred tax is provided on temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the reporting date.

TGF UNIQUE LIMITED
NOTES TO THE SPECIAL PURPOSE FINANCIAL STATEMENTS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

2       Accounting policies (cont.)

Non-derivative financial instruments

Non-derivative financial instruments comprise, trade and other receivables, cash and cash equivalents, and trade and other payables.

Trade and other receivables

Trade and other receivables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method, less any impairment losses.

Trade and other payables

Trade and other payables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method.

Employee benefits

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which the company pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognised as an expense in the profit and loss account in the periods during which services are rendered by employees.

Accounting estimates and judgements

There are no judgements made by the directors, in the application of these accounting policies that have a significant effect on the special purpose financial statements or estimates with a significant risk of material adjustment in the next period.

Tangible fixed assets

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Where parts of an item of tangible fixed assets have different useful lives, they are accounted for as separate items of tangible fixed assets.

Depreciation is charged to the profit and loss account on a straight-line basis over the estimated useful lives of each part of an item of tangible fixed assets. The estimated useful lives are as follows:

•        Computer equipment 3-4 years

Expected Credit Loss

IFRS 9 uses an ‘expected credit loss’ (ECL) model. This requires considerable judgement about how changes in economic factors affect ECLs, which are determined on a probability-weighted basis. An allowance for expected credit loss is formed based on historic client delinquencies which the management adjust for based on changes in the macro-economic environment, operational reasons, and client portfolio.

Revenue

The principal operation of the Company is the provision of freight forwarding services, the turnover of which is all generated from the UK.

TGF UNIQUE LIMITED
NOTES TO THE SPECIAL PURPOSE FINANCIAL STATEMENTS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

2       Accounting policies (cont.)

Revenue is recognised as follows:

•        Date of departure for export shipments and consolidated jobs.

•        Arrival date for import shipments and consolidated jobs, including domestic.

•        Where international freight is part of an import shipment, this will be recognised at departure.

Revenue shall be recognised when or as performance obligations are satisfied by transferring control of a promised service to the customer. Control either transfers over time or at a point in time.

3       Revenue

	9-month period ended 31 December 2022 $’000	9-month period ended 31 December 2021 $’000
Provision of services	14,722	19,238
Sales by geographic market:
United Kingdom	14,722	19,238

4       Income Tax Expense

	9-month period ended 31 December 2022 $’000	9-month period ended 31 December 2021 $’000
Income tax
UK corporation tax for the current period	340	151
The charge for the period can be reconciled to the profit per the statement of comprehensive income as follows:
Profit before taxation	1,367	1,535
Expected tax at the statutory tax rate of corporation tax in the UK of 19% (2021: 19%)	260	292
Tax effect amounts which are not deductible/(taxable) in calculating taxable income	80	(141)
Income tax expense	340	151

In the Spring Budget 2021, the UK Government announced that from 1 April 2023 the corporation tax rate would increase from 19% to 25%. This new law was substantively enacted on 24 May 2021. Any potential deferred taxes would be measured using these enacted tax rates.

5       Trade and other receivables

	31 December 2022 $’000	31 December 2021 $’000
Amounts falling due within one year:
Trade receivables	2,186	5,553
Other receivables	218	747
	2,404	6,300

TGF UNIQUE LIMITED
NOTES TO THE SPECIAL PURPOSE FINANCIAL STATEMENTS
FOR THE 9 MONTH PERIOD ENDED 31 DECEMBER 2022

5       Trade and other receivables (cont.)

The fair value of the Company’s trade and other receivables approximates their book value stated above. The Company has assessed the credit risk of its financial assets measured at amortised cost by reference to the historic default experience of each debtor and the analysis of the debtor’s financial position. The Company has determined that the loss allowance for expected credit losses of those assets is $0 (2021: $0).

6       Trade and other payables

	31 December 2022 $’000	31 December 2021 $’000
Trade payables	2,473	5,029
Accruals and other liabilities	1,529	2,074
	4,002	7,103

The fair value of the Company’s trade and other payables approximates their book value stated above.

7       Share capital

	31 December 2022 $’000	31 December 2021 $’000
Ordinary share capital
Authorised, issued and fully paid 200,000 (2021: 200,000) ordinary shares of £1 each	311	311

8       Reserves

Translation reserve

The translation reserve represents foreign exchange gains and losses on the retranslation of the results and net assets of the Company from the functional currency (£) to the presentational currency ($).

Retained earnings

Retained earnings reflects cumulative profits and losses net of distributions to owners.

9       Ultimate parent company and controlling party

The company is a subsidiary of Toll Global Forwarding Group (UK) Limited. The directors consider the ultimate parent undertaking to be Japan Post Holdings Co., Ltd., a public company incorporated in Japan and listed on the Tokyo Stock Exchange.

The smallest group for which financial statements are prepared, and of which the company is a member of is Toll Group Forwarding Limited and consolidated financial statements can be obtained from Toll Global Forwarding Limited, 30/F. Tower Two, Enterprise Square Five, 38 Wang Chiu Road, Kowloon Bay, Kowloon Hong Kong.

The largest group for which financial statements are prepared, and of which the company is a member is Japan Post Holdings Co., Ltd. and consolidated financial statements can be obtained from Japan Post Holdings Co., Ltd., 1-3-2 Kasumigaseki, Chiyoda-ku, Tokyo, 100-8798.

RECONCILIATION OF FINANCIAL STATEMENTS TO US GAAP

To: Unique Logistics International Inc.

Re: Unique Logistics International (INDIA) Pvt. Ltd. Reconciliation of Financial Statements to United States Generally Accepted Accounting Principles

The below mentioned reconciliation statement of the Indian GAAP financial statements to United States generally accepted accounting principles (U.S. GAAP) as at 31st December, 2022, has been prepared following the same accounting policies and methods of computation as the reconciliation of the consolidated financial statements to U.S. GAAP for the period ended December 31, 2022. The disclosures provided below are incremental to those included with the financial statements and the reconciliation of those financial statements to U.S. GAAP.

The significant differences between Indian generally accepted accounting principles (IGAAP) as they apply to Unique Logistics are as follows:

1.        As per ASC 606, the core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. The revenue recognition is on the basis of allocation of the transaction price over the performance obligation and fulfillment of performance obligation.

As per Indian GAAP revenue recognition criteria depend on the category of revenue transaction. In general criteria includes no significant uncertainty exists regarding the amount of the consideration that will be derived from the sale of goods/rendering of services.

The reporting entity (Unique Logistics International (India) Pvt. Ltd.) broadly recognize revenue which is in principle similar to US GAAP revenue recognition criteria. The revenue is recognized on the basis of performance obligation as defined in the service contract.

2.        As per ASC 842 there is a requirement that lessee to record operating leases on the balance sheet. As a result, lease liability will be recorded at the present value of future lease obligations and Right of Use (ROU) asset, which represents lease right to use the underlying asset, are recorded at commencement date. Rental charges for operating leases shall be straight lined over the period of the agreement considering the escalation prices and the net activity in lease liability and ROU asset is essentially rent equalization reserve and same shall be created for USD 15,408 as on 31st December 2022.

3.        ASC 830 states that, a reporting entity must use a “functional-currency approach” in which all transactions are first measured in the currency of the primary economic environment in which the reporting entity operates (i.e., the functional currency) and then translated into the reporting currency. Statement of Profit and Loss has been translated from Indian Rupees (INR) to United States Dollar (USD) using average rate of 1USD = INR 80.188. Balance Sheet has been translated from Indian Rupees (INR) to United States Dollar (USD) using closing rate of 1USD = INR 82.786. Impact of Increase (Decrease) in financial position due to creation of rent equalization reserve has been translated using average rate.

The application of U.S. GAAP would have the following effect on the financial statements:

	Period April 2022 to December 2022
Particulars	INR	USD
Revenue from Operations	2,679,479,195	33,415,145
Cost of Revenue	2,467,412,551	30,770,513
Operating Expenses:
Depreciation and amortization	2,710,470	33,802
Employee benefit expenses	141,933,425	1,770,018
Other expenses	42,714,405	532,681
Total Operating expenses	187,358,300	2,336,501
Income from operations	24,708,345	308,132
Other (Income) Expenses:
Interest Expenses	102,626	1,280
Other Income	18,223,949	227,267
Total Other (Income) Expenses	18,121,323	225,987
Income (loss) before Income Taxes	42,829,668	534,119
Tax expense (benefit)	11,300,000	140,920
Net Income (loss) for the period, as reported	31,529,668	393,199
Adjustments:
Rent equalisation reserve	1,235,561	15,408
Net Income – U. S. GAAP	30,294,107	377,791
Foreign Currency Translation Reserve	—	—
Comprehensive Income – U.S. GAAP	30,294,107	377,791

____________

*        Financial statements have been translated from Indian Rupees (INR) to United States Dollar (USD) using average rate of 1USD = INR 80.188 for Income Statement.

As at December 31, 2022	As Reported		Increase (Decrease)		US GAAP
	INR	USD	INR	USD	INR	USD
Asset
Current Assets:
Cash and cash equivalents	254,787,983	3,077,662	—	—	254,787,983	3,077,662
Accounts receivable, net	846,468,333	10,224,752	—	—	846,468,333	10,224,752
Prepayment and other current assets	38,167,828	461,041	—	—	38,167,828	461,041
Total current assets	1,139,424,144	13,763,455	—	—	1,139,424,144	13,763,455
Property and equipment, net	8,069,317	97,472	—	—	8,069,317	97,472
Intangible asset, net	—	—	—	—	—	—
Other long-term assets	79,063,413	955,031	7,595,892	91,753	86,659,305	1,046,784
Deferred Tax Asset	4,312,855	52,096	—	—	4,312,855	52,096
Total Assets	1,230,869,728	14,868,054	7,595,892	91,753	1,238,465,620	14,959,807
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	982,687,877	11,870,189	—	—	982,687,877	11,870,189
Accrued expenses and other liabilities	68,393,710	826,149	—	—	68,393,710	826,149
Total current liabilities	1,051,081,587	1,26,96,338	—	—	1,05,10,81,587	12,696,338
Other long-term liabilities	19,562,478	236,301	8,831,453	106,678	28,393,931	342,979
Total liabilities	1,070,644,064	12,932,639	8,831,453	106,678	1,079,475,517	13,039,317
Stockholders’ equity
Common stock	13,086,310	158,074	—	—	13,086,310	158,074
Reserve and Surplus	147,139,354	1,777,342	(1,235,561)	(14,925)	145,903,793	1,762,417
Total Liabilities and stockholders’ equity	1,230,869,728	14,868,054	7,595,892	91,753	1,238,465,620	14,959,807

____________

*        Financial statements have been translated from Indian Rupees (INR) to United States Dollar (USD) using closing rate of 1USD = INR 82.786 for Financial Positions. Increase (Decrease) in financial position is occurring due to creation of rent equalization reserve which has been translated at average rate.

**      Other long-term assets include Right of Use (ROU) assets and other long-term liabilities include lease liability created for the lease term as per ASC 842.

B M CHATRATH & CO LLP (FORMERLY 8 M CHATRATH & CO.) CHARTERED ACCOUNTANTS LLPIN: AAJ-0682

REGO. OFFICE: CENTRE POINT, 4th FLOOR, Suite No. 440
21, HEMANTA BASU SARANI, KOLKATA- 700 001

TEL: 2248-4575/4667/6810/6798, 2210-1385, 2248-9934

E-mail: bmccal@bmchatrath.in
website: www.bmchatrath.com

RECONCILIATION OF FINANCIAL STATEMENTS TO US GAAP

To: Unique Logistics International Inc.

Re: Unique Logistics International (INDIA) Pvt. Ltd. Reconciliation of Financial Statements to United States Generally Accepted Accounting Principles

We have audited the Financial Statements of Unique Logistics International (INDIA) Pvt. Ltd., as of March 31, 2021, which comprise the Balance Sheet as at March 31, 2021, the Statement of Profit and Loss, including the Statement of other comprehensive income, the Cash Flow Statement and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

The below mentioned reconciliation statement of the Indian GAAP financial statements to United States generally accepted accounting principles (U.S. GAAP) as at 31st March, 2021, has been prepared following the same accounting policies and methods of computation as the reconciliation of the consolidated financial statements to U.S. GAAP for the year ended March 31, 2021. The disclosures provided below are incremental to those included with the financial statements and the reconciliation of those financial statements to U.S. GAAP.

The significant differences between Indian generally accepted accounting principles (IGAAP) as they apply to Unique Logistics are as follows:

1.      As per ASC 606, the core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. The revenue recognition is on the basis of allocation of the transaction price over the performance obligation and fulfillment of performance obligation.

As per Indian GAAP revenue recognition criteria depend on the category of revenue transaction. In general criteria includes no significant uncertainty exists regarding the amount of the consideration that will be derived from the sale of goods/rendering of services.

The reporting entity (Unique Logistics International (India) Pvt. Ltd.) broadly recognize revenue which is in principal similar to US GAAP revenue recognition criteria. The revenue is recognized on the basis of performance obligation as defined in the service contract.

2.      As per ASC 842 there is a requirement that lessee to record operating leases on the balance sheet. As a result, lease liability will be recorded at the present value of future lease obligations and Right of Use(ROU) asset, which represents lease right to use the underlying asset, are recorded at commencement date. Rental charges for operating leases shall be straight lined over the period of the agreement considering the escalation prices and the net activity in lease liability and ROU asset is essentially rent equalization reserve and same shall be created for USD 20,700 as on 31st March 2021.

3.      ASC 830 states that, a reporting entity must use a “functional-currency approach” in which all transactions are first measured in the currency of the primary economic environment in which the reporting entity operates (i.e., the functional currency) and then translated into the reporting currency. Statement of Profit and Loss has been translated from Indian Rupees (INR) to United States Dollar (USD) using average rate of 1USD = INR 74.064. Balance Sheet has been translated from Indian Rupees (INR) to United States Dollar (USD) using closing rate of 1USD = INR 73.505. Impact of Increase (Decrease) in financial position due to creation of rent equalization reserve has been translated using average rate.

For BM CHATRATH & CO LLP
CHARTERED ACCOUNTANTS
[ILLEGIBLE] No. 301011E/E300025
SK BASU Partner Membership No.: 054484
UDIN: 21054484AAAALA5701

Place: Kolkata

Date: 30.08.2021

The application of U.S. GAAP would have the following effect on the financial statements:

Particulars	Year Ended March 31, 2021
	INR	USD
Revenue from Operations	2,118,464,995	28,603,216
Cost of Revenue	1,910,059,478	25,789,354
Operating Expenses:
Depreciation and amortization	1,719,569	23,217
Employee benefit expense	154,277,484	2,083,033
Other Expense	39,247,331	529,912
Total Operating expenses	195,244,384	2,636,162
Income from operations	13,161,133	177,700
Other (Income) Expenses:
Interest Expenses	392,742	5,303
Other Income	1,768,416	23,877
Total Other (Income) Expenses	1,375,674	18,574
Income (loss) before income taxes	14,536,807	196,274
Tax expense (benefit)	4,611,973	62,270
Net income (loss) for the period, as reported	9,924,834	134,004
Adjustments:
Rent equalisation reserve	1,533,144	20,700
Net income – U.S. GAAP	8,391,690	113,304
Foreign Currency Translation Reserve	—	37,964
Comprehensive income – U.S. GAAP	8,391,960	151,268

____________

*        Financial statements have been translated from Indian Rupees (INR) to United States Dollar (USD) using average rate of 1USD = INR 74.064 for Income Statement

As at March 31, 2021	As Reported		Increase (Decrease)		US GAAP
	INR	USD	INR	USD	INR	USD
Asset
Current Assets:
Cash and cash equivalents	4,351,463	59,200	—	—	4,351,463	59,200
Accounts receivable, net	364,546,061	59,493	—	—	364,546,061	4,959
Prepayment and other current assets	19,886,617	270,549	—	—	19,886,617	270,549
Total current assets	388,784,141	89,242	—	—	388,784,141	5,289,242
Property and equipment, net	4,343,733	57,839	—	—	4,343,733	57,839
Intangible asset, net	—	—	—	—	—	—
Other long-term assets	34,729,420	—	16,475,058	222,444	51,204,478	694,923
Deferred Tax Asset	l,997,616	27,177	—	—	1,997,616	27,177
Total Assets	429,855,614	5,846,746	16,475,058	222,444	446,330,672	6,069,190

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	291,740,70l	3,969,007	—	—	291,740,701	3,969,007
Accrued expenses and other liabilities	30,574,326	415,951	—	—	30,574,326	415,951
Total current liabilities	322,315,027	4,384,958	—	—	322,315,027	384,958
Other long-term liabilities	17,236,535	234,496	18,008,202	243,144	35,244,737	[ ]
Total liabilities	339,551,562	[ ]	18,008,202	243,144	357,559,764	[ ]

Stockholders’ equity
Common stock	4,619,454	13,086,310	173,591	—	13,086,310	173,591
Reserve and Surplus	4,862,598	77,217,742	1,053,701	[ ]	75,684,598	1,033,001
Total Liabilities and stockholders’ equity	429,855,614	5,846,746	[ ]	222,444	446,330,672	[ ]

____________

*        Financial statements have been translated from Indian Rupees (INR) to United States Dollar (USO) using closing rate of 1USO= INR 73.505 for Financial Positions. Increase (Decrease) in financial position is occurring due to creation of rent equalization reserve which has been translated at average rate.

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
DIRECTORS’ REPORT

The directors present their annual report together with the audited consolidated financial statements for the year ended 31 December 2022.

1.      PRINCIPAL ACTIVITIES

The principal activities of ULI (North & East China) Company Limited (the “Company”) are investment holding and the provision of air and ocean freight forwarding services in the People’s Republic of China.

The activity of its subsidiary is set out in note 14 to the consolidated financial statements.

2.      RESULTS AND APPROPRIATIONS

The results of the Group for the year ended 31 December 2022 are set out in the consolidated statement of profit or loss and other comprehensive income on page 270.

The directors have declared the following dividends during the year:

	2022	2021
	USD	USD
2021 interim dividend of USD6.6667 per ordinary share declared on 19 February 2021	—	1,000,000
2021 interim dividend of USD53.3333 per ordinary share declared on 4 November 2021	—	8,000,000
2021 interim dividend of USD53.3333 per ordinary share declared on 12 January 2022	8,000,000	—
2021 interim dividend of USD26.6667 per ordinary share declared on 31 March 2022	4,000,000	—
2021 interim dividend of USD5.3333 per ordinary share declared on 13 May 2022	800,000	—
2022 interim dividend of USD26.6667 per ordinary share declared on 15 August 2022	4,000,000	—
2022 interim dividend of USD26.6667 per ordinary share declared on 31 October 2022	4,000,000	—
	20,800,000	9,000,000

The directors have declared of final dividend of USD12.6667 per ordinary share totalling USD1,900,000 in respect of the year ended 31 December 2022 on 23 March 2023 (2021: USD Nil).

3.      DIRECTORS

(a)    Directors of the Company

The directors of the Company during the year and up to the date of this report were:

Mr. Sun Wen Chi, George
Mr. Sunandan Ray	(appointed on 21 February 2023)
Mr. Lee Chi Tak, Richard	(resigned on 21 February 2023)

There is no provision in the Company’s Article of Association in connection with the retirement of directors, the remaining directors continue in office for the following year.

(b)    Director of the Company’s subsidiary

During the year and up to the date of this report, Mr. Sun Wen Chi, George is also the director of a subsidiary of the Company.

4.      DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATION TO THE GROUP’S BUSINESS

Save for disclosed in notes 9(b) and 26(b) to the consolidated financial statements, no other transactions, arrangements and contracts of significance to which the Company, its subsidiary, or its holding companies was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

5.      DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company or its subsidiary was a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short position in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.      MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company or its subsidiary was entered into or existed during the year.

7.      BUSINESS REVIEW

The Company is exempted from the disclosure of business review as required under Schedule 5 of the Companies Ordinance as a special resolution has passed by the members to the effect that the Company is not to prepare a business review.

8.      PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

9.      AUDITOR

The consolidated financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Sun Wen Chi, George
Hong Kong, 11 July 2023

RSM Hong Kong	羅申美會計師事務所
29th Floor, Lee Garden Two, 28 Yun Ping Road,	香港銅鑼灣恩平道二十八號
Causeway Bay, Hong Kong	利園二期二十九字樓
T +852 2598 5123	電話 +852 2598 5123
F +852 2598 7230	傳真 +852 2598 7230
www.rsmhk.com	www.rsmhk.com

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBERS OF
ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the consolidated financial statements of ULI (North & East China) Company Limited and its subsidiary (the “Group”) set out on pages 378 to 410, which comprise the consolidated statement of financial position as at 31 December 2022, and consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of the Group as at 3l December 2022, and of its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

THE POWER OF BEING UNDERSTOOD
AUDIT | TAX | CONSULTING

RSM Hong Kong is a member of the RSM network and trades as RSM. RSM is the trading name used by the members of the RSM network. Each member of the RSM network is an independent accounting and consulting firm which practices in its own right. The RSM network is not itself a separate legal entity in any jurisdiction.

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBERS OF
ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
(Incorporated in Hong Kong with limited liability)

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the Directors’ Report other than the consolidated financial statements and our auditor’s report thereon.

Our opinion on the consolidated financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Consolidated Financial Statements

The directors are responsible for the preparation of the consolidated financial statements that give a true and fair view in accordance with IFRSs issued by the IASB, HKFRSs issued by the HKICPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the directors are responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

INDEPENDENT AUDITOR’S REPORT
TO THE MEMBERS OF
ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
(Incorporated in Hong Kong with limited liability)

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•        Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

•        Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•        Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•        Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Certified Public Accountants
11 July 2023

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
CONSOLIDATED STATEMENT OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in United States dollars)

	Note	2022	2021
		USD	USD
Revenue	4	80,109,944	132,651,821
Freight costs		(64,755,700)	(103,523,504)
Gross profit		15,354,244	29,128,317
Other income	5	106,705	69,507
Other gains and losses	6	384,542	171,055
Administrative expenses		(5,148,227)	(7,381,248)
Other operating expenses		(746,877)	(1,111,102)
Profit from operations		9,950,387	20,876,529
Finance costs – interest expenses on lease liabilities	13	(1,324)	(4,063)
Profit before taxation	7	9,949,063	20,872,466
Income tax expense	8	—	(1,179)
Profit for the year		9,949,063	20,871,287
Other comprehensive income for the year, net of tax
Exchange differences on translating foreign operation	11	(114,485)	19,799
Total comprehensive income for the year		9,834,578	20,891,086

The notes on pages 274 to 302 form part of these financial statements.

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AT 31 DECEMBER 2022
(Expressed in United States dollars)

	Note	2022	2021
		USD	USD
Non-current assets
Property and equipment	12	81,794	56,380
Right-of-use assets	13	28,076	34,652
		109,870	91,032
Current assets
Trade receivables	15	1,877,270	17,815,219
Deposits and prepayments	16	241,474	371,346
Amounts due from related parties	17	24,100	7,488
Cash and cash equivalents	18	3,715,596	6,036,049
		5,858,440	24,230,102
Current liabilities
Trade payables	19	1,382,767	4,727,950
Other payables and accrued expenses	19	556,243	1,602,836
Amount due to a related party	17	188,153	3,163,759
Current taxation		18,850	30,369
Lease liabilities	20	28,285	36,786
		2,174,298	9,561,700
Net current assets		3,684,142	14,668,402
NET ASSETS		3,794,012	14,759,434
Capital and reserves
Share capital	21	150,000	150,000
Reserves		3,644,012	14,609,434
TOTAL EQUITY		3,794,012	14,759,434

Approved by the Board of Directors on 11 July 2023 and are signed on its behalf by:

Sun Wen Chi, George	Sunandan Ray

The notes on pages 274 to 302 form part of these financial statements.

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in United States dollars)

		Attributable to owners of the Company
	Note	Share capital	Exchange reserves	Retained profits	Proposed dividend	Total equity
		USD	USD	USD	USD	USD
Balance at 1 January 2021		150,000	(34,824)	2,753,172	—	2,868,348
Total comprehensive income for the year		—	19,799	20,871,287	—	20,891,086
Dividends paid	2l(b)	—	—	(9,000,000)	—	(9,000,000)
Balance at 31 December 2021 and 1 January 2022		150,000	(15,025)	14,624,459	—	14,759,434
Total comprehensive income for the year		—	(114,485)	9,949,063	—	9,834,578
Dividends paid		—	—	(20,800,000)	—	(20,800,000)
Proposed final dividend	2l(b)	—	—	(1,900,000)	1,900,000	—
Balance at 31 December 2022		150,000	(129,510)	1,873,522	1,900,000	3,794,012

The notes on pages 274 to 302 form part of these financial statements.

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in United States dollars)

	Note	2022	2021
		USD	USD
CASH FLOW FROM OPERATING ACTIVITIES
Profit before taxation		9,949,063	20,872,466
Adjustments for:
Interest income	5	(6,285)	(1,131)
Gain on disposals of property and equipment	6	(23,092)	—
Interest expenses on lease liabilities	13	1,324	4,063
Depreciation of right-of-use assets	13	61,525	125,561
Depreciation of property and equipment	12	30,684	44,110
Operating profit before changes in working capital		10,013,219	21,045,069
Decrease/(increase) in trade receivables		15,937,949	(13,801,514)
Decrease/(increase) in deposits and prepayments		129,872	(168,000)
Change in amounts due from/to related parties		(2,992,218)	3,147,345
(Decrease)/increase in trade payables		(3,345,183)	2,494,301
(Decrease)/increase in other payables and accrued expenses		(1,054,486)	759,787
Cash generated from operations activities		18,689,153	13,476,988
Income tax paid		(1,303)	—
Interest expenses on lease liabilities		(1,324)	(4,063)
Net cash generated from operating activities		18,686,526	13,472,925

CASH FLOW FROM INVESTING ACTIVITIES
Interest received		6,285	1,131
Purchase of property and equipment		(61,777)	—
Proceeds from disposal of property and equipment		23,092	—
Net cash (used in)/generated from investing activities		(32,400)	1,131

CASH FLOW FROM FINANCING ACTIVITIES
Principal elements of lease payments		(63,320)	(129,481)
Dividends paid	21(b)	(20,800,000)	(9,000,000)
Net cash used in financing activities		(20,863,320)	(9,129,481)
Net (decrease)/increase in cash and cash equivalents		(2,209,194)	4,344,575
Cash and cash equivalents at 1 January		6,036,049	1,670,749
Effect on foreign exchange rate changes		(111,259)	20,725
Cash and cash equivalents at 31 December	18	3,715,596	6,036,049

The notes on pages 274 to 302 form part of these financial statements.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

1.      COMPANY INFORMATION

ULI (North & East China) Company Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business are Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong and Room 1308, Tomson Commercial Building, 710 Dong Fan Road, Pu Dong, Shanghai 200122, People’s Republic of China, respectively.

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services in the People’s Republic of China (“PRC”).

The principal activity and other particulars of its subsidiary (together with the Company collectively referred to as the “Group”) is set out in note 14 to the consolidated financial statements.

The consolidated financial statements are presented in United States dollars (“USD”), which is also the functional currency of the Group.

2.      SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of preparation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRS”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These consolidated financial statements also comply with the applicable requirements of the Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Group are disclosed below.

The IASB/HKICPA has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Group. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Group for the current and prior accounting periods reflected in these consolidated financial statements.

The consolidated financial statements for the year ended 31 December 2022 comprise the Company and its subsidiary.

The measurement basis used in the preparation of the consolidated financial statements is the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

The preparation of consolidated financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the consolidated financial statements are discussed in note 27.

(b)    Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary made up to 31 December. Subsidiary is entities over which the Group has control. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The Group has power over an entity when the Group has existing rights that give it the current ability to direct the relevant activities, i.e. activities that significantly affect the entity’s returns.

When assessing control, the Group considers its potential voting rights as well as potential voting rights held by other parties. A potential voting right is considered only if the holder has the practical ability to exercise that right.

Subsidiary is consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date the control ceases.

The gain or loss on the disposal of a subsidiary that results in a loss of control represents the difference between (i) the fair value of the consideration of the sale plus the fair value of any investment retained in that subsidiary and (ii) the Company’s share of the net assets of that subsidiary plus any remaining goodwill and any accumulated foreign currency translation reserve relating to that subsidiary.

Intragroup transactions, balances and unrealised profits are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of subsidiary has been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests represent the equity in subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are presented in the consolidated statement of financial position and consolidated statement of changes in equity within equity. Non-controlling interests are presented in the consolidated statement of profit or loss and consolidated statement of profit or loss and other comprehensive income as an allocation of profit or loss and total comprehensive income for the year between the non-controlling shareholders and owners of the Company.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling shareholders even if this results in the non-controlling interests having a deficit balance.

Changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions (i.e. transactions with owners in their capacity as owners). The carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the Company.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Separate financial statements

In the Company’s statement of financial position, an investment in a subsidiary is stated at cost less impairment loss, unless the investment is classified as held for sale (or included in a disposal group that is classified as held for sale). Cost includes direct attributable costs of investments. The results of subsidiaries are accounted for by the Company on the basis of dividend received or receivable.

Impairment testing of the investments in a subsidiary is required upon receiving a dividend from these investments if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the separate financial statements exceeds the carrying amount in the consolidated financial statements of the investee’s net assets including goodwill.

(d)    Foreign currency translation

(i)     Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional and presentation currency.

(ii)    Transactions and balances in each entity’s financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. The transaction date is the date on which the company initially recognises such non-monetary assets or liabilities. Non-monetary items that are measured at fair value in foreign currencies are translated using the exchange rates at the dates when the fair values are determined.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. When a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss is recognised in profit or loss.

(iii)   Translation on consolidation

The results and financial position of all the foreign operations (none of which has the currency of hyper inflationary economy) that have a functional currency different from the Company’s presentation currency are translated into the Company’s presentation currency as follows:

–       Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

–       Income and expenses are translated at average exchange rates for the period (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the exchange rates on the transaction dates); and

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

–       All resulting exchange differences are recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

On consolidation, exchange differences arising from the translation of monetary items that form part of the net investment in foreign entities are recognised in other comprehensive income and accumulated in the foreign currency translation reserve. When a foreign operation is sold, such exchange differences are reclassified to consolidated profit or loss as part of the gain or loss on disposal.

(e)     Property and equipment

Property and equipment are stated in the consolidated statement of financial position at cost less accumulated depreciation and accumulated impairment losses, if any.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are recognised in profit or loss during the period in which they are incurred.

Depreciation of property and equipment is calculated at rates sufficient to write off their costs less their residual values over the estimated useful lives on a straight-line basis. The principal annual rates are as follows:

– Leasehold improvements	25%
– Office equipment	20% – 25%
– Motor vehicles	20% – 25%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

The gain or loss on disposal of property and equipment is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is recognised in profit or loss.

(f)     Leases

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

The Group as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

At the lease commencement date, the Group recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. Lease payments to be made under reasonably certain extension options are also included in the measured of the lease liability. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method.

Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

To determine the incremental borrowing rate, the Group:

•        where possible, uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions since third party financing was received;

•        uses a build-up approach that starts with a risk-free interest rate adjusted for credit risk for leases held by the Group, which does not have recent third-party financing, and

•        makes adjustments specific to the lease, eg term, country, currency and security.

If a readily observable amortising loan rate is available to the individual lessee (through recent financing or market data) which has a similar payment profile to the lease, then the group entities use that rate as a starting point to determine the incremental borrowing rate.

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

Refundable rental deposits paid are accounted under IFRS/HKFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification.

(g)    Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the consolidated statement of financial position when the Group becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(h)    Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt investments held by the Group are classified as amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i)     Trade and other receivables

A receivable is recognised when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, when they are recognised at fair value. The Group holds the trade receivables with the objective of collecting the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method less allowance for credit losses.

(j)     Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit losses (“ECL’’).

(k)    Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and an equity instrument under IFRSs and HKFRSs. An equity instrument is any contract the evidences a residual interest in the assets of the Group, after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

(l)     Trade and other payables

Trade and other payables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(m)   Equity instruments

An equity instrument is any contract that evidence a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(n)    Employee benefits

(i)     Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ii)    Pension obligations

The Group contributes to defined contribution retirement schemes which are available to all employees. Contributions to the schemes by the Group and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Group to the funds.

(iii)   Termination benefits

Termination benefits are recognised at the earlier of the dates when the Group can no longer withdraw the offer of those benefits, and when the Group recognises restructuring costs and involves the payment of termination benefits.

(o)    Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investment in a subsidiary except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends either to settle its current tax assets and liabilities on a net basis, or to realise the asset and settle the liability simultaneously.

(p)    Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the consolidated statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset/cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset/cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

(q)    Impairment of financial assets

The Group recognises a loss allowance for ECL on investments in debt instruments that are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Group recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

–       an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

–       significant deterioration in external market indicators of credit risk for a particular financial instrument;

–       existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

–       an actual or expected significant deterioration in the operating results of the debtor;

–       significant increases in credit risk on other financial instruments of the same debtor;

–       an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

Despite the foregoing, the Group assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)     the financial instrument has a low risk of default,

(ii)    the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and

(iii)   adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Group considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Definition of default

The Group considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

–       when there is a breach of financial covenants by the counterparty; or

–       information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

Irrespective of the above analysis, the Group considers that default has occurred when a financial asset is more than 180 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

–       significant financial difficulty of the issuer or the counterparty;

–       a breach of contract, such as a default or past due event;

–       the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or

–       it is becoming probable that the counterparty will enter bankruptcy or other financial reorganization; or

–       the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Group’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate.

If the Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Group measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Group recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(r)     Provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(s)     Revenue and other income

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Group is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Group when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Management fee income is recognised based on the state of completion of the contract. Payment for management services is not due from the customer until the management services are complete and therefore a contract asset is recognised over the period in which the management services are performed representing the entity’s right to consideration for the services performed to date.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or fair value through other comprehensive income (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

3.      ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)    Application of new and revised IFRSs/HKFRSs

The Group has applied the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2022 for the preparation of the consolidated financial statements:

Amendments to IAS/HKAS 16	Property, Plant and Equipment; Proceeds before Intended Use
Amendments to IFRS/HKFRS 3	Reference to the Conceptual Framework
Annual Improvements Project	Annual Improvements to IFRS/HKFRS Standards 2018-2020

The Group did not change its accounting policies or make retrospective adjustments as a result of adopting the abovementioned amended standards or annual improvements.

(b)    New and revised IFRSs/HKFRSs in issue but not yet effective

The Group has not early applied new standard, amendments to standards and interpretation that have been issued but are not yet effective for the financial year beginning on 1 January 2022. These new standard, amendments to standards and interpretation include the following which may be relevant to the Group.

Effective for accounting periods beginning on or after
Amendments to IAS/HKAS 1 – Classification of Liabilities as Current or Non-current	1 January 2024
Amendments to IAS/HKAS 1 – Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS/HKAS 1 and IFRS/HKFRS Practice Statement 2 – Disclosure of Accounting Policies	1 January 2023
Amendments to IAS/HKAS 8 – Definition of Accounting Estimates	1 January 2023
Amendments to IAS/HKAS 12 – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

The Group is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the consolidated financial statements.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

4.      REVENUE

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services in the PRC. The subsidiary is principally engaged in the provision of air and ocean freight forwarding services in the PRC.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

5.      OTHER INCOME

	2022	2021
	USD	USD
Bank interest income	6,285	1,131
Management fee income	60,000	60,000
Sundry income	40,420	8,376
	106,705	69,507

6.      OTHER GAINS AND LOSSES

	2022	2021
	USD	USD
Gain on disposals of property and equipment	23,092	—
Net exchange gains	361,450	171,055
	384,542	171,055

7.      PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

		2022	2021
		USD	USD
(a)	Staff costs (including directors’ remuneration) (note 9):
	– Salaries and allowances	4,202,948	6,576,473
	– Retirement scheme contributions	621,317	518,895
		4,824,265	7,095,368
(b)	Other items:
	Auditor’s remuneration	14,253	15,648
	Depreciation of property and equipment	30,684	44,110
	Depreciation of right-of-use assets	61,525	125,561
	Rental charges under operating leases in respect of land and buildings	305,717	264,781

8.      INCOME TAX EXPENSE

(a)     Income tax has been recognised in profit or loss as following:

	2022	2021
	USD	USD
Current tax – PRC
Provision for the year	—	1,179

No provision for Hong Kong Profits Tax is required since the Company’s income is derived from overseas sources which is not liable to Hong Kong Profits Tax.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

8.      INCOME TAX EXPENSE (cont.)

Taxation for PRC subsidiary is charged at the appropriate current rates of taxation ruling in the relevant tax jurisdictions.

(b)    Reconciliation between income tax expense and accounting profit at applicable tax rates:

	2022	2021
	USD	USD
Profit before taxation	9,949,063	20,872,466
Tax at the PRC Enterprise Income Tax of 25% (2021: 25%)	2,487,266	5,218,117
Tax effect of non-taxable income	(17,839,694)	(28,248,501)
Tax effect of non-deductible expenses	15,343,857	23,069,627
Tax effect of tax losses not recognised	8,571	—
Tax effect of utilisation of tax losses not previously recognised	—	(26,471)
Tax concession	—	(10,613)
Under-provision in current year	—	(980)
Income tax expense	—	1,179

9.      BENEFITS AND INTERESTS OF DIRECTORS

(a)    Director’s emoluments

	2022	2021
	USD	USD
Directors’ fees	—	—
Salaries and allowances	1,714,817	3,671,492
	1,714,817	3,671,492

(b)    Directors’ material interests in transactions, arrangements or contracts

			2022 Volume of transactions	2021 Volume of transactions
Identity of related parties	Nature of related party relationship	Type of transactions
			USD	USD
Asia Freight Solutions (HK) Limited	Related Company	Freight income received	37,706	101,149
Guangzhou Unique Logistics International Limited	Related Company	Freight charges paid	—	470
PT. Unique Logistics International Indonesia	Related Company	Freight income received	—	7,396
Shenzhen Unique Logistics International Limited	Related Company	Freight income received	29,575	293,275
		Freight charges paid	152,529	17,794
TGF Unique Limited	Related Company	Freight income received	340,793	452,567
ULI International Company Limited	Related Company	Freight income received	2,557,387	90,270

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

9.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

			2022 Volume of transactions	2021 Volume of transactions
Identity of related parties	Nature of related party relationship	Type of transactions
			USD	USD
Unique Freight Solutions (Thailand) Co., Limited	Related Company	Freight income received	10,443	7,172
Unique International Logistics (M) Sdn. Bhd.	Related Company	Freight income received	101,711	63,226
Unique Logistics (Korea) Co., Limited	Related Company	Freight income received	3,229	518
Unique Logistics International (ATL) LLC	Related Company	Freight income received	2,533,499	5,462,684
Unique Logistics International (BOS) Inc.	Related Company	Freight income received	3,806,633	4,408,331
		Freight charges paid	31,349	—
Unique Logistics International (Cambodia) Co., Limited	Related Company	Freight income received	1,692	—
Unique Logistics International (HK) Limited	Related Company	Freight income received	174,257	252,294
Unique Logistics International (India) Private Limited	Related Company	Freight income received	347,543	648
		Freight charges paid	103,548	176,438
Unique Logistics International (LAX) Inc.	Related Company	Freight income received	3,009,334	1,739,931
Unique Logistics International (NYC) LLC	Related Company	Freight income received	9,104,018	21,796,019
Unique Logistics International (Philippines) Inc.	Related Company	Freight income received	—	956
Unique Logistics International (SIN) Pte Limited	Related Company	Freight income received	5,794	9,004
Unique Logistics International (South China) Limited – Xiamen Branch	Related Company	Freight charges paid	27,023	88,893
Unique Logistics International (Vietnam) Co., Limited	Related Company	Freight income received	209,098	193,660
		Freight charges paid	250	125,055
Uniquorn International Logistics Co., Limited	Related Company	Freight income received	755	4,100

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

9.      BENEFITS AND INTERESTS OF DIRECTORS (cont.)

			2022 Volume of transactions	2021 Volume of transactions
Identity of related parties	Nature of related party relationship	Type of transactions
			USD	USD
孫文琪、劉曙光	Shareholder	Rental expenses paid	227,702	238,735
孫文琪	Shareholder	Management fee paid	36,000	36,000
Unique Logistics Holdings Limited	Shareholder	Management fee income received	60,000	60,000
		Management fee paid	12,339	12,339
劉曙光	Close member of shareholder	Salaries paid	29,478	30,936

Save for contracts amongst group companies and the aforementioned transactions, no other transactions, arrangements and contracts to which the Company was a party and in which a director of the Company and other director’s connected party had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

10.    PROFIT ATTRIBUTABLE TO SHAREHOLDERS

The profit attributable to shareholders is dealt with in the financial statements of the Company to the extent of USD9,981,037 (2021: USD20,712,276).

11.    OTHER COMPREHENSIVE INCOME FOR THE YEAR

Tax effects relating to each component of other comprehensive income are as follow:

	2022			2021
	Before tax amount	Tax expense	Net-of-tax amount	Before tax amount	Tax expense	Net-of-tax amount
	USD	USD	USD	USD	USD	USD
Exchange differences on translation of financial statements of overseas subsidiary	(114,485)	—	(114,485)	19,799	—	19,799

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

12.    PROPERTY AND EQUIPMENT

	Leasehold improvements	Office equipment	Motor vehicles	Total
	USD	USD	USD	USD
Cost:
At 1 January 2021	90,283	162,356	457,133	709,772
Exchange alignment	—	845	7,024	7,869
At 31 December 2021 and 1 January 2022	90,283	163,201	464,157	717,641
Additions	—	—	61,777	61,777
Disposal	—	(5,468)	(59,910)	(65,378)
Exchange alignment	—	(3,461)	(30,106)	(33,567)
At 31 December 2022	90,283	154,272	435,918	680,473

Accumulated depreciation:
At 1 January 2021	90,283	146,867	373,653	610,803
Charge for the year	—	6,698	37,412	44,110
Exchange alignment	—	604	5,744	6,348
At 31 December 2021 and 1 January 2022	90,283	154,169	416,809	661,261
Charge for the year	—	5,878	24,806	30,684
Disposal	—	(5,468)	(59,910)	(65,378)
Exchange alignment	—	(2,859)	(25,029)	(27,888)
At 31 December 2022	90,283	151,720	356,676	598,679

Carrying value:
At 31 December 2022	—	2,552	79,242	81,794
At 31 December 2021	—	9,032	47,348	56,380

13.    RIGHT-OF-USE ASSETS

Leased properties
USD
At 1 January 2021	136,731
Remeasurement of lease liabilities	21,853
Depreciation	(125,561)
Exchange differences	1,629
At 31 December 2021 and 1 January 2022	34,652
Modifications	57,792
Depreciation	(61,525)
Exchange differences	(2,843)
At 31 December 2022	28,076

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

13.    RIGHT-OF-USE ASSETS (cont.)

Lease liabilities of USD28,285 (2021: USD36,786) are recognised with related right-of-use assets of USD28,076 (2021: USD34,652) as at 31 December 2022. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

	2022	2021
	USD	USD
Depreciation expenses on right-of-use assets	61,525	125,561
Interest expense on lease liabilities (included in finance costs)	1,324	4,063
Expenses relating to short-term lease (included in administrative expenses)	305,717	264,781

Details of total cash outflow for leases is set out in note 22(b).

For both years, the Group leases various offices for its operations. Lease contracts are entered into for fixed average terms of 1 year (2021: 1 to 5 years). Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. In determining the lease term and assessing the length of the non-cancellable period, the Group applies the definition of a contract and determines the period for which the contract is enforceable.

14.    INVESTMENT IN A SUBSIDIARY

Details of a subsidiary as at 31 December 2022 are as follows:

Company	Place of incorporation	Particulars of issued/paid up capital	Direct percentage of interest in ownership/voting power	Principal activities
Unique Logistics International (Shanghai) Co., Ltd.	PRC	Paid up capital of USD1,150,000	100%	Provision of freight forwarding services

15.    TRADE RECEIVABLES

All trade receivables are expected to be recovered within one year.

(a)    Foreign currency

Included in trade receivables are the following amounts denominated in currencies other than the Group’s functional currency:

	2022	2021
	USD	USD
Renminbi	344,656	411,753

(b)    Impairment of trade receivables

At 31 December 2022 and 2021, the Group did not have any impaired receivables.

(c)     Trade receivables that are not impaired

Receivables that were neither past due nor impaired relate to wide range of customers for whom there was no recent history of default.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

15.    TRADE RECEIVABLES (cont.)

Receivables that were past due but not impaired related a number of independent customers that have a good track record with the Group. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Group does not hold any collateral over these balances.

Included in trade receivables are amounts due from related companies of USD782,024 (2021: USD12,181,995).

16.    DEPOSITS AND PREPAYMENTS

All deposits and prepayments are expected to be recovered or recognised as expense within one year.

17.    AMOUNTS DUE FROM/TO RELATED PARTIES

	2022	2021
	USD	USD
Amounts due from related parties
– Related companies	24,100	7,488
Amounts due to a related party
– Director	188,153	3,163,759

The balances with related parties are in nature of current accounts, unsecured, interest free and have no fixed terms of repayment.

18.    CASH AND CASH EQUIVALENTS

	2022	2021
	USD	USD
Cash at bank and on hand	3,715,596	6,036,049
Cash and cash equivalents in the statement of cash flows	3,715,596	6,036,049

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

Included in cash and cash equivalents are the following amounts denominated in currencies other than the Group’s functional currency:

	2022	2021
	USD	USD
Renminbi	379,893	355,785
Hong Kong Dollars	4,323	3,934
Euro Dollars	1,452	1,452

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

19.    TRADE AND OTHER PAYABLES AND ACCRUED EXPENSES

Trade and other payables and accrued expenses are expected to be settled within one year.

Included in trade and other payables and accrued expenses are the following amounts denominated in currencies other than the Group’s functional currency:

	2022	2021
	USD	USD
Renminbi	1,008,065	2,007,192

20.    LEASE LIABILITIES

	Minimum lease payments		Present value of minimum lease payments
	2022	2021	2022	2021
	USD	USD	USD	USD
Within one year	28,709	37,273	28,285	36,786
In the second to fifth years, inclusive	—	—	—	—
	28,709	37,273	28,285	36,786
Less: Future finance charges	(424)	(487)	N/A	N/A
Present value of lease obligations	28,285	36,786	28,285	36,786
Less: Amount due for settlement within 12 months (shown under current liabilities)			(28,285)	(36,786)
Amount due for settlement after 12 months			—	—

All lease liabilities are denominated in Renminbi.

21.    CAPITAL, RESERVES AND DIVIDENDS

(a)    Share capital

	2022		2021
	Number of shares	Amount	Number of shares	Amount
		USD		USD
Ordinary shares, issued and fully paid
At 1 January and 31 December	150,000	150,000	150,000	150,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

21.    CAPITAL, RESERVES AND DIVIDENDS (cont.)

(b)    Dividends

The directors have declared the following dividends during the year:

	2022	2021
	USD	USD
2021 interim dividend of USD6.6667 per ordinary share declared on 19 February 2021	—	1,000,000
2021 interim dividend of USD53.3333 per ordinary share declared on 4 November 2021	—	8,000,000
2021 interim dividend of USD53.3333 per ordinary share declared on 12 January 2022	8,000,000	—
2021 interim dividend of USD26.6667 per ordinary share declared on 31 March 2022	4,000,000	—
2021 interim dividend of USD5.3333 per ordinary share declared on 13 May 2022	800,000	—
2022 interim dividend of USD26.6667 per ordinary share declared on 15 August 2022	4,000,000	—
2022 interim dividend of USD26.6667 per ordinary share declared on 31 October 2022	4,000,000	—
	20,800,000	9,000,000

Subsequent to the end of the reporting period, final dividend in respect of the year ended 31 December 2022 of USD12.6667 per ordinary share totalling USD1,900,000 has been declared by the directors and approved by the shareholders at the general meeting.

(c)     Capital management

Capital comprises share capital and reserve stated in the statement of financial position. The Group’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Group manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Group is not subject to either internally or externally imposed capital requirements.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

22.    NOTES TO THE CONSOLIDATED STATEMENT OF CASH FLOWS

(a)    Reconciliation of liabilities arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s statement of cash flows as cash flows from financing activities.

	1 January 2022	Modifications of right-of-use assets	Cash flows	Exchange difference	Interest expenses	31 December 2022
	USD	USD	USD	USD	USD	USD
Lease liabilities (note 20)	36,786	57,792	(64,645)	(2,972)	1,324	28,285
	1 January 2021	Remeasurement of lease liabilities	Cash flows	Exchange difference	Interest expenses	31 December 2021
	USD	USD	USD	USD	USD	USD
Lease liabilities (note 20)	140,351	24,233	(133,544)	1,683	4,063	36,786

(b)    Total cash outflow for leases

Amounts included in the statement of cash flows for leases comprise the following:

	2022	2021
	USD	USD
Within operating cash flows	1,324	4,063
Within financing cash flows	63,321	129,481
	64,645	133,544

These amounts related to the following:

	2022	2021
	USD	USD
Lease rental paid	64,645	133,544

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

23.    STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF THE COMPANY

(a)    Statement of financial position of the Company

	2022	2021
	USD	USD
Non-current assets
Investment in a subsidiary	1,150,008	1,150,008
Property and equipment	—	—
	1,150,008	1,150,008
Current assets
Trade receivables	1,626,343	16,983,014
Deposits and prepayments	63,371	85,105
Amounts due from a subsidiary	—	1,781,507
Amounts due from related parties	24,100	7,488
Cash and cash equivalents	3,037,322	4,093,370
	4,751,136	22,950,484
Current liabilities
Trade payables	1,455,197	4,823,692
Other payables and accrued expenses	368,247	1,560,470
Amount due to a subsidiary	155,439	—
Amount due to a related party	188,153	3,163,759
	2,167,536	9,547,921
Net current assets	2,583,600	13,402,563
NET ASSETS	3,733,608	14,552,571
Capital and reserves
Share capital	150,000	150,000
Reserves	3,583,608	14,402,571
TOTAL EQUITY	3,733,608	14,552,571

Approved by the Board of Directors on 11 July 2023 and are signed on its behalf by:

Sun Wen Chi, George	Sunandan Ray

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

23.    STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF THE COMPANY (cont.)

(b)    Reserve movement of the Company

	Share capital	Retained profits	Proposed dividend	Total equity
	USD	USD	USD	USD
Balance at 1 January 2021	150,000	2,690,495	—	2,840,495
Total comprehensive income for the year	—	20,712,076	—	20,712,076
Dividends paid	—	(9,000,000)	—	(9,000,000)
Balance at 31 December 2021	150,000	14,402,571	—	14,552,571
Total comprehensive income for the year	—	9,981,037	—	9,981,037
Dividends paid	—	(20,800,000)	—	(20,800,000)
Proposed dividend	—	(1,900,000)	1,900,000	—
Balance at 31 December 2022	150,000	1,683,608	1,900,000	3,733,608

24.    RESERVES

(a)    Group

The amounts of the Group’s reserves and movements therein are presented in the consolidated statement of comprehensive income and consolidated statement of changes in equity.

(b)    Nature and purpose of reserves

(i)     Exchange reserve

The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations. The reserve is dealt with in accordance with accounting policies set out in note 2(d) to the consolidated financial statements.

(ii)    Statutory reserve

Pursuant to the laws and regulations governing the PRC enterprises, the Group’s PRC subsidiary, which is a wholly foreign-owned enterprise, is required to allocate at least 10% of their after-tax profit but before dividend distribution to the statutory reserve until the reserve has reached 50% of their registered capital. The statutory reserve can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital. No appropriation was made to statutory reserve as the retained earnings of the PRC subsidiary was RMB1.1 million as at 31 December 2022 (2021: RMBl.4 million). The enterprise expansion fund can only be used to increase capital upon approval by the relevant authority. Appropriation to enterprise expansion fund is at the discretion of the board of directors of the PRC subsidiary. No appropriation was made to expansion fund during the year ended 31 December 2022 (2021: Nil).

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

25.    FINANCIAL RISK MANAGEMENT

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Group’s business. The Group’s exposure to these risks and the financial risk management policies and practices used by the Group to manage these risks are described below.

(a)    Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Group’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Group considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Group’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing.

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Group’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2022.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables.

The Group has all customers and which can be graded as low risk individually. These trade receivables shown above are subject to the ECL model under the financial reporting standard on financial instruments. The trade receivables are considered to have low credit risk individually. At the end of the reporting year a loss allowance is recognised at an amount equal to 12 month ECL because there has not been a significant increase in credit risk since initial recognition. No loss allowance for ECL is necessary.

Receivables that were neither past due nor impaired related to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related to a number of independent customers that had a good track record with the Group. Based on past experience, management believed that no impairment allowance was necessary in respect of these balances as there had been no significant change in credit quality and the balances were still considered fully recoverable.

At the end of the reporting period, the Group had certain concentrations of credit risk as 33% (2021: 58%) of the total trade receivables was due from the five largest customers.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

25.    FINANCIAL RISK MANAGEMENT (cont.)

(b)    Liquidity risk

The Group’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity requirements in the short and longer term.

The following table details the remaining contractual maturities at the end of the reporting period of the Group’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Group can be required to pay.

		2022 Contractual undiscounted cash outflow

	Carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	USD	USD	USD	USD	USD
Trade payables	1,382,767	1,382,767	1,382,767	—	—
Other payables and accrued expenses	479,845	479,845	479,845	—	—
Amount due to a related party	188,153	188,153	188,153	—	—
Lease liabilities	28,285	28,709	28,709	—	—
	2,079,050	2,079,474	2,079,474	—	—
		2021 Contractual undiscounted cash outflow

	Carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	USD	USD	USD	USD	USD
Trade payables	4,727,950	4,727,950	4,727,950	—	—
Other payables and accrued expenses	613,503	613,503	613,503	—	—
Amount due to a related party	3,163,759	3,163,759	3,163,759	—	—
Lease liabilities	36,786	37,273	37,273	—	—
	8,541,998	8,542,485	8,542,485	—	—

(c)     Foreign currency risk

The Group’s monetary assets and transactions are predominately in USD, HKD and RMB. As HKD is pegged to USD and there is insignificant fluctuation in the exchange rate between USD and RMB, the Group does not expect any significant exposure to foreign currency risk.

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

25.    FINANCIAL RISK MANAGEMENT (cont.)

The following table details the Group’s exposure at the end of the reporting period to foreign currency risk arising from recognised assets or liabilities denominated in a currency other than USD. For presentation purposes, the amounts of the exposure are shown in USD, translated using the spot rate at the year ended date.

	2022 Denominated in			2021 Denominated in
	European Dollars	Hong Kong Dollars	Renminbi	European Dollars	Hong Kong Dollars	Renminbi
	USD	USD	USD	USD	USD	USD
Trade receivables	—	—	344,656	—	—	411,753
Deposits and prepayments	—	—	178,103	—	—	240,954
Cash and cash equivalents	1,452	4,323	379,893	1,452	3,934	355,785
Trade and other payables	—	—	(1,008,065)	—	—	(2,007,192)
Tax payables	—	—	(18,850)	—	—	(30,369)
Lease liabilities	—	—	(28,285)	—	—	(36,786)

(d)    Interest rate risk

The Group has minimal exposure to interest rate risk as it has no significant interest-earning assets and interest-bearing liabilities.

(e)     Categories of financial instruments at 31 December

	2022	2021
	USD	USD
Financial assets:
Financial assets measured at amortised cost	5,695,167	23,996,142

Financial liabilities:
Financial liabilities at amortised cost	2,050,765	8,505,212

(f)     Fair values

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2022 and 2021.

26.    MATERIAL RELATED PARTY TRANSACTIONS

(a)    Transactions with key management personnel

All members of key management personnel are the directors of the Group, and the remuneration for them is disclosed in note 9(a).

ULI (NORTH & EAST CHINA) COMPANY LIMITED

德威國際物流 (中國華東/華北) 有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2022

(Expressed in United States dollars)

26.    MATERIAL RELATED PARTY TRANSACTIONS (cont.)

(b)    Transactions with other related parties

During the year, the Group entered into the following material related party transactions:

	2022	2021
	USD	USD
Related parties
Salaries paid	29,478	30,936
Office rent paid	227,702	238,735
Management fee paid	36,000	36,000

Related companies
Freight income received	22,273,467	34,883,200
Freight charge paid	314,699	408,650
Management fee income received	60,000	60,000
Management fee paid	12,339	12,339

Balances with related parties are disclosed in the statement of financial position and in notes 15 and 17.

27.    ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 25 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

(a)    Impairment of property and equipment and right-of-use assets

Property and equipment and right-of-use assets are stated at costs less accumulated depreciation and impairment, if any. In determining whether an asset is impaired, the Group has to exercise judgment and make estimation, particularly in assessing: (1) whether an event has occurred or any indicators that may affect the asset value; (2) whether the carrying value of an asset can be supported by the recoverable amount, in the case of value in use, the net present value of future cash flows which are estimated based upon the continued use of the asset; and (3) the appropriate key assumptions to be applied in estimating the recoverable amounts including cash flow projections and an appropriate discount rate. When it is not possible to estimate the recoverable amount of an individual asset (including right-of-use assets), the Group estimates the recoverable amount of the cash-generating unit to which the assets belongs. Changing the assumptions and estimates, including the discount rates or the growth rate in the cash flow projections, could materially affect the recoverable amounts.

The carrying amount of property and equipment and right-of-use assets as at 31 December 2022 were USD81,794 (2021: USD56,380) and USD28,076 (2021: USD34,652) respectively.

(b)    Impairment of trade receivables

The management of the Group estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Group in accordance with and all the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2022, the carrying amount of trade receivables is USD1,877,270 with no allowance for doubtful debts (2021: USD17,815,219 with no allowance for doubtful debts).

Appendix i

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
DETAILED STATEMENT OF PROFIT OR LOSS — THE COMPANY
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in United States dollars)
(For Management Information Only)

	2022	2021
	USD	USD
Freight income	71,204,219	112,925,526
Freight costs	(58,629,969)	(86,581,908)
Gross profit	12,574,250	26,343,618
Other income
Bank interest income	183	178
Management fee income	60,000	60,000
Sundry income	33,335	8,298
	93,518	68,476

Other gains and losses – net exchange gains/(losses)	58,723	(342,857)

Expenditure (Appendix ii)
Administrative expenses	(2,238,696)	(4,577,672)
Other operating expenses	(506,758)	(779,489)
	(2,745,454)	(5,357,161)

Profit before taxation	9,981,037	20,712,076

Appendix ii

ULI (NORTH & EAST CHINA) COMPANY LIMITED
德威國際物流 (中國華東/華北) 有限公司
ADMINISTRATIVE AND OTHER OPERATING EXPENSES — THE COMPANY
FOR THE YEAR ENDED 31 DECEMBER 2022
(Expressed in United States dollars)
(For Management Information Only)

	2022	2021
	USD	USD
Administrative expenses
Staff
Directors’ remuneration	1,643,770	3,595,435
Retirement scheme contributions	111,451	23,557
Staff costs	379,205	852,655
	2,134,426	4,471,647
Premises
Rent	104,270	106,025
	2,238,696	4,577,672
Other operating expenses
Communications
Telephone	18,212	17,366
Financial and other expenses
Auditor’s remuneration	12,773	14,093
Bad debt	—	171
Bank charges	17,614	15,661
Computer expenses	27,302	29,884
Commission expenses	294,305	554,337
Depreciation on property and equipment	—	50
Management fee	48,339	49,233
Office expenses	5,681	4,569
Other expenses	15,748	11,759
Postage and courier	45	359
	421,807	680,116
Travelling and entertainment
Entertainment	31,524	52,195
Motor vehicles expenses	—	22,919
Travelling	35,215	6,893
	66,739	82,007
	506,758	779,489